Filed Pursuant to Rule 424(b)(3)
Registration No. 333-251657

PROSPECTUS

Luminar Technologies, Inc.

Up to 181,247,830 Shares of Class A Common Stock

Up to 19,999,975 Shares of Class A Common Stock Issuable Upon Exercise of Warrants and Up to 6,666,666 Warrants

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of up to (A) 181,247,830 shares of our Class A common stock, par value $0.0001 per share (“Class A Stock”), which consists of (i) 10,000,000 shares of Class A Stock (the “Founder Shares”) originally issued in a private placement to Gores Metropoulos Sponsor LLC (the “Sponsor”) in connection with the initial public offering (the “IPO”) of Gores Metropoulos, Inc. (“Gores”), and subsequently distributed to certain equityholders of the Sponsor, (ii) 42,064,871 shares of Class A Stock issued pursuant to the Merger Agreement (as defined below), (iii) 6,666,666 shares of Class A Stock issuable upon the exercise of 6,666,666 warrants (the “Private Warrants”) originally issued in a private placement to the Sponsor in connection with the IPO at an exercise price of $11.50 per share of Class A Stock and subsequently distributed to certain equityholders of the Sponsor, (iv) 105,118,203 Executive Shares (as defined below), (v) up to 3,944,151 Earn-Out Shares (as defined below) that may be issued in the form of Class A Stock pursuant to the earn-out provisions in the Merger Agreement, (vi) up 10,455,134 shares of Class A Stock that may be issued or issuable upon the conversion of any Earn-Out Shares that may be issued in the form of our Class B common stock, par value $0.0001 per share (“Class B Stock”) pursuant to the earn-out provisions in the Merger Agreement, and (vii) up to 2,998,805 shares of Class A Stock issuable upon the exercise of outstanding Rollover Options (as defined below) to purchase shares of Class A Stock, and (B) up to 6,666,666 Private Warrants.

In addition, this prospectus relates to the offer and sale of up to 13,333,309 shares of Class A Stock that are issuable by us upon the exercise of 13,333,309 warrants originally issued in connection with the IPO at an exercise price of $11.50 per share of Class A Stock (the “Public Warrants” and, together with the Private Warrants, the “Warrants”).

The Selling Securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the shares of Class A Stock or Warrants, except with respect to amounts received by us upon the exercise of the Warrants. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of Class A Stock or Warrants. See “Plan of Distribution” beginning on page 153 of this prospectus.

Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders, will issue, offer or sell, any of the securities. All of the Founder Shares (as defined above) and nearly all of the shares issued to the stockholders of Legacy Luminar (as defined below), including shares issued in respect of the Series X Preferred Stock, are subject to lock-up agreements prohibiting the sale of such shares for a period of 180 days after the Closing (as defined below). For more details, please see page 128 of this prospectus under the caption “Certain Relationships and Related Transactions—Lock-Up Agreements.”

Our Class A Stock and Public Warrants are listed on the Nasdaq Global Select Market under the symbols “LAZR” and “LAZRW,” respectively. On January 29, 2021, the last reported sales price of our Class A Stock was $32.70 per share and the last reported sales price of our Public Warrants was $19.11 per warrant.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and, as such, have elected to comply with certain reduced disclosure and regulatory requirements.

Investing in our securities involves risks. See the section entitled “Risk Factors” beginning on page 6 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 1, 2021.

Prospectus

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholders have authorized anyone to provide you with different information. Neither we nor the Selling Securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Class A Stock issuable upon the exercise of any Warrants. We will receive proceeds from any exercise of the Warrants for cash.

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

On December 2, 2020 (the “Closing Date”), Gores Metropoulos, Inc., our predecessor company (“Gores”), consummated the previously announced mergers contemplated by the Agreement and Plan of Merger, dated as of August 24, 2020 (the “Merger Agreement”), by and among Gores, Dawn Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Gores (“First Merger Sub”), Dawn Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Gores (“Second Merger Sub”), and Luminar Technologies, Inc., a Delaware corporation (“Legacy Luminar”). Pursuant to the terms of the Merger Agreement, First Merger Sub merged with and into Legacy Luminar (the “First Merger”), with Legacy Luminar being the surviving corporation of the First Merger, immediately followed by the surviving corporation merging with and into Second Merger Sub (the “Second Merger” and, collectively with the First Merger and the other transactions contemplated by the Merger Agreement, the “Business Combination”), with Second Merger Sub continuing as the surviving entity as a wholly owned subsidiary of Gores, under the name Luminar Holdco, LLC. On the Closing Date, and in connection with the closing of the Business Combination (the “Closing”), we changed our name from Gores Metropoulos, Inc. to Luminar Technologies, Inc.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “Luminar,” “we,” “us,” “our” and similar terms refer to Luminar Technologies, Inc. (f/k/a Gores Metropoulos, Inc.) and its consolidated subsidiaries. References to “Gores” refer to our predecessor company prior to the consummation of the Business Combination.

CERTAIN DEFINED TERMS

Unless the context indicates otherwise, the following terms have the following meanings when used in this prospectus:

“Assumed Warrants” means the resulting warrants from the automatic conversion at the effective time of the First Merger of each Luminar Warrant outstanding and unexercised at the effective time of the First Merger into a warrant to acquire an adjusted number of shares of Class A Stock at an adjusted exercise price per share, subject to the terms and conditions as were applicable to such Luminar Warrant immediately prior to the effective time of the First Merger, including applicable vesting conditions.

“Board” or “Board of Directors” means our board of directors.

“Earn-Out Shares” means additional shares of Class A or Class B Stock, as applicable, that may be issued as additional consideration in the Business Combination to the stockholders of Legacy Luminar as of the Closing, in an aggregate amount of up to 7.5% of the sum of (x) the total outstanding capital stock of the Company and (y) the total shares subject to outstanding Rollover Options and Assumed Warrants, in each case, as of the Closing.

“Executive Shares” means 105,118,203 shares of Class A Stock underlying 105,118,203 shares of Class B Stock held by Austin Russell.

“Legacy Luminar Class A Stock” means the shares of Class A common stock, par value $0.00001 per share, of Legacy Luminar.

“Legacy Luminar Class B Stock” means the shares of Class B common stock, par value $0.00001 per share, of Legacy Luminar.

“Legacy Luminar Stock Options” means the options to purchase Legacy Luminar Class A common stock granted pursuant to the Legacy Luminar Stock Plan.

“Legacy Luminar Stock Plan” means Legacy Luminar’s Amended and Restated 2015 Stock Plan.

“Per Share Company Stock Consideration” means approximately 13.6309 (as calculated pursuant to the Merger Agreement).

“Rollover Options” means the options to acquire Class A Stock resulting from the automatic conversion at the effective time of the First Merger of each Legacy Luminar Stock Option that is outstanding and unexercised as of immediately prior to the effective time of the First Merger into an option to acquire an adjusted number of shares of Class A Stock at an adjusted exercise price per share, subject to the terms and conditions as were applicable to the corresponding Legacy Luminar Stock Option immediately prior to the effective time of the First Merger, including applicable vesting conditions, except to the extent such terms or conditions are rendered inoperative by the Business Combination.

“Selling Securityholders” means the persons listed in the table in the “Selling Securityholders” section of this prospectus, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Securityholders’ interest in Class A Stock or Private Warrants in accordance with the terms of the Amended and Restated Registration Rights Agreement other than through a public sale.

“Sponsor” means Gores Metropoulos Sponsor, LLC, a Delaware limited liability company.

“Trust Account” means the trust account of the Company that holds the proceeds from the IPO.

“Warrant Agreement” means that certain Warrant Agreement, by and between Luminar Technologies, Inc. (f/k/a Gores Metropoulos, Inc.) and Continental Stock Transfer & Trust Company, as warrant agent, dated as of January 31, 2019.

GLOSSARY OF CERTAIN TECHNICAL TERMS

The following is a glossary of technical terms used in this prospectus:

ADAS—Advanced driver-assistance systems.

Autonomous driving—There are five levels of autonomous driving systems (in addition to no automation):

•	Level 1 (Driver Assistance): Vehicle is controlled by the driver, but some driving assistance features may be included.

•	Level 2 (Partial Automation): Vehicle has combined automated functions like acceleration and steering, but the driver must remain fully engaged and monitor the driving environment at all times.

•	Level 3 (Conditional Automation): Driver is necessary, but is not required to monitor the environment. The driver must be ready to take control of the vehicle at all times with notice.

•	Level 4 (High Automation): The vehicle is capable of performing all driving functions under certain conditions. The driver may have the option to control the vehicle.

•	Level 5 (Full Automation): The vehicle is capable of performing all driving functions under all conditions. The driver may have the option to control the vehicle.

Emitter or Transmitter—A laser emits pulses of light through optics which transmit those pulses into the field for range measurements.

Field of view—The angular size of the scene captured by a sensor, including lidar. Abbreviated as FoV or FOV and measured in vertical and horizontal angular extent, but often simplified to horizontal angular extent for driving applications.

Interference—The false detection of information in a sensor due to external signal sources. For camera and lidar, these are external signal sources of light, for example sunlight, headlights, and other lidar sensors.

Lidar—LiDAR or lidar is an acronym for “Light Detection And Ranging.” It is a remote sensing method that uses light to measure the distance, or range of objects from the lidar sensor. Lidar for automotive can be one-dimensional (single point), two-dimensional (horizontal cross-section) or three-dimensional (full three-dimensional maps of the scene including the full shape of objects and their surface characteristics). Luminar’s lidar is 3D and uses 1550nm wavelength (“color”) light to measure the time it takes for pulses to reach objects and bounce back in order to determine each pixel’s range. A scanner moves this range-finder throughout the scene to assemble a 3D scene called a point-cloud.

Point-cloud—The lidar equivalent to a camera’s image. Point-clouds are, in the case of 3D lidar, three dimensional pixelated maps that can be viewed like a camera image from the sensor’s perspective or from any other perspective because depth information is built into each pixel. Point-clouds can have other pixel attributes, like cameras have multiple color channels, for example target reflectance which allows for a grey-scale, 3D pixel map.

Processor—Interpret digital signals from the receiver, transmitter, and scanner to create point-clouds and ultimately interpret what and where the detected objects are in the scene. Commonly used terms for processing hardware components are the System on Chip (SoC) and the Application Specific Integrated Circuit (ASIC).

Passenger vehicle—Any vehicle occupied by a human, most commonly consumer-owned vehicles like cars, trucks, vans, and SUVs.

Range performance—The quantified ability of a sensor to detect the distance of targets. For lidar, the distance to an object and the reflectivity of that object are critical to assessing the sensors performance as they both directly impact how much light energy is not capturable by the sensor for detection.

Receiver—Turns light energy into electrical signals interpretable by processors.

Robo-taxi—A passenger vehicle which operates commercially as a taxi or ride-hailing service vehicle, and that requires no driver to operate in its defined set of locations.

Scanner—Moves the range-finding system’s light-beams throughout the scene in order to create a 3D point-cloud.

Semantic segmentation—A machine learning application that attributes each point in the point cloud with a class label (e.g., pedestrian, vehicle, road) and is the first step in processing the data in perception.

State estimation—The understanding of the “self” vehicle, often referred to as “ego” in reference to the psychological self. It is the location, position, orientation, and speed of the ego-vehicle.

Trucking and commercial vehicle—Vehicles, like tractor-trailers (trucks) and delivery vans, intended for commercial use, not consumer.

v

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are forward-looking and as such are not historical facts. These forward-looking statements include, without limitation, statements regarding future financial performance, business strategies, expansion plans, future results of operations, estimated revenues, sales estimates/Order Book numbers, losses, projected costs, prospects, plans and objectives of management. These forward-looking statements are based on our management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this prospectus and any accompanying prospectus supplement, words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words or phrases, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The following factors among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•

general economic uncertainty and the effect of general economic conditions on the Company’s industry in particular, including the level of demand and financial performance of the autonomous vehicle industry and market adoption of lidar;

•

the Company’s history of losses and whether it will continue to incur significant expenses and continuing losses for the foreseeable future; the effect of continued pricing pressures, automotive original equipment manufacturers (“OEMs”) cost reduction initiatives and the ability of automotive OEMs to re-source or cancel vehicle or technology programs which may result in lower than anticipated margins, or losses, which may adversely affect the Company’s business;

•	the ability of the Company to protect and enforce its intellectual property rights;

•	whether the Company’s lidar products are selected for inclusion in autonomous driving or ADAS systems by automotive OEMs or their suppliers;

•	the Company’s inability to reduce and control the cost of the inputs on which Luminar relies, which could negatively impact the adoption of its products and its profitability;

•	changes in personnel and availability of qualified personnel;

•	the effects of the ongoing coronavirus (COVID-19) pandemic or other infectious diseases, health epidemics, pandemics and natural disasters on Luminar’s business;

•	the Company’s ability to remediate the material weakness in its internal controls over financial reporting;

•	the Company’s ability to transition to an outsourced manufacturing business model;

•	the Company’s anticipated investments in and results from sales and marketing and research and development (“R&D”);

•	the success of the Company’s customers in developing and commercializing products using the Company’s solutions;

•	the Company’s estimated total addressable market;

•	the amount and timing of future sales;

•

whether the complexity of the Company’s products results in undetected defects and reliability issues which could reduce market adoption of its new products, damage its reputation and expose the Company to product liability and other claims;

•	strict government regulation that is subject to amendment, repeal or new interpretation and the Company’s ability to comply with modified or new laws and regulations applying to its business;

•

the Company’s ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, and the ability of the Company to manage its growth and expand its business operations effectively following the consummation of the Business Combination;

•	whether the concentration of the Company’s stock ownership and voting power limits the stockholders of the Company’s ability to influence corporate matters; and

•	the increasingly competitive environment in which the Company operates.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the effect of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

The forward-looking statements made by us in this prospectus and any accompanying prospectus supplement speak only as of the date of this prospectus and the accompanying prospectus supplement. Except to the extent required under the federal securities laws and rules and regulations of the SEC, we disclaim any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you are cautioned not to place undue reliance on these forward-looking statements.

PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Company

Founded in 2012 by Austin Russell, our President and Chief Executive Officer, we are a leading autonomous vehicle and lidar technology company for passenger vehicles and trucks. We design, build and sell one of the world’s highest performing long-range lidar products that address the requirements of global automotive OEMs and technology companies for autonomous driving. These products set the standard in high performance lidar solutions for autonomous vehicles by combining exceptional range, superior point density, and dynamic scanning capability to maximize time and distance of critical detections. Our full-stack hardware and software autonomy solution for cars and trucks as well as our standalone lidar technology offerings have made it one of the leading partners for the world’s top OEMs. We are currently partnered with seven of the top-ten global automakers and anticipate being one of the first lidar companies to introduce its highway self-driving and next-generation proactive safety systems. We have scaled to over 50 total partners in the last two years, including the first industry-wide framework vendor contract in the autonomous space awarded by Volvo Cars in May 2020, with production expected to commence in 2022, a strategic agreement with Daimler Truck AG in October 2020 and a sales agreement with Mobileye Vision Technologies Ltd (“Mobileye”) in November 2020. With approximately 350 employees, we have built a new type of lidar from the chip-level up with technological breakthroughs across all core components. As a result, we have created a lidar sensor that meets the stringent performance, safety and cost requirements for Level 0 through Level 5 autonomous vehicles, bypassing the traditional limitations of what is possible with legacy lidar technology. Integrating this advanced hardware with our custom developed software stack enables a turn-key autonomous solution to accelerate widespread adoption with automakers. Our technology also is expected to enable a new benchmark for vehicle safety which will surpass today’s advanced driving assistance systems (“ADAS”) with proactive safety features.

Corporate Information

We were incorporated in the State of Delaware in August 2018 as a special purpose acquisition company under the name Gores Metropoulos, Inc. On February 5, 2019, we completed our initial public offering. On December 2, 2020, we consummated the Business Combination with Legacy Luminar pursuant to the Merger Agreement. In connection with the Business Combination, we changed our name from Gores Metropoulos, Inc. to Luminar Technologies, Inc.

Our principal executive offices are located at 2603 Discovery Drive, Suite 100, Orlando, Florida 32826. Our telephone number is (407) 900-5259. Our website address is www.luminartech.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

Luminar, the Luminar logo and our other registered or common law trademarks, service marks or trade names appearing in this prospectus are the property of Luminar. Other trademarks, service marks and trade names used in this prospectus are the property of their respective owners.

The Offering

Issuer	Luminar Technologies, Inc. (f/k/a Gores Metropoulos, Inc.).

Issuance of Class A Stock

Shares of Class A Stock offered by us	19,999,975 shares of Class A Stock issuable upon exercise of the Warrants, consisting of (i) 6,666,666 shares of Class A Stock that are issuable upon the exercise of 6,666,666 Private Warrants and (ii) 13,333,309 shares of Class A Stock that are issuable upon the exercise of 13,333,309 Public Warrants.

Shares of Class A Stock outstanding prior to exercise of all Warrants	218,818,037 shares of Class A Stock (as of December 15, 2020). This does not include 105,118,203 shares of Class B Stock outstanding as of December 15, 2020.

Shares of Class A Stock outstanding assuming cash exercise of all Warrants	238,818,012 shares of Class A Stock (as of December 15, 2020). This does not include 105,118,203 shares of Class B Stock outstanding as of December 15, 2020.

Exercise Price of Private Warrants and Public Warrants	$11.50 per share, subject to adjustments as described herein.

Use of proceeds	We will receive up to an aggregate of approximately $230 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. See “Use of Proceeds.”

Resale of Class A Stock and Warrants

Securities offered by the Selling Securityholders	181,247,830 shares of Class A Stock (including (i) 10,000,000 Founder Shares, (ii) 42,064,871 shares of Class A Stock issued pursuant to the Merger Agreement, (iii) 6,666,666 shares of Class A Stock issuable upon the exercise of the Private Warrants, (iv) 105,118,203 Executive Shares, (v) up to 3,944,151 Earn-Out Shares that may be issued in the form of Class A Stock pursuant to the earn-out provisions in the Merger Agreement, (vi) up 10,455,134 shares of Class A Stock that may be issued or issuable upon the conversion of any Earn-Out Shares that may be issued in the form of Class B Stock pursuant to the earn-out provisions in the Merger Agreement, and (vii) up to 2,989,805 shares of Class A Stock issuable upon the exercise of outstanding Rollover Options (as defined above) to purchase shares of Class A Stock).

Terms of the offering	The Selling Securityholders will determine when and how they will dispose of the shares of Class A Stock and Warrants registered under this prospectus for resale.

Use of proceeds	We will not receive any proceeds from the sale of shares of Class A Stock or Private Warrants (assuming the cashless exercise provision is used) by the Selling Securityholders.

Lock-Up Restrictions	Certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See “Certain Relationships and Related Transactions—Lock-Up Agreements” for further discussion.

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

Nasdaq Stock Market Symbols	Our Class A Stock and Public Warrants are listed on the Nasdaq Global Select Market under the symbols “LAZR” and “LAZRW,” respectively.

Summary Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors,” that represent challenges that we face in connection with the successful implementation of our strategy and growth of our business. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may adversely affect our ability to realize the anticipated benefits of the Business Combination, and may have an adverse effect on our business, financial condition, results of operations, and prospects. Such risks include, but are not limited to:

•	We are an early stage company with a history of losses, and we expect to incur significant expenses and continuing losses for the foreseeable future.

•	Our limited operating history makes it difficult to evaluate our future prospects and the risks and challenges we may encounter.

•

We continue to implement strategic initiatives designed to grow our business. These initiatives may prove more costly than we currently anticipate and we may not succeed in increasing our revenue in an amount sufficient to offset the costs of these initiatives and to achieve and maintain profitability.

•	If our lidar products are not selected for inclusion in autonomous driving systems or ADAS by automotive OEMs or their suppliers, our business will be materially and adversely affected.

•	Our forward looking estimates of certain financial metrics, including our Order Book (as defined below), may prove inaccurate.

•	Information concerning our future cost of goods sold and bill of materials estimates may prove inaccurate.

•	We are reliant on key inputs and our inability to reduce and control the cost of such inputs could negatively impact the adoption of our products and our profitability.

•

Continued pricing pressures, automotive OEM cost reduction initiatives and the ability of automotive OEMs to re-source or cancel vehicle or technology programs may result in lower than anticipated margins, or losses, which may adversely affect our business.

•

We expect to incur substantial R&D costs and devote significant resources to identifying and commercializing new products, which could significantly reduce our profitability and may never result in revenue to us.

•

Although we believe that lidar is the industry standard for autonomous vehicles and other emerging markets, market adoption of lidar is uncertain. If market adoption of lidar does not continue to develop, or develops more slowly than we expect, our business will be adversely affected.

•	We may experience difficulties in managing our growth and expanding our operations.

•

We rely on third-party suppliers and because some of the raw materials and key components in our products come from limited or single source suppliers, we are susceptible to supply shortages, long lead times for components, and supply changes, any of which could disrupt our supply chain and could delay deliveries of our products to customers.

•

Because our sales have been primarily to customers making purchases for R&D projects and our orders are project-based, we expect our results of operations to fluctuate on a quarterly and annual basis, which could cause our stock price to fluctuate or decline.

•	Our transition to an outsourced manufacturing business model may not be successful, which could harm our ability to deliver products and recognize revenue.

•

We, our outsourcing partners and our suppliers may rely on complex machinery for our production, which involves a significant degree of risk and uncertainty in terms of operational performance and costs.

•	Our sales and operations in international markets expose us to operational, financial and regulatory risks.

•

The complexity of our products could result in unforeseen delays or expenses from undetected defects, errors or reliability issues in hardware or software which could reduce the market adoption of our new products, damage our reputation with current or prospective customers, expose us to product liability and other claims and adversely affect our operating costs.

•	We may be subject to product liability or warranty claims that could result in significant direct or indirect costs, which could adversely affect our business and operating results.

•

If we do not maintain sufficient inventory or if we do not adequately manage our inventory, we could lose sales or incur higher inventory-related expenses, which could negatively affect our operating results.

•	The average selling prices of our products could decrease rapidly over the life of the product, which may negatively affect our revenue and gross margin.

•	Adverse conditions in the automotive industry or the global economy more generally could have adverse effects on our results of operations.

•

The discontinuation, lack of commercial success, or loss of business with respect to a particular vehicle model or technology package for which we are a significant supplier could reduce our sales and adversely affect our profitability.

•	Since many of the markets in which we compete are new and rapidly evolving, it is difficult to forecast long-term end-customer adoption rates and demand for our products.

•

We currently have and target many customers that are large corporations with substantial negotiating power, exacting product standards and potentially competitive internal solutions. If we are unable to sell our products to these customers, our prospects and results of operations will be adversely affected.

•	Our business could be materially and adversely affected if we lost any of our largest customers or if we were unable to pay our invoices.

•	We are substantially dependent on our partnership with Volvo, and our business could be materially and adversely affected if our partnership with Volvo were terminated.

•

We have identified material weaknesses in our internal control over financial reporting as of December 31, 2018 and 2019. If we are unable to develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us.

•	Our business could be materially and adversely affected by the current global COVID-19 pandemic or other health epidemics and outbreaks.

•	Our business may be adversely affected by changes in automotive and laser regulations or concerns that drive further regulation of the automobile and laser market.

•

The dual class structure of our common stock, par value $0.0001 per share has the effect of concentrating voting control with Austin Russell, our Founder, President and Chief Executive Officer. This will limit or preclude your ability to influence corporate matters, including the outcome of important transactions, including a change in control.

RISK FACTORS

Investing in our securities involves risks. You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes, before deciding whether to purchase any of our securities. Our business, results of operations, financial condition, and prospects could also be harmed by risks and uncertainties that are not presently known to us or that we currently believe are not material. If any of these risks actually occur, our business, results of operations, financial condition, and prospects could be materially and adversely affected. Unless otherwise indicated, references in these risk factors to our business being harmed will include harm to our business, reputation, brand, financial condition, results of operations, and prospects. In such event, the market price of our securities could decline, and you could lose all or part of your investment.

Risks Related to Our Business and Industry

We are an early stage company with a history of losses, and we expect to incur significant expenses and continuing losses for the foreseeable future.

We have incurred net losses on an annual basis since our inception. We incurred a net loss of $72.2 million for the nine months ended September 30, 2020 and net losses of $94.7 million and $79.6 million for the years ended December 31, 2019 and 2018, respectively. We believe that we will continue to incur operating and net losses each quarter until at least the time we begin commercial deliveries of our lidar-based products, which are not expected to begin until 2022 and may occur later or not at all. Even if we are able to successfully develop and sell our lidar solutions, there can be no assurance that they will be commercially successful. Our potential profitability is dependent upon the successful development and successful commercial introduction and acceptance of our lidar solutions, which may not occur.

We expect the rate at which we will incur losses to be significantly higher in future periods as we:

•	continue to utilize our third-party partners for design, testing and commercialization;

•	expand our production capabilities to produce our lidar solutions, including costs associated with outsourcing the production of our lidar solutions;

•	expand our design, development, installation and servicing capabilities;

•	build up inventories of parts and components for our lidar solutions;

•	produce an inventory of our lidar solutions; and

•	increase our sales and marketing activities and develop our distribution infrastructure.

Because we will incur the costs and expenses from these efforts before we receive incremental revenues with respect thereto, our losses in future periods will be significant. In addition, we may find that these efforts are more expensive than we currently anticipate or that these efforts may not result in revenues, which would further increase our losses.

Our limited operating history makes it difficult to evaluate our future prospects and the risks and challenges we may encounter.

We have been focused on developing lidar products for autonomous driving systems since 2012. This relatively limited operating history makes it difficult to evaluate our future prospects and the risks and challenges we may encounter. Risks and challenges we have faced or expect to face include our ability to:

•	produce and deliver lidar and software products of acceptable performance;

•	forecast our revenue and budget for and manage our expenses;

•	attract new customers and retain existing customers;

•	comply with existing and new or modified laws and regulations applicable to our business;

•	plan for and manage capital expenditures for our current and future products, and manage our supply chain and supplier relationships related to our current and future products;

•	anticipate and respond to macroeconomic changes and changes in the markets in which we operate;

•	maintain and enhance the value of our reputation and brand;

•	effectively manage our growth and business operations, including the impacts of the COVID-19 pandemic on our business;

•	develop and protect intellectual property;

•	hire, integrate and retain talented people at all levels of its organization; and

•	successfully develop new solutions to enhance the experience of customers.

If we fail to address the risks and difficulties that we face, including those associated with the challenges listed above as well as those described elsewhere in this “Risk Factors” section, our business, financial condition and results of operations could be adversely affected. Further, because we have limited historical financial data and operate in a rapidly evolving market, any predictions about our future revenue and expenses may not be as accurate as they would be if we had a longer operating history or operated in a more predictable market. We have encountered in the past, and will encounter in the future, risks and uncertainties frequently experienced by growing companies with limited operating histories in rapidly changing industries. If our assumptions regarding these risks and uncertainties, which we use to plan and operate our business, are incorrect or change, or if we do not address these risks successfully, our results of operations could differ materially from our expectations and our business, financial condition and results of operations could be adversely affected.

We continue to implement strategic initiatives designed to grow our business. These initiatives may prove more costly than we currently anticipate and we may not succeed in increasing our revenue in an amount sufficient to offset the costs of these initiatives and to achieve and maintain profitability.

We continue to make investments and implement initiatives designed to grow our business, including:

•	investing in R&D;

•	expanding our sales and marketing efforts to attract new customers;

•	investing in new applications and markets for our products;

•	further enhancing our manufacturing processes and partnerships;

•	pursuing litigation to protect our intellectual property; and

•	investing in legal, accounting, and other administrative functions necessary to support our operations as a public company.

These initiatives may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenue, if at all, in an amount sufficient to offset these higher expenses and to achieve and maintain profitability. The market opportunities we are pursuing are at an early stage of development, and it may be many years before the end markets we expect to serve generate demand for our products at scale, if at all. Our revenue may be adversely affected for a number of reasons, including the development and/or market acceptance of new technology that competes with our lidar products, if certain automotive OEMs or other market participants change their autonomous vehicle technology, failure of our customers to commercialize autonomous systems that include our solutions, our inability to effectively manage our inventory or manufacture products at scale, our inability to enter new markets or help our customers adapt our products for new applications or our failure to attract new customers or expand orders from existing customers or increasing competition. Furthermore, it is difficult to predict the size and growth rate of our target markets, customer demand for our products, commercialization timelines, developments in autonomous sensing and related technology, the entry of competitive products, or the success of existing competitive products and services. For these reasons, we do not expect to achieve profitability over the near term. If our revenue does not grow over the long term, our ability to achieve and maintain profitability may be adversely affected, and the value of our business may significantly decrease.

If our lidar products are not selected for inclusion in autonomous driving systems or ADAS by automotive OEMs or their suppliers, our business will be materially and adversely affected.

Automotive OEMs and their suppliers design and develop autonomous driving and ADAS technology over several years. These automotive OEMs and suppliers undertake extensive testing or qualification processes prior to placing orders for large quantities of products such as our lidar products, because such products will function as part of a larger system or platform and must meet certain other specifications. We spend significant time and resources to have our products selected by automotive OEMs and their suppliers, which is known as a “design win.” In the case of autonomous driving and ADAS technology, a design win means our lidar product has been selected for use in a particular vehicle model. However, because we do not have existing relationships with Tier 1 suppliers, automotive OEMs may be less inclined to select our products for use in their vehicle models. If we do not achieve a design win with respect to a particular vehicle model, we may not have an opportunity to supply our products to the automotive OEM for that vehicle model for a period of many years. In many cases, this period can be as long as five to seven or more years. If our products are not selected by an automotive OEM or its suppliers for one vehicle model or if our products are not successful in that vehicle model, it is unlikely that our product will be deployed in other vehicle models of that OEM. If we fail to win a significant number of vehicle models from one or more of automotive OEMs or their suppliers, our business, results of operations and financial condition will be materially and adversely affected. For more information about certain risks related to product selection, please see the Risk Factor on page 20 of this prospectus captioned “The period of time from a design win to implementation is long and we are subject to the risks of cancellation or postponement of the contract or unsuccessful implementation.”

Our forward looking estimates of certain financial metrics, including our Order Book, may prove inaccurate.

We use various estimates in formulating our business plans, including our estimate of our target year-end 2020 Order Book. We base our estimates upon a number of assumptions that are inherently subject to significant business and economic uncertainties and contingencies, many of which are beyond our control. Our estimates therefore may prove inaccurate, causing the actual amount to differ from our estimates, including our Order Book estimate. These factors include, without limitation:

•	the extent to which customers who have selected Luminar for a program win commercially launch vehicles which include our hardware and software products;

•	the extent to which Luminar meets contractual terms and conditions;

•	the extent to which our technology is successfully integrated into our customers’ vehicles;

•	the timing of when our customers adopt our technology into their vehicles on a commercial basis which could be delayed for regulatory, safety or reliability issues unrelated to our technology;

•	undetected or unknown errors, defects or reliability issues in our hardware or software which could reduce the market adoption of our new products;

•

loss of business with respect to, the failure or lack of commercial success of a vehicle model for which we are a significant supplier for reasons unrelated to our technology; For more information about certain risks related to discontinuation or loss of business, please see the Risk Factor on page 18 of this prospectus captioned “The discontinuation, lack of commercial success, or loss of business with respect to a particular vehicle model or technology package for which we are a significant supplier could reduce our sales and adversely affect our profitability;

•	a decline, for any reason, in the production levels of our customers, particularly with respect to models which incorporate our technology;

•	customer cancellations of their contracts;

•	if Luminar’s products are included as part of a vehicle option package, the extent to which end customers select it; and

•	other risk factors set forth in this prospectus.

Information concerning our future cost of goods sold (COGS) and bill of materials (BOM) estimates may prove inaccurate.

We periodically provide estimates of future cost of goods sold and bill of materials, which by necessity, are projections based on anticipated rates of future production of our customers and the timing of related expenditures, and there are uncertainties inherent in the creation and interpretation of such data.

While we have successfully locked in an estimated sub $100 hardware cost (assuming certain volume estimates are met) in the supply agreements for all three of our key lidar components (receiver, ASIC and laser), which is a subset of our BOM, most of our components are manufactured using technologies that are highly complex and consequently, estimates of BOM and cost of goods sold may fluctuate due to many variable factors and assumptions, including but not limited to the following:

•	meeting certain volume estimates;

•	our reliance on key inputs and our inability to reduce and control the cost of such inputs;

•

our dependence on producing or sourcing certain key components and raw materials at acceptable price levels and our ability to adequately reduce and control the costs of such key components; For more information about certain risks related to our reliance on key inputs and our inability to reduce and control the costs of such inputs, please see the Risk Factor on page 10 of this prospectus captioned “We are reliant on key inputs and our ability to reduce and control the cost of such inputs could negatively impact the adoption of our products and our profitability;”

•

the risk of shortages and long lead times in the supply of key components and the risk that our suppliers discontinue or modify components used in its products; For more information about certain risks related to reliance on third party suppliers, please see the Risk Factor on page 12 of this prospectus captioned “We rely on third-party suppliers and because some of the raw materials and key components in our products come from limited or single source suppliers, we are susceptible to supply shortages, long lead times for components, and supply changes, any of which could disrupt our supply chain and could delay deliveries of our products to customers;”

•	lack of consistency and adequate quality and quantity of piece parts, other raw materials and other bill of materials items;

•	contract negotiations and the execution of firm supply agreements;

•

future versions of our product design incorporating new components meeting our customers’ requirements and specifications. For more information about certain risks related to product selection, please see the Risk Factor on page 20 of this prospectus captioned “The period of time from a design win to implementation is long and we are subject to the risks of cancellation or postponement of the contract or unsuccessful implementation;”

•

the qualification of new versions of our key components. For more information about certain risks related to qualification, please see the Risk Factor on page 8 of this prospectus captioned “If our lidar products are not selected for inclusion in autonomous driving systems or ADAS by automotive OEMs or their suppliers, our business will be materially and adversely affected;”

•	defects in production processes (including system assembly) either within our facilities or at our suppliers;

•	any transitions or changes in our production process, planned or unplanned; and

•	other risk factors set forth in this prospectus.

We are reliant on key inputs and our inability to reduce and control the cost of such inputs could negatively impact the adoption of our products and our profitability.

The production of our sensors is dependent on producing or sourcing certain key components and raw materials at acceptable price levels. If we are unable to adequately reduce and control the costs of such key components, we will be unable to realize manufacturing costs targets, which could reduce the market adoption of our products, damage our reputation with current or prospective customers, and harm our brand, business, prospects, financial condition and operating results.

Continued pricing pressures, automotive OEM cost reduction initiatives and the ability of automotive OEMs to re-source or cancel vehicle or technology programs may result in lower than anticipated margins, or losses, which may adversely affect our business.

Cost-cutting initiatives adopted by our customers often result in increased downward pressure on pricing. We expect that our agreements with automotive OEMs may require step-downs in pricing over the term of the agreement or, if commercialized, over the period of production. In addition, our automotive OEM customers often reserve the right to terminate their supply contracts for convenience, which enhances their ability to obtain price reductions. Automotive OEMs also possess significant leverage over their suppliers, including us, because the automotive component supply industry is highly competitive, serves a limited number of customers and has a high fixed cost base.

Accordingly, we expect to be subject to substantial continuing pressure from automotive OEMs and Tier 1 suppliers to reduce the price of our products. It is possible that pricing pressures beyond our expectations could intensify as automotive OEMs pursue restructuring, consolidation and cost-cutting initiatives. If we are unable to generate sufficient production cost savings in the future to offset price reductions, our gross margin and profitability would be adversely affected.

We expect to incur substantial R&D costs and devote significant resources to identifying and commercializing new products, which could significantly reduce our profitability and may never result in revenue to us.

Our future growth depends on penetrating new markets, adapting existing products to new applications and customer requirements, and introducing new products that achieve market acceptance. We plan to incur substantial, and potentially increasing, R&D costs as part of our efforts to design, develop, manufacture and commercialize new products and enhance existing products. Our R&D expenses were $37.0 million, $40.1 million and $28.3 million during 2018, 2019 and the nine months ended September 30, 2020, respectively, and are likely to grow in the future. Because we account for R&D as an operating expense, these expenditures will adversely affect our results of operations in the future. Further, our R&D program may not produce successful results, and our new products may not achieve market acceptance, create additional revenue or become profitable.

Although we believe that lidar is the industry standard for autonomous vehicles and other emerging markets, market adoption of lidar is uncertain. If market adoption of lidar does not continue to develop, or develops more slowly than we expect, our business will be adversely affected.

While our lidar-based smart vision solutions can be applied to different use cases across end markets, nearly all of our revenue is generated from automotive applications with a few customers in the aerospace and defense, construction, mining and aviation sectors. Despite the fact that the automotive industry has engaged in considerable effort to research and test lidar products for ADAS and autonomous driving applications, the automotive industry may not introduce lidar products in commercially available vehicles. We continually study emerging and competing sensing technologies and methodologies and we may add new sensing technologies. However, lidar products remain relatively new and it is possible that other sensing modalities, or a new disruptive modality based on new or existing technology, including a combination of technology, will achieve acceptance or leadership in the ADAS and autonomous driving industries. Even if lidar products are used in initial generations of autonomous driving technology and certain ADAS products, we cannot guarantee that lidar products will be designed into or included in subsequent generations of such commercialized technology. In addition, we expect that initial generations of autonomous vehicles will be focused on limited applications, such as robo-taxis, and that mass market adoption of autonomous technology may lag behind these initial applications significantly. The speed of market growth for ADAS or autonomous vehicles is difficult if not impossible to predict, and it is more difficult to predict this market’s future growth in light of the economic consequences of the COVID-19 pandemic. Although we currently believe we are a leader in lidar-based systems for the autonomous vehicle market, by the time mass market adoption of autonomous vehicle technology is achieved, we expect competition among providers of sensing technology based on lidar and other modalities to increase substantially. If commercialization of lidar products is not successful, or not as successful as we or the market expects, or if other sensing modalities gain acceptance by developers of autonomous driving systems or ADAS, automotive OEMs, regulators and safety organizations or other market participants by the time autonomous vehicle technology achieves mass market adoption, our business, results of operations and financial condition will be materially and adversely affected.

We are investing in and pursuing market opportunities outside of the automotive markets, including in the aerospace and defense, aviation, construction, mining, security and city infrastructure sectors. We believe that our future revenue growth, if any, will depend in part on our ability to expand within new markets such as these and to enter new markets as they emerge. Each of these markets presents distinct risks and, in many cases, requires us to address the particular requirements of that market.

Addressing these requirements can be time-consuming and costly. The market for lidar technology outside of automotive applications is relatively new, rapidly developing and unproven in many markets or industries. Many of our customers outside of the automotive industry are still in the testing and development phases and we cannot be certain that they will commercialize products or systems with our lidar products or at all. We cannot be certain that lidar will be sold into these markets, or any market outside of automotive market, at scale. Adoption of lidar products, including our products, outside of the automotive industry will depend on numerous factors, including: whether the technological capabilities of lidar and lidar-based products meet users’ current or anticipated needs, whether the benefits of designing lidar into larger sensing systems outweigh the costs, complexity and time needed to deploy such technology or replace or modify existing systems that may have used other modalities such as cameras and radar, whether users in other applications can move beyond the testing and development phases and proceed to commercializing systems supported by lidar technology and whether lidar developers such as us can keep pace with rapid technological change in certain developing markets and the global response to the COVID-19 pandemic and the length of any associated work stoppages. If lidar technology does not achieve commercial success outside of the automotive industry, or if the market develops at a pace slower than we expect, our business, results of operation and financial condition will be materially and adversely affected.

We may experience difficulties in managing our growth and expanding our operations.

We expect to experience significant growth in the scope and nature of our operations. Our ability to manage our operations and future growth will require us to continue to improve our operational, financial and management controls, compliance programs and reporting systems. We are currently in the process of strengthening our compliance programs, including our compliance programs related to export controls, privacy and cybersecurity and anti-corruption. We may not be able to implement improvements in an efficient or timely manner and may discover deficiencies in existing controls, programs, systems and procedures, which could have an adverse effect on our business, reputation and financial results.

We rely on third-party suppliers and because some of the raw materials and key components in our products come from limited or single source suppliers, we are susceptible to supply shortages, long lead times for components, and supply changes, any of which could disrupt our supply chain and could delay deliveries of our products to customers.

Some of the components that go into the manufacture of our solutions are sourced from third-party suppliers. To date, we have produced our products in relatively limited quantities for use in R&D programs. Although we do not have any experience in managing our supply chain to manufacture and deliver our products at scale, our future success will depend on our ability to manage our supply chain to manufacture and deliver our products at scale. Some of the key components used to manufacture our products come from limited or single source suppliers. We are therefore subject to the risk of shortages and long lead times in the supply of these components and the risk that our suppliers discontinue or modify components used in its products. We have a global supply chain and the COVID-19 pandemic and other health epidemics and outbreaks may adversely affect our ability to source components in a timely or cost effective manner from our third-party suppliers due to, among other things, work stoppages or interruptions. For example, our products depend on lasers and we currently consume a substantial portion of the available market. Any shortage of these lasers could materially and adversely affect our ability to manufacture our solutions. In addition, the lead times associated with certain components are lengthy and preclude rapid changes in quantities and delivery schedules. We have in the past experienced and may in the future experience component shortages and price fluctuations of certain key components and materials, and the predictability of the availability and pricing of these components may be limited. Component shortages or pricing fluctuations could be material in the future. In the event of a component shortage, supply interruption or material pricing change from suppliers of these components, we may not be able to develop alternate sources in a timely manner or at all in the case of sole or limited sources. Developing alternate sources of supply for these components may be time-consuming, difficult, and costly and we may not be able to source these components on terms that are acceptable to us, or at all, which may undermine our ability to meet our requirements or to fill customer orders in a timely manner. Any interruption or delay in the supply of any of these parts or components, or the inability to obtain these parts or components from alternate sources at acceptable prices and within a reasonable amount of time, would adversely affect our ability to meet our scheduled product deliveries to our customers. This could adversely affect our relationships with our customers and channel partners and could cause delays in shipment of our products and adversely affect our operating results. In addition, increased component costs could result in lower gross margins. Even where we are able to pass increased component costs along to our customers, there may be a lapse of time before we are able to do so such that we must absorb the increased cost. If we are unable to buy these components in quantities sufficient to meet our requirements on a timely basis, we will not be able to deliver products to our customers, which may result in such customers using competitive products instead of ours.

Because our sales have been primarily to customers making purchases for R&D projects and our orders are project-based, we expect our results of operations to fluctuate on a quarterly and annual basis, which could cause our stock price to fluctuate or decline.

Our quarterly results of operations have fluctuated in the past and may vary significantly in the future, and our revenue has declined in the first two quarters of 2020. As such, historical comparisons of our operating results may not be meaningful. In particular, because our sales to date have primarily been to customers making purchases for R&D, sales in any given quarter can fluctuate based on the timing and success of our customers’ development projects. Accordingly, the results of any one quarter should not be relied upon as an indication of future performance. Our quarterly financial results may fluctuate as a result of a variety of factors, many of which are outside of our control and may not fully reflect the underlying performance of our business. These fluctuations could adversely affect our ability to meet our expectations or those of securities analysts, ratings agencies or investors. If we do not meet these expectations for any period, the value of our business and our securities could decline significantly. Factors that may cause these quarterly fluctuations include, without limitation, those listed below:

•	the timing and magnitude of orders and shipments of our products in any quarter;

•	pricing changes we may adopt to drive market adoption or in response to competitive pressure;

•	our ability to retain our existing customers and attract new customers;

•	our ability to develop, introduce, manufacture and ship in a timely manner products that meet customer requirements;

•	disruptions in our sales channels or termination of its relationship with important channel partners;

•	delays in customers’ purchasing cycles or deferments of customers’ purchases in anticipation of new products or up-dates from us or our competitors;

•	fluctuations in demand pressures for our products;

•	the mix of products sold in any quarter;

•	the duration of the global COVID-19 pandemic and the time it takes for economic recovery;

•	the timing and rate of broader market adoption of autonomous systems utilizing our solutions across the automotive and other market sectors;

•	market acceptance of lidar and further technological advancements by our competitors and other market participants;

•	the ability of our customers to commercialize systems that incorporate our products;

•	any change in the competitive dynamics of our markets, including consolidation of competitors, regulatory developments and new market entrants;

•	our ability to effectively manage our inventory;

•	changes in the source, cost, availability of and regulations pertaining to materials we use;

•	adverse litigation, judgments, settlements or other litigation-related costs, or claims that may give rise to such costs; and

•	general economic, industry and market conditions, including trade disputes.

Our transition to an outsourced manufacturing business model may not be successful, which could harm our ability to deliver products and recognize revenue.

We are in the initial stages of transitioning from a manufacturing model in which we primarily manufactured and assembled our products at our Orlando, Florida location, to one where we rely on third-party manufacturers in Mexico, California and potentially other foreign and domestic locations. We currently have an agreement with one such manufacturer of a key component and are in negotiations with other third parties to provide contract manufacturing of certain of our products. We believe the use of third-party manufacturers will have benefits, but in the near term, while we are beginning manufacturing with new partners, we may lose revenue, incur increased costs and potentially harm our customer relationships.

Reliance on third-party manufacturers reduces our control over the manufacturing process, including reduced control over quality, product costs and product supply and timing. We may experience delays in shipments or issues concerning product quality from our third-party manufacturers. If any of our third-party manufacturers experience interruptions, delays or disruptions in supplying our products, including by natural disasters, the global COVID-19 pandemic, other health epidemics and outbreaks, or work stoppages or capacity constraints, our ability to ship products to distributors and customers would be delayed. In addition, unfavorable economic conditions could result in financial distress among third-party manufacturers upon which we rely, thereby increasing the risk of disruption of supplies necessary to fulfill our production requirements and meet customer demands. Additionally, if any of our third-party manufacturers experience quality control problems in their manufacturing operations and our products do not meet customer or regulatory requirements, we could be required to cover the cost of repair or replacement of any defective products. These delays or product quality issues could have an immediate and material adverse effect on our ability to fulfill orders and could have a negative effect on our operating results. In addition, such delays or issues with product quality could adversely affect our reputation and our relationship with our channel partners. If third-party manufacturers experience financial, operational, manufacturing capacity or other difficulties, or experience shortages in required components, or if they are otherwise unable or unwilling to continue to manufacture our products in required volumes or at all, our supply may be disrupted, we may be required to seek alternate manufacturers and we may be required to re-design our products. It would be time-consuming, and could be costly and impracticable, to begin to use new manufacturers and designs, and such changes could cause significant interruptions in supply and could have an adverse effect on our ability to meet our scheduled product deliveries and may subsequently lead to the loss of sales. While we take measures to protect our trade secrets, the use of third-party manufacturers may also risk disclosure of our innovative and proprietary manufacturing methodologies, which could adversely affect our business.

If we commence international manufacturing operations, we may face risks associated with manufacturing operations outside the United States.

Manufacturing outside the United States is subject to several inherent risks, including:

•	foreign currency fluctuations;

•	local economic conditions;

•	political instability;

•	import or export requirements;

•	foreign government regulatory requirements;

•	reduced protection for intellectual property rights in some countries;

•	tariffs and other trade barriers and restrictions; and

•	potentially adverse tax consequences.

If we commence manufacturing operations outside the United States, we may be subject to these risks. Such risks could increase our costs and decrease our profit margins.

We, our outsourcing partners and our suppliers may rely on complex machinery for our production, which involves a significant degree of risk and uncertainty in terms of operational performance and costs.

We, our outsourcing partners and our suppliers may rely on complex machinery for the production, assembly and installation of our lidar solutions, which will involve a significant degree of uncertainty and risk in terms of operational performance and costs. Our production facilities and the facilities of our outsourcing partners and suppliers consist of large-scale machinery combining many components. These components may suffer unexpected malfunctions from time to time and will depend on repairs and spare parts to resume operations, which may not be available when needed. Unexpected malfunctions of these components may significantly affect the intended operational efficiency. Operational performance and costs can be difficult to predict and are often influenced by factors outside of our control, such as, but not limited to, scarcity of natural resources, environmental hazards and remediation, costs associated with decommissioning of machines, labor disputes and strikes, difficulty or delays in obtaining governmental permits, damages or defects in electronic systems, industrial accidents, fire, seismic activity and natural disasters. Should operational risks materialize, it may result in the personal injury to or death of workers, the loss of production equipment, damage to production facilities, monetary losses, delays and unanticipated fluctuations in production, environmental damage, administrative fines, increased insurance costs and potential legal liabilities, all which could have a material adverse effect on our business, prospects, financial condition or operating results.

As part of growing our business, we may make acquisitions. If we fail to successfully select, execute or integrate our acquisitions, then our business, results of operations and financial condition could be materially adversely affected, and our stock price could decline.

From time to time, we may undertake acquisitions to add new products and technologies, acquire talent, gain new sales channels or enter into new markets or sales territories. In addition to possible stockholder approval, we may need approvals and licenses from relevant government authorities for the acquisitions and to comply with any applicable laws and regulations, which could result in increased delay and costs, and may disrupt our business strategy if we fail to do so. Furthermore, acquisitions and the subsequent integration of new assets, businesses, key personnel, customers, vendors and suppliers require significant attention from our management and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our operations. Acquired assets or businesses may not generate the financial results we expect. Acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, the occurrence of significant goodwill impairment charges, amortization expenses for other intangible assets and exposure to potential unknown liabilities of the acquired business. Moreover, the costs of identifying and consummating acquisitions may be significant.

To date, we have limited experience with acquisitions and the integration of acquired technology and personnel. Failure to successfully identify, complete, manage and integrate acquisitions could materially and adversely affect our business, financial condition and results of operations and could cause our stock price to decline.

Our sales and operations in international markets expose us to operational, financial and regulatory risks.

International sales comprise a significant amount of our overall revenue. Sales to international customers accounted for 20%, 17% and 72% of our revenue in 2018, 2019 and the nine months ended September 30, 2020, respectively. We are committed to growing our international sales, and while we have committed resources to expanding our international operations and sales channels, these efforts may not be successful. International operations are subject to a number of other risks, including:

•	exchange rate fluctuations;

•	political and economic instability, international terrorism and anti-American sentiment, particularly in emerging markets;

•	global or regional health crises, such as the COVID-19 pandemic or other health epidemics and outbreaks;

•	potential for violations of anti-corruption laws and regulations, such as those related to bribery and fraud;

•	preference for locally branded products, and laws and business practices favoring local competition;

•	potential consequences of, and uncertainty related to, the “Brexit” process in the United Kingdom, which could lead to additional expense and complexity in doing business there;

•	increased difficulty in managing inventory;

•	delayed revenue recognition;

•	less effective protection of intellectual property;

•

stringent regulation of the autonomous or other systems or products using our products and stringent consumer protection and product compliance regulations, including but not limited to General Data Protection Regulation in the European Union, European competition law, the Restriction of Hazardous Substances Directive, the Waste Electrical and Electronic Equipment Directive and the European Ecodesign Directive that are costly to comply with and may vary from country to country;

•	difficulties and costs of staffing and managing foreign operations;

•	import and export laws and the impact of tariffs;

•	changes in local tax and customs duty laws or changes in the enforcement, application or interpretation of such laws; and

•	U.S. government’s restrictions on certain technology transfer to certain countries of concern.

The occurrence of any of these risks could negatively affect our international business and consequently our business, operating results and financial condition.

The complexity of our products could result in unforeseen delays or expenses from undetected defects, errors or reliability issues in hardware or software which could reduce the market adoption of our new products, damage our reputation with current or prospective customers, expose us to product liability and other claims and adversely affect our operating costs.

Our products are highly technical and very complex and require high standards to manufacture and have in the past and will likely in the future experience defects, errors or reliability issues at various stages of development. We may be unable to timely release new products, manufacture existing products, correct problems that have arisen or correct such problems to our customers’ satisfaction. Additionally, undetected errors, defects or security vulnerabilities, especially as new products are introduced or as new versions are released, could result in serious injury to the end users of technology incorporating our products, or those in the surrounding area, our customers never being able to commercialize technology incorporating our products, litigation against us, negative publicity and other consequences. These risks are particularly prevalent in the highly competitive autonomous driving and ADAS markets. Some errors or defects in our products may only be discovered after they have been tested, commercialized and deployed by customers. If that is the case, we may incur significant additional development costs and product recall, repair or replacement costs. These problems may also result in claims, including class actions, against us by our customers or others. Our reputation or brand may be damaged as a result of these problems and customers may be reluctant to buy our products, which could adversely affect our ability to retain existing customers and attract new customers and could adversely affect our financial results.

In addition, we could face material legal claims for breach of contract, product liability, fraud, tort or breach of warranty as a result of these problems. Defending a lawsuit, regardless of its merit, could be costly and may divert management’s attention and adversely affect the market’s perception of us and our products. In addition, our business liability insurance coverage could prove inadequate with respect to a claim and future coverage may be unavailable on acceptable terms or at all. These product-related issues could result in claims against us and our business could be adversely affected.

We may be subject to product liability or warranty claims that could result in significant direct or indirect costs, which could adversely affect our business and operating results.

Our customers use our solutions in autonomous driving and ADAS applications, which present the risk of significant injury, including fatalities. We may be subject to claims if a product using our lidar technology is involved in an accident and persons are injured or purport to be injured. Any insurance that we carry may not be sufficient or it may not apply to all situations. Similarly, our customers could be subjected to claims as a result of such accidents and bring legal claims against us to attempt to hold us liable. In addition, if lawmakers or governmental agencies were to determine that the use of our products or autonomous driving or certain ADAS applications increased the risk of injury to all or a subset of our customers, they may pass laws or adopt regulations that limit the use of our products or increase our liability associated with the use of our products or that regulate the use of or delay the deployment of autonomous driving and ADAS technology. Any of these events could adversely affect our brand, relationships with customers, operating results or financial condition.

We typically provide a limited-time warranty on our products. The occurrence of any material defects in our products could make us liable for damages and warranty claims. In addition, we could incur significant costs to correct any defects, warranty claims or other problems, including costs related to product recalls. Any negative publicity related to the perceived quality of our products could affect our brand image, partner and customer demand, and adversely affect our operating results and financial condition. Also, warranty, recall and product liability claims may result in litigation, including class actions, the occurrence of which could be costly, lengthy and distracting and adversely affect our business and operating results.

If we do not maintain sufficient inventory or if we do not adequately manage our inventory, we could lose sales or incur higher inventory-related expenses, which could negatively affect our operating results.

To ensure adequate inventory supply, we must forecast inventory needs and expenses, place orders sufficiently in advance with our suppliers and manufacturing partners and manufacture products based on our estimates of future demand for particular products. Fluctuations in the adoption of lidar products may affect our ability to forecast our future operating results, including revenue, gross margins, cash flows and profitability. Our ability to accurately forecast demand for our products could be affected by many factors, including the rapidly changing nature of the autonomous driving and ADAS markets in which we operate, the uncertainty surrounding the market acceptance and commercialization of lidar technology, the emergence of new markets, an increase or decrease in customer demand for our products or for products and services of our competitors, product introductions by competitors, the COVID-19 pandemic, other health epidemics and outbreaks, and any associated work stoppages or interruptions, unanticipated changes in general market conditions and the weakening of economic conditions or consumer confidence in future economic conditions. If our lidar products are commercialized in autonomous driving and ADAS applications, both of which are experiencing rapid growth in demand, we may face challenges acquiring adequate supplies to manufacture our products and/or we and our manufacturing partners may not be able to manufacture our products at a rate necessary to satisfy the levels of demand, which would negatively affect our revenue. This risk may be exacerbated by the fact that we may not carry or be able to obtain for our manufacturers a significant amount of inventory to satisfy short-term demand increases. If we fail to accurately forecast customer demand, we may experience excess inventory levels or a shortage of products available for sale.

Inventory levels in excess of customer demand may result in inventory write-downs or write-offs and the sale of excess inventory at discounted prices, which would adversely affect our financial results, including our gross margin, and have a negative effect on our brand. Conversely, if we underestimate customer demand for our products, we, or our manufacturing partners, may not be able to deliver products to meet our requirements, and this could result in damage to our brand and customer relationships and adversely affect our revenue and operating results.

The average selling prices of our products could decrease rapidly over the life of the product, which may negatively affect our revenue and gross margin.

We may experience declines in the average selling prices of our products generally as our customers seek to commercialize autonomous systems at prices low enough to achieve market acceptance. In order to sell products that have a falling average unit selling price and maintain margins at the same time, we will need to continually reduce product and manufacturing costs. To manage manufacturing costs, we must engineer the most cost-effective design for our products. In addition, we continuously drive initiatives to reduce labor cost, improve worker efficiency, reduce the cost of materials, use fewer materials and further lower overall product costs by carefully managing component prices, inventory and shipping cost. We also need to continually introduce new products with higher sales prices and gross margin in order to maintain our overall gross margin. If we are unable to manage the cost of older products or successfully introduce new products with higher gross margin, our revenue and overall gross margin would likely decline.

Adverse conditions in the automotive industry or the global economy more generally could have adverse effects on our results of operations.

While we make our strategic planning decisions based on the assumption that the markets we are targeting will grow, our business is dependent, in large part on, and directly affected by, business cycles and other factors affecting the global automobile industry and global economy generally. Automotive production and sales are highly cyclical and depend on general economic conditions and other factors, including consumer spending and preferences, changes in interest rates and credit availability, consumer confidence, fuel costs, fuel availability, environmental impact, governmental incentives and regulatory requirements, and political volatility, especially in energy-producing countries and growth markets. In addition, automotive production and sales can be affected by our automotive OEM customers’ ability to continue operating in response to challenging economic conditions and in response to labor relations issues, regulatory requirements, trade agreements and other factors. The volume of automotive production in North America, Europe and the rest of the world has fluctuated, sometimes significantly, from year to year, and we expect such fluctuations to give rise to fluctuations in the demand for our products. Any significant adverse change in any of these factors may result in a reduction in automotive sales and production by our automotive OEM customers and could have a material adverse effect on our business, results of operations and financial condition.

The discontinuation, lack of commercial success, or loss of business with respect to a particular vehicle model or technology package for which we are a significant supplier could reduce our sales and adversely affect our profitability.

If we are able to secure design wins and our solutions are included in these autonomous driving and ADAS products, we expect to enter into supply agreements with the relevant customer. Market practice dictates that these supply agreements typically require us to supply a customer’s requirements for a particular vehicle model or autonomous driving or ADAS product, rather than supply a set number of products. These contracts can have short terms and/or can be subject to renegotiation, sometimes as frequently as annually, all of which may affect product pricing, and may be terminated by our customers at any time. Therefore, even if we are successful in obtaining design wins and the systems into which our products are built are commercialized, the discontinuation of, the loss of business with respect to, or a lack of commercial success of a particular vehicle model or technology package for which we are a significant supplier could mean that the expected sales of our products will not materialize, materially and adversely affecting our business.

Since many of the markets in which we compete are new and rapidly evolving, it is difficult to forecast long-term end-customer adoption rates and demand for our products.

We are pursuing opportunities in markets that are undergoing rapid changes, including technological and regulatory changes, and it is difficult to predict the timing and size of the opportunities. For example, autonomous driving and lidar-based ADAS applications require complex technology. Because these automotive systems depend on technology from many companies, commercialization of autonomous driving or ADAS products could be delayed or impaired on account of certain technological components of our or others not being ready to be deployed in vehicles. Although we currently have contracts with over 50 commercial partners, these companies may not be able to commercialize our technology immediately, or at all. Regulatory, safety or reliability developments, many of which are outside of our control, could also cause delays or otherwise impair commercial adoption of these new technologies, which will adversely affect our growth. Our future financial performance will depend on our ability to make timely investments in the correct market opportunities. If one or more of these markets experience a shift in customer or prospective customer demand, our products may not compete as effectively, if at all, and they may not be designed into commercialized products. Given the evolving nature of the markets in which we operate, it is difficult to predict customer demand or adoption rates for our products or the future growth of the markets in which we operate. As a result, the financial projections in this prospectus necessarily reflect various estimates and assumptions that may not prove accurate and these projections could differ materially from actual results due to the risks included in this “Risk Factors” section, among others. If demand does not develop or if we cannot accurately forecast customer demand, the size of our markets, inventory requirements or our future financial results, our business, results of operations and financial condition will be adversely affected.

We currently have and target many customers that are large corporations with substantial negotiating power, exacting product standards and potentially competitive internal solutions. If we are unable to sell our products to these customers, our prospects and results of operations will be adversely affected.

Many of our customers and potential customers are large, multinational corporations with substantial negotiating power relative to us and, in some instances, may have internal solutions that are competitive to our products. These large, multinational corporations also have significant development resources, which may allow them to acquire or develop independently, or in partnership with others, competitive technologies. Meeting the technical requirements and securing design wins with any of these companies will require a substantial investment of our time and resources. We cannot assure you that our products will secure design wins from these or other companies or that we will generate meaningful revenue from the sales of our products to these key potential customers. If our products are not selected by these large corporations or if these corporations develop or acquire competitive technology, it will have an adverse effect on our business.

Our business could be materially and adversely affected if we lost any of our largest customers or if we were unable to pay our invoices.

Although we have and continue to pursue a broad customer base, we are dependent on a collection of large customers with strong purchasing power. In 2018 and 2019, our top 10 customers represented 91% and 79% of our revenue, respectively. In 2018 and 2019, Volvo, Toyota and Northrop Grumman accounted for more than 10% of our annual revenue. The loss of business from any of our major customers (whether by lower overall demand for our products, cancellation of existing contracts or product orders or the failure to design in our products or award us new business) could have a material adverse effect on our business.

To the extent autonomous vehicle and ADAS systems become accepted by major automotive OEMs, we expect that we will rely increasingly for our revenue on Tier 1 suppliers through which automotive OEMs procure components. We expect that these Tier 1 suppliers will be responsible for certain hardpoint and software configuration activities specific to each OEM, and they may not exclusively carry our solutions.

There is also a risk that one or more of our major customers could be unable to pay our invoices as they become due or that a customer will simply refuse to make such payments if it experiences financial difficulties. If a major customer were to enter into bankruptcy proceedings or similar proceedings whereby contractual commitments are subject to stay of execution and the possibility of legal or other modification, we could be forced to record a substantial loss.

We are substantially dependent on our partnership with Volvo, and our business could be materially and adversely affected if our partnership with Volvo were terminated.

Our business is substantially dependent on our partnership with Volvo. For the year ended December 31, 2019 and the nine months ended September 30, 2020, Volvo accounted for $0.6 million, or 4.7%, and $7.5 million, or 65%, respectively, of our total revenue. There can be no assurance that we will be able to maintain our relationship with Volvo and secure orders for our products. If we are unable to maintain our relationship with Volvo, or if our arrangement is modified so that the economic terms become less favorable to us, then our business would be materially adversely affected.

If we are unable to establish and maintain confidence in our long-term business prospects among customers and analysts and within our industry or are subject to negative publicity, then our financial condition, operating results, business prospects and access to capital may suffer materially.

Customers may be less likely to purchase our lidar solutions if they are not convinced that our business will succeed or that our service and support and other operations will continue in the long term.

Similarly, suppliers and other third parties will be less likely to invest time and resources in developing business relationships with us if they are not convinced that our business will succeed. Accordingly, in order to build and maintain our business, we must maintain confidence among customers, suppliers, analysts, ratings agencies and other parties in our products, long-term financial viability and business prospects. Maintaining such confidence may be particularly complicated by certain factors including those that are largely outside of our control, such as our limited operating history, customer unfamiliarity with our lidar solutions, any delays in scaling production, delivery and service operations to meet demand, competition and uncertainty regarding the future of autonomous vehicles or our other services and our production and sales performance compared with market expectations.

Our investments in educating our customers and potential customers about the advantages of lidar and its applications may not result in sales of our products.

Educating our prospective customers, and to a lesser extent, our existing customers, about lidar, its advantages over other sensing technologies and lidar’s ability to convey value in different industries and deployments is an integral part of developing new business and the lidar market generally. If prospective customers have a negative perception of, or experience with, lidar or a competitor’s lidar products they may be reluctant to adopt lidar in general or specifically our products. Adverse statements about lidar by influential market participants may also deter adoption. Some of our competitors have significant financial or marketing resources that may allow them to engage in public marketing campaigns about their alternative technology, lidar or our solutions. Our efforts to educate potential customers and the market generally and to counter any adverse statements made by competitors or other market participants will require significant financial and personnel resources. These educational efforts may not be successful and we may not offset the costs of such efforts with revenue from the new customers. If we are unable to acquire new customers to offset these expenses or if the market accepts such adverse statements, our financial condition will be adversely affected.

The period of time from a design win to implementation is long and we are subject to the risks of cancellation or postponement of the contract or unsuccessful implementation.

Prospective customers, including those in the automotive industry, generally must make significant commitments of resources to test and validate our products and confirm that they can integrate with other technologies before including them in any particular system, product or model. The development cycles of our products with new customers varies widely depending on the application, market, customer and the complexity of the product. In the automotive market, for example, this development cycle can be five to seven or more years. The development cycle in certain other markets can be months to one or two years. These development cycles result in us investing our resources prior to realizing any revenue from the commercialization. Further, we are subject to the risk that customers cancel or postpone implementation of our technology, as well as that we will not be able to integrate our technology successfully into a larger system with other sensing modalities. Further, our revenue could be less than forecasted if the system, product or vehicle model that includes our lidar products is unsuccessful, including for reasons unrelated to our technology. Long development cycles and product cancellations or postponements may adversely affect our business, results of operations and financial condition.

We operate in a highly competitive market and some market participants have substantially greater resources. We compete against a large number of both established competitors and new market entrants.

The markets for sensing technology applicable to autonomous solutions in the automobile industry are highly competitive. Our future success will depend on our ability to remain a leader in our targeted markets by continuing to develop and protect from infringement advanced lidar technology in a timely manner and to stay ahead of existing and new competitors. Our competitors are numerous and they compete with us directly by offering lidar products and indirectly by attempting to solve some of the same challenges with different technology. We face competition from camera and radar companies, other developers of lidar products, Tier 1 suppliers and other technology and automotive supply companies, some of which have significantly greater resources than we do. In the automotive market, our competitors have commercialized both lidar and non-lidar-based ADAS technology that has achieved market adoption, strong brand recognition and may continue to improve. Other competitors are working towards commercializing autonomous driving technology and either by themselves, or with a publicly announced partner, have substantial financial, marketing, R&D and other resources. Some of our customers in the autonomous vehicle and ADAS markets have announced development efforts or made acquisitions directed at creating their own lidar-based or other sensing technologies, which would compete with our solutions. We do not know how close these competitors are to commercializing autonomous driving systems or novel ADAS applications. In markets outside of the automotive industry, our competitors, like us, seek to develop new sensing applications across industries. Even in these emerging markets, we face substantial competition from numerous competitors seeking to prove the value of their technology.

Additionally, increased competition may result in pricing pressure and reduced margins and may impede our ability to increase the sales of our products or cause us to lose market share, any of which will adversely affect our business, results of operations and financial condition.

The markets in which we compete are characterized by rapid technological change, which requires us to continue to develop new products and product innovations and could adversely affect market adoption of our products.

While we intend to invest substantial resources to remain on the forefront of technological development, continuing technological changes in sensing technology, lidar and the markets for these products, including the ADAS and autonomous driving industries, could adversely affect adoption of lidar and/or our products, either generally or for particular applications. Our future success will depend upon our ability to develop and introduce a variety of new capabilities and innovations to our existing product offerings, as well as introduce a variety of new product offerings, to address the changing needs of the markets in which we offer our products. For example, we are currently working on developing perception software products. We cannot guarantee that such software or other new products will be released in a timely manner, or at all, or achieve market acceptance. Delays in delivering new products that meet customer requirements could damage our relationships with customers and lead them to seek alternative sources of supply. In addition, our success to date has been based on the delivery of our solutions to R&D programs in which developers are investing substantial capital to develop new systems. Our continued success relies on the success of the R&D phase of these customers as they expand into commercialized projects. As autonomous technology reaches the stage of large-scale commercialization, we will be required to develop and deliver solutions at price points that enable wider and ultimately mass-market adoption. Delays in introducing products and innovations, the failure to choose correctly among technical alternatives or the failure to offer innovative products or configurations at competitive prices may cause existing and potential customers to purchase our competitors’ products or turn to alternative sensing technology.

If we are unable to devote adequate resources to develop products or cannot otherwise successfully develop products or system configurations that meet customer requirements on a timely basis or that remain competitive with technological alternatives, our products could lose market share, our revenue will decline, we may experience operating losses and our business and prospects will be adversely affected.

Developments in alternative technology may adversely affect the demand for our lidar technology.

Significant developments in alternative technologies, such as cameras and radar, may materially and adversely affect our business, prospects, financial condition and operating results in ways we do not currently anticipate. Existing and other camera and radar technologies may emerge as customers’ preferred alternative to our solutions. Any failure by us to develop new or enhanced technologies or processes, or to react to changes in existing technologies, could materially delay our development and introduction of new and enhanced products in the autonomous vehicle industry, which could result in the loss of competitiveness of our lidar solutions, decreased revenue and a loss of market share to competitors. Our R&D efforts may not be sufficient to adapt to changes in technology. As technologies change, we plan to upgrade or adapt our lidar solutions with the latest technology. However, our solutions may not compete effectively with alternative systems if we are not able to source and integrate the latest technology into our existing lidar solutions.

Because lidar is new in most of the markets we are seeking to enter, forecasts of market growth in this prospectus may not be accurate.

Market opportunity estimates and growth forecasts included in this prospectus are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. The forecasts and estimates in this prospectus relating to the expected size and growth of the markets for lidar-based technology may prove to be inaccurate. Even if these markets experience the forecasted growth described in this prospectus, we may not grow our business at similar rates, or at all. Our future growth is subject to many factors, including market adoption of our products, which is subject to many risks and uncertainties. Accordingly, the forecasts and estimates of market size and growth described in this prospectus, including our estimates that the size of our total addressable market is expected to grow from approximately $5 billion currently to $150 billion by 2030, should not be taken as indicative of our future growth. In addition, these forecasts do not take into account the impact of the current global COVID-19 pandemic, and we cannot assure you that these forecasts will not be materially and adversely affected as a result.

We may need to raise additional capital in the future in order to execute our business plan, which may not be available on terms acceptable to us, or at all.

In the future, we may require additional capital to respond to technological advancements, competitive dynamics or technologies, customer demands, business opportunities, challenges, acquisitions or unforeseen circumstances and we may determine to engage in equity or debt financings or enter into credit facilities for other reasons. In order to further business relationships with current or potential customers or partners, we may issue equity or equity-linked securities to such current or potential customers or partners. We may not be able to timely secure additional debt or equity financing on favorable terms, or at all. If we raise additional funds through the issuance of equity or convertible debt or other equity-linked securities or if we issue equity or equity-linked securities to current or potential customers to further business relationships, our existing stockholders could experience significant dilution. Any debt financing obtained by us in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to grow or support our business and to respond to business challenges could be significantly limited.

We have identified material weaknesses in our internal control over financial reporting as of December 31, 2018 and 2019. If we are unable to develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us.

In connection with our financial statement close process for the years ended December 31, 2018 and 2019, we identified a material weakness in the design and operating effectiveness of our internal control over financial reporting. The material weakness we identified resulted from a lack of sufficient number of qualified personnel within our accounting function who possessed an appropriate level of expertise to effectively perform the following functions:

•	identify, select and apply GAAP sufficiently to provide reasonable assurance that transactions were being appropriately recorded; and

•

assess risk and design appropriate control activities over information technology systems and financial and reporting processes necessary to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements.

A material weakness is a deficiency or combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our financial statements would not be prevented or detected on a timely basis. These deficiencies could result in additional material misstatements to our consolidated financial statements that could not be prevented or detected on a timely basis.

Our management is in the process of developing a remediation plan which shall include, without limitation, the hiring of additional accounting and finance personnel with technical public company accounting and financial reporting experience. The material weaknesses will not be considered remediated until management designs and implements effective controls that operate for a sufficient period of time and management has concluded, through testing, that these controls are effective. Our management will monitor the effectiveness of our remediation plans and will make changes management determines to be appropriate.

If not remediated, these material weaknesses could result in material misstatements to our annual or interim consolidated financial statements that might not be prevented or detected on a timely basis, or in delayed filing of required periodic reports. If we are unable to assert that our internal control over financial reporting is effective, or when required in the future, if our independent registered public accounting firm is unable to express an unqualified opinion as to the effectiveness of the internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports, the market price of the Common Stock could be adversely affected and we could become subject to litigation or investigations by Nasdaq, the SEC, or other regulatory authorities, which could require additional financial and management resources.

If we fail to maintain an effective system of internal controls, our ability to produce timely and accurate financial statements or comply with applicable regulations could be adversely affected.

We are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations of Nasdaq. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly, and place significant strain on our personnel, systems and resources.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls, internal control over financial reporting and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we will file with the SEC is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms, and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal executive and financial officers.

Our current controls and any new controls that we develop may be inadequate because of changes in conditions in our business. Further, additional weaknesses in our internal controls may be discovered in the future. Any failure to develop or maintain effective controls, or any difficulties encountered in our implementation or improvement, could adversely affect our operating results or cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods. Any failure to implement and maintain effective internal controls also could adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that we are required to include in our periodic reports we will file with the SEC under Section 404 of the Sarbanes-Oxley Act. Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information.

In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we have expended and anticipate that we will continue to expend significant resources, including accounting-related costs, and provide significant management oversight. Any failure to maintain the adequacy of our internal controls, or consequent inability to produce accurate financial statements on a timely basis, could increase our operating costs and could materially and adversely affect our ability to operate our business. If our internal controls are perceived as inadequate or if we are unable to produce timely or accurate financial statements, investors may lose confidence in our operating results and our stock price could decline.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until after we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating. Any failure to maintain effective disclosure controls and internal control over financial reporting could have a material and adverse effect on our business and operating results.

Changes in tax laws or exposure to additional income tax liabilities could affect our future profitability.

Factors that could materially affect our future effective tax rates include but are not limited to:

•	changes in tax laws or the regulatory environment;

•	changes in accounting and tax standards or practices;

•	changes in the composition of operating income by tax jurisdiction; and

•	our operating results before taxes.

Because we do not have a long history of operating at our present scale and we have significant expansion plans, our effective tax rate may fluctuate in the future. Future effective tax rates could be affected by operating losses in jurisdictions where no tax benefit can be recorded under GAAP, changes in the composition of earnings in countries with differing tax rates, changes in deferred tax assets and liabilities, or changes in tax laws.

On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) was signed into law making significant changes to the U.S. Tax Code. In particular, sweeping changes were made to the U.S. taxation of foreign operations. Changes include, but are not limited to, a reduction to the corporate income tax rate, limiting interest deductions, adopting elements of a territorial tax system, assessing a repatriation tax or “toll-charge” on undistributed earnings and profits of U.S.-owned foreign corporations, and introducing certain anti-base erosion provisions, including a new minimum tax on global intangible low-taxed income (“GILTI”) and base erosion and anti-abuse tax (“BEAT”). The new legislation had no effect on our provision for income taxes for 2018 and 2019 and the nine months ended September 30, 2020, because we generated net tax losses and offset our deferred tax assets on the balance sheet with a full valuation allowance due to our current loss position and forecasted losses for the near future. The overall impact of this tax reform is uncertain, and our business and financial condition, including with respect to our non-U.S. operations, could be adversely affected.

In addition to the impact of the Tax Act on our federal taxes, the Tax Act may impact our taxation in other jurisdictions, including with respect to state income taxes. State legislatures have not had sufficient time to respond to the Tax Act. Accordingly, there is uncertainty as to how the laws will apply in the various state jurisdictions. Additionally, other foreign governing bodies may enact changes to their tax laws in reaction to the Tax Act that could result in changes to our global tax position and materially adversely affect our business, results of operations and financial condition. Additionally, the Internal Revenue Service, (the “IRS”) and several foreign tax authorities have increasingly focused attention on intercompany transfer pricing with respect to sales of products and services and the use of intangibles. Tax authorities could disagree with our future intercompany charges, cross-jurisdictional transfer pricing or other matters and assess additional taxes. If we do not prevail in any such disagreements, our profitability may be affected.

Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited.

As of December 31, 2019, we had $164.8 million of U.S. federal and $177.9 million of state net operating loss carryforwards available to reduce future taxable income. Of the $164.8 million in U.S. federal operating loss carryforwards, $122.3 million will be carried forward indefinitely for U.S. federal tax purposes and $42.5 million will expire between 2035 and 2036. $177.9 million of our U.S. state net operating loss carryforwards will expire between 2035 and 2036. It is possible that we will not generate taxable income in time to use these net operating loss carryforwards before their expiration or at all. Under legislative changes made in December 2017, U.S. federal net operating losses incurred in 2018 and in future years may be carried forward indefinitely, but the deductibility of such net operating losses is limited. It is uncertain if and to what extent various states will conform to the newly enacted federal tax law. In addition, the federal and state net operating loss carryforwards and certain tax credits may be subject to significant limitations under Section 382 and Section 383 of the U.S. Tax Code, respectively, and similar provisions of state law. Under those sections of the U.S. Tax Code, if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change net operating loss carryforwards and other pre-change attributes, such as research tax credits, to offset its post-change income or tax may be limited. In general, an “ownership change” will occur if there is a cumulative change in our ownership by “5-percent shareholders” that exceeds 50 percentage points over a rolling three-year period. Similar rules may apply under state tax laws. We have not yet undertaken an analysis of whether the Business Combination constitutes an “ownership change” for purposes of Section 382 and Section 383 of the U.S. Tax Code.

We are highly dependent on the services of Austin Russell, our Founder, President and Chief Executive Officer.

We are highly dependent on Austin Russell, our Founder, President and Chief Executive Officer. Mr. Russell created our first lidar product and he remains deeply involved in all aspects of our business, including product development. The loss of Mr. Russell would adversely affect our business because his loss could make it more difficult to, among other things, compete with other market participants, manage our R&D activities and retain existing customers or cultivate new ones. Negative public perception of, or negative news related to, Mr. Russell may adversely affect our brand, relationship with customers or standing in the industry.

Our business depends substantially on the efforts of our executive officers and highly skilled personnel, and our operations may be severely disrupted if we lost their services.

Competition for highly-skilled personnel is often intense, especially in Orlando, Florida and the San Francisco Bay Area, where two of our offices are located, and we may incur significant costs to attract highly-skilled personnel. We may not be successful in attracting, integrating, or retaining qualified personnel to fulfill our current or future needs. We have, from time to time, experienced, and we expect to continue to experience, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. In addition, job candidates and existing employees often consider the value of the equity awards they receive in connection with their employment. If the perceived value of our equity or equity awards declines, it may adversely affect our ability to retain highly skilled employees. If we fail to attract new personnel or fail to retain and motivate our current personnel, our business and future growth prospects could be adversely affected.

Our business could be materially and adversely affected by the current global COVID-19 pandemic or other health epidemics and outbreaks.

The ongoing COVID-19 pandemic as well as other possible health epidemics and outbreaks could result in a material adverse impact on our or our customers’ business operations including reduction or suspension of operations in the U.S. or certain parts of the world. Our engineering and manufacturing operations, among others, cannot all be conducted in a remote working structure and often require on-site access to materials and equipment. We have customers with international operations in varying industries. We also depend on suppliers and manufacturers worldwide. Depending upon the duration of the ongoing COVID-19 pandemic and the associated business interruptions, our customers, suppliers, manufacturers and partners may suspend or delay their engagement with us, which could result in a material adverse effect on our financial condition. Our response to the ongoing COVID-19 pandemic may prove to be inadequate and we may be unable to continue our operations in the manner we had prior to the outbreak, and may endure interruptions, reputational harm, delays in our product development and shipments, all of which could have an adverse effect on our business, operating results, and financial condition. In addition, when the pandemic subsides, we cannot assure you as to the timing of any economic recovery, which could continue to have a material adverse effect on our target markets and our business.

Our business is subject to the risks of earthquakes, fire, floods and other natural catastrophic events, global pandemics, and interruptions by man-made problems, such as terrorism. Material disruptions of our business or information systems resulting from these events could adversely affect our operating results.

A significant natural disaster, such as an earthquake, fire, flood, hurricane or significant power outage or other similar events, such as infectious disease outbreaks or pandemic events, including the ongoing COVID-19 pandemic, could have an adverse effect on our business and operating results. The ongoing COVID-19 pandemic may have the effect of heightening many of the other risks described in this “Risk Factors” section, such as the demand for our products, our ability to achieve or maintain profitability and our ability to raise additional capital in the future. Our corporate headquarters and R&D and manufacturing base are located in Florida, which currently has a high number of COVID-19 pandemic cases. One of our offices is located in the San Francisco Bay Area, a region known for seismic activity. In addition, natural disasters, acts of terrorism or war could cause disruptions in our remaining manufacturing operations, our or our customers’ or channel partners’ businesses, our suppliers’ or the economy as a whole. We also rely on information technology systems to communicate among our workforce and with third parties. Any disruption to our communications, whether caused by a natural disaster or by manmade problems, such as power disruptions, could adversely affect our business. We do not have a formal disaster recovery plan or policy in place and do not currently require that our suppliers’ partners have such plans or policies in place. To the extent that any such disruptions result in delays or cancellations of orders or impede our suppliers’ ability to timely deliver product components, or the deployment of our products, our business, operating results and financial condition would be adversely affected.

Interruption or failure of our information technology and communications systems could impact our ability to effectively provide our services.

We plan to include in-vehicle services and functionality that utilize data connectivity to monitor performance and timely capture opportunities to enhance performance and functionality. The availability and effectiveness of our services depend on the continued operation of information technology and communications systems. Our systems will be vulnerable to damage or interruption from, among others, physical theft, fire, terrorist attacks, natural disasters, power loss, war, telecommunications failures, viruses, denial or degradation of service attacks, ransomware, social engineering schemes, insider theft or misuse or other attempts to harm our systems. We utilize reputable third-party service providers or vendors for all of our data other than our source code, and these providers could also be vulnerable to harms similar to those that could damage our systems, including sabotage and intentional acts of vandalism causing potential disruptions. Some of our systems will not be fully redundant, and our disaster recovery planning cannot account for all eventualities. Any problems with our third-party cloud hosting providers could result in lengthy interruptions in our business. In addition, our in-vehicle services and functionality are highly technical and complex technology which may contain errors or vulnerabilities that could result in interruptions in our business or the failure of our systems.

We are subject to cybersecurity risks to operational systems, security systems, infrastructure, integrated software in our lidar solutions and customer data processed by us or third-party vendors or suppliers and any material failure, weakness, interruption, cyber event, incident or breach of security could prevent us from effectively operating our business.

We are at risk for interruptions, outages and breaches of: operational systems, including business, financial, accounting, product development, data processing or production processes, owned by us or our third-party vendors or suppliers; facility security systems, owned by us or our third-party vendors or suppliers; in-product technology owned by us or our third-party vendors or suppliers; the integrated software in our lidar solutions; or customer or driver data that we process or our third-party vendors or suppliers process on our behalf. Such cyber incidents could materially disrupt operational systems; result in loss of intellectual property, trade secrets or other proprietary or competitively sensitive information; compromise certain information of customers, employees, suppliers, drivers or others; jeopardize the security of our facilities; or affect the performance of in-product technology and the integrated software in our lidar solutions. A cyber incident could be caused by disasters, insiders (through inadvertence or with malicious intent) or malicious third parties (including nation-states or nation-state supported actors) using sophisticated, targeted methods to circumvent firewalls, encryption and other security defenses, including hacking, fraud, trickery or other forms of deception. The techniques used by cyber attackers change frequently and may be difficult to detect for long periods of time. Although we maintain information technology measures designed to protect us against intellectual property theft, data breaches and other cyber incidents, such measures will require updates and improvements, and we cannot guarantee that such measures will be adequate to detect, prevent or mitigate cyber incidents. The implementation, maintenance, segregation and improvement of these systems requires significant management time, support and cost. Moreover, there are inherent risks associated with developing, improving, expanding and updating current systems, including the disruption of our data management, procurement, production execution, finance, supply chain and sales and service processes. These risks may affect our ability to manage our data and inventory, procure parts or supplies or produce, sell, deliver and service our solutions, adequately protect our intellectual property or achieve and maintain compliance with, or realize available benefits under, applicable laws, regulations and contracts. We cannot be sure that the systems upon which we rely, including those of our third-party vendors or suppliers, will be effectively implemented, maintained or expanded as planned. If we do not successfully implement, maintain or expand these systems as planned, our operations may be disrupted, our ability to accurately and timely report our financial results could be impaired, and deficiencies may arise in our internal control over financial reporting, which may impact our ability to certify our financial results. Moreover, our proprietary information or intellectual property could be compromised or misappropriated and our reputation may be adversely affected. If these systems do not operate as we expect them to, we may be required to expend significant resources to make corrections or find alternative sources for performing these functions.

A significant cyber incident could impact production capability, harm our reputation, cause us to breach our contracts with other parties or subject us to regulatory actions or litigation, any of which could materially affect our business, prospects, financial condition and operating results. In addition, our insurance coverage for cyber-attacks may not be sufficient to cover all the losses we may experience as a result of a cyber incident.

Legal and Regulatory Risks Related to Our Business

We are subject to governmental export and import control laws and regulations. Our failure to comply with these laws and regulations could have an adverse effect on our business, prospects, financial condition and results of operations.

Our products and solutions are subject to export control and import laws and regulations, including the U.S. Export Administration Regulations, U.S. Customs regulations and various economic and trade sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Controls. U.S. export control laws and regulations and economic sanctions prohibit the shipment of certain products and services to U.S. embargoed or sanctioned countries, governments and persons. In addition, complying with export control and sanctions regulations for a particular sale may be time-consuming and result in the delay or loss of sales opportunities. Exports of our products and technology must be made in compliance with these laws and regulations. If we fail to comply with these laws and regulations, we and certain of our employees could be subject to substantial civil or criminal penalties, including the possible loss of export or import privileges, fines, which may be imposed on us and responsible employees or managers and, in extreme cases, the incarceration of responsible employees or managers.

Changes to trade policy, tariffs and import/export regulations may have a material adverse effect on our business, financial condition and results of operations.

Changes in global political, regulatory and economic conditions or in laws and policies governing foreign trade, manufacturing, development and investment in the territories or countries where we currently purchase our components, sell our products or conduct our business could adversely affect our business. The U.S. has recently instituted or proposed changes in trade policies that include the negotiation or termination of trade agreements, the imposition of higher tariffs on imports into the U.S., economic sanctions on individuals, corporations or countries, and other government regulations affecting trade between the U.S. and other countries where we conduct our business. A number of other nations have proposed or instituted similar measures directed at trade with the United States in response. As a result of these developments, there may be greater restrictions and economic disincentives on international trade that could adversely affect our business. For example, such changes could adversely affect the automotive market, our ability to access key components or raw materials needed to manufacture our products (including, but not limited to, rare-earth metals), our ability to sell our products to customers outside of the U.S. and the demand for our products. It may be time-consuming and expensive for us to alter our business operations to adapt to or comply with any such changes, and any failure to do so could have a material adverse effect on our business, financial condition and results of operations.

We have in the past and may become involved in legal and regulatory proceedings and commercial or contractual disputes, which could have an adverse effect on our profitability and consolidated financial position.

We may be, from time to time, involved in litigation, regulatory proceedings and commercial or contractual disputes that may be significant. These matters may include, without limitation, disputes with our suppliers and customers, intellectual property claims, stockholder litigation, government investigations, class action lawsuits, personal injury claims, environmental issues, customs and value-added tax disputes and employment and tax issues. In addition, we have in the past and could face in the future a variety of labor and employment claims against us, which could include but is not limited to general discrimination, wage and hour, privacy, ERISA or disability claims. In such matters, government agencies or private parties may seek to recover from us very large, indeterminate amounts in penalties or monetary damages (including, in some cases, treble or punitive damages) or seek to limit our operations in some way. These types of lawsuits could require significant management time and attention or could involve substantial legal liability, adverse regulatory outcomes, and/or substantial expenses to defend. Often these cases raise complex factual and legal issues and create risks and uncertainties. No assurances can be given that any proceedings and claims will not have a material adverse impact on our operating results and consolidated financial position or that our established reserves or our available insurance will mitigate this impact.

We are subject to, and must remain in compliance with, numerous laws and governmental regulations concerning the manufacturing, use, distribution and sale of our products. Some of our customers also require that we comply with their own unique requirements relating to these matters.

We manufacture and sell products that contain electronic components, and such components may contain materials that are subject to government regulation in both the locations where we manufacture and assembles our products, as well as the locations where we sell our products. For example, certain regulations limit the use of lead in electronic components. Since we operate on a global basis, this is a complex process which requires continual monitoring of regulations and an ongoing compliance process to ensure that we and our suppliers are in compliance with existing regulations in each market where we operate. If there is an unanticipated new regulation that significantly impacts our use and sourcing of various components or requires more expensive components, that regulation could materially adversely affect our business, results of operations and financial condition.

Our products are used for autonomous driving and ADAS applications, which are subject to complicated regulatory schemes that vary from jurisdiction to jurisdiction. These are rapidly evolving areas where new regulations could impose limitations on the use of lidar generally or our products specifically. If we fail to adhere to these new regulations or fail to continually monitor the updates, we may be subject to litigation, loss of customers or negative publicity and our business, results of operations and financial condition will be adversely affected.

We are subject to various environmental laws and regulations that could impose substantial costs upon us and cause delays in building our production facilities.

Concerns over environmental pollution and climate change have produced significant legislative and regulatory efforts on a global basis, and we believe this will continue both in scope and in the number of countries participating. In addition, as climate change issues become more prevalent, foreign, federal, state and local governments and our customers have been responding to these issues. The increased focus on environmental sustainability may result in new regulations and customer requirements, or changes in current regulations and customer requirements, which could materially adversely impact our business, results of operations and financial condition. If we are unable to effectively manage real or perceived issues, including concerns about environmental impacts or similar matters, sentiments toward us or our products could be negatively impacted, and our business, results of operations or financial condition could suffer.

Our operations are and will be subject to international, federal, state and local environmental laws and regulations, and such laws and regulations could directly increase the cost of energy, which may have an effect on the way we manufacture products or utilize energy to produce our products. In addition, any new regulations or laws in the environmental area might increase the cost of raw materials or key components we use in our products. Environmental regulations require us to reduce product energy usage, monitor and exclude an expanding list of restricted substances and to participate in required recovery and recycling of our products. Environmental and health and safety laws and regulations can be complex, and we have limited experience complying with them. Capital and operating expenses needed to comply with environmental laws and regulations can be significant, and violations may result in substantial fines and penalties, third-party damages, suspension of production or a cessation of our operations. Contamination at properties we operate, we formerly operated or to which hazardous substances were sent by us, may result in liability for us under environmental laws and regulations, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, which can impose liability for the full amount of remediation-related costs without regard to fault, for the investigation and cleanup of contaminated soil and ground water, for building contamination and impacts to human health and for damages to natural resources. The costs of complying with environmental laws and regulations and any claims concerning noncompliance, or liability with respect to contamination in the future, could have a material adverse effect on our financial condition or operating results. We may face unexpected delays in obtaining the required permits and approvals in connection with our planned production facilities that could require significant time and financial resources and delay our ability to operate these facilities, which would adversely impact our business, prospects, financial condition and operating results.

We are subject to U.S. and foreign anti-corruption and anti-money laundering laws and regulations. We can face criminal liability and other serious consequences for violations, which can harm our business.

We are subject to the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, the USA PATRIOT Act and possibly other anti-bribery and anti-money laundering laws in countries in which we conduct activities. Anti-corruption laws are interpreted broadly and prohibit companies and their employees, agents, contractors and other collaborators from authorizing, promising, offering or providing, directly or indirectly, improper payments or anything else of value to recipients in the public or private sector. We can be held liable for the corrupt or other illegal activities of our employees, agents, contractors and other collaborators, even if we do not explicitly authorize or have actual knowledge of such activities. Any violations of the laws and regulations described above may result in substantial civil and criminal fines and penalties, imprisonment, the loss of export or import privileges, debarment, tax reassessments, breach of contract and fraud litigation, reputational harm and other consequences.

Our business may be adversely affected by changes in automotive and laser regulations or concerns that drive further regulation of the automobile and laser market.

Government product safety regulations are an important factor for our business. Historically, these regulations have imposed ever-more stringent safety regulations for vehicles and laser products. These safety regulations often require, or customers demand that, vehicles have more safety features per vehicle and more advanced safety products.

While we believes increasing automotive and laser safety standards will present a market opportunity for our products, government safety regulations are subject to change based on a number of factors that are not within our control, including new scientific or technological data, adverse publicity regarding the industry recalls and safety risks of autonomous driving and ADAS, accidents involving our products, domestic and foreign political developments or considerations, and litigation relating to our products and our competitors’ products. Changes in government regulations, especially in the autonomous driving and ADAS industries, could adversely affect our business. If government priorities shift and we are unable to adapt to changing regulations, our business may be materially and adversely affected.

Federal and local regulators impose more stringent compliance and reporting requirements in response to product recalls and safety issues in the automotive and laser industry. As cars that carry our sensors go into production, the obligations of complying with safety regulations and reporting requirements could increase and it could require increased resources and adversely affect our business.

Autonomous and ADAS features may be delayed in adoption by OEMs, and our business impacted, as additional emissions and safety requirements are imposed on vehicle manufacturers.

Vehicle regulators globally continue to consider new and enhanced emissions requirements, including electrification, to meet environmental and economic needs as well as pursue new safety standards to address emerging traffic risks. To control new vehicle prices, among other concerns, OEMs may need to dedicate technology and cost additions to new vehicle designs to meet these emissions and safety requirements and postpone the consumer cost pressures of new autonomous and ADAS features.

Our business may be adversely affected if we fail to comply with the regulatory requirements under the Federal Food, Drug, and Cosmetic or the Food and Drug Administration (the “FDA”).

As a lidar technology company, we are subject to the Electronic Product Radiation Control Provisions of the Federal Food, Drug, and Cosmetic Act. These requirements are enforced by the FDA. Electronic product radiation includes laser technology. Regulations governing these products are intended to protect the public from hazardous or unnecessary exposure. Manufacturers are required to certify in product labeling and reports to the FDA that their products comply with applicable performance standards as well as maintain manufacturing, testing, and distribution records for their products. Failure to comply with these requirements could result in enforcement action by the FDA, which could require us to cease distribution of our products, recall or remediate products already distributed to customers, or subject us to FDA enforcement.

Failures, or perceived failures, to comply with privacy, data protection, and information security requirements in the variety of jurisdictions in which we operate may adversely impact our business, and such legal requirements are evolving, uncertain and may require improvements in, or changes to, our policies and operations.

Our current and potential future operations and sales subject us to laws and regulations addressing privacy and the collection, use, storage, disclosure, transfer and protection of a variety of types of data. For example, the European Commission has adopted the General Data Protection Regulation and California recently enacted the California Consumer Privacy Act of 2018, both of which provide for potentially material penalties for non-compliance. These regimes may, among other things, impose data security requirements, disclosure requirements, and restrictions on data collection, uses, and sharing that may impact our operations and the development of our business. While, generally, we do not have access to, collect, store, process, or share information collected by our solutions unless our customers choose to proactively provide such information to us, our products may evolve both to address potential customer requirements or to add new features and functionality. Therefore, the full impact of these privacy regimes on our business is rapidly evolving across jurisdictions and remains uncertain at this time.

We may also be affected by cyber-attacks and other means of gaining unauthorized access to our products, systems, and data. For instance, cyber criminals or insiders may target us or third parties with which we have business relationships to obtain data, or in a manner that disrupts our operations or compromises our products or the systems into which our products are integrated.

We are assessing the continually evolving privacy and data security regimes and measures we believe are appropriate in response. Since these data security regimes are evolving, uncertain and complex, especially for a global business like ours, we may need to update or enhance our compliance measures as our products, markets and customer demands further develop, and these updates or enhancements may require implementation costs. In addition, we may not be able to monitor and react to all developments in a timely manner. The compliance measures we do adopt may prove ineffective. Any failure, or perceived failure, by us to comply with current and future regulatory or customer-driven privacy, data protection, and information security requirements, or to prevent or mitigate security breaches, cyber-attacks, or improper access to, use of, or disclosure of data, or any security issues or cyber-attacks affecting us, could result in significant liability, costs (including the costs of mitigation and recovery), and a material loss of revenue resulting from the adverse impact on our reputation and brand, loss of proprietary information and data, disruption to our business and relationships, and diminished ability to retain or attract customers and business partners. Such events may result in governmental enforcement actions and prosecutions, private litigation, fines and penalties or adverse publicity, and could cause customers and business partners to lose trust in us, which could have an adverse effect on our reputation and business.

Regulations related to conflict minerals may cause us to incur additional expenses and could limit the supply and increase the costs of certain metals used in the manufacturing of our products.

We are subject to the requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, that will require us to determine, disclose and report whether our products contain conflict minerals. The implementation of these requirements could adversely affect the sourcing, availability and pricing of the materials used in the manufacture of components used in our products. In addition, we will incur additional costs to comply with the disclosure requirements, including costs related to conducting diligence procedures to determine the sources of conflict minerals that may be used in or necessary to the production of our products and, if applicable, potential changes to products, processes or sources of supply as a consequence of such verification activities. It is also possible that our reputation may be adversely affected if we determine that certain of our products contain minerals not determined to be conflict-free or if we are unable to alter our products, processes or sources of supply to avoid use of such materials.

Risks Related to Our Intellectual Property

Despite the actions we are taking to defend and protect our intellectual property, we may not be able to adequately protect or enforce our intellectual property rights or prevent unauthorized parties from copying or reverse engineering our solutions. Our efforts to protect and enforce our intellectual property rights and prevent third parties from violating our rights may be costly.

The success of our products and our business depends in part on our ability to obtain patents and other intellectual property rights and maintain adequate legal protection for our products in the United States and other international jurisdictions. We rely on a combination of patent, service mark, trademark and trade secret laws, as well as confidentiality procedures and contractual restrictions, to establish and protect our proprietary rights, all of which provide only limited protection.

We cannot assure you that any patents will be issued with respect to our currently pending patent applications or that any trademarks will be registered with respect to our currently pending applications in a manner that gives us adequate defensive protection or competitive advantages, if at all, or that any patents issued to us or any trademarks registered by us will not be challenged, invalidated or circumvented. We have filed for patents and trademarks in the United States and in certain international jurisdictions, but such protections may not be available in all countries in which we operate or in which we seek to enforce our intellectual property rights, or may be difficult to enforce in practice. Our currently-issued patents and trademarks and any patents and trademarks that may be issued or registered, as applicable, in the future with respect to pending or future applications may not provide sufficiently broad protection or may not prove to be enforceable in actions against alleged infringers. We cannot be certain that the steps we have taken will prevent unauthorized use of our technology or the reverse engineering of our technology. Moreover, others may independently develop technologies that are competitive to us or infringe our intellectual property.

Protecting against the unauthorized use of our intellectual property, products and other proprietary rights is expensive and difficult, particularly internationally. We believe that our patents are foundational in the area of lidar products and intends to enforce the intellectual property portfolio we have built over the years. Unauthorized parties may attempt to copy or reverse engineer our lidar technology or certain aspects of our solutions that we consider proprietary. Litigation may be necessary in the future to enforce or defend our intellectual property rights, to prevent unauthorized parties from copying or reverse engineering our solutions, to determine the validity and scope of the proprietary rights of others or to block the importation of infringing products into the United States.

Any such litigation, whether initiated by us or a third party, could result in substantial costs and diversion of management resources, either of which could adversely affect our business, operating results and financial condition. Even if we obtain favorable outcomes in litigation, we may not be able to obtain adequate remedies, especially in the context of unauthorized parties copying or reverse engineering our solutions.

Further, many of our current and potential competitors have the ability to dedicate substantially greater resources to defending intellectual property infringement claims and to enforcing their intellectual property rights than we have. Attempts to enforce our rights against third parties could also provoke these third parties to assert their own intellectual property or other rights against us or result in a holding that invalidates or narrows the scope of our rights, in whole or in part. Effective patent, trademark, service mark, copyright and trade secret protection may not be available in every country in which our products are available and competitors based in other countries may sell infringing products in one or more markets. Failure to adequately protect our intellectual property rights could result in our competitors offering similar products, potentially resulting in the loss of some of our competitive advantage and a decrease in our revenue, which would adversely affect our business, operating results, financial condition and prospects.

Third-party claims that we are infringing intellectual property, whether successful or not, could subject us to costly and time-consuming litigation or expensive licenses, and our business could be adversely affected.

Although we hold key patents related to our products, a number of companies, both within and outside of the lidar industry, hold other patents covering aspects of lidar products. In addition to these patents, participants in this industry typically also protect their technology, especially embedded software, through copyrights and trade secrets. As a result, there is frequent litigation based on allegations of infringement, misappropriation or other violations of intellectual property rights. We have received, and in the future may receive, inquiries from other intellectual property holders and may become subject to claims that we infringe their intellectual property rights, particularly as we expands our presence in the market, expand to new use cases and face increasing competition. In addition, parties may claim that the names and branding of our products infringe their trademark rights in certain countries or territories. If such a claim were to prevail, we may have to change the names and branding of our products in the affected territories and we could incur other costs.

We currently have a number of agreements in effect pursuant to which we have agreed to defend, indemnify and hold harmless our customers, suppliers, and channel partners and other partners from damages and costs which may arise from the infringement by our products of third-party patents or other intellectual property rights. The scope of these indemnity obligations varies, but may, in some instances, include indemnification for damages and expenses, including attorneys’ fees. Our insurance may not cover all intellectual property infringement claims. A claim that our products infringe a third party’s intellectual property rights, even if untrue, could adversely affect our relationships with our customers, may deter future customers from purchasing our products and could expose us to costly litigation and settlement expenses. Even if we are not a party to any litigation between a customer and a third party relating to infringement by our products, an adverse outcome in any such litigation could make it more difficult for us to defend our products against intellectual property infringement claims in any subsequent litigation in which we are a named party. Any of these results could adversely affect our brand and operating results.

Our defense of intellectual property rights claims brought against us or our customers, suppliers and channel partners, with or without merit, could be time-consuming, expensive to litigate or settle, divert management resources and attention and force us to acquire intellectual property rights and licenses, which may involve substantial royalty or other payments and may not be available on acceptable terms or at all. Further, a party making such a claim, if successful, could secure a judgment that requires us to pay substantial damages or obtain an injunction. An adverse determination also could invalidate our intellectual property rights and adversely affect our ability to offer our products to our customers and may require that we procure or develop substitute products that do not infringe, which could require significant effort and expense. Any of these events could adversely affect our business, operating results, financial condition and prospects.

Our intellectual property applications for registration may not issue or be registered, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours.

We cannot be certain that we are the first inventor of the subject matter to which we have filed a particular patent application, or if we are the first party to file such a patent application. If another party has filed a patent application to the same subject matter as we have, we may not be entitled to the protection sought by the patent application. We also cannot be certain whether the claims included in a patent application will ultimately be allowed in the applicable issued patent. Further, the scope of protection of issued patent claims is often difficult to determine. As a result, we cannot be certain that the patent applications that we file will issue, or that our issued patents will afford protection against competitors with similar technology. In addition, our competitors may design around our issued patents, which may adversely affect our business, prospects, financial condition and operating results.

In addition to patented technology, we rely on our unpatented proprietary technology, trade secrets, processes and know-how.

We rely on proprietary information (such as trade secrets, know-how and confidential information) to protect intellectual property that may not be patentable or subject to copyright, trademark, trade dress or service mark protection, or that we believe is best protected by means that do not require public disclosure. We generally seek to protect this proprietary information by entering into confidentiality agreements, or consulting services or employment agreements that contain non-disclosure and non-use provisions with our employees, consultants, contractors and third parties. However, we may fail to enter into the necessary agreements, and even if entered into, these agreements may be breached or may otherwise fail to prevent disclosure, third-party infringement or misappropriation of our proprietary information, may be limited as to their term and may not provide an adequate remedy in the event of unauthorized disclosure or use of proprietary information. We have limited control over the protection of trade secrets used by our current or future manufacturing partners and suppliers and could lose future trade secret protection if any unauthorized disclosure of such information occurs. In addition, our proprietary information may otherwise become known or be independently developed by our competitors or other third parties. To the extent that our employees, consultants, contractors, advisors and other third parties use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting know-how and inventions. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain protection for our proprietary information could adversely affect our competitive business position. Furthermore, laws regarding trade secret rights in certain markets where we operate may afford little or no protection to our trade secrets.

We also rely on physical and electronic security measures to protect our proprietary information, but we cannot provide assurance that these security measures will not be breached or provide adequate protection for our property. There is a risk that third parties may obtain and improperly utilize our proprietary information to our competitive disadvantage. We may not be able to detect or prevent the unauthorized use of such information or take appropriate and timely steps to enforce our intellectual property rights.

We may be subject to damages resulting from claims that we or our employees have wrongfully used or disclosed alleged trade secrets of our employees’ former employers.

We may be subject to claims that we or our employees have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of an employee’s former employers. Litigation may be necessary to defend against these claims. If we fail in defending such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. A loss of key personnel or their work product could hamper or prevent our ability to commercialize our products, which could severely harm our business. Even if we are successful in defending against these claims, litigation could result in substantial costs and demand on management resources.

Risks Related to Being a Public Company

We will incur increased costs as a result of operating as a public company, and our management will devote substantial time to new compliance initiatives.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company, and these expenses may increase even more after we are no longer an emerging growth company, as defined in Section 2(a) of the Securities Act. As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and the Dodd-Frank Act, as well as rules adopted, and to be adopted, by the SEC and Nasdaq. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, we expect these rules and regulations to substantially increase our legal and financial compliance costs and to make some activities more time-consuming and costly. The increased costs will increase our net loss. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be forced to accept reduced policy limits or incur substantially higher costs to maintain the same or similar coverage. We cannot predict or estimate the amount or timing of additional costs we may incur to respond to these requirements. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our Board, our Board committees or as executive officers.

Our management team has limited experience managing a public company.

Most of the members of our management team have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. Additionally, many members of our management team were recently hired, including our Chief Financial Officer, Thomas Fennimore, who began serving as Chief Financial Officer in July 2020. Our management team may not successfully or efficiently manage their new roles and responsibilities. Our transition to being a public company subjects us to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition, and operating results.

Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of our income or other tax returns could adversely affect our financial condition and results of operations.

We will be subject to income taxes in the United States and other jurisdictions, and our tax liabilities will be subject to the allocation of expenses in differing jurisdictions. Our future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•	changes in the valuation of our deferred tax assets and liabilities;

•	expected timing and amount of the release of any tax valuation allowances;

•	tax effects of stock-based compensation;

•	costs related to intercompany restructurings;

•	changes in tax laws, regulations or interpretations thereof; or

•	lower than anticipated future earnings in jurisdictions where we have lower statutory tax rates and higher than anticipated future earnings in jurisdictions where we have higher statutory tax rates.

In addition, we may be subject to audits of our income, sales and other transaction taxes by taxing authorities. Outcomes from these audits could have an adverse effect on our financial condition and results of operations.

Changes in laws, regulations or rules, or a failure to comply with any laws, regulations or rules, may adversely affect our business, investments and results of operations.

We are subject to laws, regulations and rules enacted by national, regional and local governments and Nasdaq. In particular, we are required to comply with certain SEC, Nasdaq and other legal or regulatory requirements. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations or rules and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations or rules, as interpreted and applied, could have a material adverse effect on our business and results of operations.

Risks Related to Ownership of Our Shares

Our Second Amended and Restated Certificate of Incorporation provides, subject to limited exceptions, that the Court of Chancery of the State of Delaware (the “Chancery Court”) will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a chosen judicial forum for disputes with us or our directors, officers, employees or stockholders.

Our Second Amended and Restated Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought in the Chancery Court or, if that court lacks subject matter jurisdiction, another federal or state court situated in the State of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our Second Amended and Restated Certificate of Incorporation. In addition, our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act and the Exchange Act.

In March 2020, the Delaware Supreme Court issued a decision in Salzburg et al. v. Sciabacucchi, which found that an exclusive forum provision providing for claims under the Securities Act to be brought in federal court is facially valid under Delaware law. It is unclear whether this decision will be appealed, or what the final outcome of this case will be. We intend to enforce this provision, but we do not know whether courts in other jurisdictions will agree with this decision or enforce it.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in our Second Amended and Restated Certificate of Incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

Our charter documents and Delaware law could prevent a takeover that stockholders consider favorable and could also reduce the market price of our stock.

Our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws contain provisions that could delay or prevent a change in control. These provisions could also make it more difficult for stockholders to elect directors and take other corporate actions. These provisions include:

•	providing for a classified board of directors with staggered, three-year terms;

•	authorizing our Board to issue Preferred Stock with voting or other rights or preferences that could discourage a takeover attempt or delay changes in control;

•	prohibiting cumulative voting in the election of directors;

•	providing that vacancies on our Board may be filled only by a majority of directors then in office, even though less than a quorum;

•

prohibiting the adoption, amendment or repeal of the Amended and Restated Bylaws or the repeal of the provisions of our Second Amended and Restated Certificate of Incorporation regarding the election and removal of directors without the required approval of at least two-thirds of the shares entitled to vote at an election of directors;

•	prohibiting stockholder action by written consent;

•	limiting the persons who may call special meetings of stockholders; and

•	requiring advance notification of stockholder nominations and proposals.

These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our Board, which is responsible for appointing the members of our management. In addition, we are governed by the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”). These provisions may prohibit large stockholders, in particular those owning 15% or more of our outstanding voting stock, from merging or combining with us for a certain period of time without the consent of our Board.

These and other provisions in our Second Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws and under Delaware law could discourage potential takeover attempts, reduce the price investors might be willing to pay in the future for shares of Class A Stock and result in the market price of Class A Stock being lower than it would be without these provisions. For more information, see the section of this prospectus captioned “Description of Securities—Anti-Takeover Provisions.”

Claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that we will indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law.

In addition, as permitted by Section 145 of the DGCL, the Amended and Restated Bylaws and the indemnification agreements that we have entered into with our directors and officers provide that:

•

we will indemnify our directors and officers for serving us in those capacities or for serving other business enterprises at our request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful;

•	we may, in our discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law;

•

we will be required to advance expenses, as incurred, to our directors and officers in connection with defending a proceeding, except that such directors or officers shall undertake to repay such advances if we are ultimately determined that such person is not entitled to indemnification;

•

we will not be obligated pursuant to our Amended and Restated Bylaws to indemnify a person with respect to proceedings initiated by that person against us or our other indemnitees, except with respect to proceedings authorized by our Board or brought to enforce a right to indemnification;

•

the rights conferred in the Amended and Restated Bylaws are not exclusive, and we are authorized to enter into indemnification agreements with our directors, officers, employees and agents and to obtain insurance to indemnify such persons; and

•	we may not retroactively amend our Amended and Restated Bylaw provisions to reduce our indemnification obligations to directors, officers, employees and agents.

The dual class structure of our Common Stock has the effect of concentrating voting control with Austin Russell, our Founder, President and Chief Executive Officer. This will limit or preclude your ability to influence corporate matters, including the outcome of important transactions, including a change in control.

Shares of our Class B common stock, $0.0001 par value per share (“Class B Stock”), have 10 votes per share, while shares of Class A Stock have one vote per share. Austin Russell, our Founder, President and Chief Executive Officer, holds all of the issued and outstanding shares of Class B Stock. Accordingly, Mr. Russell holds approximately 83% of the voting power of our outstanding capital stock and is able to control matters submitted to our stockholders for approval, including the election of directors, amendments of our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions. Mr. Russell may have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. This concentrated control may have the effect of delaying, preventing or deterring a change in control of us, could deprive our stockholders of an opportunity to receive a premium for their capital stock as part of a sale of us, and might ultimately affect the market price of shares of Class A Stock. For information about our dual class structure, see the section titled “Description of Securities.”

In connection with the execution of the Merger Agreement, Austin Russell entered into a voting agreement, dated as of August 24, 2020, with Gores (the “Voting Agreement”). Under the Voting Agreement, Mr. Russell agreed that, following the consummation of the Business Combination, solely if he is involuntarily terminated from his position as the Chief Executive Officer of the Company and as a result of his conviction of, or pleading guilty or nolo contendere to, a felony that has a material negative impact on the Company, at any meeting of the stockholders of the Company at which directors are to be elected following the consummation of the Business Combination, Mr. Russell, or any of his permitted successors or assigns, will not vote more than 10% of the Class B Stock he or they beneficially own in any director election.

We are a controlled company within the meaning of The Nasdaq Stock Market listing standards, and, as a result, qualify for exemptions from certain corporate governance requirements that provide protection to stockholders of other companies. To the extent we utilize any of these exemptions, you will not have the same protections afforded to stockholders of companies that are subject to such requirements. We do not currently intend to rely on the exemptions afforded to controlled companies at this time.

So long as more than 50% of the voting power for the election of our directors is held by an individual, a group or another company, we will qualify as a “controlled company” under The Nasdaq Stock Market listing requirements. Austin Russell controls a majority of the voting power of our outstanding capital stock. As a result, we are a “controlled company” under the Nasdaq Stock Market rules. As a controlled company, we are exempt from certain Nasdaq corporate governance requirements, including those that would otherwise require our Board to have a majority of independent directors and require that we establish a compensation committee comprised entirely of independent directors, or otherwise ensure that the compensation of our executive officers and nominees for directors are determined or recommended to our Board by the independent members of our Board. While we do not currently intend to rely on any of these exemptions, we will be entitled to do so for as long as we are considered a “controlled company,” and to the extent we rely on one or more of these exemptions, holders of our capital stock will not have the same protections afforded to stockholders of companies that are subject to all of Nasdaq’s corporate governance requirements.

Our dual class structure may depress the trading price of the Class A Stock.

We cannot predict whether our dual class structure will result in a lower or more volatile market price of the Class A Stock or in adverse publicity or other adverse consequences. For example, certain index providers have announced restrictions on including companies with multiple-class share structures in certain of their indexes. S&P Dow Jones and FTSE Russell have announced changes to their eligibility criteria for inclusion of shares of public companies on certain indices, including the S&P 500, pursuant to which companies with multiple classes of shares of common stock are excluded. In addition, several stockholder advisory firms have announced their opposition to the use of multiple class structures. As a result, the dual class structure of our Common Stock may cause stockholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure. Any such exclusion from indices or any actions or publications by stockholder advisory firms critical of our corporate governance practices or capital structure could adversely affect the value and trading market of the Class A Stock.

Sales of shares of Class A Stock in the public market or the perception that these sales or conversions might occur may depress the market price of Class A Stock and could impair our ability to raise capital through the sale of additional equity securities. It is difficult to predict the effect that such sales or conversions may have on the prevailing market price of the Class A Stock.

We do not intend to pay dividends for the foreseeable future.

We have never declared or paid any cash dividends on our capital stock and do not intend to pay any cash dividends in the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our capital stock will be at the discretion of our Board. Accordingly, investors must rely on sales of our Class A Stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

The market price and trading volume of Class A Stock may be volatile and could decline significantly.

The stock markets, including Nasdaq on which we list our shares of Class A Stock, have from time to time experienced significant price and volume fluctuations. Even if an active, liquid and orderly trading market develops and is sustained for the Class A Stock, the market price of Class A Stock may be volatile and could decline significantly. In addition, the trading volume in Class A Stock may fluctuate and cause significant price variations to occur. If the market price of Class A Stock declines significantly, you may be unable to resell your shares at an attractive price (or at all). We cannot assure you that the market price of Class A Stock will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:

•	the realization of any of the risk factors presented in this prospectus;

•	actual or anticipated differences in our estimates, or in the estimates of analysts, for our revenues, Adjusted EBITDA, results of operations, level of indebtedness, liquidity or financial condition;

•	additions and departures of key personnel;

•	failure to comply with the requirements of Nasdaq;

•	failure to comply with the Sarbanes-Oxley Act or other laws or regulations;

•	future issuances, sales, resales or repurchases or anticipated issuances, sales, resales or repurchases, of our securities;

•	publication of research reports about us;

•	the performance and market valuations of other similar companies;

•	commencement of, or involvement in, litigation involving us;

•	broad disruptions in the financial markets, including sudden disruptions in the credit markets;

•	speculation in the press or investment community;

•	actual, potential or perceived control, accounting or reporting problems;

•	changes in accounting principles, policies and guidelines; and

•

other events or factors, including those resulting from infectious diseases, health epidemics and pandemics (including the ongoing COVID-19 public health emergency), natural disasters, war, acts of terrorism or responses to these events.

In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the market price of their shares. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have a material adverse effect on us.

Future sales of shares by existing stockholders and future exercise of registration rights may adversely affect the market price of our Class A Stock.

Sales of a substantial number of shares of our Class A Stock in the public market, or the perception that such sales could occur, could adversely affect the market price of our Class A Stock and may make it more difficult for you to sell your shares of our Class A Stock at a time and price that you deem appropriate. As of December 2,

2020, after the completion of the Business Combination, we had outstanding 218,818,037 shares of our Class A Stock and warrants to purchase 19,999,975 shares of our Class A Stock. All outstanding shares of our Class A Stock previously held by the pre-Business Combination public stockholders at the completion of the Business Combination and a substantial number of shares of our Class A Stock issued as merger consideration in the Business Combination are freely tradable without restriction under the Securities Act, except for any shares of our Class A Stock that may be held or acquired by our directors, executive officers and other affiliates (including affiliates of Gores), as that term is defined in the Securities Act, which are subject to restrictions under the Securities Act.

We intend to file registration statements on Form S-8 under the Securities Act to register shares of our Class A Stock that may be issued under our equity incentive plans from time to time, as well as any shares of our Class A Stock underlying outstanding options that have been granted to our directors, executive officers and other employees, all of which are subject to time-based vesting conditions. Shares registered under these registration statements will be available for sale in the public market upon issuance subject to vesting arrangements and exercise of options, as well as Rule 144 in the case of our affiliates.

The Initial Stockholders entered into letter agreements whereby 10 million shares of the Class A Stock will be locked-up for 180 days after the consummation of the Business Combination, and the Private Warrants and the respective Class A Stock underlying the Private Warrants will be locked-up for 30 days after the consummation of the Business Combination. However, following the expiration of such lock-ups, the Initial Stockholders will not be restricted from selling such securities, other than by applicable securities laws.

We are unable to predict the effect that these sales, particularly sales by our directors, executive officers and significant stockholders, may have on the prevailing market price of our Class A Stock. If holders of these shares sell, or indicate an intent to sell, substantial amounts of our Class A Stock in the public market, the trading price of our Class A Stock could decline significantly and make it difficult for us to raise funds through securities offerings in the future.

Our actual financial position and results of operations may differ materially from the unaudited pro forma financial information included in this prospectus.

The unaudited pro forma condensed combined financial information included in this prospectus is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated, nor is it indicative of our future financial position or results of operations. The unaudited pro forma adjustments represent our management’s estimates based on information available as of the date of the unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed. We are also determining the appropriate accounting treatment for the Earn-Out Shares as of the date of the Business Combination, and during the period beginning on the date that is six months following the consummation of the Business Combination and ending five years after such period begins (the “Earn Out Period”), specifically, whether the fair value of the potentially issuable Earn-Out Shares will be classified as a component of stockholders’ equity or as a liability. We expect to complete this evaluation in advance of the filing of our Form 10-K for the year ended December 31, 2020. For the purposes of preparing the unaudited pro forma condensed consolidated financial information we have accounted for the potential Earn-Out Shares as a component of stockholders’ equity (deficit). Under this method of accounting the fair value of the potentially issuable Earn-Out Shares on the date of the Business Combination is reflected as both an addition to, and reduction of, additional paid-in capital, thus having no impact on total stockholders’ equity (deficit). Under the alternative accounting conclusion, the fair value of the potentially issuable Earn-Out Shares on the date of the Business Combination would be accounted for as a liability, and remeasured each period, with changes in fair value impacting earnings. While we have not determined the fair value of the potentially issuable Earn-Out shares as of the date of the Business Combination or any subsequent period (as such valuation requires complex modeling and significant judgments which have not been finalized) management of the Company does expect such amount to be material. Accordingly, if this method of accounting were applied in the accompanying unaudited pro forma condensed combined balance sheet it would result in a material reduction in pro forma stockholders’ equity and a corresponding increase to pro forma total liabilities.

See “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

The exercise of warrants for our Class A Stock would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

As of December 2, 2020, we had Public Warrants to purchase an aggregate of 13,333,309 shares of our Class A Stock outstanding. These warrants will become exercisable on January 4, 2021, which is 30 days after the Closing or upon the effectiveness of this registration statement, whichever is later. The exercise price of these warrants is $11.50 per share. To the extent such warrants are exercised, additional shares of Class A Stock will be issued, which will result in dilution to the then-existing holders of Class A Stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such warrants may be exercised could adversely affect the market price of our Class A Stock.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem certain outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of our Class A Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date we send the notice of redemption to the warrant holders. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you to: (1) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so; (2) sell your warrants at the then-current market price when you might otherwise wish to hold your warrants; or (3) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our Class A Stock adversely, then the price and trading volume of our Class A Stock could decline.

The trading market for our Class A Stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. Securities and industry analysts do not currently, and may never, publish research on us. If no securities or industry analysts commence coverage of us, our stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Class A Stock would likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

Future issuances of debt securities and equity securities may adversely affect us, including the market price of the Class A Stock and may be dilutive to existing stockholders.

In the future, we may incur debt or issue equity ranking senior to the Class A Stock. Those securities will generally have priority upon liquidation. Such securities also may be governed by an indenture or other instrument containing covenants restricting its operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of the Class A Stock. Because our decision to issue debt or equity in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or success of our future capital raising efforts. As a result, future capital raising efforts may reduce the market price of Class A Stock and be dilutive to existing stockholders.

Our failure to meet the continued listing requirements of Nasdaq could result in a delisting of our securities.

If we fail to satisfy the continued listing requirements of Nasdaq such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq may take steps to delist our securities. Such a delisting would likely have a negative effect on the price of the securities and would impair your ability to sell or purchase the securities when you wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our securities to become listed again, stabilize the market price or improve the liquidity of our securities, prevent our securities from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements. Additionally, if our securities are not listed on, or become delisted from, Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

We are an emerging growth company as well as a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of Common Stock that is held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter, (ii) the last day of the fiscal year in which we have total annual gross revenue of $1.07 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which we have issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) December 31, 2024. Investors may find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to opt out of such extended transition period and, therefore, we may not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of Common Stock held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of Common Stock held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

USE OF PROCEEDS

All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

Assuming the cash exercise of all outstanding Warrants, we will receive an aggregate of approximately $230 million. We expect to use the net proceeds from the exercise of the Warrants, if any, for working capital and general corporate purposes. We will have broad discretion over the use of any proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that any Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

DETERMINATION OF OFFERING PRICE

The offering price of the shares of Class A Stock underlying the warrants offered hereby is determined by reference to the exercise price of the Warrants of $11.50 per share. The Public Warrants are listed on the Nasdaq Global Select Market under the symbol “LAZRW.”

We cannot currently determine the price or prices at which shares of our Class A Stock or Warrants may be sold by the Selling Securityholders under this prospectus.

MARKET INFORMATION FOR CLASS A STOCK AND DIVIDEND POLICY

Market Information

Our Class A Stock and Public Warrants are currently listed on the Nasdaq Global Select Market under the symbols “LAZR” and “LAZRW,” respectively. Prior to the consummation of the Business Combination, our Class A Stock and Public Warrants were listed on the Nasdaq Capital Market under the symbols “GMHI” and “GMHIW,” respectively. As of December 15, 2020, following the completion of the Business Combination, there were 103 holders of record of our Class A Stock and four holders of record of our Warrants. We currently do not intend to list the Private Warrants offered hereby on any stock exchange or stock market. Our Class B Stock is not registered and we do not currently intend to list the Class B Stock on any exchange or stock market.

Dividend Policy

We have not paid any cash dividends on our Class A Stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends will be within the discretion of our Board at such time. We do not anticipate declaring any cash dividends to holders of our Class A Stock in the foreseeable future.

SELECTED HISTORICAL FINANCIAL INFORMATION OF LUMINAR

The selected historical condensed consolidated statements of operations data of Luminar for the nine months ended September 30, 2020 and 2019 and the condensed consolidated balance sheet data as of September 30, 2020 are derived from Luminar’s unaudited interim condensed consolidated financial statements included in this report. Luminar’s historical results are not necessarily indicative of the results that may be expected in the future and Luminar’s results for the nine months ended September 30, 2020 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2020 or any other period. The information below is only a summary and should be read in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements, and the notes and schedules related thereto, which are included elsewhere in this prospectus.

(in thousands, except per share data)	As of and for the Nine Months Ended September 30, 2020	As of and for the Nine Months Ended September 30, 2019	As of and for the year ended December 31, 2019	As of and for the year ended December 31, 2018
Statement of Income Data:
Net sales	$11,519	$6,803	$12,602	$11,692
Total operating expenses	49,791	42,425	58,562	64,982
Net loss	(72,227)	(76,774)	(94,718)	(79,550)
Net loss per share attributable to common stockholders—Basic and diluted	(8.25)	(9.46)	(11.47)	(12.00)
Balance Sheet Data:
Total assets	191,453	N/A	51,864	28,202
Total liabilities	61,837	N/A	18,851	152,869
Total mezzanine equity	408,854	N/A	244,743	—
Total stockholders’ deficit	(279,238)	N/A	(211,730)	(124,667)

SELECTED HISTORICAL FINANCIAL INFORMATION OF GORES

Statement of Operations Data:

	For the Nine Months Ended September 30, 2020 (unaudited)	For the Nine Months Ended September 30, 2019 (unaudited)	For the Year Ended December 31, 2019 (audited)	For the Period from August 28, 2018 (inception) to December 31, 2018
Professional fees and other expenses	$(4,408,626)	$(460,780)	$(620,871)	$(20,554)
State franchise taxes, other than income tax	(150,000)	(150,000)	(200,000)	(1,431)

Loss from operations	(4,558,626)	(610,780)	(820,871)	(21,985)
Other income—interest income	1,351,950	6,005,266	7,707,654	—

Net income/(loss) before income taxes	$(3,206,676)	$5,394,486	$6,886,783	$(21,985)

Provision for income tax	(171,781)	(1,132,843)	(1,441,607)	—

Net income/(loss) attributable to common shares	$(3,378,457)	$4,261,643	$5,445,176	$(21,985)

Net income/(loss) per ordinary share:
Class A ordinary shares—basic and diluted	$(0.06)	$0.13	$0.16	$—

Class F ordinary shares—basic and diluted	$(0.09)	$(0.04)	$(0.05)	$—

Balance Sheet Data	September 30, 2020 (unaudited)	December 31, 2019 (audited)	December 31, 2018 (audited)
Total assets	$406,303,529	407,938,951	489,864
Total liabilities	17,098,900	15,355,865	486,849
Value of Class A Common Stock subject to possible redemption	384,204,620	387,134,760	—
Total stockholders’ equity	5,000,009	5,448,326	3,015

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this prospectus. Unless the context otherwise requires, the “Company” refers to Luminar Technologies, Inc. and its subsidiaries after the Closing and Gores Metropoulos, Inc. prior to the Closing.

Introduction

As a result of the Business Combination and the other transactions contemplated by the Merger Agreement, First Merger Sub merged with and into Legacy Luminar, with Legacy Luminar continuing as the surviving corporation (the “First Merger”), and immediately following the First Merger and as part of the same overall transaction as the First Merger, Legacy Luminar merged with and into Second Merger Sub, with Second Merger Sub continuing as the surviving entity as a wholly owned subsidiary of the Company, under the new name Luminar Holdco, LLC (the “Mergers”). The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2020 assumes that the Business Combination occurred on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and for the year ended December 31, 2019 present pro forma effect to the Business Combination as if it had been completed on January 1, 2019.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the post-combination Company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. Further, the pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the post-combination Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of the Company was derived from the unaudited and audited financial statements of the Company as of and for the nine months ended September 30, 2020 and for the year ended December 31, 2019, which are incorporated by reference. The historical financial information of Legacy Luminar was derived from the unaudited and audited consolidated financial statements of Legacy Luminar as of and for the nine months ended September 30, 2020, which are included in this prospectus, and for the year ended December 31, 2019, which are incorporated by reference. This information should be read together with the Company’s and Legacy Luminar’s unaudited and audited financial statements and related notes and the section set forth in this prospectus entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information which is included in this prospectus for the nine months ended September 30, 2020 and for the year ended December 31, 2019.

Description of the Business Combination

The aggregate merger consideration paid in connection with the Business Combination was (i) 168,836,688 shares of Class A Stock, (ii) 105,118,203 shares of Class B Stock, (iii) options for an aggregate of 16,224,474 shares of Class A Stock (the “Rollover Options”) and (iv) a warrant for 4,089,280 shares of Class A Stock (the “Assumed Warrant”). The Per Share Company Stock Consideration was equal to approximately 13.6309. Each share of Class A Stock and Class B Stock has the same economic interest in the post-combination Company but each share of Class B Stock has 10 votes per share compared to one vote per share for each share of Class A Stock.

The foregoing consideration paid to the Legacy Luminar Stockholders may be further increased by amounts payable as earn-out shares of Class A Stock or Class B Stock, as applicable (the “Earn-Out Shares”), of up to 7.5% of the sum of (x) the total outstanding capital stock of the Company and (y) the total shares subject to outstanding Rollover Options and Assumed Warrants, in each case, as of the Closing. There are six distinct tranches of earn out shares, each of which will be issued if the volume weighted average closing sale price of one share of Class A Stock for a period of at least 20 days out of 40 consecutive trading days is greater than or equal to the price specified for such tranche in the Merger Agreement during the period beginning on the date that is six months following the Closing and ending five years after such period begins (the “Earn Out Period”). If the earn out condition is achieved for a tranche, the Company will account for the earn out shares for such tranche as issued and outstanding Class A Stock and Class B Stock.

The Company is determining the appropriate accounting treatment for the Earn-Out Shares as of the Merger date and during the Earn-Out Period, specifically whether the fair value of the potentially issuable Earn-Out Shares will be classified as a component of stockholders’ equity or as a liability. The Company expects to complete this evaluation in advance of the filing of its Form 10-K for the year ended December 31, 2020. For the purpose of preparing the unaudited pro forma condensed consolidated financial information, the Company has accounted for the potential Earn-Out Shares as a component of stockholders’ equity (deficit). Under this method of accounting, the fair value of the potentially issuable Earn-Out Shares on the date of the Merger is reflected as both an addition to, and reduction of, additional paid-in capital, thus having no impact on total stockholders’ equity (deficit). Under the alternative accounting conclusion, the fair value of the potentially issuable Earn-Out Shares on the date of the Merger would be accounted for as a liability, and remeasured each period, with changes in fair value impacting earnings. While the Company has not determined the fair value of the potentially issuable Earn-Out shares as of the date of the Merger or any subsequent period (as such valuation requires complex modeling and significant judgments which have not been finalized) management of the Company does expect such amount to be material. Accordingly, if this method of accounting were applied in the accompanying unaudited pro forma condensed combined balance sheet it would result in a material reduction in pro forma stockholders’ equity and a corresponding increase to pro forma total liabilities.

Consideration in the Business Combination

The following table sets forth ranges of potential aggregate stock consideration taking into account the various adjustments discussed above. Capitalized terms used in the following table and the accompanying footnotes have the meanings assigned to them in the Merger Agreement.

($ and shares in thousands)	No Earn Out Achieved	Triggering Event I(2) Achieved	Triggering Event II(3) Achieved	Triggering Event III(4) Achieved	Triggering Event IV(5) Achieved	Triggering Event V(6) Achieved	Triggering Event VI(7) Achieved
Aggregate Company Stock Consideration	$2,942,686	$2,942,686	$2,942,686	$2,942,686	$2,942,686	$2,942,686	$2,942,686
Value of Earn Out Shares (1)	$0	$55,939	$124,787	$206,544	$301,210	$408,785	$529,269
Earn Out Shares (8)	0	4,303	8,606	12,909	17,212	21,515	25,818
Adjusted pro forma total shares outstanding for the nine months ended September 30, 2020 and the year ended December 31, 2019, after considering the impact of earn-out shares as though they were outstanding for the entire period	323,936	328,239	332,542	336,845	341,148	345,451	349,754
Reported proforma basic and diluted earnings per share for:
The year ended December 31, 2019	$(0.29)	$(0.29)	$(0.29)	$(0.29)	$(0.29)	$(0.29)	$(0.29)
The nine months ended September 30, 2020	$(0.18)	$(0.18)	$(0.18)	$(0.18)	$(0.18)	$(0.18)	$(0.18)

	No Earn Out Achieved	Triggering Event I(2) Achieved	Triggering Event II(3) Achieved	Triggering Event III(4) Achieved	Triggering Event III(4) Achieved	Triggering Event V(6) Achieved	Triggering Event VI(7) Achieved
Adjusted pro forma basic and diluted earnings per share after considering the impact of Earn-Out shares as though they were outstanding for the entire period: (9)
For the year ended December 31, 2019		$(0.28)	$(0.28)	$(0.28)	$(0.27)	$(0.27)	$(0.27)
For the nine months ended September 30, 2020		$(0.18)	$(0.18)	$(0.18)	$(0.17)	$(0.17)	$(0.17)

(1)

Value of Earn-Out Shares based on Class A Stock or Class B Stock, as applicable, awarded at each Triggering Event multiplied by the applicable Common Share Price (as defined in the Merger Agreement) required to be achieved at such Triggering Event. For example, Triggering Event IV will be met when the Common Share Price reaches $22.00, at which time approximately 4.303 million Earn-Out Shares will be issued with an implied value of approximately $94.67 million (based on $22.00 stock price). The total Value of Earn-Out Shares in Triggering Event IV would also include three tranches of approximately 4.303 million Earn-Out shares per tranche with implied values, respectively, of approximately of $81.76 million (based on $19.00 stock price from Triggering Event III), $68.85 million (based on $16.00 stock price from Triggering Event II) and $55.94 million (based on $13.00 stock price from Triggering Event I).

(2)

“Triggering Event I” means the date on which the Common Share Price is greater than $13.00 after the closing date of the Business Combination, but within the time period between the date that is 180 days following the closing of the Business Combination (the “Lockup Expiration Date”) and the fifth anniversary of the Lockup Expiration Date (such time period, the “Earn Out Period”).

(3)	“Triggering Event II” means the date on which the Common Share Price is greater than $16.00 after the closing date of the Business Combination, but within the Earn Out Period.
(4)	“Triggering Event III” means the date on which the Common Share Price is greater than $19.00 after the closing date of the Business Combination, but within the Earn Out Period.
(5)	“Triggering Event IV” means the date on which the Common Share Price is greater than $22.00 after the closing date of the Business Combination, but within the Earn Out Period.
(6)	“Triggering Event V” means the date on which the Common Share Price is greater than $25.00 after the closing date of the Business Combination, but within the Earn Out Period.
(7)	“Triggering Event VI” means the date on which the Common Share Price is greater than $28.00 after the closing date of the Business Combination, but within the Earn Out Period.
(8)

No fractional shares of Class A Stock or Class B Stock will be issued. In lieu of the issuance of any such fractional shares, the Company has agreed to pay to each Luminar Stockholder who otherwise would be entitled to receive such fractional share an amount in cash, without interest, rounded down to the nearest cent, equal to the product of (i) the amount of the fractional share interest in a share of Class A Stock or Class B Stock to which such Luminar Stockholder otherwise would have been entitled multiplied by (ii) $10.00

(9)

The adjustments to the reported pro forma earnings per share have been made to present a possible impact in the event the Earn-Out shares were issued at the beginning of each of the periods presented. Given the fact that Luminar has reported historical net losses, these adjustments are anti-dilutive. Luminar is including these impacts to reflect how the issuance of these Earn-Out shares will possibly impact future earnings per share. The adjustments to the earnings per share assume that these Earn-Out shares qualify as equity classified instruments and not liability classified instruments. It is not possible for Luminar to assess the mark to market impact of the liability classified Earn-Out shares in the earnings per share computations.

The following summarizes the consideration (excluding the earn out shares but including consideration payable in respect of Luminar Series X preferred stock):

(in thousands, except for per share amounts)
Shares transferred at Closing (1)	294,268,645
Value per share (2)	$10.00

Total Share Consideration	$2,942,686

(1)

The number of outstanding shares in the table above assumes the issuance of approximately 20,313,754 shares of Class A Stock underlying Rollover Options and Assumed Warrants that do not represent legally outstanding shares of Class A Stock at Closing.

(2)

Share Consideration is calculated using a $10.00 reference price. The closing share price on the date of the consummation of the Business Combination was $18.00. As the Business Combination was accounted for as a reverse recapitalization, the value per share is disclosed for informational purposes only in order to indicate the fair value of shares transferred.

The following summarizes the pro forma shares of the Company’s common stock outstanding at Closing:

	Shares	%
Luminar Class A Stock (1), (2), (3)	168,836,688	52.1%
Luminar Class B Stock (1), (4)	105,118,203	32.5%
Public Shares	39,981,349	12.3%
Founders Class A Stock	10,000,000	3.1%

Pro Forma common stock	323,936,240	100%

(1)	Excludes approximately 15,363,611 of Class A Stock and 10,455,134 of Class B Stock in potential earn out shares as the price threshold for each tranche have not yet been triggered.
(2)

Includes the issuance of 1,354,072 shares of Luminar Series X preferred stock in August, September, and October 2020 that converted into approximately 18,457,231 shares of Class A Stock upon the Closing.

(3)

The number of outstanding shares in the table above does not assume the issuance of approximately 20,313,754 shares of Class A Stock underlying Rollover Options and Assumed Warrants that do not represent legally outstanding shares of Class A Stock at Closing.

(4)	Class B Stock carry ten votes per share whereas Class A Stock will have one vote per share.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2020 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and for the year ended December 31, 2019 are based on the historical financial statements of Gores and Legacy Luminar. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

LUMINAR TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2020

(in thousands)

	As of September 30, 2020							As of September 30, 2020
	Luminar (Historical)	Luminar Pro Forma Adjustments		Luminar As Adjusted	Gores (Historical)	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$50,700	$13,864	(A)	$64,564	$519	$405,725	(B)	$387,112
						(1,891)	(C)
						(49,854)	(D)
						(31,762)	(J)
						(189)	(K)
Restricted cash and cash equivalents	225	—		225	—	—		225
Marketable securities	117,130	—		117,130	—	—		117,130
Accounts receivable, net	955	—		955	—	—		955
Inventories, net	2,921	—		2,921	—	—		2,921
Prepaids and other current assets	9,771	—		9,771	60	(4,603)	(D)	5,228

Total current assets	181,702	13,864		195,566	579	317,426		513,571
Non-current assets:
Investments and cash held in Trust Account	—	—		—	405,725	(405,725)	(B)	—
Property and equipment, net	7,765	—		7,765	—	—		7,765
Goodwill	701	—		701	—	—		701
Other long-term assets	1,285	—		1,285	—	—		1,285

Total non-current assets	9,751	—		9,751	405,725	(405,725)		9,751

TOTAL ASSETS	$191,453	$13,864		$205,317	$406,304	$(88,299)		$523,322

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	8,250	—		8,250	—	(2,896)	(D)	5,354
Accrued expenses and other current liabilities	7,667	—		7,667	2,936	(1,861)	(C)	5,456
						(3,286)	(D)
State franchise tax accrual	—	—		—	30	(30)	(C)	—
Current portion of long-term debt	1,949			1,949	—	(1,949)	(J)	—
Other current liabilities	442	—		442	133	—		575

Total current liabilities	18,308	—		18,308	3,099	(10,022)		11,385

	As of September 30, 2020							As of September 30, 2020
	Luminar (Historical)	Luminar Pro Forma Adjustments		Luminar As Adjusted	Gores (Historical)	Pro Forma Adjustments		Pro Forma Combined

Non-current liabilities:
Deferred underwriting compensation	—	—		—	14,000	(14,000)	(D)	—
Long-term debt	26,877	—		26,877	—	(26,877)	(J)	—
Warrant liabilities	15,412	—		15,412	—	(15,412)	(E)	—
Other long-term liabilities	1,240	—		1,240	—	—		1,240

Total non-current liabilities	43,529	—		43,529	14,000	(56,289)		1,240

Total liabilities	61,837	—		61,837	17,099	(66,311)		12,625

Common stock subject to possible redemption	—	—		—	384,205	(384,205)	(F)	—
Series A preferred stock	244,743	—		244,743	—	(244,743)	(G)	—
Series X preferred stock	164,111	13,864	(A)	177,975	—	(177,975)	(G)	—
Stockholders’ equity (deficit):
Preferred stock	—	—		—	—	—		—
Founders’ preferred stock	—	—		—	—	—		—
Common stock	—	—		—	—			—
Class A Common Stock	—	—		—	—	4	(F)	22
						17	(G)
						1	(H)
						—	(K)
Class B Common Stock	—	—		—	—	11	(G)	11
Class F Common Stock	—	—		—	1	(1)	(H)	—
Additional paid-in capital	15,212	—		15,212	2,954	(27,329)	(D)	814,996
						15,412	(E)
						384,201	(F)
						422,690	(G)
						2,045	(I)
						(189)	(K)
Treasury stock	—	—		—	—	—		—
Accumulated other comprehensive loss	(20)	—		(20)	—	—		(20)
Retained earnings/(accumulated deficit)	(294,430)	—		(294,430)	2,045	(6,946)	(D)	(304,312)
						(2,045)	(I)
						(2,936)	(J)

Total stockholders’ equity (deficit)	(279,238)	—		(279,238)	5,000	784,935		510,697

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$191,453	$13,864		$205,317	$406,304	$(88,299)		$523,322

LUMINAR TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

(in thousands, except share and per share data)

	For the Nine Months Ended September 30, 2020					For the Nine Months Ended September 30, 2020
	Luminar (Historical)	Gores (Historical)	Pro Forma Adjustments			Pro Forma Combined
Net sales	$11,519	$—	$—			$11,519
Cost of sales	18,209	—	—			18,209

Gross loss	(6,690)	—	—			(6,690)

Operating expenses:
Selling and marketing expenses	5,407	—	—			5,407
General and administrative expenses	16,116	—	(1,764)	(EE	)	14,352
Research and development expenses	28,268	—	—			28,268
State franchise taxes, other than income tax	—	150	—			150
Other operating expenses	—	4,409	(1,075)	(EE	)	3,334

Total operating expenses	49,791	4,559	(2,839)			51,511

Operating loss	(56,481)	(4,559)	2,839			(58,201)
Interest income	162	1,352	(1,352)	(AA	)	162
Interest expense	(2,097)	—	2,044	(CC	)	(53)
Changes in fair values of warrant liabilities	(12,562)	—	12,562	(BB	)	—
Loss on extinguishment of debt	(866)	—	—			(866)
Other income	10	—	—			10
Other expense	(393)	—	—			(393)

Income (loss) before income taxes	(72,227)	(3,207)	16,093			(59,341)
Provision for (benefit from) income taxes	—	172	(172)	(DD	)	—

Net income (loss) attributable to common stockholders	$(72,227)	$(3,379)	$16,265			$(59,341)

Weighted average shares outstanding - Common stock	9,510,996
Common stock - basic and diluted	$(8.25)
Weighted average shares outstanding - Class A Common Stock		40,000,000				218,818,037
Class A Common Stock - basic and diluted		$(0.06)				$(0.18)
Weighted average shares outstanding - Class F Common Stock		10,000,000
Class F Common Stock - basic and diluted		$(0.09)
Weighted average shares outstanding - Class B Common Stock						105,118,203
Class B Common Stock - basic and diluted						$(0.18)

LUMINAR TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR YEAR ENDED DECEMBER 31, 2019

(in thousands, except share and per share data)

	For the Year ended December 31, 2019		Pro Forma Adjustments			For the Year ended December 31, 2019
	Luminar (Historical)	Gores (Historical)				Pro Forma Combined
Net sales	$12,602	$—	$—			$12,602
Cost of sales	16,655	—	—			16,655

Gross loss	(4,053)	—	—			(4,053)

Operating expenses:
Selling and marketing expenses	4,730	—	—			4,730
General and administrative expenses	16,861	—	—			16,861
Research and development expenses	36,971	—	—			36,971
State franchise taxes, other than income tax	—	200	—			200
Other operating expenses	—	621	—			621

Total operating expenses	58,562	821	—			59,383

Operating loss	(62,615)	(821)	—			(63,436)
Interest income	509	7,708	(7,708)	(AA	)	509
Interest expense	(2,239)	—	2,216	(CC	)	(23)
Change in fair value of SAFE notes	(24,215)	—	—			(24,215)
Changes in fair values of warrant liabilities	(256)	—	256	(BB	)	—
Loss on extinguishment of debt	(6,124)	—	—			(6,124)
Other income	262	—	—			262
Other expense	(40)	—	—			(40)

Income (loss) before income taxes	(94,718)	6,887	(5,236)			(93,067)
Provision for (benefit from) income taxes	—	1,442	(1,442)	(DD	)	—

Net income (loss) attributable to common stockholders	$(94,718)	$5,445	$(3,794)			$(93,067)

Weighted average shares outstanding - Common stock	8,718,104
Common stock - basic and diluted	$(11.47)
Weighted average shares outstanding - Class A Common Stock		36,164,000				218,818,037
Class A Common Stock - basic and diluted		$0.16				$(0.29)
Weighted average shares outstanding - Class F Common Stock		10,162,656
Class F Common Stock - basic and diluted		$(0.05)
Weighted average shares outstanding - Class B Common Stock						105,118,203
Class B Common Stock - basic and diluted						$(0.29)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, while the Company was the legal acquirer, it was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Legacy Luminar issuing stock for the net assets of the Company, accompanied by a recapitalization. Operations prior to the Business Combination are those of Legacy Luminar.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 assumes that the Business Combination occurred on September 30, 2020. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and for the year ended December 31, 2019 present pro forma effect to the Business Combination as if it had been completed on January 1, 2019.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 has been prepared using, and should be read in conjunction with, the following:

•	The Company’s unaudited balance sheet as of September 30, 2020 and the related notes as of September 30, 2020, incorporated by reference;

•	Legacy Luminar’s unaudited consolidated balance sheet as of September 30, 2020 and the related notes as of September 30, 2020, included elsewhere in this prospectus.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 has been prepared using, and should be read in conjunction with, the following:

•	The Company’s unaudited statement of operations for the nine months ended September 30, 2020 and the related notes, incorporated by reference; and

•	Legacy Luminar’s unaudited statement of income for the nine months ended September 30, 2020 and the related notes, included elsewhere in this prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 has been prepared using, and should be read in conjunction with, the following:

•	The Company’s audited statement of operations for the twelve months ended December 31, 2019 and the related notes, incorporated by reference; and

•	Legacy Luminar’s audited statement of income for the twelve months ended December 31, 2019 and the related notes, incorporated by reference.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that the Company believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination Company. They should be read in conjunction with the historical financial statements and notes thereto of the Company and Legacy Luminar.

2.	Accounting Policies

Based on its initial analysis of the Company’s and Legacy Luminar’s policies, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the post-combination Company. Legacy Luminar and the Company have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination Company filed consolidated income tax returns during the periods presented.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the post-combination Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2019.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2020 are as follows:

(A)

Reflects the issuance of 102,099 shares of Luminar Series X preferred stock in October 2020 at a price of $135.786 per share, and proceeds of $13.9 million. Upon the Closing, Luminar Series X preferred stock converted into the right to receive Class A Stock at an exchange ratio of approximately 13.6309.

(B)	Reflects the reclassification of $405.7 million of cash and cash equivalents held in the Trust Account at the balance sheet date that becomes available to fund the Business Combination.

(C)	Reflects the settlement of the Company’s historical liabilities that were settled upon the Closing.

(D)	Represents transaction costs totaling $51.1 million, consisting of approximately $47.0 million of equity issuance costs. Classification of transaction costs is as follows:

(in thousands)	Amount
Costs related to issuance of equity
Deferred underwriting fees	$14,000
Series X equity issuance costs	5,662
Amounts previously capitalized and paid	707
Amounts previously capitalized but not paid	3,896
Amounts incurred as part of the transaction	22,726

Subtotal	$46,991
Transaction expenses
Amounts incurred and paid	$553
Amounts incurred and not paid	2,286
Amounts incurred as part of the transaction	1,284

Subtotal	4,123

Grand Total	$51,114

(E)	Represents the reclassification of Legacy Luminar warrants from liability to equity classification as a result of the Business Combination.

(F)	Reflects the reclassification of approximately $384.2 million of Class A Common Stock subject to possible redemption to permanent equity.

(G)

Represents recapitalization of Legacy Luminar equity and issuance of 168,836,688 of the post-combination Company’s Class A Common Stock (inclusive of the Series X preferred stock noted in Adjustment A) and 105,118,203 of the post-combination Company’s Class B Common Stock to holders of Legacy Luminar Class A Common Stock and Legacy Luminar Class B Common Stock, respectively, as consideration for the Business Combination.

(H)	Reflects the conversion of Class F Stock to Class A Stock. In connection with the Closing, all shares of Class F Stock were converted into shares of Class A Stock.

(I)

Reflects the reclassification of Gores historical retained earnings. A portion of the historical retained earnings balance includes a reclassification of transaction costs that were previously expensed by Gores but have subsequently been determined to be equity issuance costs.

(J)

Reflects the repayment of Legacy Luminar outstanding indebtedness, including settlement of unamortized discounts, in accordance with the Merger Agreement, as cash and cash equivalents exceeded $300.0 million. Additionally, this adjustment reflects an estimated prepayment penalty of $1.8 million.

(K)

Reflects redemptions of 18,651 shares of the Company’s Class A Stock in December 2020 for approximately $0.2 million at a redemption price of $10.14 per share based on a pro forma redemption date of September 30, 2020. As of the actual redemption date, the redemption price was $10.16 per share.

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 and year ended December 31, 2019 are as follows:

(AA)	Reflects the elimination of interest income on the Trust Account.

(BB)

Reflects the elimination of the impact of change in fair value of warrant liabilities as the warrants are expected to become equity-classified as a result of the recapitalization, and therefore will not be marked to market at each reporting period.

(CC)

Reflects the elimination of interest expense related to outstanding debt for the nine months ended September 30, 2020 and for the year ended December 31, 2019 as the balances were repaid at the closing of the Business Combination.

(DD)	Reflects elimination of income tax expense as a result of elimination of the Trust Account income (noted in footnote AA).

(EE)	Reflects the elimination of transaction costs incurred and recorded by Gores and Legacy Luminar during the nine months ended September 30, 2020.

5.	Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2019. As the Business Combination and related proposed equity transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire periods.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption into cash of the Company’s common stock for the nine months ended September 30, 2020 and for the year ended December 31, 2019:

(in thousands, except share and per share data)	For the Nine Months Ended September 30, 2020	For the Year ended December 31, 2019
Pro forma net loss	$(59,341)	$(93,067)

Weighted average shares outstanding of Class A Common Stock	218,818,037	218,818,037
Net loss per share (Basic and Diluted) attributable to Class A stockholders (1), (2), (3)	$(0.18)	$(0.29)
Weighted average shares outstanding of Class B Common Stock	105,118,203	105,118,203
Net loss per share (Basic and Diluted) attributable to Class B stockholders (2), (3)	$(0.18)	$(0.29)

(1)	Excludes approximately 20,313,754 shares of Class A Stock underlying Rollover Options and Assumed Warrants that do not represent legally outstanding shares of Class A Stock at Closing.
(2)

For the purposes of applying the if converted method for calculating diluted earnings per share, it was assumed that all outstanding warrants sold in the IPO and the private placement are exchanged to common stock. However, since this results in anti-dilution, the effect of such exchange was not included in calculation of diluted loss per share.

(3)	Net loss is allocated proportionally to each class of share based on the total shares outstanding per class divided by the total shares outstanding for all classes.

CAPITALIZATION

The following table sets forth the cash and capitalization as of September 30, 2020 of

•	each of Gores and Legacy Luminar on an unaudited, historical basis;

•	the Company on a pro forma basis after giving effect to the Business Combination; and

•

the Company on a pro forma basis after giving effect to the Business Combination and as further adjusted to give effect to the exercise of the 13,333,309 Public Warrants and the 6,666,666 Private Warrants for an aggregate of 19,999,975 shares of Class A Stock at an exercise price of $11.50 per Warrant.

Please refer to the historical financial statements of Gores and Luminar and the related notes included elsewhere in this prospectus, as well as the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

	September 30, 2020
	Historical		Pro Forma Combined	Pro Forma As adjusted giving effect to exercise of warrants
(in thousands)	Gores	Luminar
Cash and cash equivalents	$519	$50,700	$387,112	$617,112	1

Investment held in Trust Account	$405,725	$—	$—	—

Debt(1)
Total Debt	$—	$28,826	$—	—
Commitments:
Common Stock subject to possible redemption	384,205	—	0	—
Redeemable convertible preferred stock	—	408,854	—	—
Equity:
Preferred Stock	—	—	—	—
Common Stock	1	—	33	35	2
Accumulated other comprehensive loss	—	(20)	(20)	(20)
Additional paid-in capital	2,954	15,212	814,996	1,044,994	2
Retained earnings (accumulated deficit)	2,045	(294,430)	(304,312)	(304,312)

Total stockholders’ equity (deficit)	5,000	(279,238)	510,697	$740,697

Total capitalization	$389,205	$129,616	$510,697	$740,697

1	The increase on an as adjusted basis consists of proceeds from the expected exercise of the 19,999,975 Warrants for 19,999,975 shares of Class A Stock of the Company
2	The increase on an adjusted basis consists of 19,999,975 shares of Class A Stock to be issued on exercise of the Warrants

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis provides information that Luminar’s management believes is relevant to an assessment and understanding of Luminar’s consolidated results of operations and financial condition. The discussion should be read together with “Selected Historical Consolidated Financial and Operating Data of Luminar” and the historical audited annual consolidated financial statements as of and for the years ended December 31, 2019 and 2018 and unaudited interim condensed consolidated financial statements as of September 30, 2020 and 2019 and for the nine-month periods ended September 30, 2020 and 2019, and the related respective notes thereto, included elsewhere in this prospectus. The discussion and analysis should also be read together with Luminar’s unaudited pro forma financial information for the nine months ended September 30, 2020 and for the year ended December 31, 2019. See “Unaudited Pro Forma Condensed Combined Financial Information.” This discussion may contain forward-looking statements based upon Luminar’s current expectations, estimates and projections that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements due to, among other considerations, the matters discussed under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” Unless the context otherwise requires, all references in this section to “Luminar” refer to the business of Legacy Luminar and its consolidated subsidiaries prior to the Business Combination, and to the Company and its consolidated subsidiaries after the Business Combination.

Overview

Founded in 2012 by Austin Russell, Luminar’s President and Chief Executive Officer, Luminar is the leading autonomous vehicle and lidar technology company for passenger vehicles and trucks. With approximately 350 employees, Luminar has developed a new type of lidar from the chip-level up with technological breakthroughs across all core components, and is the first to meet the stringent performance, safety, and economic requirements from global automotive OEMs for production programs. Luminar is uniquely able to see objects out past 250 meters, providing over 7 seconds of reaction time for safe autonomous operation at highway speed. Luminar’s full-stack hardware and software solution for production cars and trucks as well as its standalone lidar technology offerings have made it a key partner of the world’s top OEMs. Luminar is currently working with seven of the top-ten global automakers and anticipates being the first autonomous vehicle company to introduce its highway self-driving and next-generation proactive safety systems on production vehicles. Luminar has scaled to over 50 total partners in the last two years, including the first contract for a production vehicle program awarded by Volvo Cars in May 2020, as well as contracts for programs with Daimler Trucks in October and Intel’s Mobileye in November of this year, securing leading programs across all three major verticals: Passenger Vehicles, Trucking, and Robo-Taxis.

Integrating this advanced hardware with Luminar’s custom developed software stack enables a turn-key autonomous solution to accelerate widespread adoption with automakers. Luminar’s technology also is expected to enable a new benchmark for vehicle safety which will surpass today’s advanced driving assistance systems (“ADAS”) with proactive safety features.

Luminar is expected to have a rapidly growing total addressable market (“TAM”), which is forecasted to exceed $150 billion across auto autonomy hardware and software alone by 2030, and has multiple levers for sustained growth, including significant industry tailwinds, a strong five-year product roadmap in production and development, a robust series production and standardization pipeline with anticipated long-term contracts and substantial new, adjacent market opportunities. Powered by breakthrough technology, Luminar’s solutions are ready to enable autonomous vehicles to be safe and ubiquitous.

Business Combination and Public Company Costs

On August 24, 2020, Luminar entered into the Merger Agreement with Gores Metropoulos, Inc. (“Gores”). On December 2, 2020, the Business Combination was consummated pursuant to the terms of the Merger

Agreement. Upon the consummation of the Business Combination, First Merger Sub, a newly formed subsidiary of Gores, merged with and into Luminar, with Luminar surviving (the “First Merger”). Immediately following the consummation of the First Merger and as part of the same overall transaction as the First Merger, Luminar, as the surviving corporation, merged with and into Second Merger Sub, a newly formed subsidiary of Gores, with Second Merger Sub continuing as the surviving entity (the “Second Merger” and, in combination with the First Merger and the other transactions contemplated by the Merger Agreement, the “Business Combination”). Luminar is deemed the accounting predecessor and the post-combination company is the successor SEC registrant, which means that Luminar’s financial statements for previous periods will be disclosed in the registrant’s future periodic reports filed with the SEC.

The Business Combination is anticipated to be accounted for as a reverse recapitalization. Under this method of accounting, Gores will be treated as the acquired company for financial statement reporting purposes. The most significant change in the post-combination company’s future reported financial position and results are expected to be an estimated increase in cash (as compared to Luminar’s consolidated balance sheet at September 30, 2020) of $336.4 million. Total non-recurring transaction costs are estimated at approximately $50.0 million, of which Luminar expects approximately $2.6 million to be expensed. See the section titled “Unaudited Pro Forma Condensed Combined Financial Information.”

As a consequence of the Business Combination, Luminar will become the successor to an SEC-registered and Nasdaq-listed company which will require Luminar to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. Luminar expects to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees.

COVID-19 Impact

The coronavirus (COVID-19) pandemic has adversely affected some of Luminar’s customers’ business operations, which has impacted sales in the first nine months of 2020 as well as resulted in the impairment of inventory. The extent of the continued impact of the coronavirus pandemic on Luminar’s operational and financial performance will depend on various future developments, including the duration and spread of the outbreak and impact on its customers, suppliers, and employees, all of which is uncertain at this time. Luminar expects the coronavirus (COVID-19) pandemic to adversely impact revenue and results of operations, but Luminar is unable to predict at this time the size and duration of this adverse impact. At the same time, Luminar has seen some signs of positive effects for its long-term business prospects and partnerships as a result of the pandemic. Luminar is observing a larger trend of automakers shifting course in “make vs buy” decisions as it relates to autonomous solutions and software systems. As cash flows tighten, more automakers are looking to limit the potentially massive investments required to develop autonomous software and systems for which they do not necessarily have substantial expertise. As a result, several are more open to and accepting of a model to incorporate full-stack hardware and software solutions from suppliers, which for autonomy is particularly relevant for Luminar. For more information on Luminar’s operations and risks related to health epidemics, including the coronavirus, please see the section of this prospectus titled “Risk Factors.”

Key Factors Affecting Luminar’s Operating Results

Luminar believes that its future performance and success depends to a substantial extent on the ability to capitalize on the following opportunities, which in turn is subject to significant risks and challenges, including those discussed below and in the section of this prospectus titled “Risk Factors.”

Technologically Advanced Product Portfolio

Luminar’s Iris sensing and software platform was architected to exceed all performance requirements of OEMs needed to safely unlock Level 0 through Level 5 autonomous driving, with an initial focus on Level 3/4 highway autonomy. Currently commercialized vehicle autonomy technology only incorporates basic Level 0, 1 and 2 ADAS, or partial automation made possible with cameras and radar, and enhanced by lidar. Iris is expected to become a commercially viable long-range lidar for automotive applications in all levels of vehicle autonomy, including full highway autonomy and urban and suburban autonomous driving. Luminar’s lidar is built from the chip-level up with a differentiated lidar architecture and a full stack hardware and software autonomy solution for cars and trucks, protected by 93 patents. This integration of the lidar technology allows for quality control throughout the development phase of production and continued innovation at each component level while maintaining the flexibility necessary to position Luminar as the lidar partner of choice for the world’s top OEMs. Building certain critical components in-house or through exclusive supplier arrangements rather than using off-the-shelf commodity components more commonly used in Level 0, 1 and 2 lidar technology provides for protectable and sustainable technology differentiation from lidar competitors or alternative technologies not yet pushing into Level 3 through Level 5 technology solutions. Luminar anticipates driving deeper integration with OEM partners through its development of best-in-class perception software. This integration will generate greater content value which will ultimately lead to more widespread adoption of autonomous programs.

Future success will be dependent on Luminar’s ability to continue to execute against its product roadmap, which includes milestones to put Iris into series production.

While Luminar believes it is best positioned to address advanced autonomous solutions in series production for consumer vehicles and commercial trucks, potential competition may exist for the ADAS market from other lower-performance providers of lidar technology, which could impact sales of products. Luminar expects to tap into the ADAS market and differentiate itself from camera, radar, and lower performing lidar solutions by providing the same high-performance lidar hardware used for autonomy, but paired with proactive safety software to provide the necessary faster and longer distance high confidence detections of objects. This can enable an effective automated emergency braking response and proactive collision avoidance at all speeds, with the goal of ultimately preventing the majority of forward collisions.

Commercialization and Partnerships

Luminar has over 50 partner engagements, including with seven of the top ten passenger OEMs and most major autonomous trucking and robo-taxi programs currently in development, reflecting the significant commercial interest in lidar. Currently, Luminar has entered into a contract with Volvo to integrate Luminar lidar hardware and software for autonomy in Volvo’s SPA2 vehicle platform. Volvo is expected to start series production in the second half of 2022 based on this Volvo Framework Purchase Agreement. In October 2020, Luminar entered into a strategic agreement with Daimler Truck AG related to its production program to deliver autonomous commercial trucks globally and in November 2020 entered into an agreement with Intel’s Mobileye to integrate its product into Mobileye’s Autonomous Vehicle (AV) Series solution.

Luminar ultimately achieving profitability is dependent upon progression of existing partnerships and production programs, in order to meet required volumes and economies of scale to cover overhead. Delays of autonomy programs from OEMs that Luminar is currently or will be working with could result in Luminar being unable to achieve its revenue targets and profitability in the time frame it anticipates. Luminar anticipates that over 90% of its revenue in 2025 will be generated from its existing partner base. Having a lead series production program substantially de-risks future OEM autonomy programs and better enables Luminar’s technology to successfully realize economies of scale that have yet to be achieved in the industry. Luminar is currently pursuing approximately 12 additional partnerships to series production stages by the end of 2022. The successful progression of such customers to series production is expected to result in multi-year series production programs that scale each year after start of production. Should Luminar’s assumptions about the commercialization of its lidar platform prove overly optimistic or if Luminar is unable to develop, obtain or progress partnerships into series production, Luminar may fail to generate operating cash flow and may incur delays to its ability to achieve profitability. This may also lead Luminar to make changes in its commercialization plans, which could result in unanticipated production delays or cost overruns, which could in turn adversely impact margins and cash flows.

Luminar believes that its business model will also considerably reduce the execution risk typically associated with the scaling of lidar manufacturing. Luminar’s 50-plus partner engagements are expected to provide a robust series production and standardization pipeline. Luminar employs an advanced manufacturing team in Orlando, Florida, that develops blueprints for how to successfully manufacture its products to scale. Prior to series production, Luminar then anticipates efficiently scaling by transferring its internally developed sensor manufacturing blueprint and final sensor assembly for series production to an International Automotive Task Force-certified plant in Mexico in order to reduce cost and risk. This strategy leverages the best of insource advanced manufacturing and outsource series production manufacturing. The realization of reduced overhead and lower unit pricing utilizing a contract manufacturing partner is still subject to successfully selecting and transitioning the processes and procedures to manufacture its sensors at commercial production levels.

Market Trends and Uncertainties

Luminar anticipates robust demand for its Iris platform. Luminar estimates the TAM for ADAS and autonomous driving technology, to grow from less than $5 billion currently to $150 billion or more in 2030. Further, Luminar has multiple levers for sustained growth and adjacent market opportunities, with a core strategy to focus on attractive markets with significant growth and profitability potential. Specifically, the markets of focus include passenger cars, commercial trucks, and robo-taxi fleets. Each such market is potentially a significant global opportunity, and these markets have historically been underserved by inferior technology or not served at all. Luminar is positioned as the only company with deeply integrated hardware and software products that currently meet the OEM specification requirements for safe Level 0 to Level 5 autonomy, which constitutes a significant position of the TAM.

Changes in suppliers of products embedded in development programs as well as series production platforms that meet the OEM requirements are not common in the automotive industry. Luminar’s future growth and financial performance is highly dependent on integrating into customer development programs and vehicle platforms with a lead time of two to three years before series production. Luminar sees its existing partner base as a substantial competitive advantage, which also gets to leverage the same solution expected to be produced for Volvo in 2022 and similar production arrangements with other partners, such as Daimler Trucks and Mobileye.

Luminar’s most immediate market focus is on passenger and commercial vehicle autonomy on highways and ADAS applications. Luminar believes there is significant room for improvement with regard to standard ADAS and crash avoidance. ADAS volumes are primarily driven by both the European and North American markets which have increasingly stringent safety regulations and consumer preference for safety. Luminar is positioned to capitalize on the increased ADAS demand in response to increased safety regulations as Luminar proactive safety software could increase the current reported collision avoidance rates by up to seven times. Although increasing automotive performance requirements may generate higher demand, Luminar may not be able to take advantage of demand if unable to anticipate regulatory changes and adapt quickly enough to meet such new regulatory standards or requirements. Market acceptance of active safety technology depends upon many factors, including driver preference and perception, safety performance, cost and regulatory requirements related to such technologies. These factors may impact the ultimate market acceptance of ADAS and autonomous driving technologies.

Luminar views international expansion as an important element of the strategy to profitability and continues to position itself in geographic markets that will serve as important sources of future growth. With an existing presence in the United States, Israel, Sweden, Japan and Germany through internal resources and partnerships, Luminar intends to expand its presence in these regions as well as into other countries in the coming years, Luminar anticipates robust demand for its Iris platform.

Expanded global reach may expose Luminar to additional foreign currency risk, legal obligations and potentially additional operational costs, risks and challenges that may impact the ability to meet projected sales volumes and margins.

Margin Improvements

Luminar believes it has the opportunity to establish high margin unit economics when operating at scale. Its future performance will depend on its ability to deliver on these economies of scale with lower product costs to enable widespread industry adoption. Luminar believes its business model is positioned for scalability due to the ability to leverage the same product platform across its partner base, reduced labor and other costs from contract manufacturing, and operating leverage from a predominantly fixed cost base and overhead structure. Further, the manufacturing model is a capital light model and does not require significant capital expenditures as revenues grow. Exponential improvements from scale are expected to decrease the core Iris bill of materials per unit to less than $500 with a long-term target of below $100 per unit. Assuming achievement of the reduction of bill of materials to the targeted $500 per unit, Luminar anticipates having positive operating cash flow and operating income by 2024 if targets are successfully met. Achievement of cash flow generation is dependent on order volume, which will dictate pricing and margin. Achieving this scale is further dependent on converting partnerships into series production contracts.

Starting in 2023, substantially all of Luminar’s revenue is expected to be generated from series production programs via three solutions offered to customers: (1) a lidar hardware-only solution, (2) an integrated lidar hardware and software solution for proactive safety systems, and (3) an integrated hardware and software solution for highway autonomy systems. With higher margin expected on software solutions, changes to the relative share of overall revenue from each of the solutions may impact Luminar’s overall margin and profitability.

While Luminar expects to achieve and maintain high margins on hardware and software sold for highway autonomy applications, emergence of competition in advanced assisted driving sensing and software technologies may negatively impact pricing, margins, and market share. Although pricing pressure and lower margins are typically associated with commodity hardware products in the automotive industry, Luminar believes its unique technology provides a compelling value proposition for favorable margins and unit economics in the industry. Luminar expects its gross margin to rapidly increase in the near term as fixed manufacturing, supplier tooling, and other overhead costs are absorbed over larger production volumes and other economies of scale are achieved. If Luminar does not generate the margins it expects upon commercialization of its lidar platform, Luminar may be required to raise additional debt or equity capital, which may not be available or may only be available on terms that are onerous and adverse to Luminar’s existing stockholders.

Basis of Presentation

Luminar currently conducts its business through two operating segments: (1) Autonomy Solutions and (2) Other Component Sales.

Components of Results of Operations

Net Sales

Luminar’s revenue producing activities can be viewed as two separate and distinct operating segments: (1) Autonomy Solutions and (2) Other Component Sales.

The Autonomy Solutions segment is engaged in design, manufacturing and sale of lidar sensors as well as related perception and autonomy enabling software solutions catering mainly to the original equipment manufacturers in the automobile, commercial vehicle, robo-taxi and adjacent industries. The Autonomy Solutions segment has historically entered into Strategic Partner Programs (“SPP”) with leading automotive partners and other customers. An SPP is a contract under which Luminar delivers its product to a specified customer at a fixed price under customary terms and conditions, usually in collaboration on an autonomous vehicle development program. With many major automakers having signed SPP contracts, Luminar is shifting its focus from entering into SPPs with new partners to converting existing SPPs and relationships with its partners into series production programs. Once Volvo’s series production is launched, which is expected in the second half of 2022, the primary sources of revenue are expected to shift from prototype sales and services revenue to sales of lidar hardware, perception software and autonomy enabling software for series production vehicles.

The Other Component Sales segment provides designing, testing and consulting services for non-standard integrated circuits to U.S. customers, including government agencies and defense contractors generally for purposes unrelated to autonomous vehicles. Fixed fee arrangements are satisfied over time and will utilize the input method based on costs incurred. Accordingly, revenue will be recognized on a percentage of completion basis. Contracts are also structured as time and materials and billed at cost of time incurred plus a markup. Luminar anticipates more closely aligning and integrating the Other Component Sales segment operations with portions of the Autonomy Solutions segment, specifically in relation to lidar solutions for the defense and other adjacent markets.

Cost of sales and gross profit (loss)

Cost of sales of the Autonomy Solutions segment includes the fixed and variable manufacturing cost of Luminar’s lidar sensors, which primarily consists of personnel-related costs (including certain engineering personnel), including stock-based compensation, directly associated with Luminar’s manufacturing organization, and material purchases from third-party contract manufacturers and suppliers. Cost of sales also includes depreciation and amortization for manufacturing fixed assets or equipment, cost of component inventory, product testing costs, costs of providing services, an allocated portion of overhead, facility and IT costs, excess and obsolete inventory and shipping costs.

Cost of sales of the Other Component Sales segment includes the cost of providing products and services as well as an allocated portion of overhead, facility and IT costs.

Luminar’s gross profit equals total revenues less total cost of sales. Luminar’s cost of revenue is expected to increase as its sales continue to grow.

Operating expenses

Selling and marketing expenses

Selling and marketing expenses consist of personnel and personnel-related expenses, including stock-based compensation of Luminar’s business development team as well as advertising and marketing expenses. These include the cost of marketing programs, trade shows, promotional materials, demonstration equipment, an allocated portion of facility and IT costs and depreciation. Luminar expects to increase its sales and marketing activities, mainly in order to continue to build out its geographic presence to be closer to its partners and better serve them. Luminar also expects that its sales and marketing expenses will increase over time as it continues to hire additional personnel to scale its business.

General and administrative expenses

General and administrative expenses consist of personnel and personnel-related expenses, including stock-based compensation of Luminar’s executive, finance, human resources, information systems and legal departments as well as legal and accounting fees for professional and contract services. Luminar expects its general and administrative expenses to increase for the foreseeable future as it scales headcount with the growth of its business, and as a result of operating as a public company, including compliance with the rules and regulations of the SEC, legal, audit, additional insurance expenses, investor relations activities, and other administrative and professional services.

Research and development

Luminar’s R&D efforts are focused on enhancing and developing additional functionality for its existing products and on new product development, including new releases and upgrades to Luminar’s lidar sensors and integrated software solutions. R&D expenses consist primarily of:

•	Personnel-related expenses, including salaries, benefits, and stock-based compensation expense, for personnel in Luminar’s research and engineering functions;

•	Expenses related to materials, software licenses, supplies and third-party services;

•	Prototype expenses;

•	An allocated portion of facility and IT costs and depreciation; and

•	Other Component Sales services provided to Luminar are accounted for as R&D by Luminar.

Luminar expenses R&D costs as incurred. Luminar expects its R&D costs to increase for the foreseeable future as it continues to invest in research and develop activities to achieve its product roadmap.

Interest income and Interest expense

Interest income consists primarily of income earned on Luminar’s cash equivalents and investments in marketable securities. These amounts will vary based on Luminar’s cash, cash equivalents and short-term investment balances, and also with market rates. Interest expense consists primarily of interest on Luminar’s senior secured term loan facility, which was repaid upon consummation of the Business Combination.

Change in Fair Value of SAFEs and Warrants

Change in fair value of Simple Agreements for Future Equity (the “SAFEs”) and warrants are non-cash changes and primarily consists of changes in fair value related to the SAFEs and warrant liabilities. The SAFEs and warrant liabilities are classified as marked-to-market liabilities pursuant to ASC 480 and the corresponding increase or decrease in value impacts Luminar’s net loss.

Loss on extinguishment of debt

Loss on extinguishment of debt primarily consists of the settlement of the Bridge Note.

Other income and expense

Other income and expense primarily consist of realized gains and losses and declines in value determined to be other than temporary and related to the marketable securities, as well as gains and losses related to foreign exchange transactions.

Results of Operations

Comparison of the Nine Months Ended September 30, 2020 and 2019

The results of operations presented below should be reviewed in conjunction with the consolidated financial statements and notes included elsewhere in this report. The following table sets forth Luminar’s consolidated results of operations data for the periods presented (in thousands):

	Nine Month ended September 30,		Change	Change
	2020	2019	$	%
Net sales	$11,519	$6,803	4,716	69%
Cost of sales	18,209	9,346	8,863	95%

Gross loss	(6,690)	(2,543)	(4,147)	163%

Selling and marketing expenses	5,407	3,305	2,102	64%
General and administrative expenses	16,116	11,744	4,372	37%
Research and development expenses	28,268	27,376	892	3%
Operating loss	(56,481)	(44,968)	(11,513)	26%
Interest income	162	265	(103)	-39%
Interest expense	(2,097)	(1,762)	(335)	19%
Change in fair value of SAFE notes	—	(24,215)	24,215	-100%
Change in fair values of warrant liabilities	(12,562)	(164)	(12,398)	7,553%
Loss on extinguishment of debt	(866)	(6,124)	5,258	-86%
Other income	10	234	(224)	nm
Other expense	(393)	(40)	(353)	nm

Loss before income taxes	(72,227)	(76,774)	4,547	-6%
Income taxes	—	—	—	—

Net loss	$(72,227)	$(76,774)	4,547	-6%

nm = not meaningful

Net sales

Net sales increased by $4.7 million, or 69%, to $11.5 million for the nine months ended September 30, 2020, from $6.8 million for the same period in 2019. Luminar’s segment net sales breakdown is:

	Nine Months Ended September 30,		Change	Change
(in thousands, except percentages)	2020	2019	$	%
Net Sales:
Autonomy Solutions	$9,587	$4,373	5,214	119%
Other Component Sales	1,932	2,430	(498)	-20%

Net sales within the Autonomy Solutions segment increased by $5.2 million, or 119%, to $9.6 million for the nine months ended September 30, 2020, from $4.4 million for the same period in 2019. The increase was primarily driven by $7.0 million in sales to a customer offset by fewer sensor sales related to test and development programs.

Net sales within the Other Component Sales segment decreased by $0.5 million, or 20%, to $1.9 million for the nine months ended September 30, 2020, from $2.4 million for the same period in 2019. The decrease was primarily due to a change in sales to a government contractor for the same period in 2020. This reduction was partially offset by new business for components of Luminar’s technology.

Cost of sales and gross loss

Total cost of sales increased by $8.9 million, or 95%, to $18.2 million for the nine months ended September 30, 2020, from $9.4 million for the same period in 2019. The increase was primarily due to the increased costs to execute a won contract and increased inventory obsolescence costs associated with the transition to a new, upgraded sensor platform. The total cost of completing the interim requirements for a won contract for the nine months ended September 30, 2020, was $6.6 million. The expenses associated with a won contract were not incurred as a cost of sales for the nine months ended September 30, 2019 but were instead included as an R&D expense. The increase in inventory obsolescence costs due to the transition to the new platform was $3.2 million.

Gross loss increased by $4.2 million, to a $6.7 million loss for the nine months ended September 30, 2020, from a $2.5 million loss for the same period in 2019 primarily due to increase in cost of goods sold due to reasons discussed above.

Operating expenses

Selling and marketing

Total selling and marketing expenses increased by $2.1 million, or 64%, to $5.4 million for the nine months ended September 30, 2020, from $3.3 million for the same period in 2019. Selling and marketing expenses increased primarily due to expanded headcount and marketing activities.

General and administrative

Total general and administrative expenses increased by $4.4 million, or 37%, to $16.1 million for the nine months ended September 30, 2020, from $11.7 million for the same period in 2019. General and administrative expenses increased primarily due to an increase in professional fees to outside consultants.

Research and development

Total R&D expenses increased by $0.9 million, or 3%, to $28.3 million for the nine months ended September 30, 2020, from $27.4 million for the same period in 2019. R&D expenses increased due to increased headcount and consultancy fees in relation to new products that are being developed. This increase was partially offset by non-recurring engineering expenses becoming part of cost of sales, as discussed in the Cost of sales and gross loss section above. Luminar anticipates continued expansion of investment in R&D to develop future models as well as customize solutions under future partner contracts.

Interest income and Interest expense

Interest income decreased by $0.1 million, or 39%, to $0.2 million for the nine months ended September 30, 2020, from $0.3 million for the same period in 2019. Interest expense increased by $0.3 million, or 19%, to $2.1 million for the nine months ended September 30, 2020, from $1.8 million for the same period in 2019. The change in interest income and interest expense was not material.

Change in Fair Value of SAFE Notes

Change in fair value of SAFE notes decreased by $24.2 million, or 100%, to $0 for the nine months ended September 30, 2020, from $24.2 million for the same period in 2019. The SAFE notes were settled for Preferred stock and cash in June 2019.

Change in Fair Value of Warrant Liabilities

Change in fair value of warrant liabilities notes increased by $12.4 million, or 7,553%, to $12.6 million, which was driven primarily by the increase in the estimated fair value of the Preferred Stock into which the warrants are exercisable, for the nine months ended September 30, 2020, from $0.2 million for the same period in 2019 primarily due to increase in the fair value of the warrants.

Loss on extinguishment of debt

Loss on extinguishment of debt decreased by $5.3 million, or 86%, to $0.9 million for the nine months ended September 30, 2020, from $6.1 million for the same period in 2019. The decrease is primarily due to the settlement of the Bridge Note into Luminar’s Series A-11 Preferred Stock during 2019. The difference between the carrying amount of the Bridge Note and the fair value of the Series A-11 Preferred Stock was recorded as a loss on extinguishment of $6.0 million.

Segment profit or loss

Segment profit or loss is defined as income or loss before taxes. Luminar’s segment profit or loss breakdown is:

	Nine Months Ended September 30,		Change	Change
(in thousands, except percentages)	2020	2019	$	%
Segment loss
Autonomy Solutions	$(56,673)	$(45,235)	(11,438)	25%
Other Component Sales	192	267	(75)	-28%

The Autonomy Solutions segment operating loss increased by $11.4 million, to $56.7 million for the nine months ended September 30, 2020, from $45.2 million for the same period in 2019. The operating losses increased due to increase in cost of operations, partially offset by increase in sales.

The Other Component Sales segment profit decreased by $0.1 million, to $0.2 million for the nine months ended September 30, 2020, from $0.3 million for the same period in 2019, an immaterial change.

Liquidity and Capital Resources

Sources of Liquidity

Luminar’s capital requirements will depend on many factors, including lidar and software sales volume, the timing and extent of spending to support R&D efforts, investments in information technology systems, the expansion of sales and marketing activities, and market adoption of new and enhanced products and features. Until Luminar can generate sufficient revenue from lidar sensors and software to cover operating expenses, working capital and capital expenditures, Luminar expects the funds raised in the Series X Financing and the Business Combination, net of the repayment of its senior secured term loan facility (which repayment was required by the terms of the merger agreement if the amount of the Company’s cash at the closing of the Business Combination exceeded $300 million, which was the case), to fund cash needs. If Luminar is required to raise additional funds by issuing equity securities, dilution to stockholders would result. Any equity securities issued may also provide for rights, preferences or privileges senior to those of holders of Luminar common stock. If Luminar raises funds by issuing debt securities, these debt securities would have rights, preferences and privileges senior to those of holders of Luminar common stock. The terms of debt securities or borrowings could impose significant restrictions on Luminar’s operations. The credit market and financial services industry have in the past, and may in the future, experience periods of uncertainty that could impact the availability and cost of equity and debt financing.

On April 22, 2020, Luminar received $7.8 million in aggregate loan proceeds pursuant to the Paycheck Protection Program established under the CARES Act (the Coronavirus Aid, Relief, and Economic Security Act) of 2020. The loan accrued interest at 1%. The loan was completely repaid, including interest, on August 20, 2020.

As of September 30, 2020, Luminar had cash and cash equivalents totaling $50.7 million and marketable securities of $117.1 million. The cash equivalents are comprised primarily of commercial paper and other short-term debt instruments. To date, Luminar’s principal sources of liquidity have been proceeds received from issuances of debt and equity.

Luminar obtained a senior secured term loan facility pursuant to which amounts were funded from August 2017 through December 2018, which was refinanced with a new senior secured term loan facility pursuant to which an aggregate principal amount of $30 million was funded from March through June 2020. Pursuant to the terms of the Merger Agreement, the full balance of the senior secured term loan was repaid at the closing of the Business Combination.

In August, September and October 2020, Luminar has received $184 million of gross proceeds as consideration for the issuance of Series X Preferred Stock, of which $170 million was received prior to September 30, 2020.

Luminar has incurred negative cash flows from operating activities and significant losses from operations in the past as reflected in its accumulated deficit of $294.4 million as of September 30, 2020. Luminar expects to continue to incur operating losses for at least the foreseeable future due to continued R&D investments that it intends to make in its business and, as a result, Luminar may require additional capital resources to grow its business. Luminar believes that current cash, cash equivalents, and expected net proceeds from the Business Combination will be sufficient to continue to execute its business strategy over the next two years and until Luminar expects to begin series production.

Cash Flow Summary

The following table summarizes our cash flows for the periods presented:

	Nine months ended September 30,
(in thousands)	2020	2019
Net cash provided by (used in):
Operating activities	$(47,731)	$(45,398)
Investing activities	$(112,453)	$(754)
Financing activities	$183,804	$88,085

Operating Activities

For the nine months ended September 30, 2020, net cash used in operating activities was $47.7 million. The primary factors affecting Luminar’s operating cash flows during this period were Luminar’s net loss of $72.2 million, offset by its non-cash charges of fair value changes in warrants of $12.6 million, debt extinguishment of $0.9 million, stock-based compensation of $4.7 million, depreciation expense of $1.9 million and $4.4 million write-down of inventory. Net changes in operating assets and liabilities was $(0.5) million driven by an increase in accrued liabilities and decrease in inventories.

Investing Activities

For the nine months ended September 30, 2020, net cash used in investing activities was $112.5 million. The primary factors affecting Luminar’s investing cash flows during this period were the purchases of marketable securities of $123.4 million and purchase of fixed assets of $1.9 million offset by proceeds from maturities and sale of marketable securities of $12.9 million.

Financing Activities

For the nine months ended September 30, 2020, net cash provided by financing activities was $183.8 million. The primary factors affecting Luminar’s financing cash flows were the $170 million funded under the issuance of new preferred stock and $31.9 million funded under new debt issuances partially offset by principal payments on financing obligations of $11.2 million and transaction costs of $5.7 million.

Off-Balance Sheet Arrangements

As of the balance sheet dates of September 30, 2020 and December 31, 2019, Luminar has not engaged in any off-balance sheet arrangements, as defined in the rules and regulations of the SEC.

Critical Accounting Policies and Estimates

Luminar prepares its consolidated financial statements in accordance with GAAP. The preparation of these consolidated financial statements requires Luminar to make estimates, assumptions and judgments that can significantly impact the amounts it reports as assets, liabilities, revenue, costs and expenses and the related disclosures. Luminar bases its estimates on historical experience and other assumptions that it believes are reasonable under the circumstances. Luminar’s actual results could differ significantly from these estimates under different assumptions and conditions. Luminar believes that the accounting policies discussed below are critical to understanding its historical and future performance as these policies involve a greater degree of judgment and complexity.

Stock-Based Compensation

Luminar recognizes the cost of stock-based awards granted to its employees and directors based on the estimated grant-date fair value of the awards. Cost is recognized on a straight-line basis over the service period, which is generally the vesting period of the award. Luminar elected to recognize the effect of forfeitures in the period they occur. Luminar determines the fair value of stock options using the Black-Scholes option pricing model, which is impacted by the following assumptions:

•	Expected Term—Luminar uses the simplified method when calculating the expected term due to insufficient historical exercise data.

•

Expected Volatility—As Luminar’s stock was not publicly traded prior to the Business Combination, the volatility is based on a benchmark of comparable companies within the automotive and energy storage industries.

•	Expected Dividend Yield—The dividend rate used is zero as Luminar has never paid any cash dividends on its common stock and does not anticipate doing so in the foreseeable future.

•	Risk-Free Interest Rate—The interest rates used are based on the implied yield available on U.S. Treasury zero-coupon issues with an equivalent remaining term equal to the expected life of the award.

The grant date fair value of Luminar common stock was determined with the assistance of an independent third-party valuation specialist. The grant date fair value of Luminar common stock was determined using valuation methodologies which utilizes certain assumptions, including probability weighting of events, volatility, time to liquidation, a risk-free interest rate, and an assumption for a discount for lack of marketability (Level 3 inputs).

Based on Luminar’s early stage of development and other relevant factors, it determined that an Option Pricing Model (“OPM”) was the most appropriate method for allocating its enterprise value to determine the estimated fair value of Luminar common stock. Application of the OPM involves the use of estimates, judgment, and assumptions that are highly complex and subjective, such as those regarding its expected future revenue, expenses, and cash flows, discount rates, market multiples, the selection of comparable companies, and the probability of future events. Specifically, Luminar has historically used the OPM back solve analysis to estimate the fair value of Luminar common stock, which derives the implied equity value for one type of equity security from a contemporaneous transaction involving another type of security, shares of Luminar’s convertible preferred stock in this instance.

Revenue

Luminar adopted the requirements of the new revenue recognition standard, known as ASC 606, effective January 1, 2019, utilizing the modified retrospective method of transition. Revenue from product sales is recognized upon transfer of control of promised products. Revenue is recognized in an amount that reflects the consideration that Luminar expects to receive in exchange for those products and services. For service projects, revenue is recognized as services are performed and amounts are earned in accordance with the terms of a contract at estimated collectible amounts.

Revenues related to custom products are recognized over time using the cost input method. In using this input method, Luminar generally applies the cost-to-cost method of accounting where sales and profits are recorded based on the ratio of costs incurred to estimate total costs at completion. Recognition of profit on these contracts requires estimates of the total contract value, the total cost at completion, and the measurement of progress towards completion. Significant judgment is required when estimating total contract costs and progress to completion on the arrangements, as well as whether a loss is expected to be incurred on the contract. If circumstances arise that change the original estimates of revenues, costs, or extent of progress toward completion, revisions to the estimates are made. These revisions may result in increases or decreases in estimated revenues or costs, and such revisions are reflected in income in the period in which the circumstances that gave rise to the revision become known to Luminar. Luminar performs ongoing profitability analysis of its contracts accounted for under this method in order to determine whether the latest estimates of revenues, costs, and profits require updating. If at any time these estimates indicate that the contract will be unprofitable, the entire estimated loss for the remainder of the contract is recorded immediately.

Luminar enters into contracts that can include various combinations of products and services, which are generally capable of being distinct and accounted for as separate performance obligations; however, determining whether products or services are considered distinct performance obligations that should be accounted for separately versus together may sometimes require significant judgment. Transaction price is allocated to each performance obligation on a relative standalone selling price (SSP) basis. Judgment is required to determine SSP for each distinct performance obligation. Luminar uses a range of amounts to estimate SSP when products and services are sold separately. In instances where SSP is not directly observable, Luminar determines SSP using information that may include other observable inputs available to it.

Changes in judgments with respect to these assumptions and estimates could impact the timing or amount of revenue recognition.

Emerging Growth Company Status

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable.

The Company is an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”) and has elected to take advantage of the benefits of the extended transition period for new or revised financial accounting standards. Following the consummation of the Business Combination, the post-combination company will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of Common Stock that is held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter, (ii) the last day of the fiscal year in which the post-combination company has total annual gross revenue of $1.07 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which the post-combination company has issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) December 31, 2024, and the post-combination Company expects to continue to take advantage of the benefits of the extended transition period, although it may decide to early adopt such new or revised accounting standards to the extent permitted by such standards. This may make it difficult or impossible to compare the post-combination company’s financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used.

Recent Accounting Pronouncements

See Note 1 to Luminar’s condensed consolidated financial statements included elsewhere in this prospectus for recently adopted accounting pronouncements and recently issued accounting pronouncements not yet adopted as of the date of this prospectus.

Quantitative and Qualitative Disclosures About Market Risk

Luminar has not, to date, been exposed to material market risks given its early stage of operations. Upon commencing commercial operations, Luminar expects to be exposed to foreign currency translation and transaction risks and potentially other market risks, including those related to interest rates or valuation of financial instruments, among others.

Foreign Currency Exchange Risk

Luminar’s results of operations and cash flows are subject to fluctuations due to changes in foreign currency exchange rates. Currently, substantially all of Luminar’s revenue is generated in U.S. dollars. Luminar’s expenses are generally denominated in the currencies of the jurisdictions in which it conducts its operations, which are primarily in the U.S. and to a small extent in Europe. Luminar’s results of operations and cash flows in the future may be adversely affected due to an expansion of non-U.S. dollar denominated contracts, growth of its international entities, and changes in foreign exchange rates. The effect of a hypothetical 10% change in foreign currency exchange rates applicable to Luminar’s business would not have a material impact on its historical or current consolidated financial statements. To date, Luminar has not engaged in any hedging strategies. As Luminar’s international operations grow, it will continue to reassess its approach to manage the risk relating to fluctuations in currency rates.

BUSINESS

Overview

Our vision is to make autonomous transportation safe and ubiquitous. As a global leader in lidar autonomous driving technology, we are enabling the world’s first autonomous solutions for automotive series production in passenger cars and commercial trucks.

Founded in 2012 by President and Chief Executive Officer Austin Russell, Luminar built a new type of lidar from the chip-level up, with technological breakthroughs across all core components. As a result, we have created the only lidar sensor that meets the demanding performance, safety, and cost requirements to enable Level 3 through Level 5 autonomous vehicles in production, bypassing the traditional limitations of legacy lidar technology. Integrating this advanced hardware with our custom developed software stack enables a turn-key autonomous solution to accelerate widespread adoption across automakers at series production scale.

Our lidar hardware and software products set the standard for safety in the industry, enabling accurate and reliable detections of some of the most challenging “edge cases” autonomous vehicles can encounter on a regular basis. This is achieved by advancing existing lidar range and resolution to new levels, ensuring hard-to-see objects like a tire on the road ahead or a child that runs into the street are not missed, as well as our software to interpret the data and inform autonomous and assisted driving decisions.

The automotive industry is among the largest in the world and features an estimated total addressable market opportunity (“TAM”) for advanced driver assistance systems (“ADAS”) solutions expected to exceed $150 billion by 2030. Our model to capture this opportunity is to directly partner with top established automotive companies in order to power their autonomous future. Correspondingly, we have successfully established partnerships with over 50 companies across three primary application verticals: passenger vehicles, commercial trucks, and robo-taxis. Although not our primary focus, adjacent markets such as aerospace, defense and smart cities offer use cases uniquely suited for and potentially served by our technology.

A majority of autonomous vehicle companies have been primarily focused on robo-taxi R&D for urban low speed ridesharing applications (of which we work with many). We are, by comparison, uniquely able to power autonomy in the existing at-scale consumer vehicle industry with its high performance and low-cost lidar hardware and associated software. As a result, we now have seven of the top ten passenger vehicle OEMs as partners and in parallel are also powering the substantial majority of autonomous trucking programs. The constrained focus on the highway autonomy use case for production cars and trucks as opposed to complex urban environments presents a unique opportunity for us to enable near-term production deployments throughout the 2020s, while it is expected that higher levels of autonomy for urban robo-taxi applications will take substantially longer to reach scale. Driving further volume beyond highway autonomy is our proactive safety solution, with the goal of ultimately preventing the majority of forward collisions that occur on roads today. With over one million fatalities globally each year from vehicle accidents, there is a clear opportunity to set a new baseline standard for vehicle safety industry-wide.

Launching this bold vision forward, we entered into a landmark deal with Volvo for the first automotive series production award for autonomy in the industry, which was announced in May 2020. Our hardware and software is being integrated into Volvo’s global consumer vehicle platform to power autonomous highway driving and proactive safety features, with start of vehicle production scheduled to take place in 2022. Volvo has historically been a leader in deploying new breakthrough safety-centric technologies into the automotive industry, ranging from the invention of the modern three-point seat belt to the launch of Mobileye’s vision-based ADAS product. We expect to be no different.

In October 2020, we announced that we had entered into a strategic partnership with Daimler Truck AG, the world’s largest commercial vehicle manufacturer, and certain of its U.S. subsidiaries (“Daimler Trucks”), to enable highly automated trucking, starting on highways. Torc Robotics, part of Daimler Trucks’ Autonomous

Technology Group, and Luminar are collaboratively pursuing a common goal of bringing series-produced highly automated trucks (SAE Level 4) to roads globally. The teams intend to work closely together in order to enhance lidar sensing, perception, and system-level performance for Daimler trucks moving at highway speeds.

On November 10, 2020, we announced the following business updates: Luminar OEM Programs Accelerating to Production

•

Our partnership with the largest global truck OEM to pursue a common goal of bringing series produced, highly automated trucks (SAE L4) to roads globally accelerates our leadership position in trucking autonomy. We have now partnered with nearly all major programs for long-haul highway automation.

Deliverables Met, Cost-Down Curve Ahead of Forecast

•	We executed exclusive supply agreements for all three of our key lidar components (receiver, ASIC, and laser), locking in an estimated sub $100 hardware cost in volume.

•	We are concluding a Contract Manufacturer selection process for series production of Iris and we have selected our lead partner and factory in Mexico.

•	We are on-track for powering series production vehicles in 2022 by delivering key milestone of Iris B-samples and shipping to our lead series production partner Volvo Cars.

Confirmed & Raised Financial Outlook

•

We increased our target year-end 2020 Order Book from $1 billion to approximately $1.3 billion, due to new agreements with OEMs and increased existing customer volume outlook. “Order Book” is defined as the forward-looking cumulative sales estimates of Luminar’s hardware and software products over the lifetime of given programs which Luminar’s technology is integrated into or provided for, based primarily on contractual pricing terms and good faith estimates of “take rates” of Luminar’s technology on vehicles. Customer production vehicle volume estimates (and take rates when applicable) are largely sourced from (i) the OEM/customer, (ii) IHS Markit or other 3rd party estimates, and/or (iii) Luminar’s management good faith estimates.

In addition, in November 2020, we entered into an agreement with Mobileye, a wholly owned subsidiary of Intel Corporation, to supply our technology to Mobileye’s Autonomous Vehicle (AV) Series solution in its next phase of driverless car development and testing.

Market Outlook

There is a worldwide trend towards mobility and e-mobility and a renewed focus on autonomy, specifically highway autonomy for passenger and commercial vehicles. As the market shifts toward electric and hydrogen drivetrains, along with software-defined vehicles delivering a new user experience and data capability, we see the potential of autonomy enabled by the sensing and computing technologies on vehicles and under advanced development today. The roadmap from existing driver assistance and comfort features all the way to self-driving value can be built through improved vehicle situational awareness.

Our products provide this situational awareness in a broad range of driving environments and allow for confident detection and planning at all vehicle speeds. Our portfolio encompasses sensor hardware, and perception and decision-making software that improve existing vehicle features and enable new levels of vehicle automation for consumer and commercial applications. To understand the ADAS and autonomy markets addressed by our products, it is important to understand the levels of automation as defined by The Society of Automotive Engineers (“SAE”).

Although SAE has clearly defined these levels, there continues to be inaccuracies and misuse of the levels leading to consumer misconceptions about the true capability of the vehicle which they purchase. We believe our lidar greatly enhances the lowest levels of autonomy and enables the deployment of the highest levels of autonomy to both the consumer and commercial markets. Below is a more detailed description of the levels of automation.

•

Level 0 – Active Safety: In this level, the human is fully responsible for all driving functions at all times. “L0” is defined as driver support features that are limited to warnings or momentary driving assistance. Examples of warnings include blind spot warning or lane departure warnings. Examples of features with momentary assistance include automated emergency braking (“AEB”) and lane keep assist (“LKA”). These features are viewed as the basis of active safety, with AEB designed to reduce and/or mitigate the severity of low speed accidents, and LKA designed to prevent vehicles from crossing over into neighboring lanes or even worse, oncoming traffic. These features apply to both passenger and commercial vehicles and are growing as standard features globally and represent the majority of the ADAS market today.

•

Luminar value-add: Our lidar’s long range and high resolution capability enables the detection and classification of objects (vehicles, pedestrians, cyclists) in all lighting conditions and inclement weather. We expect this to greatly improve upon today’s systems, and to be much more effective at taking proactive measures to avoid accidents and extending the AEB capability to higher speed driving scenarios. Additionally, the ability to detect lanes out to 150 meters and do so in these same adverse environmental conditions adds to the robustness of LKA systems and helps prevent temporary loss of lanes or lack of detection altogether as often seen in today’s systems.

•

Levels 1 and 2 – Driver Assist: These levels represent the last levels in which the driver is still fully responsible for all driving functions at all times. “L1” is defined as driver support features that provide steering or braking/acceleration assistance, but not both simultaneously. Examples include lane centering support (“LCS”) or the more widely adopted adaptive cruise control (“ACC”). These features are viewed as comfort features, easing the driving load from the driver during extended highway drives. “L2” captures multiple driving tasks, for example both ACC and LCS simultaneously. In the near future, we expect an increased adoption of these systems as safety protocols begin to require head-on collision assistance which will require simultaneous braking and steering control.

The term L2+ is often used for today’s higher capability systems, many of which add a driver monitoring camera to ensure the human driver remains engaged, but allow them to remove their hands from the wheel completely (eyes must remain on the road). These systems are currently restricted in Europe, but allowed in the United States and other regions of the world in the restricted operational design domain (“ODD”) of divided expressways, high-ways, and typically only in systems with onboard high-definition maps of those expressways. The ramp up of these systems has been slower on the market, mainly due to the additional sensing and compute costs for marginal value-add to the end consumer.

•

Luminar value-add: Similar to L0, we expect to greatly improve upon today’s L1 and L2 in performance, robustness and availability. With the ability to detect lanes and precisely measure the distance to a lead vehicle in a single lidar sensor, we can independently give lane assignments to objects ahead. This helps prevent false braking events while driving in ACC mode, making the consumer experience more enjoyable. Add this to the ability to detect lanes independent of lighting conditions, and we add confidence and robustness to nighttime driver support systems as well. As driver confidence in these features grows, we expect the utilization and adoption of such features to increase, leading to higher impact of vehicle safety systems.

•

Levels 3 and 4 – Highway Autonomy: In these levels, the vehicle can still be operated in normal driving mode. However, when the automated driving function is engaged, the human is no longer responsible for the driving function. “L3” requires that the human driver must take back complete control of the vehicle when requested. “L4” assures the vehicle will continue to function without any human driver intervention, even if in a degraded state. Terms such as “chauffeur” are used for L3, while terms like “pilot” are used for L4, sometimes incorrectly. Further, robo-taxis today are aspiring to L4 but still rely on safety drivers behind the wheel making them L3 systems – including leaders like Waymo. To better quantify a vehicle’s autonomous capabilities, the market has started to assign an ODD and while many are trying to enable L4 for the urban environment, the most logical ODD for L3 and L4 driving is divided expressway or highway. Subsequently, a vehicle may not have L4 capability from the garage or the docking facility to the highway, but from highway entrance to highway exit, the vehicle can provide L4 functionality for that specific ODD. In 2020, the L3 and L4 markets only exist in development platforms and there are no serial production automotive L3 or L4 systems available. We believe, however, this segment represents significant growth potential and when correctly implemented, will prove valuable to both the consumer and society.

•

Luminar value-add: Adding our lidar to these systems improves their robustness and availability, allows sensing redundancy to cameras and radar, and therefore enables true hands-off and eyes-off operation. This allows the driver to utilize their time for something other than supervising the driving function, which is the ultimate product purpose of autonomy.

•

Levels 4 and 5 – Urban/Full Autonomy: “L5” is essentially the same as L4, but without the ODD restriction. It is the designation for vehicles that when placed in automated driving mode, can drive everywhere and in all conditions without human intervention or even occupants. We group this L4/L5 functionality due to the current focus on urban and suburban driving in the form of robo-taxis. Commercial trucking also aspires to L5 capability but is focusing its L4 efforts on highways as this yields the highest benefit. An urban L4 is extremely complicated compared with highway L4. We do expect that robo-taxis and automated people movers will be a strong growth market, but the timeline is more uncertain and we expect this market growth to be limited while technology for both vehicles and infrastructure matures.

•

Luminar value-add: Similar to L3 and L4, we believe lidar is required to deliver L5 sensing and perception needs. Sensing redundancy and multiple modalities are required and perhaps more important since the environment is the most complex, and our lidar’s sensing and perception capability supports the needs of detection and classification in dense, congested, and difficult environments at all hours of the day and night.

While these SAE levels are important to technology developers, we believe the market is currently segmented in two distinct categories: (1) ADAS or driver-assistance, where a human is in the driving loop and responsible, at minimum, to be a safety fallback and in most circumstances directly control part or all of driving tasks; and (2) autonomous driving, where a human is “out-of-the-loop” (colloquially, “hands off” the steering wheel and “eyes off” the road), which generates real value propositions to consumers, such as allowing the driver to recover time, as opposed to mere comfort or novelty features.

Within these two segments, we believe the largest business opportunities exist in the areas of active safety and highway autonomy due to trends in safety technology standardization and consumer pain-point priority. These two applications have well aligned technology requirements that allow us to remain focused on a single product/solution that will allow OEM partners to achieve both. The broader autonomy market segment, specifically robo-taxis, represents strong long-term opportunity, but lidar technology must be seeded now during development even though high-volume production and deployment remains many years away.

These trends and safety needs apply to both the passenger and commercial vehicle markets. The autonomy use case and business case for commercial vehicles are simple: reduce operational costs and increase efficiencies. Passenger vehicles are more complex since the ability to deliver autonomy is more focused on the consumer’s comfort and convenience. We are working to help OEMs and consumers achieve these goals, but with the proper level of safety included. Our lidar is also making traction in other markets, including defense and smart cities, that require high resolution and long-range sensing in uncontrolled operating conditions.

Source: Our estimates, incorporating data from IHS Markit and Wall Street research. Includes passenger and commercial vehicles (including robo-taxi)

The charts above represent today’s market in 2020 for which scanning lidar is limited. The market, however, is expected to grow substantially by 2030 and our technology has the potential to improve or enable capability across the full spectrum of the market. Our initial focus for lidar technology is L3/L4, and we aim to offer the sensing, perception, and function turn-key system that will truly add value and give driving time back to the end consumer. This market is still developing, but represents significant growth, and we are the technology leader with the first L4 highway production platform win with Volvo. In addition, vehicles enabled with our lidar will be capable of proactive safety in which accidents are potentially completely avoided, which can benefit other autonomy solutions such as L1/L2.

Passenger Vehicles

The passenger vehicle market is very large. We expect that more than approximately 100 million new passenger vehicles will continue to be manufactured year-over-year through 2030 and beyond. It is very difficult to replicate this volume in other markets, but it is also important to recognize that highway autonomy is not yet standard equipment. In order to realize a vehicle feature’s maximum societal benefits, the ultimate goal in the automotive industry is to achieve 100% adoption of the highway autonomous feature in all vehicles. We expect a technology adoption ramp-up over time as automated functionality matures, costs and pricing are reduced, and consumers become more familiar with the full benefits and capabilities of a safe autonomy system. We believe there is a substantial market opportunity for our products when proactive safety is coupled with autonomy due to the public benefit of the overall anticipated safety increase.

ADAS

ADAS volumes are primarily driven by both the European and North American markets. The European New Car Assessment Program (“NCAP”) requires a minimum level of crash mitigation functionality such as AEB (for vehicles, pedestrians, and cyclists), LKA, speed alert systems and other ADAS features for a vehicle to have a 5-star rating. Furthermore, the European Union is moving toward mandates of these advanced functions.

The U.S. is less focused on mandates at this time and instead allows the U.S. NCAP (known as the “Stars on Cars” program) and designations such as the Insurance Institute for Highway Safety “Top Safety Pick” and “Top Safety Pick+” to drive adoption and provide consumers with an understanding of the vehicle’s advanced crash avoidance capability. Additionally, in working with the National Highway Traffic Safety Administration (“NHTSA”), 20 automakers pledged to voluntarily equip virtually all new passenger vehicles by September 1, 2022 with a low-speed AEB system that includes forward-collision warning. With global safety rating programs and the OEMs competing to deliver more safety and comfort features to their customers, it is reasonable to expect near complete adoption of ADAS functionalities in new vehicles produced by Europe, U.S., Japan, and South Korea by 2026. We expect adoption rates to increase significantly in China as well.

Tesla’s “Autopilot” is an example of establishing a driver support (as defined by SAE) platform as standard equipment. They developed a vehicle around the promise of future functionality which supports the production volume and cost reduction needed to spread technology beyond premium, low volume platforms. We expect more OEMs to demand proactive safety and limited autonomy with the ability to upgrade functionality over time without hardware change. This expectation aligns well with the increasing number of OEMs developing new vehicle platforms that span their lineups.

Proactive Safety

While the increased application of existing ADAS technology should help lessen the number of accidents and fatalities, we believe there is significant room for improvement concerning standard ADAS and crash avoidance. Today, the ADAS systems are designed to mitigate or lessen the severity of accidents and only avoid them under certain low-speed or ideal environmental conditions. Recent data suggests that the number of automotive fatalities globally still exceeds one million annually and the social costs of accidents continue to exceed $500 billion in the United States alone. As the autonomy market matures, we expect that OEMs and global NCAP programs will extend the functionality to intersection and crossing scenarios, which requires wider fields-of-view and faster detection. Global safety rating programs are also considering night and low-light performance in the future, further pushing the existing technology’s limits. We believe there is a significant opportunity to be able to reduce collisions with a capable lidar sensing system and software which can enable an understanding of the environment, which can help to avoid collisions by taking over the steering wheel and braking systems proactively. Our lidar is capable of significantly increasing the effectiveness of these active safety systems and supports proactive safety and greater crash avoidance measures using our long-range, high resolution, wide field-of-view, and perception software to be able to detect pedestrians and cyclists in the most challenging and complicated environmental sensing conditions. Furthermore, high-speed safety performance, specifically AEB, is increasingly important as hands-free highway driving assist systems are further delivered to the market, and the vehicles take on more of the driving responsibility.

Highway Autonomy

Since inception, our focus has been to enable safe and ubiquitous autonomy and we view highway autonomy, in combination with proactive safety, as providing the most value to the end consumer for the foreseeable future. The market is also trending in this direction, targeting hands-off and eyes-off operations in a more controlled setting than the urban environment. While there is a significant focus on investment and development of robo-taxi solutions, passenger vehicles continue to be a voluminous market, and we expect the growth rate of highway automated functions to have a compound annual growth rate (CAGR) of nearly 40% from 2020 until 2030.

Commercial Trucking Market Outlook

The amount of goods transported by trucking globally continues to rise year-over-year. While the number of newly manufactured trucks has declined in recent years, the application of ADAS technology continues to grow and the interest in autonomy for transport is at an all-time high. The business case for trucking highway autonomy is simple: lower operating costs and increased availability of the vehicles and time spent on the road (trucking and fleet companies do not get paid to park at rest stops).

The application of AEB has been in the market for many years, with the first mandate for vehicle AEB in Europe in 2013, and growing application of the functionality since. Similar to passenger vehicles, Europe leads the market in a unified safety direction and has put mandates in place to drive lane keeping functions and expand the AEB functionality to include pedestrians and cyclists. This leadership is also a result of a market driven by the trucking manufacturers who set the technology distribution of vehicles and the ADAS vehicles and systems architectures. Unfortunately, the trucking market in North America is heavily driven by the fleet operators’ specifications and is heavily fragmented. The lack of mandates from governing bodies has resulted in a market for ADAS that is very difficult to quantify and gain economies of scale across a small set of partners as is the case in Europe. As in passenger vehicles, our lidar technology and sensing capability could greatly improve the L0 and L1 functionality for the trucking market as well. However, our focus and the value add seen globally by the OEMs and fleet operators is L4 highway autonomous driving.

L4 highway autonomy is the target ODD for trucking because that is where their money is earned and where the majority of the physical truck’s time is spent. The sensing needs between Europe, North America, South Korea, Japan, and other regions globally all differ slightly, but have similarities in the requirement for (i) long range detection to aid in extra braking time, (ii) farther detection of lanes to aid in proper lane centering and placement of potential obstacles in the correct lanes, and (iii) the vertical field of view and high placement on the cab to support close proximity detection in front of the vehicle, as well as overhead obstacles (such as bridges and overhead signs).

Robo-Taxi and Delivery Market Outlook

The press announcements of large robo-taxi investment and partnerships between technology companies, both established and startup, and mainstays from the automotive industry dominate the industry’s attention. This application is, however, the most difficult vehicle autonomy feature to solve for technically. It requires the ability to detect and classify hundreds of objects and predict motion for many of those objects, including pedestrians, electric scooters, and bicycles – all of which present as pedestrians, but move in very different ways. The environment consists of dynamic weather, steam from manholes and exhaust pipes, and oftentimes construction equipment causing dust and debris. Given the economic benefit an automated robo-taxi driving system could unlock, billions of dollars in funding and engineering efforts have been focused on developing solutions. The majority of the autonomous vehicle companies are operating in this space, awaiting a market that requires complex governmental support, funding for infrastructure, and a sensing and compute solution that must anticipate every possible mixed-traffic scenario.

Additionally, the initial ODD only requires low to medium speed operation, which can be met with less capable sensors. We expect that ultimately, the ODD will need to expand to the highway as robo-taxis and automated shuttle services move people from city centers to the airport and back, in particular. We expect limited robo-taxi R&D programs will continue to operate in varying levels of development and testing the rest of this decade.

Adjacent Markets

Although not our primary focus, the adjacent markets below offer use cases uniquely suited for and potentially served by our technology. Our goal is to scale our core markets and utilize our robust solutions to best serve these adjacent markets where it makes sense for us and our partners.

•

Smart Cities. Many government agencies are motivated to invest in smart cities solutions such as “Smart” intersections and “Intelligent” tolling systems due to macroeconomic trends such as usage of electric vehicles (and the subsequent reduction in fuel taxes) and growing city populations (and the subsequent need to manage assets more efficiently). As discussed above with trends of urban living and the need to manage traffic flow and congestion, not only is there a market for the vehicles themselves but also for the infrastructure to support such automation. Today, 27 cities globally have a defined Smart City initiative to deliver by 2027, with over 50% of these initiatives being in Europe and North America. The market is broken up into segments: smart buildings, transportation, infrastructure, healthcare, energy, security, and education. We will focus on infrastructure and security: traffic flow and intersection management, tolling and traffic management, smart parking and security, pedestrian and crowd flow management and security, and large venue security.

•

Aerospace and Defense. The aerospace and defense markets are intent on increasing their autonomous capability and lidar is a key component to enabling such automation, including for items such as an automated convoy for resupply or an automated refueling mission. These markets represent a small volume, but with very specific requirements that only certain technologies will be able to meet. We will utilize our sensing and system architecture from our core automotive system and provide solutions in this space and/or partner with companies who can help deliver specific solutions licensing our high performance technology.

Our Solution Overview

We bring opportunity and inspiration to an automotive industry that requires continuous technological and performance innovation, and play a critical role in making the future of mobility safer. The hope for autonomy is not just novelty – it is the critical feature required to transform the way people and goods move throughout the world transportation ecosystem. Autonomy presents an opportunity to save lives through enhanced safety, liberate those who struggle with transportation access, and reoptimize value chains of logistics and vehicle ownership. We seize this opportunity by delivering what we believe is the world’s first autonomous solution for series production, powering highway autonomy and proactive safety.

High-performance lidar is not just another sensor. While it is true that lidar is a sensor, its value is more than just hardware and delivering a point cloud “image.” It is similar to radar and cameras in that these devices provide no direct value without the signal processing, detection, tracking, and perception software that gives an understanding of the vehicle’s surroundings. The next product offering levels are to provide route planning and command the steering, braking, and engine actuators to control the vehicle. This will require lidar producers to follow the precedents set by camera and radar, where sensor providers supply perception software (they are, after all, the experts in that sensor’s data).

Many companies have developed lidar sensors, but not all have developed lidar systems. A lidar product offering can be broken down as follows:

Lidar: For customers with a full complement of vehicle system software development, this product enables their development of vehicle functions through a sensor hardware product.

Highway Autonomy: A full vehicle function product combining hardware and software for driver out-of-the-loop on highways.

Proactive Safety: A full vehicle function product combining hardware and software that continuously monitors, but only momentarily acts to avoid collisions on all road types.

As the requirements of a lidar system increase, the number of competitors tends to quickly decrease. We were founded with the understanding that the most effective lidar solution will have perception that can deliver the complete desired solution through the OEM to the end consumer. Many OEMs, via their camera experience, have outsourced everything to the supply base, except function development. Many have outsourced even this functionality and are starting to weigh the benefit of having a proprietary solution to using a more standardized, off-the-shelf product that saves them time and money.

Commercial Overview

We partner with the majority of key OEMs focused across three verticals: passenger vehicles, trucking, and robo-taxi. More than 75% of the companies listed below are working with our technology today. Furthermore, we have strong demand for our products in multiple adjacent market verticals.

An important benefit of our engagements with commercial partners is to have our products generally incorporated into our commercial partners’ development programs at the earliest stages. By securing these development wins in a competitive landscape, there is greater increased forward visibility into the long-term development cycle toward series production. This awards us with a significant competitive advantage by optimally positioning us to convert existing development engagements with key automakers into series production awards in the near term, as we have with the Volvo and others we expect to finalize in the future.

Twenty-four of our commercial partners are currently integrating our Hydra lidar sensors (described further below) and validating our technology into their development fleets of tens to hundreds of vehicles. We also have ten advanced development contracts and are working to convert these into series production awards over the next 24 months. We expect that all series production partners will use our Iris lidar sensors (described further below) for upwards of one million or more vehicles, building on the work already completed with Hydra.

In the near term, we are focused on the passenger vehicle and trucking markets, which we believe will drive our ability to increase market share and achieve economies of scale.

Passenger Vehicles

Due to the complexity and challenging environment of urban driving, we believe that the industry will focus on highway autonomy in the near future. Our series production award with Volvo, a global leader in automotive safety, is a key example. Our lidar technology will power Volvo’s first fully self-driving technology for highways in their next-generation production passenger vehicles, enabling true driver out-of-the-loop functionality, which we expect will set new standards of safety for the industry.

By 2030, we anticipate we will have approximately 4% vehicle penetration rate across the industry. Today, a majority of our current partners have a highway autonomy program in development with an anticipated start of production year ranging from 2023 to 2025. Leveraging our hardware and software for series production also paves the way for future proactive safety use cases in vehicles. We believe our lidar unlocks greater crash avoidance capability than today’s active safety systems and will help deliver what it calls “proactive safety” to the consumer – higher speed emergency braking, enhanced lane keeping functionality, and significantly improved performance and availability in inclement weather and low-visibility conditions. Given our performance-differentiated products and Volvo’s safety DNA, Volvo is considering making our lidar standard on all vehicles in the future, which would further enable and accelerate the adoption of our technology to several automotive partners.

This, in turn, increases our ability to scale incorporation of our products into additional passenger vehicles relative to our competitors, which we believe is a significant advantage. With production expected to start with Volvo in 2022, we will have an industrialized, automotive-grade product ready to deploy and the ability to leverage existing capacity with an efficient use of capital to support our commercial partners globally.

Commercial Trucking

We work with a significant majority of self-driving truck start-ups and traditional truck OEMs. Our commercial partners greatly value the long perception range that our sensors enable while operating on highways. Our technology enables the detection of road debris such as tire remnants or stalled traffic at ranges greater than 250 meters, as well as motorcycles darting through traffic at highway speeds. We believe the short-range performance of the vast majority of lidar providers is insufficient against those and other scenarios and inadequate to provide the level of safety required by commercial trucking companies operating on public motorways.

We work directly with our commercial partners to optimize our products for their applications. A few highlights of this optimization include our developments of unique scan patterns for maximized point density in specific areas of interest and models for sensor placement that minimize blind spots around the cab. Our commercial partners use between one to four lidar sensors per truck, and we expect that all will eventually integrate three or four if they move forward to series production.

We enable our commercial trucking partners to consider three and four sensor configurations because of our expected unit economics. While the trucking market has less price sensitivity than the passenger vehicle market to support a multiple sensor configuration, it still benefits from the economies of scale achieved in the higher volume passenger vehicle market. Our commercial trucking development partners also appreciate that our passenger vehicle development comes with automotive-grade standards implemented in our product design and manufacturing processes. This enables our commercial trucking development partners to leverage our success with passenger vehicles and access the technology required to deploy much sooner than if they had worked with our competitors. We believe this is significant to them as the economic incentive for self-driving trucks is more compelling than for passenger vehicles since truckload carriers in North America and Western Europe aggressively compete for freight down to a difference of tens of dollars. Self driving technology will enable truckload carriers to eliminate drivers on their terminal to terminal lanes and subsequently eliminate 25% to 30% of their costs for hauling freight. They will use that savings to win more desirable freight business. Adding to truckload carriers’ sense of urgency to deploy self driving truck technologies is the chronic shortage of drivers. For these reasons, we believe self-driving trucks will start to operate on highways as early as 2023 and steadily ramp up through the remainder of the decade.

Autonomy is a true economic enabler for the logistics market, including terminal to terminal, drayage and even last-mile delivery. The benefits of proactive safety discussed as part of our consumer vehicle products also apply to trucking.

Robo-Taxi and Delivery Vehicle Market

While robo-taxi and self-driving shuttle development primarily focus on low-speed urban environments today, their full value will only be met if they can also operate at higher speeds to expand their operating area, such as highways leading to airports. Our technology helps them achieve those goals by expanding this operating area to include roadways with speeds greater than 45 mph. Moreover, by using our perception software, our commercial partners can utilize their limited engineering resources more efficiently and enable them to focus on solving issues associated with vehicle system integration and driving in complex, urban environments. Our technology complements their work and will enable them to deploy their fleets sooner.

We expect there will be a number of locally dedicated robo-taxi R&D fleets continuing to launch through the next decade, which will begin with human safety drivers monitoring operation at all times and then transition to no human monitor as the fleet gains confidence in the safety of the system.

Adjacent Markets

The on-road vehicle markets are what drive our product development decision-making, especially in sensor hardware development, but the need for nearly identical performance exists in other markets as well. These markets commonly cannot match the economies of scale that automotive markets offer, but together they represent strong business opportunities. Therefore, we take an opportunistic approach to the broader lidar and perception markets, with particular near-term focus on the following.

•

Smart Cities. We are working with our partners to integrate our sensors and perception software into existing solutions to make those solutions perform at high levels. Our technology enables those systems to detect and respond to vehicles at much greater ranges than legacy technology, and its perception software enables more reliable classification and prediction of objects within the area of interest. For example, cities will be able to reduce accidents at troublesome intersections and avoid expensive redesign projects, and tolling agencies can reduce the number of missed vehicles and increase their revenue yield. Many other applications benefit from our technologies’ superior performance, and we are working with partners to enable new benefits for their customers.

•

Aerospace & Defense. Aligned with our mission of enabling the autonomous movement of people and goods, we work with large aerospace/defense contractors on applications that extend off-road. While our products are used in many different applications, most involve enabling some form of autonomous drive capability. We anticipate entering into multi-year supply agreements with our defense contractor partners in this market to generate a significant number of sensor sales in the future. We also expect that most of our defense contractor partners will integrate our perception software into their solutions.

There is a significant difference between a development platform project and automotive-grade production. Many lidar companies have created development products. These products are used for multiple applications, including environmental mapping for autonomous driving perception. Some of these development products began with huge spinning lidar sensors placed on top of vehicles that were ideal for viewing 360° around the vehicle, in order to better understand the challenges associated with autonomy and help solve those challenges. They were deployed in robo-taxi and autonomous trucking applications, and a myriad of off-road applications to scope the role of 3D sensing. While relatively successful to date at establishing incumbent positions in all applicable markets, almost none of these products have transitioned to automotive-qualification or military standardization specification, which is required for series production. Many lidar companies have elected to shift their focus from automotive to other adjacent markets due to the deficiencies in their technical approach to lidar or the sheer organizational difficulty and cost in delivering automotive-grade products. Many of those adjacent markets are looking to leverage scale and reuse from the automotive market, with the understanding that it is very difficult to replicate a potential market of approximately 100 million units per year (passenger vehicles and commercial vehicles combined worldwide). With a clear roadmap and a development platform that seamlessly transitions into the production platform, we believe we are well-positioned to establish the mass-scale market for lidar as the key markets’ leadership position.

Our Products

We believe we have established a dominant position in a crowded lidar market for three critical reasons: product, thought leadership, and deployment. Our products are designed and built from the ground up for the automotive market, and our performance exceeds those of our competitors. Our lidar and perception software forges a path for consumer 1550nm technology, which has been widely embraced as the long-range wavelength region necessary to widely deploy truly autonomous vehicles. We are the only lidar company with deeply integrated hardware and software products, and this depth is supported by an extensive intellectual property portfolio of 93 issued patents, and nearly as many pending.

We believe our products meet or exceed the requirements to enable safe autonomy at all levels, and we have turned this capability into a position of thought leadership in the market. From small technology companies to global OEMs, our 50-plus commercial partners look to us for guidance on how to specify, test, and integrate lidar into their products. Our broad technical competency spans hardware, software, and system safety disciplines. This leadership role often begins with our product as a reference sensor in validating lesser performing sensors, including other lidar, radar, and cameras. From this, we have been successful in converting to platform deployments as our roadmap to series production has become more immediate.

Vehicle platform deployments determine the scope and design of a partner’s series production vehicle system, and are therefore our anchor for future growth. Sensor changes in these development platforms are not taken lightly by the industry, and the closer these test vehicles get to feature demonstration, the more difficult it will become to displace our technology. Our products have won platform development positions in most of the world’s top automakers and autonomous trucking programs, in both cases often displacing legacy lidar providers. Broad deployments in a host of different vehicles and countries provide us with a global fleet multiplier, which will unlock future capabilities as we seek to broaden automation capabilities. With a clear roadmap to an automotive-qualified product by 2022 as part of Volvo’s next generation consumer vehicles based on Volvo’s SPA2 platform, the rest of the market now has direct line of sight to our first wave of driver out-of-the loop vehicle features and services. Once partners scope their series production vehicle system based on their development platforms with us embedded, we believe there is a higher likelihood of successfully closing a design win for the series production.

Our Iris lidar sensor integrated into Volvo SPA2 platform with expected production in 2022

ADAS has commoditized the idea of vehicle safety, but has not delivered the full promise of this technology, as discussed further in the section entitled “Technology Comparison” located below. Therefore, a large opportunity exists to build on this foundation of vehicle features. We plan to use our market position and technology leadership to create a new class of vehicle features aimed at maximizing the safety impacts of high-

performance sensory perception. Given more than 90% of motor vehicle accidents in the U.S. are due to driver perception or action failure, our proactive safety initiative addresses crash avoidance features instead of merely severity mitigation features. To support and accelerate the delivery of a complete lidar-based ADAS and Level 4 highway autonomy program, we are expanding our software team. This expansion began with the addition of former members of Samsung’s Munich-based DRVLINE platform team previously responsible for delivering ADAS functionality for its mobility enterprise.

Whole-Products for Growth

A whole-product is everything that is required to ensure that targeted end customers can fulfill their compelling reason to buy. For us, this means doing more than delivering the best possible lidar sensor. It means we will:

•	maintain sensing superiority through advanced sensor development;

•	provide actionable data through continual perception software refinement; and

•	drive vehicle feature delivery through internal and external investment.

Sensing Superiority

We have delivered on a five-year lidar roadmap to enable autonomy programs like those in Volvo’s SPA2 platform. In 2017, we initially came to market with a prototype product, known as Model G, which brought custom technologies together to demonstrate what was possible from long-range, high-resolution lidar. In 2018, we launched Hydra, our product for testing and development programs. Hydra provides commercial partners with the full toolset to accelerate their progress towards series production using Iris, our commercial volume-production product. Iris was introduced in mid-2019, followed by the launch of our perception stack in January 2020, which will lead to smarter sensing over time. Our Hydra and Iris products are described in further detail below.

Luminar’s Hydra lidar sensors are dynamically configurable dual-axis scan sensors that detect objects up to 500 meters away over a horizontal field of view of 120° and a software configurable vertical field of view of up to 30°. High point densities in excess of 200 points per square degree enable long-range detection, tracking, and classification over the whole field of view.

Hydra lidar sensors and electronic compute unit

Luminar’s Iris lidar sensors leverage the same core technology components in Hydra, but Iris is refined to meet the size, weight, cost, power, and reliability requirements of automotive qualified series production. Iris features two fully custom integrated circuits – driving both laser transmitter and receiver. The sophistication of the Iris lidar data outputs comes from four generations of deployed integrated circuit design, and supports our ability to stay ahead of market demands for data.

Currently commercialized vehicle autonomy technology only incorporates Level 1 and Level 2 ADAS, or partial automation made possible with cameras and radar, and enhanced by lidar. Iris is expected to become a commercially viable long-range lidar for automotive applications in Level 3 through Level 5 of vehicle autonomy, including full highway autonomy and urban and suburban autonomous driving.

Iris lidar sensor

With camera-like resolution of more than 300 points per square degree and high data fidelity, Iris reliably sees where objects are and understands what they are, even at long distances and in inclement weather. Combined with ongoing software updates, Iris becomes more capable over time, unlocking the roadmap to autonomy and broadening driver assistance.

Sensing More

We selected lidar as our primary sensing architecture in part because it is an effective active sensor, meaning it has its own source of light (laser) that it emits to detect targets, rather than a passive sensor which depends on reflected sunlight to measure targets. When designed appropriately, the sensor can capture large amounts of information about the targets – well beyond three dimensions (3D). Even today, as it only scratches the surface of what we expect lidar can bring to autonomy, we provide more than a 3D scene. Through a pipeline of signal processing in each point-cloud point, common surfaces can be identified, moving objects can be better understood, and target reflectance provides grey scale contrast to the scene. All these pieces of information are called point attributes, and they feed perception algorithms that ultimately discern what the targets are within a scene. The more information perception algorithms are given, the faster and more reliable the results become.

Looking forward, we are exploring ways to extract environmental information of things people can intuit, but machines must measure. For example, understanding air motion would allow software to estimate objects’ weight and assess the danger to vehicles. The optics and photonics community has produced countless capabilities like these for metrology applications. We are developing this deep understanding of what is possible with the market’s mobility needs to create products that deliver continually increasing value.

Our Software

If a vehicle is to take an action on the road (e.g., accelerate, brake or steer) without human control, or even override human control, it must have an understanding of the driving environment. This understanding is called perception. The requirements for perception, and subsequently for the sensors providing necessary information underlying it, ultimately come from questions the vehicle system needs to have answered continuously to execute driving maneuvers safely in the real world. These questions are the same ones the human brain must continually assess to drive:

•	Where is the road, how is it organized into lanes, and which is the proper lane?

•	What driving rules apply to these lanes (e.g., lane change permission, speed, direction, traffic type)?

•	How is the vehicle moving now (speed, direction)?

•	What obstacles and other fellow travelers are in or near the roadway?

•	Where are these external objects (which lane, sidewalk, etc.), and how are they moving?

With a confident and continuous understanding of the driving environment from our perception software, routes can be planned, risks can be assessed and actions can be sent to the vehicle’s control system. We, working closely with our partners, expect to deliver this full vehicle system capability.

Core Sensor Software: Our lidar sensors are highly configurable and capture valuable information extracted from the raw point-cloud to promote the development and performance of perception software. Therefore, core sensor software features help our commercial partners to integrate, control, and enrich the sensor data stream before perception processing. These features include:

•	Automatic sensor discovery to expedite system startup time;

•	Extrinsic calibration to automate multi-lidar geometrical alignment;

•	Proprietary middleware to streamline advanced user interaction with both our hardware and software;

•	Horizon tracking to automate region-of-interest scanning focused where it matters most, the road ahead;

•	Normal vector point attributes to associate common surfaces like drivable space quickly and accurately assess object headings without multiple frames; and

•	Velocity vector point attribute to provide both radial and crossing velocities, point-by-point within each frame.

Software Tools: In addition to the real-time software functional outputs, we offer software tools to support the visualization, control, and simulation of sensor data. These tools are meant to promote the demonstration of sensor and software performance and the development of perception software for any application. We offer two tiers of software products to meet the specific requirements of our commercial partners.

Perception Software: Our advanced perception software builds on the core sensor software features and transforms lidar point-cloud data into actionable information about the integrated vehicle (ego) and its environment. These features include:

•

Semantic Segmentation – Each measured point contains an object class attribute. This feature enables smart detection and tracking algorithms as well as intelligent vehicle reactions to different types of objects.

•

Instance detection and Tracking – Frame-level instance detection of objects, lane markings as well as road surfaces and free space combined with our highway-focused tracking algorithms provide reliable, safe and stable data for decision-making algorithms.

•	State Estimation – Continually predicting and correcting an object’s location, velocity, and orientation through lidar odometry, real-time mapping, and localization.

Our perception software detecting, tracking, and classifying vehicles, lanes, objects, and drivable free-space, up to 250 meter away, in real-time.

We provide velocity point cloud attributes at both the point and object level.

Our velocity attribute measures objects moving both laterally and longitudinally.

High-level Vehicle Function Software

•

Highway Autonomy: In order to deliver highway autonomy to OEMs like Volvo, we leverage an ecosystem of partners and strong internal understanding of the full autonomy system. Highway autonomy will enable exit to exit functionality that takes full responsibility of the driving task even if the driver does not resume control in edge case emergencies. Early roll outs will be in limited highways, in limited environmental conditions and broaden as validation activities ensure safe ODD expansion. This capability is meant to allow passenger vehicles and commercial trucks alike to take occupants out of the driving loop so that they can utilize their time on other tasks. Further, highway autonomy systems will leverage over the air updates allowing them to grow even safer over time and expand their ODD through the life of the vehicle.

•

Proactive Safety: Our proactive safety capabilities in development are expected to represent a new generation of vehicle safety, meant to enable accident avoidance instead of merely mitigating crash severity. It is expected to serve as a continuously monitoring system that assesses risk to the vehicle and recommends corrective actions and more importantly intercedes proactively when a crash is imminent. This feature utilizes our extended range of confident situational awareness to broaden the ODD of legacy ADAS features, new safety features, and driver out-of-the-loop autonomous features.

Autonomy Compute: Our electronic compute unit (“ECU”) is designed to accelerate the development of perception systems. Raw point-cloud inputs via ethernet, from up to four lidar sensors, are sent through a pipeline of processing layers to provide automated field coverage, enriched point-clouds, and ultimately, the perception outputs required for fusion and path planning.

Hydra currently features a reference ECU that can run the full software pipeline described below on four sensors covering 360° with under 40 watts of power consumption. The software pipeline is built modularly and is compute-hardware agnostic, allowing us to integrate algorithms into any OEM domain controller regardless of chip provider preference.

Hydra electronic compute unit for testing and development programs

Iris is an advanced lidar perception solution for series-production autonomy that we believe solves the fundamental problem of reliable, long-range sensory perception for real-world self-driving vehicles. From autonomous highway driving to full autonomy in urban areas, Iris is configurable with one or multiple perception enhanced lidar sensors to fit consumer and commercial application needs. It is an efficient, automotive-grade, and affordable solution for series-production programs starting production in 2022. In order to deliver Iris, and build beyond perception into vehicle functions, we plan to leverage partners in both processing chips and vehicle system controllers to deliver the hardware necessary to meet the performance and cost goals necessary to enable proactive safety and highway autonomy for broad adoption.

Accelerating Delivery

We intend to enable autonomy and invent next-generation safety through continually identifying gating technologies required for progress and creating paths to deliver innovation through both internal development and partnering.

Looking beyond sensory perception into vehicle functions, the mission of proactive safety requires technologies to optimize driver engagement and take control of driving functions when necessary. Finally, we believe that, while vehicle connectivity will not reduce the need for on-vehicle sensory perception, there is value in collaborative perception from all vehicles. Allowing vehicles to effectively see around corners and through traffic is expected to increase collision avoidance by a substantial amount. Therefore, we will seek to continue to collaborate with industry participants as these connectivity systems emerge, ultimately giving each Luminar enabled vehicle the collective understanding of all Luminar enabled vehicles in the driving environment.

Remaining Focused

From the beginning, we have taken a whole product mindset to product development leading to growth beyond sensor development. Balancing this mindset, however, is our desire to accelerate the time to market of these whole-products. Therefore, we focus relentlessly on products aligned with our targeted markets, partners where possible, and innovate where necessary to best serve complete solutions to those markets. As a result, we offer no short range only lidar products due to existing camera, radar, and ultrasonic capabilities that adequately serve this demand in automotive. We do not dilute our portfolio in hopes of finding a niche – we have identified the root requirements for large scale applications and deliver products to make them successful as efficiently as possible.

For us to continue winning series production contracts, great sensors and perception alone are not sufficient, as other technologies are required to deliver the expected whole-product (including other sensors, higher levels of software, electronics infrastructure, and compute). We have, therefore, constructed an ecosystem of partners to streamline both the vision for and delivery of whole vehicle system products. Healthy ecosystems for cameras, radar, and their associated perception exist to serve the automotive market, and supporting infrastructure exists to support current features such as electronic stability control and LKA. Computer hardware is evolving, and progress is required before achieving the cost and power targets for broad consumer vehicle adoption. However, the path to achieving these targets continues to develop as companies execute on platform development programs and scope their series production targets, driving large enough demand to justify development and tooling.

Technology Comparison

There are two primary methods to compare our technology with the market:

•	How we perform against and complement entrenched, non-lidar sensing technologies currently in-use; and

•	How we perform against potential lidar competitors.

Below is a discussion of today’s technology (ADAS) and the sensors that support it (camera, radar), followed by an explanation of lidar performance and specifically how our lidar fares within the competitive landscape.

Legacy Sensing Technologies

Today’s ADAS capabilities are enabled primarily by camera and/or radar sensing technologies. Data from both sensor types are commonly merged to provide the vehicle system with some understanding of its driving environment. These systems, however, fall short of delivering substantial safety gains.

ADAS aims to assist the driver in identifying specific dangerous situations and acting on their behalf in certain cases. Currently, the most advanced ADAS will brake and steer the vehicle when the human driver does not respond, but the features do not consistently react to a dangerous situation ahead. Today’s ADAS works well under ideal circumstances – at low speed, in ideal weather conditions, and on a test track. However, in adverse environmental conditions, the performance sharply deteriorates. We believe that by adding our lidar to an ADAS system it can decrease the reported collisions occurrence rates by up to seven times.

As we continue to evaluate available technologies for lidar and develop our roadmap to complete vehicle features, we seek to continue to actively monitor all other technologies, such as radar and camera sensing. Many of these technologies complement lidar (discussed below) and have pre-existing platform positions with automakers.

Commodity Components in Automotive

Camera. Cameras can be categorized into two important capabilities, monocular (2D, commonly referred to as mono cameras) and binocular (3D, commonly referred to as stereo cameras). Mono camera perception is the primary ADAS sensing component today and moving toward near complete adoption in new vehicles in Europe, the U.S., South Korea, and Japan. China also shows significant adoption increase, albeit far from standard equipment. It delivers a large set of perception capability which enables many functions that are widely offered to consumers: LKA; LCS; automatic high beam control; traffic sign recognition; and, in some cases, ACC. Mono cameras also support a wide range of ADAS safety cases whereby the detection and classification of objects enable crash mitigation. For instance, AEB for vehicles, cyclists, pedestrians, and animals is largely enabled by camera perception technology. The main benefit of mono cameras is their low cost. However, with this low cost comes limitation. Beyond performance degradation in poor environmental conditions, the distance measurement to an object is just an estimation based on the object scale and not a true measurement. This limits the mono cameras’ ability to robustly measure the distance and understand the trajectory of an object and, therefore, has limited ability to safely control the vehicle.

To combat the range measurement deficiencies of mono cameras, some OEMs and Tier-1 suppliers have decided to develop stereo cameras which use two separate cameras, set apart by a particular distance, to deliver the same functions as mono cameras but with a much better depth estimation. While this works well at short range depth estimation, extending to longer ranges requires wide separations, sensitive optical alignment, and very high resolution – all things that eliminate the commodity pricing benefit of cameras. Furthermore, like mono cameras, stereo cameras are limited in inclement weather, and performance is heavily dependent on optical alignment and lighting.

Radar. When it comes to ADAS technology, radar has been viewed as the pioneer. The first application of radar in passenger vehicles dates back to approximately 1998, where ACC was first offered to consumers. Adopted from military applications, long-range radar and mid-range radar were placed at the front of the vehicle to specifically detect lead car distance and speed. There have been many technological advancements in radar, but the functionality delivered is largely the same: a very accurate distance and speed measurement of objects, but little to no understanding of what they are, or precisely where they are horizontally or vertically. The volume driver of radar has been the AEB function as OEMs use camera and radar fusion to increase the robustness of their low-speed ADAS offerings and deliver NCAP 5-star vehicles that mitigate the severity of accidents.

Radar is usable in nearly all weather and environmental conditions (except for heavy snow) and works at all times of the day. Given the benefits radar brings to fusion systems, its robustness and its cost (significant commoditization of radar has occurred in the past decade), it is likely to remain a staple for today’s ADAS systems and we see radar adoption growing towards near complete adoption by 2026, including surround sensing for functions such as blind spot detection, cross traffic alert, and lane-change merge assistance.

Lidar wavelengths around 1550 nanometers (such as ours) are approximately 2,000 times shorter than radar wavelengths (>3mm); this allows for resolution capabilities approaching that of cameras. Radar can theoretically achieve <1.0° resolution, but the device’s physical size must become very large in order to achieve this, and delivering <0.1° (like lidar) approaches physical impossibility. Therefore even “imaging radar” can, at best, only approach the performance of very low performance lidar, which does not unlock any new valuable features for the automotive industry. Furthermore, the maturity of these advanced radar technologies is less commercially mature than lidar and thus these advanced radar technologies may never find a price/value fit in the automotive industry until they become as low cost as today’s commodity radar. As such, there is minimal growth potential for radar technology in terms of added functionality. Rather, there is likely a market for 1550 nanometer lidar for replacement of forward-looking applications given the large perception capability gains that unlock next-generation features.

Sensors to enable autonomy

Given their performance in ADAS, there is little confidence that radar and cameras alone will enable autonomous driving, as evidenced by the vast majority of autonomous driving development efforts globally. There are many views about the difficulty of achieving fully autonomous driving and the sensing technology required to get there. However, with every fatal crash due to camera and/or radar perception failure in semi-automated vehicles in the market today, the need for better 3D sensing and processing becomes more apparent. Lidar has the potential to be that key sensor, and our lidar leads the way with proprietary technology and perception systems to unlock this next generation roadmap of vehicle features.

Lidar Purpose and Requirements. We believe lidar is a necessary complement to existing cameras and radar in systems pursuing proactive safety and fully autonomous driving. High performance lidar combines the classification capabilities of cameras, the direct object distance measurement capability of radar, and adds a direct 3D drivable space assessment that neither method can deliver, and which is critical to AD.

Intelligently combining these three sensing modalities provides high confidence perception in a broad set of operational domains, unlocking the next generation of vehicle safety.

We believe a vehicle’s vision must be strong for all use cases-there is no compelling long-term use case for short-range lidar alone.

These top-level requirements are met as a single operating mode, not just one at a time, by our lidar, which is a critical reason our partners see rapid progress after integration. The key, top-level requirements are:

•	Range

•	Resolution

•	Field-of-view

•	Fidelity

•	Frame rate.

We believe that to provide long-term value through the necessary use cases, no single performance metric should be sacrificed for another. All are critical and must be met simultaneously. Additionally, safety and safe autonomy are not only needed during clear weather and good lighting conditions, but rather they must perform in all conditions a person would drive in, and hopefully more. Therefore, the sensing technology must perform in all weather and all lighting conditions and it must be uninfluenced by interference from the sun and other lidar signals that may be present in the environment.

Top-Level Requirements:

Iris lidar sensors are designed to meet all of these requirements in one streamlined package. Every aspect of our lidar was intended to be designed to safely meet the functional performance needed to unlock highway autonomy. The chart below shows a comparison of the technical design selections made by the rest of the market and how they fare compared to the technical design selections made by us based on our internal assessments.

All data sourced from Luminar and other lidar company spec sheets and physics.

The “Ranging” category captures how a sensor measures each pixel’s range, and the “Field Coverage” category captures how a sensor collects all those pixels from around the scene. While there are many differentiation points covered below, it is critical to focus on wavelength (light “color”) choice as it is a matter of eye safety. Near-visible infrared wavelengths, such as 905nm, are more hazardous to eyes than longer wavelengths because even though not visible, their energy is still focused onto the retina. 905nm is the most common lidar wavelength, and it is indeed very close to visible for humans (850nm light can commonly be seen as a dim red). Therefore, these sensors are severely limited in how much light they can safely send into the world for measurements. This is why we, very early on, committed to a longer wavelength lidar design – something that began as controversial and has become the market expectation for long-range lidar.

Design Area	Common Lidar Architectures	Luminar Lidar Architecture
Wavelength	905nm • Range limited by eye-safety • Resolution limited by eye-safety	1550nm • Low cost with single pixel Ingas • Allows for long range, high resolution • Allows for deeper weather penetration
Ranging	FMCW • Range/Resolution limited by continuous wave measurement • Costly due to high transceiver count	Single-pulse time of flight • Low complexity, low part-count • High rate measurements with high confidence
Single Photon Detection • Range/Resolution limited by continuous wave measurement • Costly due to large, complex detector array

Design Area	Common Lidar Architectures	Luminar Lidar Architecture
Scanning	Flash • Range limited by eye-safety • Costly due to large, complex detector array	Low-mass, encoded mirror scanning • Scanning of an isolated, field of view • Low noise and rejection of uncontrolled light (sun, headlights, other lidar)
Spinning 1D Array • Lifetime limited due to massive mechanical motor • Software reliability limited by noise and artifacts • Costly due to high alignment burden and component count
MEMS • Range/Resolution limited by high noise • Angular precision limited by fragile, non-micro scanner • Software reliability limited by noise and artifacts
Optical Phased Array • Range limited due to transmit loss • Resolution limited due to poor beam control and quality • Low reliability due to side-lobe illumination

Whether the design decision is based on achieving the lowest possible price or utilizing an existing technology or supplier, these selections have tradeoffs that impact performance and lessen the sensor’s usefulness in the vehicle market. Our analysis here is focused on what is required for vehicular safety and autonomy. Our lidar endeavors to minimize such tradeoffs and, through innovation, delivers a product to enable robust safety and true autonomy.

Multiple Sensors and Fusion. Much of what we see in the vehicle market today is fusion of camera and radar, which typically addresses medium and high-speed applications at low levels of autonomy (hands-on, eyes-on). As radar provides a significantly more robust distance measurement than stereo cameras, the industry has generally elected to use mono camera technology and radar together with only a few customers continuing to use the stereo-camera technology. We see this as an interim technology as mono camera capability improves with increases in the number of pixels, and as lidar capability increases and pricing reaches a level that can be implemented affordably for all vehicle segments. These sensors work independently from one another, have different sensing modalities, so are not typically subject to the same failures, and work reasonably well in identifying obstacles and avoiding them. Ultrasonic sensors are another sensor type used for detection and ranging and usually used at low speed (less than 8 km per hour) and parking applications. These sensors are sometimes also fused with cameras to enable more automated parking functions. They are also used for blind spot detection functions, but the detection range is limited to no more than 10 meters, and radar is the more common sensor.

As technology advances up the autonomy levels to allow hands-off and eyes-off driving, the requirement for sensing robustness, redundancy, precision, and accuracy become more and more critical. As noted in the “Legacy Sensing Technologies” section above, radar and camera alone can help mitigate accidents. The fusion of these two provides a reasonably good sensing solution, but typically only in ideal weather conditions. Today this solution set serves a majority of the market for ADAS to help achieve NCAP 5-star ratings globally and by 2026, will push the application of this technology toward standard equipment. From there, the ADAS market growth levels off, as does the effectiveness and benefit of just camera/radar fusion alone. Safety is essential at all times of the day, in many different weather and lighting conditions. To achieve the objective of zero fatalities, a lidar that meets all of the requirements outlined above is necessary.

For highway autonomy, safety is paramount to allow the consumer to utilize more of their driving time to handle other tasks. A lidar that meets all of the requirements outlined here must be implemented for AEB (vehicles, pedestrians, cyclists, crossing cyclist, intersection, left turn across the path), head-on collision avoidance, and all other critical safety functions that should operate at lower and higher speeds to drive down the nearly 35,000 U.S. deaths per year still caused by auto accidents.

Competition

The market for lidar-enabled vehicle features, on and off road, is an emerging one with many potential applications in the development stage. As a result, we face competition for lidar hardware business from a range of companies seeking to have their products incorporated into these applications. We hold a strong position based on both product performance and maturity, but also in our ability to develop beyond the sensor itself into software functions.

Although we believe that we are the only provider of lidar for automotive autonomy applications that achieves the industry’s requirements and perception capabilities to enable safe hand-off, eyes-off driving, we face potential competition from Tier 1 companies, and other technology companies. It will take these new emerging technologies a substantial period of time to achieve new levels of lidar capabilities. We believe many of our competitors offer more limited solutions for niche applications and are often non-automotive. In the meantime, our software development will differentiate our product offerings away from “lidar only” making it more difficult for lidar competitors to become broadly adopted.

Some lidar competitors are currently selling solutions that offer lower levels of sensor performance in ADAS, a demand we do not see substantiated in the market due to low cost competition from camera and radar-based perception solutions for low levels of autonomy. While lidar competitors will continue to emerge and recede, our high performance lidar with a strong intellectual property portfolio and software products establish barriers to those who follow.

Beyond automotive, the adjacent markets, including delivery bots and mapping, among others, for lidar are highly competitive. There are entrenched incumbents and competition, including from China, particularly on ultra-low cost products that are widely available.

Within the automotive autonomy software space, the competitive landscape is still nascent and primarily focused on developing robo-taxi technologies rather than automotive-grade autonomy for highway applications. Their software technology generally depends on legacy sensing suites that are ubiquitous across the industry and lacking in performance capabilities to enable safe autonomy.

We believe our technology and continuing innovation will support our position as a leader in advancing lidar technology in the market based on several market differentiators.

Intellectual Property

Our success and competitive advantage depend in part upon our ability to develop and protect our core technology and intellectual property. We own a portfolio of intellectual property, including patents and registered trademarks, confidential technical information, and expertise in the development of lidar technology and software for autonomous vehicles.

We have filed patent and trademark applications in order to further secure these rights and strengthen our ability to defend against third parties who may infringe on our rights. We also rely on trade secrets, design and manufacturing know-how, continuing technological innovations, and licensing and exclusivity opportunities to maintain and improve its competitive position. Additionally, we protect our proprietary rights through agreements with our commercial partners, supply-chain vendors, employees, and consultants, as well as close monitoring of the developments and products in the industry.

As of December 15, 2020, we owned 93 issued patents and have 78 pending or allowed patent applications, including U.S. and foreign. In addition, we have three registered U.S. trademarks, 16 registered foreign trademarks and five pending trademark applications. Our patents and patent applications cover a broad range of system level and component level aspects of our key technology including, among other things, lidar system, laser, scanner, receiver, and perception technology.

Scalable Manufacturing Process

We have internally developed the manufacturing and testing processes, including capturing any related intellectual property, necessary to develop its products. Building or designing critical components in-house rather than using off-the-shelf commodity components provides for protectable and sustainable technology differentiation from lidar competitors or alternative technologies. We believe significant barriers to entry for automotive lidar are the processes and know-how to manufacture a compact and intricate sensing product. Our manufacturing processes and knowledge are a key differentiator for us in the market. The product concept and design-for-manufacturing were considered as part of the product development process from the beginning of our product development.

Instead of relying on external resources to develop our product solutions, we have developed these skills and capabilities in-house, leveraging key hires’ expertise in the industry and establishing an advanced engineering team. We have developed solutions for optical alignment, high precision placement of silicon within the required tolerance to deliver the specified performance, and worked with suppliers on end-of-line testing for a cost-effective long-range detection system.

Iris Product Industrialization and Manufacturing Globalization

Iris is the third commercial generation lidar platform to be developed by us (after Model G and Hydra). In Iris’s development, we have leveraged two prior cycles of learning and shipping for faster time-to-market as it is being developed and prototyped in the same facilities by the same teams as its predecessor generations. Both the operations and engineering teams are co-located to ensure that our manufacturing and engineering teams work hand-in-hand.

We expect Iris will first launch as a North American-built product with the first sensor assembly expected to be in an International Automotive Task Force (“IATF”)-certified plant in Mexico at our anticipated lead contract manufacturer. We expect the supply chain will include critical technology suppliers from around the world.

This anticipated lead contract manufacturer also has IATF-certified locations in Europe and Asia. These factories would be brought online as volume dictates, and as we achieve scale and supplier localization in specific regions to best support our global commercial partners.

Material Agreements

Volvo Series Production Contract

In March 2020, we entered into a series production contract with Volvo Car Corporation (“Volvo”) to equip our products into its next-generation vehicle platform, called SPA2, for which its future consumer vehicle models will be based. The intent of the program is primarily to enable highway autonomous drive capability as an option on production consumer vehicles, starting in 2022. Additionally, the program presents an opportunity to simultaneously enable next-generation proactive safety systems in a more widespread capacity at lower cost than autonomous drive upgrades.

Pursuant to the agreement, we are currently collaborating with Volvo in an agile framework that is relatively novel to the automotive industry and traditionally associated with software development. This agile method allows for close interactions between our and Volvo’s teams to produce high quality work products on faster paced timelines than is traditionally associated with automotive companies.

Under the agreement, Volvo and we have each agreed to make certain relevant investments to enable the greatest possible success of the program. As part of this, Volvo is currently compensating us for certain work products as the program progresses to Start of Production (SOP) in 2022.

The agreement contains certain minimum volume targets for several geographies for specified periods for specific vehicle models. The production volumes will ultimately be highly dependent on numerous factors including end consumer feature take rate, larger automotive industry demand, and the speed at which we are able to scale to meet such demand, all of which are not binding for either party.

Following an automotive grade production audit and qualification of our advanced manufacturing factory in Orlando, Florida, under the agreement Volvo has certified us to produce lidar sensors for them out of our internal facility, with the opportunity to outsource series production to a third party pending Volvo’s automotive quality certification.

The agreement is a long-term, multi-year contract that terminates fifteen years following the end of Volvo’s series production involving our products. Volvo or we may terminate the agreement for cause under certain conditions, including if we undergo a change of control, at an earlier time.

Research and Development

Our research and development activities occur in Orlando, Palo Alto, and Colorado Springs. Orlando is primarily focused on developing sensor hardware, firmware, and controllers, and Palo Alto develops perception software. We are also expanding software development with a new team in Germany. The Colorado Springs location creates the custom ASIC chips used in our lidar sensors.

Our research and development team is responsible for creating new technology and expanding lidar and perception software functionality. The team also designs the physical product, ensures it is designed for manufacturability and performs testing. The team also partners with our operations and supply chain functions to develop scalable commercial and reliable manufacturing processes and direct production material procurement.

Sales and Marketing

We take an insight-driven, account-based marketing approach to build and expand our relationships with commercial partners. We collect feedback directly from commercial partners to garner insights that help drive the business and product. We also work with analysts and higher education institutions to conduct studies, test and validate technology performance, providing key proof points for commercial partners considering our products. In parallel, marketing and communications drive our brand equity and narrative through ongoing announcements, campaigns, events, speaking opportunities, and public relations efforts.

Government Regulation

At both the federal and state level, the U.S. has provided a positive legal environment to permit safe testing and development of autonomous functionality. We do not anticipate any near-term federal standards that would impede the foreseeable deployments of our lidar technology. Some states, however, particularly California and New York, still enforce certain operational or registration requirements for certain autonomous functions. We believe such hurdles will be removed as state regulators gain better experience with the technology. U.S. federal regulations, however, remain largely permissive of deployments of higher levels of safe and responsible autonomous functionality.

Foreign markets such as the EU and China also continue to develop their respective standards to define deployment requirements for higher levels of autonomy. Given the intense work in these areas, we expect a workable path forward in the near-term.

As vehicles equipped with our sensors are deployed on public roads, we will be subject to the legal and regulatory authorities of principally the NHTSA. The obligations of motor vehicle equipment manufacturers include regular reporting under the Transportation Recall Enhancement, Accountability and Documentation Act process as well as strict recall and reporting requirements for any defects related to highway safety or any non-compliance with a Federal Motor Vehicle Safety Standard. Similar such reporting and recall requirements exist in foreign markets. As the development of federal, state and foreign legal frameworks around autonomous vehicles continue to evolve, we may be subject to additional regulatory schemes.

As a lidar technology company, we are subject to the Electronic Product Radiation Control Provisions of the Federal Food, Drug, and Cosmetic Act. These requirements are enforced by the U.S. Food and Drug Administration (“FDA”). Electronic product radiation includes laser technology. Regulations governing these products are intended to protect the public from hazardous or unnecessary exposure. Manufacturers are required to certify in product labeling and reports to the FDA that their products comply with applicable performance standards as well as maintain manufacturing, testing, and distribution records for their products.

Similarly, as a global company deploying cutting-edge technology, we are also subject to trade, customs product classification and sourcing regulations. Finally, our operations are subject to various federal, state and local laws and regulations governing the occupational health and safety of our employees and wage regulations. We are subject to the requirements of the federal Occupational Safety and Health Act, as amended, and comparable state laws that protect and regulate employee health and safety.

Like all companies operating in similar industries, we are subject to environmental regulation, including water use; air emissions; use of recycled materials; energy sources; the storage, handling, treatment, transportation and disposal of hazardous materials; and the remediation of environmental contamination. Compliance with these rules may include permits, licenses and inspections of our facilities and products.

Employees

We have always prioritized the team’s importance, with values-based hiring that encompasses competency, ingenuity, and culture. Through multiple growth phases, we have drawn talent and leadership from the automotive, aerospace, and consumer electronics industries to achieve its vision. As of December 15, 2020, we have approximately 387 employees worldwide consisting of 17 in Europe, 82 in California, 252 in Florida, 28 in Colorado and smaller numbers in other locations. None of our employees are represented by a labor union, and we consider our employee relations to be in good standing. To date, we have not experienced any work stoppages.

Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating our existing and new employees, advisors and consultants. The principal purposes of our equity and cash incentive plans are to attract, retain and reward personnel through the granting of stock-based and cash-based compensation awards, in order to increase stockholder value and the success of our company by motivating such individuals to perform to the best of their abilities and achieve our objectives.

Facilities

Our corporate headquarters is located in Orlando, Florida, where we lease a complex of three buildings with 120,716 square feet pursuant to leases that expire between October 2022 and September 2024. The Orlando facilities contain manufacturing, engineering, research and development, and administrative functions. We also lease 36,419 square feet of office and engineering space in two facilities in Palo Alto, California and 12,900 square feet of office and engineering space in a facility in Colorado Springs, Colorado. The Company believes its existing facilities are adequate for its current requirements.

Legal Proceedings

From time to time, we may become involved in actions, claims, suits, and other legal proceedings arising in the ordinary course of our business, including assertions by third parties relating to intellectual property infringement, breaches of contract or warranties or employment-related matters. We are not currently a party to any actions, claims, suits or other legal proceedings the outcome of which, if determined adversely to us, would individually or in the aggregate have a material adverse effect on our business, financial condition, and results of operations.

Corporate Social Responsibilities and Sustainability

We are committed to active and responsible corporate citizenship. In the second quarter of 2020, we formalized our Corporate Social Responsibility (“CSR”) program to streamline the existing compliance and social justice activities within the company. The CSR program is divided into seven elements (diversity and inclusion; human resources; finance/accounting; responsible sourcing; environmental, health and safety; trade compliance; and business ethics), each spearheaded by company leaders and subject matter experts in their respective areas. The CSR team will act to support, advise, and provide mutual oversight for each element and drive reasonable and measurable advancement.

MANAGEMENT

Executive Officers and Directors

The following table sets forth certain information, including ages as of December 3, 2020, of our executive officers and members of our board of directors (the “Board”).

Name	Age	Position
Executive Officers
Austin Russell	25	Chairperson, Director, President and Chief Executive Officer
Thomas J. Fennimore	45	Chief Financial Officer
M. Scott Faris	55	Chief Business Officer
Jason Eichenholz	49	Chief Technology Officer
Non-Employee Directors
Alec E. Gores(2) (3)	67	Director
Matthew J. Simoncini(1) (2)	60	Director
Scott A. McGregor(1)	64	Director
Benjamin J. Kortlang(1)	45	Director

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.

Information about Executive Officers and Directors

Executive Officers

Austin Russell has served as our President and Chief Executive Officer and as Chairperson and member of the Board since the Closing and prior to this, served as President and Chief Executive Officer of Legacy Luminar and as a member of its board of directors since founding Legacy Luminar. Mr. Russell began his career in industry at age 11 by building prototype supercomputers and optoelectronic systems with real-world applications in mind. He wrote his first patent application at 12, and over the next four years worked on a host of photonics and imaging related technologies before he later became an independent researcher at the Beckman Laser Institute. After being recruited to Stanford for Applied Physics, he was awarded the Thiel Fellowship at 17 to pursue Legacy Luminar full-time with a vision to develop a new kind of sensing technology to make autonomous vehicles both safe and ubiquitous.

We believe that Mr. Russell is qualified to serve on the Board because he is our founder, our largest stockholder and has the long-term vision for Luminar and due to his operational and historical expertise gained from serving as Legacy Luminar’s President and Chief Executive Officer since Legacy Luminar’s inception.

Thomas J. Fennimore has served as our Chief Financial Officer since the Closing and prior to this, held the same position with Legacy Luminar since July 2020. Prior to joining Luminar, Mr. Fennimore served as the Global Head of Automotive and the Co-Head of the Industrials Group at Jefferies Group, LLC from September 2014 to May 2020. From July 1997 to September 2014, Mr. Fennimore worked at Goldman Sachs, in a variety of roles with increasing responsibility, most notably as Global Head of Automotive and Co-Head of the Asia Industrials Group. Mr. Fennimore holds a B.A. in mathematics and a B.S. in engineering from Swarthmore College.

M. Scott Faris has served as Chief Business Officer since the Closing and prior to this, held the same position with Legacy Luminar since April 2016. In 2002, Mr. Faris founded the Astralis Group, a strategy advisor that provides consulting to start-up companies and, since 2004, he has served as its Chief Executive Officer. Mr. Faris has served on the board of directors of LightPath Technologies, Inc., a leading provider of optics and photonics solutions, since December 2011. In June 2013, Mr. Faris founded Aerosonix, Inc., a developer and manufacturer of advanced medical devices, and he served as its Chief Executive Officer until August 2016 and as Chairman of the board of directors until December 2019. From October 2008 to September 2015, he served as Director of the Orlando Economic Development Commission, a nonprofit focused on business development, and from October 2013 to September 2014, he served as its Chairman. In August 2007, Mr. Faris founded Planar Energy Devices, Inc., a company that developed transformational ceramic solid-state battery technology and products, and he served as its Chief Executive Officer until June 2013. He served as Chairman and Chief Executive Officer of Waveguide Solutions, Inc., a developer of planar optical light wave circuit and micro system products, from September 2001 to August 2005. From August 1997 to September 2001, Mr. Faris served as Chief Operating Officer and as a member of the board of directors of Ocean Optics, Inc., a global manufacturer of high-volume precision optical instrumentation. Mr. Faris holds a B.S. in management information systems from Penn State University.

Jason Eichenholz, our co-founder, has served as Chief Technology Officer since the Closing and prior to this, held the same position with Legacy Luminar since 2016. Dr. Eichenholz also served as an advisor to Legacy Luminar since 2012. In August 2018, Dr. Eichenholz co-founded AireHealth, a digital health company focused on detecting and treating respiratory conditions. Dr. Eichenholz has served as a Courtesy Faculty Member of CREOL, The College of Optics and Photonics at the University of Central Florida since March 2012. From January 2013 to December 2016, he served as Chief Executive Officer of Open Photonics Inc., a company focused on the commercialization of optics and photonics technologies, which was acquired by Luminar in 2016. Dr. Eichenholz holds a B.S. in physics from Rensselaer Polytechnic Institute and an M.S. and a Ph.D in optical sciences and engineering from CREOL, The College of Optics and Photonics at the University of Central Florida.

Non-Employee Directors

Alec E. Gores has served as a member of the Board since the Closing. Mr. Gores previously served as the Chief Executive Officer and a member of the Board of Directors of Gores from August 2018 until the Closing. Mr. Gores is the Founder, Chairman and Chief Executive Officer of The Gores Group, a global investment firm focused on acquiring businesses that can benefit from the firm’s operating expertise. Mr. Gores implemented an operational approach to private equity investing when he founded The Gores Group in 1987 by operating businesses alongside management, or in some cases in lieu of management, to build value in those entities. Since then, the firm has acquired more than 100 businesses including a current portfolio of more than 20 active companies worldwide. Mr. Gores began his career as a self-made entrepreneur and operating executive. In 1978, he self-funded and founded Executive Business Systems (EBS), a developer and distributor of vertical business software systems. Within seven years, EBS had become a leading value-added reseller in Michigan and employed over 200 people. In 1986, CONTEL purchased EBS, and Mr. Gores subsequently began acquiring and operating non-core businesses from major corporations and building value in those entities, a decision that ultimately led to the founding of what has evolved into The Gores Group today. Under his leadership, The Gores Group has continued to acquire businesses in need of operational and financial resources, while creating value and working with management teams to establish an entrepreneurial environment as a foundation for sustainable growth. This philosophy has served the firm well. Mr. Gores served as the Chairman of the Board of Directors of Gores Holdings from its inception in June 2015 until completion of the Hostess acquisition in November 2016, as the Chairman of the Board of Directors of Gores Holdings II until completion of the Verra Mobility acquisition in October 2018, as the Chairman of the Board of Directors of Gores Holdings III until completion of the PAE acquisition in February 2020, as the Chairman of the Board of Directors of Gores Holdings IV (Nasdaq: GHIV) since its inception in June 2019, the Chairman of the Board of Directors of Gores Holdings V and Chairman of the Board of Directors of Gores Holdings VI (Nasdaq: GRSV) since its inception in June 2020. Mr. Gores holds a degree in Computer Science from Western Michigan University.

We believe Mr. Gores is qualified to serve on the Board based on his significant investment and financial expertise.

Matthew J. Simoncini has served as a member of the Board since the Closing and previously served on Legacy Luminar’s board of directors since June 2020. Mr. Simoncini has served on the board of directors of Kensington Capital Acquisition Corp., a special purpose acquisition company focused on companies in the automotive sector, since June 2020. He previously served on the board of directors of Cooper-Standard Holdings Inc., a leading global supplier of systems and components for the automotive industry, from August 2018 to May 2020. From September 2011 until his retirement in February 2018, Mr. Simoncini served as President and Chief Executive Officer and as a member of the board of directors of Lear Corporation (“Lear”), a global automotive technology company, and he served as Chief Financial Officer of Lear from September 2007 to September 2011. Mr. Simoncini joined Lear in May 1999 after Lear acquired UT Automotive, a supplier of electronic and interior products for the auto industry, where he served as Director of Global Financial Planning & Analysis from April 1996 to May 1999. Mr. Simoncini holds a B.A. in business administration and an Honorary Doctorate of Law from Wayne State University.

We believe Mr. Simoncini is qualified to serve on the Board based on his extensive executive leadership and management experience and his significant strategic and financial expertise in the automotive and automotive-related industries.

Scott A. McGregor has served as a member of the Board since the Closing and prior to this, served on Legacy Luminar’s board of directors since November 2018. Mr. McGregor has served on the board of directors of Equifax Inc., a global data, analytics, and technology company, since October 2017, and he has served on the board of directors of Applied Materials, Inc., a global leader in materials engineering solutions, since January 2018. Mr. McGregor previously served as President and Chief Executive Officer and as a member of the board of directors of Broadcom Corporation, a world leader in wireless connectivity, broadband, automotive and networking infrastructure, from January 2005 until the company was acquired by Avago Technologies Limited in February 2016. Mr. McGregor joined Broadcom from Philips Semiconductors (now NXP Semiconductors), a semiconductor company, where he served as President and Chief Executive Officer from October 2001 to December 2004. Mr. McGregor holds a B.A. in psychology and an M.S. in computer science and computer engineering from Stanford University.

We believe Mr. McGregor is qualified to serve on the Board based on his extensive executive leadership and management experience and his significant experience serving on the boards of public companies.

Benjamin J. Kortlang has served as a member of the Board since the Closing and prior to this, served on Legacy Luminar’s board of directors since June 2019. He has also served on the board of directors of Enphase Energy, Inc., a global energy technology company, since May 2010. Since August 2016, Mr. Kortlang has been a Partner with G2VP, LLC, a venture capital firm. From February 2008 to April 2020, he was a Partner with Kleiner Perkins Caufield & Byers, a venture capital firm. From July 2000 to January 2008, Mr. Kortlang worked at Goldman Sachs, where he served as Vice President in the Special Situations Group from June 2005 to February 2008 and Vice President in the Investment Banking Group from 2000 to 2005. Mr. Kortlang holds a B.A. in economics and finance from Royal Melbourne Institute of Technology, a B.Com. (Hons) in econometrics from the University of Melbourne and an M.B.A. from the University of Michigan.

We believe Mr. Kortlang is qualified to serve on the Board based on his extensive experience in evaluating investments and his significant business expertise.

Board Composition

Our business and affairs are organized under the direction of the Board. The Board consists of five members. The primary responsibilities of the Board are to provide oversight, strategic guidance, counseling and direction to our management. The Board meets on a regular basis and additionally as required.

In accordance with our Second Amended and Restated Certificate of Incorporation, the Board is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. The Board is divided into the following classes:

•	Class I, which consists of Scott McGregor and Benjamin Kortlang, whose terms will expire at our first annual meeting of stockholders to be held after consummation of the Business Combination;

•	Class II, which consists of Alec E. Gores and Matthew J. Simoncini, whose terms will expire at our second annual meeting of stockholders to be held after consummation of the Business Combination; and

•	Class III, which consists of Austin Russell, whose term will expire our third annual meeting of stockholders to be held after consummation of the Business Combination.

In addition to the foregoing directors, we are continuing to evaluate the addition of up to two additional directors who would serve on the Board by appointment.

At each annual meeting of stockholders to be held after the initial classification, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election and until their successors are duly elected and qualified. This classification of the Board may have the effect of delaying or preventing changes in our control or management. Our directors may be removed for cause by the affirmative vote of the holders of at least two-thirds of our voting stock.

Director Independence; Controlled Company Exemption

The Board determined that each of the directors on the Board, other than Austin Russell, qualify as independent directors, as defined under the listing rules of Nasdaq, and the Board consists of a majority of “independent directors,” as defined under the rules of the SEC and Nasdaq listing rules relating to director independence requirements. In addition, we are subject to the rules of the SEC and Nasdaq relating to the membership, qualifications, and operations of the audit committee, as discussed below.

Austin Russell controls a majority of the voting power of our outstanding capital stock. As a result, we are a “controlled company” under Nasdaq rules. As a controlled company, we are exempt from certain Nasdaq corporate governance requirements, including those that would otherwise require the Board to have a majority of independent directors and require that we establish a compensation committee comprised entirely of independent directors, or otherwise ensure that the compensation of our executive officers and nominees for directors are determined or recommended to the Board by the independent members of the Board. While we do not currently intend to rely on any of these exemptions, we will be entitled to do so for as long as we will be considered a “controlled company,” and to the extent we rely on one or more of these exemptions, holders of our capital stock will not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.

Board Leadership Structure

The Board does not anticipate having a policy requiring the positions of the Chairperson of the Board and Chief Executive Officer to be separate or held by the same individual. The Board believes that this determination should be based on circumstances existing from time to time, based on criteria that are in Luminar’s best interests and the best interests of its stockholders, including the composition, skills and experience of the Board and its members, specific challenges faced by Luminar or the industry in which it operates and governance efficiency. We adopted Corporate Governance Guidelines, effective as of the consummation of the Business Combination, which provide for the appointment of a lead independent director at any time when the Chairperson is not independent. The Board elected Mr. Russell as Chairperson of the Board because it believes that Mr. Russell’s strategic vision for the business, his in-depth knowledge of the Company’s operations, and his experience serving as the Chief Executive Officer since Legacy Luminar’s inception make him well qualified to serve as both Chairperson of the Board and Chief Executive Officer. The Board intends to select a lead independent director to help reinforce the independence of the Board as a whole.

Role of the Board in Risk Oversight

One of the key functions of the Board is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements. The compensation committee also assesses and monitors whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements. The nominating and corporate governance committee monitors the effectiveness of our governance guidelines.

Committees of the Board

In connection with the consummation of the Business Combination, the Board established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by the Board. The Board may establish other committees as it deems necessary or appropriate from time to time.

Each committee operates under a charter approved by the Board. Copies of each charter are posted on the Investor Relations section of our website at www.luminartech.com. Our website and the information contained on, or that can be accessed through, our website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus.

Audit Committee

Our audit committee consists of Matthew J. Simoncini, Scott A. McGregor and Benjamin J. Kortlang. The Board has determined that each of Mr. Simoncini, Mr. McGregor and Mr. Kortlang meets the requirements for independence and financial literacy under the current Nasdaq listing standards and SEC rules and regulations, including Rule 10A-3. Mr. Simoncini serves as the chair of the audit committee. In addition, each of Mr. Simoncini, Mr. McGregor and Mr. Kortlang is an “audit committee financial expert” within the meaning of Item 407(d) of Regulation S-K promulgated under the Securities Act. This designation does not impose any duties, obligations, or liabilities that are greater than are generally imposed on members of the audit committee and the Board. The audit committee is responsible for, among other things:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•	helping to ensure the independence and overseeing the performance of the independent registered public accounting firm;

•	reviewing and discussing the results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, our interim and year-end operating results;

•	reviewing our financial statements and critical accounting policies and estimates;

•	reviewing the adequacy and effectiveness of our internal controls;

•	developing procedures for employees to submit concerns anonymously about questionable accounting, internal accounting controls, or audit matters;

•	overseeing our policies on risk assessment and risk management;

•	overseeing compliance with our code of business conduct and ethics;

•	reviewing related party transactions; and

•	approving or, as permitted, pre-approving all audit and all permissible non-audit services to be performed by the independent registered public accounting firm.

The audit committee operates under a written charter, which satisfies the applicable rules of the SEC and the listing standards of Nasdaq, and which is available on our website. All audit services provided to us and all permissible non-audit services, provided to us by our independent registered public accounting firm are approved in advance by the audit committee.

Compensation Committee

Our compensation committee consists of Alec E. Gores and Matthew J. Simoncini. Mr. Simoncini serves as the chair of the compensation committee. The Board has determined that each of Mr. Gores and Mr. Simoncini meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations. Each member of the compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. The compensation committee is responsible for, among other things:

•	reviewing, approving and determining, or making recommendations to the Board regarding, the compensation of our executive officers, including the Chief Executive Officer;

•	making recommendations regarding non-employee director compensation to our full Board;

•	administering our equity compensation plans and agreements with our executive officers;

•	reviewing, approving and administering incentive compensation and equity compensation plans; and

•	reviewing and approving our overall compensation philosophy.

The compensation committee operates under a written charter, which satisfies the applicable rules of the SEC and Nasdaq listing standards, and is available on our website.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Alec E. Gores. Mr. Gores serves as the chair of the nominating and corporate governance committee. The Board has determined that Mr. Gores meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations. The nominating and corporate governance committee is responsible for, among other things:

•	identifying, evaluating and selecting, or making recommendations to the Board regarding nominees for election to the Board and its committees;

•	considering and making recommendations to the Board regarding the composition of the Board and its committees;

•	developing and making recommendations to the Board regarding corporate governance guidelines and matters;

•	overseeing our corporate governance practices;

•	overseeing the evaluation and the performance of the Board and individual directors; and

•	contributing to succession planning.

The nominating and corporate governance committee operates under a written charter, which satisfies the applicable rules of the SEC and the Nasdaq listing standards and is available on our website.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee is or has been at any time an officer or employee of Luminar. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board of directors committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving as a member of the Board or compensation committee.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Business Conduct and Ethics is available on the Corporate Governance section of our website. In addition, we have posted on the Corporate Governance section of our website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics. The reference to our website address in this prospectus does not include or incorporate by reference the information on our website into this prospectus.

Limitation on Liability and Indemnification of Directors and Officers

Our Second Amended and Restated Certificate of Incorporation limits our directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any transaction from which the director derives an improper personal benefit;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	for any unlawful payment of dividends or redemption of shares; or

•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Delaware law and our amended and restated bylaws provide that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, we have entered into, and expect to continue to enter into, separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.

We also maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in our Second Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by, and paid to our named executive officers for services rendered to Legacy Luminar in all capacities for 2020 and 2019.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (1)	Option Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Austin Russell	2020	300,000	—	—	30,841	330,841
President and Chief Executive Officer	2019	175,000	—	—	—	175,000
Thomas J. Fennimore Chief Financial Officer	2020	142,046	150,000	2,093,115	100,473	2,485,634
M. Scott Faris	2020	300,000	—	661,581	167	961,748
Chief Business Officer	2019	300,000	—	—	—	300,000

(1)	Mr. Fennimore joined the Company on a full-time basis on July 10, 2020. Amount represents a $150,000 cash bonus earned by Mr. Fennimore in 2020.
(2)

Option awards are reported at aggregate grant date fair value in the year granted, as determined in accordance with the provisions of FASB ASC Topic 718. For the assumptions used in valuing these awards for purposes of computing this expense, please see Note 12 of the financial statements of Legacy Luminar for the year ended December 31, 2019 and the nine months ended September 30, 2020.

(3)

Represents, with respect to Mr. Russell, $26,647 in car lease payments, $3,921 in car insurance payments, and $273 in life and disability insurance payments. Represents, with respect to Mr. Fennimore, $100,000 in relocation assistance payments and $473 in life and disability insurance payments. Represents, with respect to Mr. Faris, $167 in life and disability insurance payments.

Narrative Disclosure to Summary Compensation Table

For 2020 and 2019, the compensation program for named executive officers consisted of base salary and certain standard employee benefits.

Base Salary

Base salary for each named executive officer is set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance. Prior to 2019, Austin Russell did not receive a base salary from Legacy Luminar. Each of Messrs. Fennimore and Faris are party to offer letters, each described further below, which set forth base salary entitlements.

Cash Bonus

The actual annual cash bonuses awarded to each named executive officer for 2020 performance are set forth above in the Summary Compensation Table in the column titled “Bonus.” Except with respect to Mr. Fennimore’s April 3, 2020 offer letter, described below, we do not have any formal arrangements with our named executive officers providing for annual cash bonus awards.

2020 Equity Awards

In 2020, (i) Mr. Fennimore received a stock option to purchase 135,000 shares of Legacy Luminar Class A common stock pursuant to the terms of his offer letter and (ii) Mr. Faris received a stock option to purchase 60,000 shares of Legacy Luminar Class A common stock. Mr. Fennimore’s and Mr. Faris’ stock options to purchase shares of Legacy Luminar Class A common stock granted pursuant to Legacy Luminar Stock Plan were assumed by Luminar in the Business Combination. In connection with the Business Combination and in accordance with the Merger Agreement, (i) Mr. Fennimore’s option to purchase 135,000 shares of Class A common stock of Legacy Luminar was converted into an option to purchase 1,840,176 shares of Class A Stock of Luminar and (ii) Mr. Faris’ option to purchase 60,000 shares of Class A common stock of Legacy Luminar was converted into an option to purchase 817,856 shares of Class A Stock of Luminar.

Benefits and Perquisites

We provide benefits to our named executive officers on the same basis as provided to all of our employees, including health, dental and vision insurance; life insurance; accidental death and dismemberment insurance; critical illness; short- and long-term disability insurance; a health reimbursement account; a health savings account; a flexible spending account; and a tax-qualified Section 401(k) plan for which no employer match is provided. We do not maintain any executive-specific benefit or perquisite programs.

Employment Arrangements

Thomas J. Fennimore Offer Letter

On April 3, 2020, Legacy Luminar and Mr. Fennimore entered into an offer letter. Pursuant to this agreement, Mr. Fennimore is entitled to a base salary of $300,000 per year and is eligible to participate in our employee benefits plans. The agreement also provides for a cash bonus of $200,000, payable in four equal installments on the first pay period following the end of Q2 2020, Q3 2020, Q4 2020 and Q1 2021, subject to his employment through the payment date of each such bonus. Beginning in Q2 2021, Mr. Fennimore will be eligible to receive an annual discretionary performance-based cash bonus of up to $200,000, payable on a quarterly basis and subject to his full-time employment through the payment date of each such bonus. In addition, Mr. Fennimore is also entitled to (i) $50,000 to assist with miscellaneous relocation expenses, which Mr. Fennimore must repay in full if he resigns within one year of his start date of employment with Legacy Luminar, and (ii) up to $50,000 to cover any net loss resulting from the sale of his primary residence, provided that the sales price of his residence is less than the original purchase price and Mr. Fennimore sells his home within 15 months of his start date of employment with Legacy Luminar. In the event that Mr. Fennimore is terminated by the Company due to no fault of his own, he will be entitled to receive, as severance benefits, an amount equal to six months of his annual base salary, subject to his execution (without revocation) of a general release of claims in favor of Luminar.

On May 11, 2020, Legacy Luminar and Mr. Fennimore entered into an offer letter to provide for (i) payment of an hourly wage at the rate of $150 per hour and (ii) the grant of the option referenced in the April 3, 2020 offer letter, in each case, during Mr. Fennimore’s part-time employment with Legacy Luminar prior to his commencement of full-time employment. Upon Mr. Fennimore’s transition to full-time employment with Legacy Luminar, which commenced on July 10, 2020, he became eligible for the benefits, including base salary, set forth in his April 3, 2020 offer letter.

M. Scott Faris Offer Letter

On February 22, 2017, Legacy Luminar and Mr. Faris entered into an offer letter. Pursuant to this agreement, Mr. Faris is entitled to a base salary of $300,000 per year and is eligible to participate in our employee benefits plans. Mr. Faris’s employment is “at-will” and may be terminated by either party at any time, without the payment of severance in excess of then-accrued compensation.

Outstanding Equity Awards as of December 31, 2020

None of our named executive officers held unvested Legacy Luminar restricted stock as of December 31, 2020. The following table sets forth information regarding each unexercised Legacy Luminar stock option held by each of our named executive officers as of December 31, 2020.

	Option awards(1)
Name	Grant Date		Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date
Austin Russell	—		—	—	—	—
Thomas J. Fennimore	5/14/2020	(2)	—	1,840,176	1.67	5/13/2030
M. Scott Faris	1/24/2020	(3)	—	817,856	1.67	1/23/2030

(1)

All stock options originally covered shares of Legacy Luminar Class A common stock, as granted pursuant to Legacy Luminar Stock Plan, and were assumed by Luminar in the Business Combination. All stock options are set forth above on an as-converted basis (as to both number of underlying shares and option exercise price).

(2)

The option grant is subject to a 4-year vesting schedule, with 25% of the shares vesting on May 11, 2021 and 1/48th of the shares vesting monthly thereafter, subject to the option holder’s continuous service through each vesting date; provided that if the optionee dies, then 100% of the shares subject to the option grant will immediately vest.

(3)

The option grant is subject to a 4-year vesting schedule, with 25% of the shares vesting on January 1, 2021 and 1/48th of the shares vesting monthly thereafter, subject to the option holder’s continuous service through each vesting date; provided that if the optionee dies, then 100% of the shares subject to the option grant will immediately vest.

Director Compensation

The compensation arrangements for the Board have not been determined. Any such arrangement will be reviewed and approved by the Compensation Committee and will be publicly disclosed when such arrangements are approved.

Historically, Legacy Luminar has neither had a formal compensation policy for Legacy Luminar’s non-employee directors, nor has Legacy Luminar had a formal policy of reimbursing expenses incurred by Legacy Luminar non-employee directors in connection with their board service. However, Legacy Luminar has reimbursed its non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending board of director and committee meetings. Directors have not received any cash compensation for their services as such but certain directors have received equity compensation.

Equity Plans

Management Longer Term Equity Incentive Plan

In December 2020, our Board adopted and our stockholders approved the Management Longer Term Equity Incentive Plan. The Management Longer Term Equity Incentive Plan will become effective on the six-month anniversary of the Closing.

Purpose

The Management Longer Term Equity Incentive Plan is intended to (i) attract and retain the best available personnel to ensure our success and accomplish our goals; (ii) incentivize employees, directors and independent contractors with long-term equity-based compensation to align their interests with our stockholders; and (iii) promote the success of our business.

Types of Stock Awards

The Management Longer Term Equity Incentive Plan permits the grant of stock awards related to the achievement of certain underlying triggering events (“Incentive Shares” or “shares”).

Share Reserve

Number of Incentive Shares

Subject to adjustments as set forth in the Management Longer Term Equity Incentive Plan, the maximum aggregate number of shares of Class A Stock that may be issued under the Management Longer Term Equity Incentive Plan is 25,818,749 shares. The shares may be authorized, but unissued, or reacquired Class A Stock. One-sixth (1/6) of the share pool becomes available for issuance based on (including prior to but contingent upon) the occurrence of each of six distinct triggering events, which occur if the Common Share Price (as defined in the Management Longer Term Equity Incentive Plan) is greater than $31, $34, $37, $40, $43 and $46, respectively.

Lapsed Awards

If a participant receives Incentive Shares (as defined in the Management Longer Term Equity Incentive Plan) prior to the triggering event to which such shares relate, and forfeits his or her Incentive Shares prior to such triggering event, then such forfeited Incentive Shares shall again become available for issuance under the Management Longer Term Equity Incentive Plan.

Eligibility

Employees, directors and independent contractors of us or our affiliates are all eligible to participate in the Management Longer Term Equity Incentive Plan.

Administration

The Management Longer Term Equity Incentive Plan is administered by the Board or a committee thereof, which committee will be constituted to satisfy applicable laws (the “Administrator”). To the extent desirable to qualify transactions under the Management Longer Term Equity Incentive Plan as exempt under Rule 16b-3 of the Exchange Act, the transactions contemplated under the Management Longer Term Equity Incentive Plan will be structured to satisfy the requirements for exemption under Rule 16b-3.

Subject to the terms of the Management Longer Term Equity Incentive Plan, the Administrator has the authority, in its discretion, to (i) determine the fair market value in accordance with the Management Longer Term Equity Incentive Plan; (ii) select the service providers to whom Incentive Shares may be granted under the Management Longer Term Equity Incentive Plan; (iii) determine the number of Incentive Shares to be covered by each stock award granted under the Management Longer Term Equity Incentive Plan; (iv) approve forms of stock award agreements for use under the Management Longer Term Equity Incentive Plan; (v) construe and interpret the terms of the Management Longer Term Equity Incentive Plan and stock awards granted pursuant to the Management Longer Term Equity Incentive Plan; (vi) prescribe, amend and rescind rules and regulations relating to the Management Longer Term Equity Incentive Plan; (vii) modify or amend each stock award (subject to the terms of the Management Longer Term Equity Incentive Plan); (viii) allow participants to satisfy tax withholding obligations in such manner as prescribed in the Management Longer Term Equity Incentive Plan; (ix) authorize any person to execute on our behalf any instrument required to effect the grant of a stock award previously granted by the Administrator; and (x) make all other determinations deemed necessary or advisable for administering the Management Longer Term Equity Incentive Plan.

To the extent permitted by applicable law, the Administrator, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Management Longer Term Equity Incentive Plan to one or more of our directors or officers.

Nontransferability of Stock Awards

Unless determined otherwise by the Administrator, a stock award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant. If the Administrator makes a stock award transferable, such stock award will contain such additional terms and conditions as the Administrator deems appropriate.

Recoupment Policy

All stock awards granted under the Management Longer Term Equity Incentive Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in a stock award agreement as the Board determines necessary or appropriate. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with us.

Effect of a Change in Control

Upon any of the following events (each a Change in Control under the Management Longer Term Equity Incentive Plan):

•	a transfer of all or substantially all of the Company’s assets;

•	a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person;

•	the consummation of a transaction in which any person becomes the beneficial owner, directly or indirectly, of at least 50% of our then outstanding capital stock; or

•	a change in the effective control of the Company;

and such Change in Control that will result in the holders of Class A Stock receiving a per share price equal to or in excess of the applicable Common Share Price required in connection with any triggering event under the Management Longer Term Equity Incentive Plan, then immediately prior to the consummation of such Change in Control (i) any such triggering event that has not previously occurred shall be deemed to have occurred and (ii) the Company may issue the applicable Incentive Shares to participants (in accordance with the terms of the Management Longer Term Equity Incentive Plan), and the participants shall be eligible to participate in such Change in Control.

Amendment, Termination and Duration of the Management Longer Term Equity Incentive Plan

The Management Longer Term Equity Incentive Plan will continue in effect for a term of 5 years measured from the six-month anniversary of the Closing, unless terminated earlier under the terms of the Management Longer Term Equity Incentive Plan. The Administrator may at any time amend (subject to the terms of the Management Longer Term Equity Incentive Plan), suspend or terminate the Management Longer Term Equity Incentive Plan pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as otherwise required by applicable law.

Equity Incentive Plan

In December 2020, our Board adopted and our stockholders approved the 2020 Equity Incentive Plan (the “Equity Incentive Plan”). The Equity Incentive Plan became effective upon the Closing.

Purpose

The Equity Incentive Plan is intended to (i) attract and retain the best available personnel to ensure our success and accomplish our goals; (ii) incentivize employees, directors and independent contractors with long-term equity-based compensation to align their interests with our stockholders; and (iii) promote the success of our business. The Equity Incentive Plan is a successor to the Legacy Luminar Stock Plan.

Types of Stock Awards

The Equity Incentive Plan permits the grant of incentive stock options, nonstatutory stock options, restricted stock, restricted stock units, SARs, performance units and performance shares (all such types of awards, collectively, “stock awards”).

Share Reserve

Number of Shares

Subject to adjustments as set forth in the Equity Incentive Plan, the maximum aggregate number of shares of Class A Stock that may be issued under the Equity Incentive Plan is 36,588,278 shares. The shares may be authorized, but unissued, or reacquired Class A Stock. Furthermore, subject to adjustments as set forth in the Equity Incentive Plan, in no event shall the maximum aggregate number of shares that may be issued under the Equity Incentive Plan pursuant to incentive stock options exceed the number set forth above plus, to the extent allowable under Section 422 of the U.S. Tax Code and the regulations promulgated thereunder, any shares that again become available for issuance pursuant to the Equity Incentive Plan.

Lapsed Awards

To the extent a stock award expires or is forfeited or becomes unexercisable for any reason without having been exercised in full, the unissued shares that were subject thereto shall continue to be available under the Equity Incentive Plan for issuance pursuant to future stock awards. Shares issued under the Equity Incentive Plan and later forfeited to us due to the failure to vest or repurchased by us at the original purchase price paid to us for the shares (including without limitation upon forfeiture to or repurchase by us in connection with a participant ceasing to be a service provider) shall again be available for future grant under the Equity Incentive Plan. The following shares shall not be added to the shares authorized for grant under the Equity Incentive Plan and shall not be available for future grants of awards: (i) shares tendered or withheld in payment of the exercise price of an option or to satisfy any tax withholding obligation; (ii) shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right; and (iii) shares purchased on the open market with the cash proceeds from the exercise of options.

Eligibility

Employees, directors and independent contractors of us or our affiliates are all eligible to participate in the Equity Incentive Plan. Incentive stock options may only be granted to employees.

Administration

The Equity Incentive Plan is administered by the Board or a committee thereof, which committee will be constituted to satisfy applicable laws (the “Administrator”). To the extent desirable to qualify transactions under the Equity Incentive Plan as exempt under Rule 16b-3 of the Exchange Act, the transactions contemplated under the Equity Incentive Plan will be structured to satisfy the requirements for exemption under Rule 16b-3.

Subject to the terms of the Equity Incentive Plan, the Administrator has the authority, in its discretion, to (i) determine the fair market value in accordance with the Equity Incentive Plan; (ii) select the service providers to whom stock awards may be granted under the Equity Incentive Plan; (iii) determine the number of shares to be covered by each stock award granted under the Equity Incentive Plan; (iv) approve forms of stock award agreements for use under the Equity Incentive Plan; (v) determine the terms and conditions, not inconsistent with the terms of the Equity Incentive Plan, of any stock award granted thereunder; (vi) institute and determine the terms and conditions of an exchange program under the terms of the Equity Incentive Plan (subject to stockholder approval); (vii) construe and interpret the terms of the Equity Incentive Plan and stock awards granted pursuant to the Equity Incentive Plan; (viii) prescribe, amend and rescind rules and regulations relating to the Equity Incentive Plan; (ix) modify or amend each stock award (subject to the terms of the Equity Incentive Plan); (x) allow participants to satisfy tax withholding obligations in such manner as prescribed in the Equity Incentive Plan; (xi) authorize any person to execute on our behalf any instrument required to effect the grant of a stock award previously granted by the Administrator; (xii) allow a participant to defer the receipt of the payment of cash or the delivery of shares that would otherwise be due to such participant under a stock award; and (xiii) make all other determinations deemed necessary or advisable for administering the Equity Incentive Plan.

To the extent permitted by applicable law, the Administrator, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Equity Incentive Plan to one or more of our directors or officers.

Stock Options

Each stock option will be designated in the stock award agreement as either an incentive stock option (which is entitled to favorable tax treatment) or a nonstatutory stock option. However, notwithstanding such designation, to the extent that the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by the participant during any calendar year exceeds $100,000, such stock options will be treated as nonstatutory stock options. Incentive stock options may only be granted to our or our subsidiaries’ employees.

The term of each stock option will be stated in the stock award agreement. In the case of an incentive stock option, the term will be 10 years from the date of grant or such shorter term as may be provided in the stock award agreement. Moreover, in the case of an incentive stock option granted to a participant who owns stock representing more than 10% of the total combined voting power of all classes of our stock or the stock of any subsidiary, the term of the incentive stock option will be five years from the date of grant or such shorter term as may be provided in the stock award agreement.

The per share exercise price for the shares to be issued pursuant to exercise of a stock option will be determined by the Administrator, subject to the following: in the case of an incentive stock option (i) granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than 10% of the voting power of all classes of our stock or the stock of any subsidiary, the per share exercise price will be no less than 110% of the fair market value per share on the date of grant; and (ii) granted to any other employee, the per share exercise price will be no less than 100% of the fair market value per share on the date of grant. In the case of a nonstatutory stock option, the per share exercise price will be no less than 100% of the fair market value per share on the date of grant. Notwithstanding the foregoing, stock options may be granted with a per share exercise price of less than 100% of the fair market value per share on the date of grant pursuant to a corporate reorganization, liquidation, etc., described in the U.S. Tax Code Section 424(a).

At the time a stock option is granted, the Administrator will fix the period within which the stock option may be exercised and will determine any conditions that must be satisfied before the stock option may be exercised. The Administrator will also determine the acceptable form of consideration for exercising a stock option, including the method of payment.

If a participant ceases to be a service provider other than for “Cause,” as defined in the Equity Incentive Plan, the participant may exercise his or her stock option within such period of time as is specified in the stock award agreement to the extent that the stock option is vested on the date of termination (but in no event later than the expiration of the term of such stock option). In the absence of a specified time in the stock award agreement, to the extent vested as of a participant’s termination, the stock option will remain exercisable for 12 months following a termination for death or disability, and 3 months following a termination for any other reason other than Cause. Any outstanding stock option (including any vested portion thereof) held by a participant shall immediately terminate in its entirety upon the participant being first notified of his or her termination for Cause.

Stock Appreciation Rights (SARs)

The Administrator will determine the terms and conditions of each SAR, except that the exercise price for each SAR cannot be less than 100% of the fair market value of the underlying shares of Class A Stock on the date of grant. Upon exercise of a SAR, a participant will receive payment from us in an amount determined by multiplying the difference between the fair market value of a share on the date of exercise over the exercise price by the number of shares with respect to which the SAR is exercised. SARs may be paid in cash or shares of our Class A Stock, as determined by the Administrator. SARs are exercisable at the times and on the terms established by the Administrator.

Restricted Stock and RSUs

Restricted stock awards are grants of shares of Class A Stock that are subject to various restrictions, including restrictions on transferability and forfeiture provisions. Shares of restricted stock will vest and the restrictions on such shares will lapse in accordance with terms and conditions established by the Administrator. Each RSU is a bookkeeping entry representing an amount equal to the fair market value of one share of our Class A Stock.

In determining whether restricted stock or RSUs should be granted, and/or the vesting schedule for such a stock award, the Administrator may impose whatever conditions on vesting as it determines to be appropriate. For example, the Administrator may determine to grant restricted stock or RSUs only if performance goals established by the Administrator are satisfied. Any performance goals may be applied on a Company-wide or an individual business unit basis, as determined by the Administrator. Please refer to the discussion below under “—Performance Goals” for more information.

During the period of restriction, participants holding restricted stock may exercise full voting rights and will be entitled to receive all dividends and other distributions paid. Any dividends or distributions paid with respect to such shares will be subject to the same restrictions, including without limitation restrictions on transferability and forfeitability, as the restricted stock with respect to which they were paid.

During the vesting period, participants holding RSUs will hold no voting rights by virtue of such RSUs. The Administrator may, in its sole discretion, award dividend equivalents in connection with the grant of RSUs that may be settled in cash, in shares of equivalent value, or in some combination thereof. Any dividend equivalents awarded with respect to such RSUs will be subject to the same restrictions, including without limitation restrictions on transferability and forfeitability, as the RSUs with respect to which they were awarded.

Performance Units and Performance Shares

Performance units and performance shares are stock awards that will result in a payment to a participant only if the performance goals that the Administrator establishes are satisfied. The Administrator will determine the applicable performance goals. Please refer to the discussion below under “—Performance Goals” for more information. After the applicable performance period has ended, the participant will be entitled to receive a payout of the number of performance units or shares earned during the performance period, depending upon the extent to which the applicable performance objectives have been achieved.

Performance Goals

The Administrator in its discretion may make performance goals applicable to a participant with respect to a stock award. In the Administrator’s discretion, one or more of the following performance goals may apply: (1) sales or non-sales revenue; (2) return on revenues; (3) operating income; (4) income or earnings including operating income; (5) income or earnings before or after taxes, interest, depreciation and/or amortization; (6) income or earnings from continuing operations; (7) net income; (8) pre-tax income or after-tax income; (9) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets and/or excluding charges attributable to the adoption of new accounting pronouncements; (10) raising of financing or fundraising; (11) project financing; (12) revenue backlog; (13) gross margin; (14) operating margin or profit margin; (15) capital expenditures, cost targets, reductions and savings and expense management; (16) return on assets, return on investment, return on capital, or return on stockholder equity; (17) cash flow, free cash flow, cash flow return on investment, net cash provided by operations, or cash flow in excess of cost of capital; (18) performance warranty and/or guarantee claims; (19) stock price or total stockholder return; (20) earnings or book value per share; (21) economic value created; (22) pre-tax profit or after-tax profit; (23) strategic business criteria; (24) objective goals relating to divestitures, joint ventures, mergers, acquisitions and similar transactions; (25) objective goals relating to staff management, results from staff attitude and/or opinion surveys, staff satisfaction scores, staff safety, staff accident and/or injury rates, compliance, headcount, performance management, completion of critical staff training initiatives; (26) objective goals relating to projects; and (27) enterprise resource planning. Stock awards issued to participants may take into account other criteria (including subjective criteria).

Outside Director Limitations

No non-employee director (“Outside Director”) may receive awards under the Equity Incentive Plan with a total grant date fair value that, when combined with cash compensation received for service as an Outside Director, exceeds $750,000 in a calendar year, increased to $1,000,000 in the calendar year of his or her initial services as an Outside Director. Stock awards granted to an individual while he or she was serving in the capacity as an employee or while he or she was an independent contractor but not an Outside Director will not count for purposes of these limitations.

Leaves of Absence / Transfer Between Locations

The Administrator has the discretion to determine at any time whether and to what extent the vesting of stock awards shall be suspended during any leave of absence. A participant will not cease to be an employee in the case of (i) any leave of absence approved by the participant’s employer or (ii) transfers between our locations or between us and any subsidiary. If an employee holds an incentive stock option and such leave exceeds 3 months then, for purposes of incentive stock option status only, such employee’s service as an employee shall be deemed terminated on the first day following such 3 month period and the incentive stock option shall thereafter automatically treated for tax purposes as a nonstatutory stock option in accordance with applicable laws, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written policy of the Company.

Nontransferability of Stock Awards

Unless determined otherwise by the Administrator, a stock award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant. If the Administrator makes a stock award transferable, such stock award will contain such additional terms and conditions as the Administrator deems appropriate.

Recoupment Policy

All stock awards granted under the Equity Incentive Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in a stock award agreement as the Board determines necessary or appropriate. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with us.

Effect of a Change in Control

Upon any of the following events (each a Change in Control under the Equity Incentive Plan):

•	a transfer of all or substantially all of the Company’s assets;

•	a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person;

•	the consummation of a transaction in which any person becomes the beneficial owner, directly or indirectly, of at least 50% of our then outstanding capital stock; or

•	a change in the effective control of the Company;

except as set forth in a stock award agreement, each outstanding stock award (vested or unvested) will be treated as the Administrator determines, which may include (a) our continuation of such outstanding stock awards (if we are the surviving corporation); (b) the assumption of such outstanding stock awards by the surviving corporation or its parent; (c) the substitution by the surviving corporation or its parent of new stock options or other equity awards for such stock awards; (d) the cancellation of such stock awards in exchange for a payment to the participants equal to the excess of (i) the fair market value of the shares subject to such stock awards as of the closing date of such Change in Control over (ii) the exercise price or purchase price paid or to be paid (if any) for the shares subject to the stock awards (which payment may be subject to the same conditions that apply to the consideration that will be paid to holders of shares in connection with the transaction, subject to applicable law); or (e) the opportunity for participants to exercise the stock options prior to the occurrence of the Change in Control and the termination (for no consideration) upon the consummation of such Change in Control of any stock options not exercised prior thereto.

Amendment, Termination and Duration of the Equity Incentive Plan

The Equity Incentive Plan will continue in effect for a term of 10 years measured from Board approval date, unless terminated earlier under the terms of the Equity Incentive Plan. The Administrator may at any time amend, alter, suspend or terminate the Equity Incentive Plan pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as otherwise required by applicable law.

Legacy Luminar’s Amended and Restated 2015 Stock Plan

General

Legacy Luminar’s board of directors originally adopted, and the Legacy Luminar stockholders approved, the Legacy Luminar Stock Plan, each on June 26, 2015. The Legacy Luminar Stock Plan was last amended on January 24, 2020. The Legacy Luminar Stock Plan provides for the grant of Legacy Luminar Stock Options to Legacy Luminar employees (and employees of any parent or subsidiary of Legacy Luminar), and for the grant of non-statutory Legacy Luminar Stock Options and Legacy Luminar restricted stock to Legacy Luminar employees, directors and consultants (and employees and consultants of any parent, subsidiary or affiliate of

Legacy Luminar). We assumed the Legacy Luminar Stock Plan upon the Closing. The Legacy Luminar Stock Plan has been terminated except that the outstanding awards previously granted under the Legacy Luminar Stock Plan continue to remain outstanding under the Legacy Luminar Stock Plan (except that such awards converted into awards of Class A Stock or options for Class A Stock upon the Closing) until terminated pursuant to the terms thereof.

Plan Administration

The Board administers the Legacy Luminar Stock Plan.

Types of Awards

The Legacy Luminar Stock Plan provides for the grant of stock options and restricted stock.

Stock Options.

Legacy Luminar’s board of directors granted Legacy Luminar stock Stock Options under the Legacy Luminar Stock Plan, which we assumed in the Closing. The exercise price per share applicable to such options was equal to at least the fair market value per share of Legacy Luminar stock on the date of grant. The term of options granted under the Legacy Luminar Stock Plan did not exceed 10 years; provided, however, that any Legacy Luminar Stock Options granted to a participant who owned more than 10% of the total combined voting power of all classes of Legacy Luminar stock, or of certain of Legacy Luminar’s subsidiary corporations, did not have a term in excess of 5 years and had an exercise price per share of at least 110% of the fair market value per share of Legacy Luminar stock on the grant date. Subject to the provisions of the Legacy Luminar Stock Plan, Legacy Luminar’s board of directors determined the remaining terms of the Legacy Luminar Stock Options (e.g., vesting). After the termination of service of an employee, director or consultant, the participant may exercise his or her option, to the extent vested, for the period of time stated in his or her option agreement. If termination is due to death, then 100% of the then unvested shares shall immediately vest and become exercisable as of date of such termination. If termination is due to death or disability, the option will remain exercisable for 12 months. For certain options and so long as the applicable employees that have completed at least two years of continuous service, the option will remain exercisable until the earliest of (a) 10 years from the date of the option grant; or (b) the later of (i) one year after termination (in the event such termination occurs after going public) and (ii) one year after going public. In all other cases except for a termination for cause, the Legacy Luminar Stock Options will generally remain exercisable for three months following the termination of service. In the event of a termination for cause, the Legacy Luminar Stock Options will immediately terminate. However, in no event may an option be exercised later than the expiration of its term.

Non-transferability of Awards

Unless the Board provides otherwise, the Legacy Luminar Stock Plan generally does not allow for the transfer of awards or shares acquired pursuant to an award and only the recipient of an option may exercise such an award during his or her lifetime.

Certain Adjustments

In the event of certain corporate events or changes in our capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the Legacy Luminar Stock Plan, the Board will make adjustments to one or more of the number, kind and class of securities that may be delivered under the Legacy Luminar Stock Plan and/or the number, kind, class and price of securities covered by each outstanding award.

Dissolution or liquidation

In the event of our dissolution or liquidation, each Legacy Luminar stock option and stock purchase right will terminate immediately prior to the consummation of such action, unless otherwise determined by the Board.

Corporate Transactions

The Legacy Luminar Stock Plan, as assumed by us, provides that in the event of certain significant corporate transactions, including: (i) a transfer of all or substantially all of our assets, (ii) a merger, consolidation or other capital, reorganization or business combination transaction of the Company with or into another corporation, entity or person, or (iii) the consummation of a transaction, or series of related transactions, in which any person becomes the beneficial owner, directly or indirectly, of more than 50% of our then outstanding capital stock, each outstanding award will be treated as the Board determines.

Amendment or Termination

Our Board has terminated the Legacy Luminar Stock Plan, provided that the outstanding awards previously granted under the Legacy Luminar Stock Plan continue to remain outstanding under the Legacy Luminar Stock Plan (except that such awards converted into awards of Class A Stock or options for Class A Stock upon the Closing).

Employee Stock Purchase Plan

In December 2020, our Board adopted and our stockholders approved the Employee Stock Purchase Plan (the “ESPP”). The ESPP became effective upon the Closing.

Purpose

The ESPP provides a means by which eligible employees and/or eligible service providers of either the Company or an affiliate may be given an opportunity to purchase shares of Class A Stock. The ESPP permits us to grant a series of purchase rights to eligible employees and/or eligible service providers. By means of the ESPP, we seek to retain and assist our affiliates in retaining the services of such eligible employees and eligible service providers, to secure and retain the services of new eligible employees and eligible service providers and to provide incentives for such persons to exert maximum efforts for our success and that of our affiliates.

The ESPP includes two components: a “423 Component” and a “Non-423 Component.” We intend the 423 Component to qualify as an employee stock purchase plan pursuant to Section 423 of the U.S. Tax Code. The provisions of the 423 Component will be construed in a manner that is consistent with the requirements of Section 423 of the U.S. Tax Code, including without limitation to extend and limit ESPP participation in a uniform and non-discriminating basis. In addition, the ESPP authorizes grants of purchase rights under the Non-423 Component that do not meet the requirements of an employee stock purchase plan under Section 423 of the Code. Except as otherwise provided in the ESPP or determined by the Board, the Non-423 Component will operate and be administered in the same manner as the 423 Component. Eligible employees will be able to participate in the 423 Component or Non-423 Component of the ESPP. Eligible service providers (who may or may not be eligible employees) will only be able to participate in the Non-423 Component of the ESPP.

Administration

The Board administers the ESPP and will have the final power to construe and interpret both the ESPP and the rights granted under it. Further, the Board has the power, subject to the provisions of the ESPP, to determine when and how rights to purchase Class A Stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether any employee or other service provider will be eligible to participate in the ESPP.

The Board has the power to delegate administration of the ESPP to a committee composed of one or more members of the Board. As used herein with respect to the ESPP, the term “Board” refers to any committee the Board appoints, and to the Board. Whether or not the Board has delegated administration of the ESPP to a committee, the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the ESPP.

Stock Subject to the ESPP

Subject to adjustments as provided in the ESPP, the maximum number of shares of Class A Stock that may be issued under the ESPP will not exceed 7,317,655 shares of Class A Stock. If any purchase right granted under the ESPP terminates without having been exercised in full, the shares of Class A Stock not purchased under such purchase right will again become available for issuance under the ESPP.

Offerings

The ESPP is implemented by offerings of rights to all eligible employees and eligible service providers from time to time. Offerings may comprise one or more purchase periods. The maximum length for an offering under the ESPP is 27 months. The provisions of separate offerings need not be identical. When a participant elects to join an offering, he or she is granted a purchase right to acquire shares of Class A Stock on each purchase date within the offering, each corresponding to the end of a purchase period within such offering. On each purchase date, all payroll deductions collected from the participant during such purchase period are automatically applied to the purchase of Class A Stock, subject to certain limitations.

Eligibility

Purchase rights may be granted only to our employees, employees of qualifying related corporations or, solely with respect to the Non-423 Component, employees of an affiliate (other than a qualifying related corporation) or eligible service providers. The Board may provide that employees will not be eligible to be granted purchase rights under the ESPP if, on the offering date, the employee (i) has not completed at least 2 years of service since the employee’s last hire date (or such lesser period as the Board may determine), (ii) customarily works not more than 20 hours per week (or such lesser period as the Board may determine), (iii) customarily works not more than 5 months per calendar year (or such lesser period as the Board may determine), (iv) is an officer within the meaning of Section 16 of the Exchange Act, (v) is a highly compensated employee within the meaning of the U.S. Tax Code, or (vi) has not satisfied such other criteria as the Board may determine consistent with Section 423 of the U.S. Tax Code. Unless otherwise determined by the Board for any offering, an employee will not be eligible to be granted purchase rights unless, on the offering date, the employee customarily works more than 20 hours per week and more than 5 months per calendar year, and has been employed by us or a related corporation or affiliate for at least 3 continuous months preceding such offering date.

No employee will be eligible for the grant of any purchase rights if, immediately thereafter, such employee owns stock possessing 5% or more of the total combined voting power or value of all classes of our stock or the stock of any related corporation. An eligible employee may be granted purchase rights only if such purchase rights, together with any other rights granted under all our and any related corporations’ employee stock purchase plan, do not permit such eligible employee’s rights to purchase stock in excess of $25,000 worth of stock in any calendar year.

Participation in the ESPP

On each offering date, each eligible employee or eligible service provider, pursuant to an offering made under the ESPP, will be granted a purchase right to purchase up to that number of shares of Class A Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board; provided however, that in the case of eligible employees, such percentage or maximum dollar amount will in either case not exceed 15% of such employee’s earnings during the period that begins on the offering date (or such later date as the Board determines for a particular offering) and ends on the date stated in the offering, which date will be no later than the end of the offering, unless otherwise provided for in an offering.

Purchase Price

The purchase price of shares of Class A Stock acquired pursuant to purchase rights will be not less than the lesser of (i) 85% of the fair market value of the shares of Class A Stock on the offering date; or (ii) 85% of the fair market value of the shares of Class A Stock on the applicable purchase date (i.e., the last day of the applicable purchase period).

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions over the offering. To the extent permitted in the offering document, a participant may increase, reduce or terminate his or her payroll deductions. All payroll deductions made on behalf of a participant are credited to his or her account under the ESPP and deposited with our general funds. No interest will accrue on such payroll deductions. To the extent permitted in the offering document, a participant may make additional payments into such account. If required under applicable laws or regulations or if specifically provided in the offering, in addition to or instead of making contributions by payroll deductions, a participant may make contributions through a payment by cash, check, or wire transfer prior to a purchase date, in a manner we direct.

Purchase of Stock

The Board will establish one or more purchase dates during an offering on which purchase rights granted for that offering will be exercised and shares of Class A Stock will be purchased in accordance with such offering. In connection with each offering, the Board may specify a maximum number of shares of Class A Stock that may be purchased by any participant or all participants. If the aggregate purchase of shares of Class A Stock issuable on exercise of purchase rights granted under the offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each participant’s accumulated contributions) allocation of the shares of Class A Stock available will be made in as nearly a uniform manner as will be practicable and equitable.

Withdrawal

During an offering, a participant may cease making contributions and withdraw from the offering by delivering a withdrawal form. We may impose a deadline before a purchase date for withdrawing. On such withdrawal, such participant’s purchase right in that offering will immediately terminate and we will distribute as soon as practicable to such participant all of his or her accumulated but unused contributions without interest and such participant’s purchase right in that offering will then terminate. A participant’s withdrawal from that offering will have no effect on his or her eligibility to participate in any other offerings under the ESPP, but such participant will be required to deliver a new enrollment form to participate in subsequent offerings.

Termination of Employment

Purchase rights granted pursuant to any offering under the ESPP will terminate immediately if the participant either (i) is no longer an eligible employee or eligible service provider for any reason or for no reason, or (ii) is otherwise no longer eligible to participate. We shall have the exclusive discretion to determine when a participant is no longer actively providing services and the date of the termination of employment or service for purposes of the ESPP. As soon as practicable, we will distribute to such individual all of his or her accumulated but unused contributions without interest.

Restrictions on Transfer

During a participant’s lifetime, purchase rights will be exercisable only by such participant. Purchase rights are not transferable by a participant, except by will, by the laws of descent and distribution, or, if we so permit, by a beneficiary designation.

Exercise of Purchase Rights

On each purchase date, each participant’s accumulated contributions will be applied to the purchase of shares of Class A Stock, up to the maximum number of shares of Class A Stock permitted by the ESPP and the applicable offering, at the purchase price specified in the offering. Unless otherwise specified in the ESPP, no fractional shares will be issued and, if any amount of accumulated contributions remains in a participant’s account after the purchase of shares of Class A Stock on the final purchase date in an offering, such remaining amount will roll over to the next offering.

No purchase rights may be exercised to any extent unless and until the shares of Class A Stock to be issued on such exercise under the ESPP are covered by an effective registration statement pursuant to the Securities Act, and the ESPP is in material compliance with all applicable U.S. federal and state, foreign and other securities, exchange control, and other laws applicable to the ESPP. If, on the purchase date, as delayed to the maximum extent permissible, the shares of Class A Stock are not registered and the ESPP is not in material compliance with all applicable laws or regulations, no purchase rights will be exercised and all accumulated but unused contributions will be distributed as soon as practicable to the participants without interest.

Capitalization Adjustments

In the event of a capitalization adjustment, the Board will appropriately and proportionately adjust: (i) the classes and maximum number of securities subject to the ESPP, (ii) the classes and maximum number of securities by which the share reserve is to increase automatically each year pursuant to the ESPP, (iii) the classes and number of securities subject to, and the purchase price applicable to outstanding offerings and purchase rights, and (iv) the classes and number of securities that are the subject of the purchase limits under each ongoing offering.

Dissolution or Liquidation

In the event of the Company’s dissolution or liquidation, the Board will shorten any offering then in progress by setting a new purchase date prior to the consummation of such proposed dissolution or liquidation. The Board will notify each participant in writing, prior to the new purchase date that the purchase date for the participant’s purchase rights has been changed to the new purchase date and that such purchase rights will be automatically exercised on the new purchase date, unless prior to such date the participant has withdrawn from the offering.

Effect of a Change in Control:

Upon any of the following events (each a Change in Control under the ESPP):

•	a transfer of all or substantially all of the Company’s assets;

•	a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person;

•	the consummation of a transaction in which any person becomes the beneficial owner, directly or indirectly, of at least 50% of our then outstanding capital stock; or

•	a change in the effective control of the Company;

any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding purchase rights or may substitute similar rights for outstanding purchase rights, or, if any surviving or acquiring corporation (or its parent company) does not assume or continue such purchase rights or does not substitute similar rights for such purchase rights, then the participants’ accumulated contributions will be used to purchase shares of Class A Stock prior to the Change in Control under the outstanding purchase rights, and the purchase rights will terminate immediately after such purchase. The Board will notify each participant in writing prior to the new purchase date that the purchase date for the participant’s purchase rights has been changed to the new purchase date and that such purchase rights will be automatically exercised on the new purchase date unless prior to such date the participant has withdrawn from the offering.

Amendment, Termination or Suspension of the ESPP

The Board may amend the ESPP at any time in any respect the Board deems necessary or advisable. However, except with respect to capitalization adjustments described above, stockholder approval will be required for any amendment of the ESPP for which stockholder approval is required by applicable laws, regulations or listing requirements, including any amendment that either (i) increases the number of shares of Class A Stock available for issuance under the ESPP, (ii) expands the class of individuals eligible to become participants and receive purchase rights, (iii) materially increases the benefits accruing to participants under the ESPP or reduces the price at which shares of Class A Stock may be purchased under the ESPP, (iv) extends the term of the ESPP, or (v) expands the types of awards available for issuance under the ESPP, but in each case only to the extent stockholder approval is required by applicable laws, regulations, or listing requirements.

The Board may suspend or terminate the ESPP at any time. No purchase rights may be granted under the ESPP while the ESPP is suspended or after it is terminated.

Any benefits, privileges, entitlements, and obligations under any outstanding purchase rights granted before an amendment, suspension, or termination of the ESPP will not be materially impaired by any such amendment, suspension, or termination except (i) with the consent of the person to whom such purchase rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations, or (iii) as necessary to obtain or maintain any special tax, listing, or regulatory treatment.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than compensation and indemnification arrangements for our directors and executive officers, which are described elsewhere in this prospectus, the following is a description of each transaction since January 1, 2017 and each currently proposed transaction in which:

•	we, Gores or Legacy Luminar have been or are to be a participant;

•	the amounts involved exceeded or exceeds $120,000; and

•

any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Support Agreement

In connection with the execution of the Merger Agreement, Austin Russell entered into a Support Agreement, which was amended and restated in its entirety on October 13, 2020, with Gores, First Merger Sub and Second Merger Sub (the “Support Agreement”). Under the Support Agreement, Mr. Russell agreed, on (or effective as of) the third business day following the mailing of the consent solicitation to the stockholders of Legacy Luminar, to execute and deliver a written consent with respect to the outstanding shares of Legacy Luminar Class A common stock and Legacy Luminar founders preferred stock held by Mr. Russell, adopting the Merger Agreement and approving the Business Combination, unless the Merger Agreement was no longer recommended by the Legacy Luminar board of directors in accordance with the Merger Agreement, in which case, the number of shares with respect to which Mr. Russell would be committed to execute such written consent would be reduced to 35% of the total number of outstanding shares of Legacy Luminar stock (on an as-converted basis). The shares of Legacy Luminar Class A common stock and Legacy Luminar founders preferred stock that were owned by Mr. Russell and subject to the Support Agreement represented approximately 39% of the then outstanding voting power of Legacy Luminar stock (on an as-converted basis). In addition, the Support Agreement prohibited Mr. Russell from engaging in activities that have the effect of soliciting a competing acquisition proposal.

Amended and Restated Registration Rights Agreement

In connection with the Closing, we, the Sponsor, Mr. Bort, Mr. Cramer and Mr. Gatto (the “Initial Stockholders”), AEG Holdings, LLC (“AEG”), GM Sponsor LLC (“GM Sponsor”) and HRM Holdings LLC (“HRM” and, together with the Initial Stockholders, AEG and GM Sponsor, the “Gores Holders”), Mr. Russell, GVA Auto, LLC, and G2VP Founders Fund I, LLC (the “Luminar Holders” and, together with the Gores Holders, the “Registration Rights Holders”) entered into an Amended and Restated Registration Rights Agreement, dated as of December 2, 2020 (the “Amended and Restated Registration Rights Agreement”).

Under the Amended and Restated Registration Rights Agreement, we are obligated to file a registration statement with the SEC to register the resale of up to approximately 151.1 million shares of our Class A Stock held by the Registration Rights Holders (or issuable upon the conversion of any Class B Stock held by the Registration Rights Holders) in addition to (i) the Private Warrants held by the Registration Rights Holder, (ii) up to 6,666,666 shares of the Company’s Class A Stock issuable upon the exercise of the Private Warrants, and (iii) shares of Class A Stock issued as Earn-Out Shares or issuable upon the conversion of any Earn-Out Shares, in each case, held by the Luminar Holders.

We agreed to use our reasonable best efforts to have the registration statement become effective as soon as reasonably practicable after the filing thereof but in no event later than March 2, 2021 (which date may be extended to April 1, 2021). In addition, pursuant to the terms of the Amended and Restated Registration Rights Agreement and subject to certain requirements and customary conditions, the Registration Rights Holders are each entitled to make up to six demands for registration, excluding short form demands, that we register shares of Common Stock held by these parties. The Amended and Restated Registration Rights Agreement also provides “piggy-back” registration rights to such stockholders and their permitted transferees, subject to certain requirements and customary conditions.

Additionally, the Initial Stockholders entered into letter agreements whereby 10,000,000 shares of the Class A Stock will be locked-up for 180 days after the consummation of the Business Combination, and the Private Warrants and the respective Class A Stock underlying the Private Warrants will be locked-up for 30 days after the consummation of the Business Combination.

Lock-Up Agreements

In connection with the Closing, stockholders holding nearly all of the shares of Legacy Luminar, including shares of Series X Preferred Stock, entered into agreements (the “Primary Lock-Up Agreements”), pursuant to which they agreed, subject to certain customary exceptions, not to (a) sell or otherwise dispose of, or agree to sell or dispose of, any shares of Class A Stock held by the stockholder immediately after the effective time of the Mergers or any shares of Class A Stock issuable upon the exercise of options, warrants or other convertible securities to purchase shares of Class A Stock held by the stockholder immediately after the effective time of the Mergers (“Lock-Up Shares”), (b) enter into any arrangement that transfers to another any of the economic consequences of ownership of any of such Lock-Up Shares, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) for 180 days after the Closing Date (the “Lock-Up Period”). Austin Russell and Jason Eichenholz (the “Officers”) entered into agreements which have the same terms as the Primary Lock-Up Agreements except that they provide for: (i) an extension of the Lock-Up Period from 180 days to 910 days after the Closing Date (the “Extended Lock-up Period”) and (ii) after the 180th day, the Officers agreed not to sell more than 25% of their Lock-Up Shares in any six-month period during the Extended Lock-Up Period (the “Secondary Lock-Up Agreements” and, together with the Primary Lock-Up Agreements, the “Lock-Up Agreements”). Mr. Russell’s agreement covers Class B Stock.

Voting Agreement

In connection with the execution of the Merger Agreement, Austin Russell entered into a voting agreement, dated as of August 24, 2020, with Gores (the “Voting Agreement”). Under the Voting Agreement, Mr. Russell agreed that, following the consummation of the Business Combination, solely if he is involuntarily terminated from his position as the Chief Executive Officer of the Company and as a result of his conviction of, or pleading guilty or nolo contendere to, a felony that has a material negative impact on the Company, at any meeting of the stockholders of the Company at which directors are to be elected following the consummation of the Business Combination, Mr. Russell, or any of his permitted successors or assigns, will not vote more than 10% of the Class B Stock he or they beneficially own in any director election.

Pre-Business Combination Related Party Transactions of Gores

Founder Shares

On October 18, 2018, the Sponsor purchased 10,781,250 Founder Shares for an aggregate purchase price of $25,000, or approximately $0.002 per share. Subsequently, the Sponsor transferred an aggregate of 75,000 Founder Shares to Gores’ independent directors. On March 18, 2019, the Sponsor forfeited 781,250 Founder Shares following the expiration of the unexercised portion of the underwriter’s over-allotment option so that the Founder Shares held by the Initial Stockholders would represent 20% of the outstanding shares of common stock of Gores following the consummation of the IPO.

In connection with the consummation of the Business Combination, the Founder Shares automatically converted into shares of Class A Stock on a one-for-one basis and continue to be subject to the transfer restrictions applicable to the Founder Shares. The Initial Stockholders have agreed not to transfer, assign or sell any Founder Shares until 180 days after the Closing.

Private Warrants

On February 5, 2019, the Sponsor purchased 6,666,666 Private Warrants at a price of $1.50 per warrant, or $10,000,000. Each Private Warrant entitles the holder to purchase one share of Class A Stock at an exercise price of $11.50 per share of Class A Stock. On December 2, 2020, the Sponsor distributed the Private Warrants to GM Sponsor LLC and HRM Holdings LLC. The Private Warrants may not be redeemed by us so long as they are held by the Sponsor or its permitted transferees. If any Private Warrants are transferred to holders other than the Sponsor or its permitted transferees, such Private Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants sold in the IPO. The Sponsor and its permitted transferees have the option to exercise the Private Warrants on a physical (cash) or net share (cashless) basis.

The Initial Stockholders have agreed, subject to certain limited exceptions, not to transfer, assign or sell any Private Warrants and the Class A Stock underlying such Private Warrants until 30 days after the Closing.

Related Party Notes

On October 18, 2018, the Sponsor loaned Gores an aggregate of $150,000 by the issuance of an unsecured promissory note for $300,000 to cover expenses related to the IPO. On December 31, 2019, the outstanding balance on the loan was $150,000. On January 25, 2019, the Sponsor loaned Gores an additional $150,000 to cover expenses related to the IPO. These notes were non-interest bearing and payable on the earlier of September 30, 2019 or the completion of the IPO. The carrying amount of the notes approximates fair value because of their short maturity. The notes were repaid in full upon the completion of the IPO.

Administrative Services Agreement

On February 1, 2019, Gores entered into an agreement to pay monthly recurring expenses to The Gores Group of $20,000 for office space, utilities and secretarial support. The agreement terminated upon the consummation of the Business Combination.

Pre-Business Combination Related Party Transactions of Legacy Luminar

Jason Eichenholz Offer Letter

On January 16, 2017, Legacy Luminar and Dr. Eichenholz entered into an offer letter. Pursuant to this agreement, Dr. Eichenholz was entitled to a base salary of $155,000 per year and was eligible to participate in our employee benefits plans.

On May 4, 2020, Legacy Luminar and Dr. Eichenholz entered into a new offer letter. Pursuant to this agreement, Dr. Eichenholz is entitled to a base salary of $300,000 per year, effective as of January 1, 2020, as well as a $50,000 one-time bonus, continued eligibility for annual bonuses in a minimum amount of $20,000 per year and, subject to the approval of the Board, an option to purchase 100,000 shares of Class A Stock at an exercise price equal to the then-fair market value of Class A Stock, to vest and become exercisable at a rate of 25% of the total number of option shares on June 18, 2020, and the remainder vesting and becoming exercisable at even monthly intervals over the subsequent three years, subject to Dr. Eichenholz’s continued employment on each vesting date. Dr. Eichenholz’s employment is “at-will” and may be terminated by either party at any time, without the payment of severance in excess of then-accrued compensation.

Equity Financings

Simple Agreements for Future Equity

Between January 2017 and May 2019, Legacy Luminar entered into various simple agreements for future equity (“SAFEs”) with certain investors pursuant to which Legacy Luminar received $121.8 million in exchange for Legacy Luminar’s agreement to issue the investors shares of its preferred stock upon the occurrence of subsequent financings of its preferred stock.

The following table summarizes the SAFEs purchased by Luminar’s executive officers, directors, or holders of more than 5% of its capital stock.

Name of Stockholder(1)	SAFE Principal Amount ($)	Shares of Series A-2 Preferred Stock	Shares of Series A-7 Preferred Stock	Shares of Series A-9 Preferred Stock
GVA Auto, LLC*	20,000,000	1,322,780
Scott A. McGregor(2)	1,000,000			25,658

*	Owners of more than 5% of Luminar capital stock.
(1)	Additional details regarding these stockholders and their equity holdings are provided in this prospectus under the section “Principal Securityholders.”
(2)	Scott A. McGregor is a member of the Board.

Legacy Luminar Series A Preferred Stock

Between June 2019 and July 2019, Legacy Luminar sold an aggregate of 1,660,839 shares of its Series A preferred stock at a purchase or conversion price of $43.3039 per share to accredited investors for an aggregate purchase price of approximately $71.9 million. Each share of Legacy Luminar’s Series A preferred stock was exchanged for Per Share Company Stock Consideration and the right to receive its Earn-Out Pro Rata Share of any Earn-Out Shares issued in connection with the consummation of the Business Combination.

The following table summarizes issuances of shares of Luminar Series A preferred stock to a holder of more than 5% of Luminar’s capital stock and its affiliated entities.

Name of Stockholder(1)	No. of Shares (Series A)	Aggregate Purchase Price ($)
G2VP I, LLC for itself and as nominee for G2VP Founders Fund I, LLC*(2)	461,852	19,999,992.83

*	Owners of more than 5% of Luminar capital stock.
(1)	Additional details regarding these stockholders and their equity holdings are provided in this prospectus under the section “Principal Securityholders.”
(2)	G2VP I, LLC is an affiliate of Benjamin J. Kortlang, a member of the Board.

Legacy Luminar Series A-2 Preferred Stock

In June 2019, Legacy Luminar issued 1,322,780 shares of its Series A-2 preferred stock at a per share issuance price of $15.1197 to GVA Auto, LLC for an aggregate issuance price of approximately $20 million upon the conversion of the SAFE held by GVA Auto, LLC. Each share of Legacy Luminar Series A-2 preferred stock was exchanged for Per Share Company Stock Consideration and the right to receive its Earn-Out Pro Rata Share of any Earn-Out Shares issued in connection with the consummation of the Business Combination.

The following table summarizes issuances of shares of Luminar’s Series A-2 preferred stock to a holder of more than 5% of Luminar’s capital stock.

Name of Stockholder(1)	No. of Shares (Series A-2)	Aggregate Purchase Price ($)
GVA Auto, LLC*	1,322,780	20,000,000

*	Owners of more than 5% of Luminar capital stock.
(1)	Additional details regarding this stockholder and its equity holdings are provided in this prospectus under the section “Principal Securityholders.”

Legacy Luminar Series A-9 Preferred Stock

In June 2019, Legacy Luminar issued an aggregate of 748,674 shares of its Series A-9 preferred stock at a per share issuance price of $38.9735 to accredited investors for an aggregate issuance price of approximately $29.2 million, upon the conversion of certain SAFEs. Each share of Legacy Luminar Series A-9 preferred stock will be exchanged for Per Share Company Stock Consideration and the right to receive its Earn-Out Pro Rata Share of any Earn-Out Shares in connection with the consummation of the Business Combination.

The following table summarizes issuances of shares of Luminar Series A-9 preferred stock by Luminar’s executive officers and directors.

Name of Stockholder(1)	No. of Shares (Series A-9)	Aggregate Purchase Price ($)
Scott A. McGregor(2)	25,658	1,000,000

(1)	Additional details regarding this stockholder and his equity holdings are provided in this prospectus under the section “Principal Securityholders.”
(2)	Scott A. McGregor is a member of the Board.

Legacy Luminar Series X Preferred Stock

Throughout August 2020 and September 2020, Legacy Luminar committed to issue an aggregate of 1,251,971 shares of its Series X preferred stock at a per share issuance price of $135.7860 to accredited investors for an aggregate issuance price of approximately $170 million. Each share of Legacy Luminar Series X preferred stock was exchanged for Per Share Company Stock Consideration in connection with the consummation of the Business Combination, as provided in the Merger Agreement.

The following table summarizes issuances of shares of Luminar Series X preferred stock to a holder of more than 5% of Luminar’s capital stock and affiliated entities of an officer and director of Luminar.

Name of Stockholder(1)	No. of Shares (Series X)	Aggregate Purchase Price ($)
G2VP I, LLC for itself and as nominee for G2VP Founders Fund I, LLC*(2)	6,839	$928,640.46

*	Owners of more than 5% of Luminar capital stock.
(1)	Additional details regarding these stockholders and their equity holdings are provided in this prospectus under the section “Principal Securityholders.”
(2)	G2VP I, LLC is an affiliate of Benjamin J. Kortlang, a member of the Board.

Business Arrangements with Legacy Luminar’s Executive Officers and Directors or their Immediate Family Members

In May 2017, Legacy Luminar entered into a three-month rolling lease agreement dated May 1, 2017 with Astralis Group, LLC, a management advisory company controlled by Scott Faris, Luminar’s Chief Business Officer. Under the lease agreement, Legacy Luminar leased approximately 4,910 square feet of corporate housing in Orlando, Florida. Rent expense was $50,897, $107,922 and $11,395 for the years ended December 31, 2017, 2018 and 2019, respectively, and the lease was terminated in February 2019. In addition, Astralis Group, LLC was paid $476,513, $247,691 and $0 for the years ended December 31, 2017, 2018 and 2019, respectively, in consulting fees.

Amended and Restated Investors’ Rights Agreement

In August 2020 Legacy Luminar entered into an amended and restated investors’ rights agreement (the “Investors’ Rights Agreement”) with certain holders of Legacy Luminar’s capital stock including certain directors, officers and 5% holders of Legacy Luminar’s capital stock. The Investors’ Rights Agreement terminated in accordance with its terms upon the Closing.

Transaction with Legacy Luminar Founder and Chief Executive Officer

To facilitate the delivery of Legacy Luminar Class B common stock to Mr. Russell, Luminar entered into an exchange agreement with Mr. Russell in August 2020, pursuant to which each share of Legacy Luminar Class A common stock and Legacy Luminar founders preferred stock held by Mr. Russell was, effective as of immediately prior to the consummation of the Business Combination, automatically exchanged for one share of Legacy Luminar Class B common stock. Such shares of Legacy Luminar Class B common stock were converted into the right to receive shares of Class B Stock upon the consummation of the Business Combination such that, as of immediately following the completion of the Business Combination, Mr. Russell had approximately 83% of the voting power of the then-outstanding capital stock of the Company.

Indemnification Agreements

The Second Amended and Restated Certificate of Incorporation contains provisions limiting the liability of executive officers and directors, and the Amended and Restated Bylaws provide that the Company will indemnify each of its executive officers and directors to the fullest extent permitted under Delaware law. The Second Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws also provide the Board with discretion to indemnify certain key employees when determined appropriate by the Board.

We have entered into indemnification agreements with all of our directors and executive officers and certain other key employees. The indemnification agreements provide that the Company will indemnify each of its directors, executive officers, and other key employees against any and all expenses incurred by such director, executive officer, or other key employee because of his or her status as one of the Company’s directors, executive officers, or other key employees, to the fullest extent permitted by Delaware law, the Second Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, the Company will advance all expenses incurred by its directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer, or key employee. For more information regarding these indemnification agreements, see the section entitled “Description of Securities.”

Related Party Transactions Policy

In connection with the Closing, the Board adopted a written related party transactions policy. The policy provides that officers, directors, holders of more than 5% of any class of the Company’s voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, will not be permitted to enter into a related-party transaction with the Company without the prior consent of the audit committee, or other independent members of the Board in the event it is inappropriate for the audit committee to review such transaction due to a conflict of interest. Any request for the Company to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to the audit committee for review, consideration, and approval. In approving or rejecting the proposed transactions, the audit committee will take into account all of the relevant facts and circumstances available.

PRINCIPAL SECURITYHOLDERS

The following table sets forth information regarding the beneficial ownership of shares of our Common Stock as of December 15, 2020 by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock;

•	each of our executive officers and directors; and

•	all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership, the Company deemed outstanding shares of its Common Stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of December 15, 2020. The Company did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

The percentage ownership of Common Stock is based on 323,936,240 shares of Common Stock outstanding, comprised of 218,818,037 shares of Class A Stock and 105,118,203 shares of Class B Stock outstanding as of December 15, 2020.

Unless otherwise indicated and subject to applicable community property laws, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock of the Company beneficially owned by them.

Unless otherwise indicated below, the address of each beneficial owner listed in the table below is c/o Luminar Technologies, Inc., 2603 Discovery Drive, Suite 100, Orlando, FL 32826.

Name and Address of Beneficial Owners	Number of Shares of Class A Stock	% of Class A Stock	Number of Shares of Class B Stock	% of Class B Stock	% of Common Stock	% of Total Voting Power**
Five Percent Holders
G2VP I, LLC (for itself and as nominee for G2VP Founders Fund I, LLC)(1)	15,947,553	7.3%	—	—	4.9%	1.3%
GVA Auto, LLC(2)	18,030,728	8.2%	—	—	5.6%	1.4%
Current Directors and Named Executive Officers
Austin Russell	—	—	105,118,203	100.0%	32.5%	82.8%
Thomas J. Fennimore	—	—	—	—	—	—
Alec E. Gores(3)	10,943,499	5.0%	—	—	3.4%	*
Jason Eichenholz	4,034,770	1.8%	—	—	1.3%	*
M. Scott Faris(4)	1,039,359	*	—	—	*	*
Matthew J. Simoncini	—	—	—	—	—	—
Scott A. McGregor	917,688	*			*	*
Benjamin J. Kortlang(1)	15,947,553	7.3%	—	—	4.9%	1.3%
All Directors and Executive Officers as a Group (8 Individuals)	32,865,830	15.0%	105,118,203	100.0%	10.1%	85.4%

*	Less than one percent.

**

Percentage of total voting power represents voting power with respect to all shares of Class A Stock and Class B Stock, as a single class. Each share of Class B Stock is entitled to ten votes per share and each share of Class A Stock is entitled to one vote per share. For more information about the voting rights of Common Stock, see the section titled “Description of Securities” in this prospectus.

(1)

Represents shares of Class A Stock held by G2VP I, LLC for itself and as nominee for G2VP Founders Fund I, LLC (“G2VP”). Benjamin J. Kortlang, a member of the Board, Brook Porter, Daniel Oros and David Mount are the Managing Members of G2VP I Associates, LLC, the Managing Member of G2VP, and therefore, may be deemed to hold voting and dispositive power over the shares held by G2VP. The address of G2VP is 2730 Sand Hill Road, Suite 210, Menlo Park, CA 94025.

(2)

Represents shares of Class A Stock held by GVA Auto, LLC. Pavel Cherkashin is the Managing Partner of GVA Capital, which is the Manager of GVA Auto, LLC, and therefore, may be deemed to hold voting and dispositive power over the shares held by GVA Auto, LLC. The address of GVA Auto, LLC is 908 Broadway, San Francisco, CA 94133.

(3)

Consists of (i) 8,932,500 shares of Class A Stock held by GM Sponsor LLC and (ii) 2,010,999 shares of Class A Stock held by AEG Holdings, LLC. AEG Holdings, LLC, is the managing member of GM Sponsor LLC and Alec E. Gores is the managing member of AEG Holdings, LLC. Voting and disposition decisions with respect to such securities are made by Mr. Gores. The address for AEG Holdings, LLC is 6260 Lookout Road, Boulder, CO 80301.

(4)

Consists of (i) 817,856 shares of Class A Stock held by Mr. Faris and (ii) 221,503 shares of Class A Stock subject to Mr. Faris’ outstanding stock option, which is the portion of such option that is exercisable within 60 days of December 15, 2020.

SELLING SECURITYHOLDERS

This prospectus relates to the resale by the Selling Securityholders from time to time of up to 181,247,830 shares of our Class A Stock and 6,666,666 Private Warrants. The Sponsor acquired the Founder Shares and Private Warrants in connection with the IPO. The Sponsor forfeited 781,250 Founder Shares following the expiration of the unexercised portion of the underwriter’s overallotment option in connection with the IPO, and the remaining Founder Shares were subsequently distributed to Randall Bort, Michael Cramer, Joseph Gatto, GM Sponsor LLC and HRM Holdings LLC. Prior to the Closing, the Sponsor distributed the Private Warrants to GM Sponsor LLC and HRM Holdings LLC. In connection with the transactions contemplated by the Merger Agreement, G2VP I, LLC, GVA Auto, LLC and AEG Holdings, LLC acquired Class A Stock and Austin Russell acquired Class B Stock and are entitled to Earn-Out Shares. Additionally, in connection with the transaction contemplated by the Merger Agreement, certain of the Selling Securityholders acquired Rollover Options.

A description of our relationships with certain of the Selling Securityholders and their affiliates is set forth in “Certain Relationships and Related Transactions.”

The securities being registered by the registration statement of which this prospectus forms a part are being registered pursuant to registration rights that have been granted to certain of the Selling Securityholders in respect of the securities described above. For additional information regarding these registration rights, see the section entitled “Description of Securities—Amended and Restated Registration Rights.”

The following table sets forth certain information as of December 15, 2020, concerning the shares of Class A Stock and Private Warrants that may be offered from time to time by each Selling Securityholder under this prospectus. For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering. Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders, will issue, offer or sell, any of the securities. All of the Founder Shares (as defined above) and nearly all of the shares issued to the stockholders of Legacy Luminar (as defined below), including shares issued in respect of the Series X Preferred Stock, are subject to lock-up agreements prohibiting the sale of such shares for a period of 180 days after the Closing (as defined below). For more details, please see page 128 of this prospectus under the caption “Certain Relationships and Related Transactions—Lock-Up Agreements.”

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. In particular, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.

Please see the section entitled “Plan of Distribution” for further information regarding the Selling Securityholders’ method of distributing these securities.

Up to 13,333,309 shares of Class A Common Stock issuable upon exercise of the Public Warrants are not included in the table below, unless specifically indicated in the footnotes therein.

Unless otherwise indicated below, the address of each Selling Securityholder listed in the table below is c/o Luminar Technologies, Inc., 2603 Discovery Drive, Suite 100, Orlando, FL 32826.

	Shares of Class A Stock				Warrants to Purchase Class A Stock
Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
Holders of Founder Shares
Randall Bort(1)	25,000	25,000	—	—	—	—	—	—
Michael Cramer(2)	25,000	25,000	—	—	—	—	—	—
Joseph Gatto(3)	25,000	25,000	—	—	—	—	—	—
GM Sponsor LLC(4) (9)	8,932,500	8,932,500	—	—	—	—	—	—
HRM Holdings LLC(5) (9)	992,500	992,500	—	—	—	—	—	—
Holder of Executive Shares
Austin Russell(6)	105,118,203	115,573,337	—	—	—	—	—	—
Holders of Private Warrants
GM Sponsor LLC(7) (9)	3,333,333	3,333,333	—	—	3,333,333	3,333,333	—	—
HRM Holdings LLC(8)(9)	3,333,333	3,333,333	—	—	3,333,333	3,333,333	—	—
Holders of Merger Consideration Shares
G2VP I, LLC (for itself and as nominee for G2VP Founders Fund I, LLC)(10)	15,947,553	17,524,436	—	—	—	—	—	—
GVA Auto, LLC(11)	18,030,728	19,824,077	—	—	—	—	—	—
AEG Holdings, LLC(4) (9) (12)	2,010,999	2,010,999	—	—	—	—	—	—
Affiliates of Luminar (Holders of Merger Consideration Shares and/or Rollover Options)
Alec E. Gores(4) (7) (9) (12)	10,943,499	10,943,499	—	—	—	—	—	—
Matthew J. Simoncini(13)	340,773	340,773	—	—	—	—	—	—
Scott A. McGregor(14)	917,688	1,008,962	—	—	—	—	—	—
Benjamin J. Kortlang(10)	15,947,553	17,524,436	—	—	—	—	—	—
Thomas J. Fennimore(15)	1,840,176	1,840,176	—	—	—	—	—	—
M. Scott Faris(16)	1,635,712	1,717,056	—	—	—	—	—	—
Jason Eichenholz(17)	4,034,770	4,436,071	—	—	—	—	—	—
Affiliates of Gores (Holders of Merger Consideration Shares)
J.P. Morgan Trust Company of Delaware (Trustee of the C. Dean Metropoulos 2015 Delaware Trust)(18)	100,378	100,378	—	—	—	—	—	—

	Shares of Class A Stock				Warrants to Purchase Class A Stock
Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering
J.P. Morgan Trust Company of Delaware (Trustee of the 2016 Evan D. Metropoulos Trust)(19)	100,378	100,378	—	—	—	—	—	—
J.P. Morgan Trust Company of Delaware (Trustee of the 2016 J. Daren Metropoulos Trust)(20)	100,378	100,378	—	—	—	—	—	—
Andrew McBride(21)	4,143	4,143	—	—	—	—	—	—

(1)	Randall Bort is a former member of our Board who holds Founder Shares. The address for Mr. Bort is 9800 Wilshire Boulevard, Beverly Hills, CA 90212.
(2)	Michael Cramer is a former member of our Board who holds Founder Shares. The address for Mr. Cramer is 9800 Wilshire Boulevard, Beverly Hills, CA 90212.
(3)

Joseph Gatto is a former member of our Board who holds Founder Shares. Mr. Gatto is an affiliate of a broker-dealer. Mr. Gatto acquired the shares being registered hereunder in the ordinary course of business, and at the same time of the acquisition of the shares described herein, he did not have any arrangements or understandings with any person to distribute such securities. The address for Mr. Gatto is 9800 Wilshire Boulevard, Beverly Hills, CA 90212.

(4)

Represents 8,932,500 Founders Shares held by GM Sponsor LLC (“GM”). AEG Holdings, LLC (“AEG”) is the managing member of GM and Alec E. Gores is the managing member of AEG. Voting and disposition decisions with respect to securities held by GM are made by Mr. Gores. Mr. Gores is a member of our Board. The address for GM is 9800 Wilshire Boulevard, Beverly Hills, CA 90212 and the address for AEG is 6260 Lookout Road, Boulder, CO 80301.

(5)

Represents 992,500 Founders Shares held by HRM Holdings LLC. C. Dean Metropoulos is the managing member of HRM Holdings LLC (“HRM”) and various trusts for the benefit of Mr. Metropoulos and members of his immediate family are the members of HRM. Voting and disposition decisions with respect to securities held by HRM are made by Mr. Metropoulos. Mr. Metropoulos is a former member of our Board. The address for HRM and Mr. Metropoulos is 200 Greenwich Avenue, Greenwich, CT 06830.

(6)

Includes (i) solely with respect to the “Number Registered for Sale Hereby” column, 10,455,134 shares of Class A Stock issuable upon the conversion of the Class B Stock issuable as Earn-Out Shares and (ii) 105,118,204 shares of Class B Stock which are convertible into Class A Stock on a one-to-one basis as more fully described in the section titled “Description of Securities” in this prospectus. Mr. Russell is our President, Chief Executive Officer and Chairman of the Board.

(7)

Represents 3,333,333 shares of Class A Stock issuable upon exercise of Private Warrants held by GM Sponsor, LLC. AEG Holdings, LLC is the managing member of GM Sponsor LLC and Alec E. Gores is the managing member of AEG Holdings, LLC. Voting and disposition decisions with respect to such securities are made by Mr. Gores. Mr. Gores disclaims beneficial ownership of these securities except to the extent of any pecuniary interest therein. Mr. Gores is a member of our Board. The address for AEG Holdings, LLC is 6260 Lookout Road, Boulder, CO 80301.

(8)

Represents 3,333,333 shares of Class A Stock issuable upon exercise of Private Warrants held by HRM Holdings LLC. Dean Metropoulos is the managing member of HRM Holdings LLC. Voting and disposition decisions with respect to such securities are made by Mr. Metropoulos. Mr. Metropoulos disclaims beneficial ownership of these securities except to the extent of any pecuniary interest therein. The address for HRM Holdings, LLC is 200 Greenwich Avenue, Greenwich, CT, 06830.

(9)

Because of the relationship among AEG, GM, HRM and Sponsor, Mr. Gores and Mr. Metropoulos may be deemed to beneficially own these securities to the extent of their respective pecuniary interests. Mr. Gores and Mr. Metropoulos disclaim beneficial ownership of these securities except to the extent of their respective pecuniary interest therein, if any.

(10)

Represents (i) 15,947,553 shares of Class A Stock held by G2VP I, LLC for itself and as nominee for G2VP Founders Fund I, LLC (“G2VP”) and (ii) solely with respect to the “Number Registered for Sale Hereby” column, 1,576,883 shares of Class A Stock issuable as Earn-Out Shares. Benjamin J. Kortlang, a member of our Board, Brook Porter, Daniel Oros and David Mount are the Managing Members of G2VP I Associates, LLC, the Managing Member of G2VP, and therefore, may be deemed to hold voting and dispositive power over the shares held by G2VP. The address of G2VP is 3280 Alpine Road, Portola Valley, CA 94028.

(11)

Represents (i) 18,030,728 shares of Class A Stock held by GVA Auto, LLC and (ii) solely with respect to the “Number Registered for Sale Hereby” column, 1,793,349 shares of Class A Stock issuable as Earn-Out Shares. Pavel Cherkashin is the Managing Partner of GVA Capital, which is the Manager of GVA Auto, LLC, and therefore, may be deemed to hold voting and dispositive power over the shares held by GVA Auto, LLC. The address of GVA Auto, LLC is 908 Broadway, San Francisco, CA 94133.

(12)

Represents 2,010,999 shares of Class A Stock held by AEG Holdings, LLC. Alec E. Gores is the managing member of AEG Holdings, LLC. Voting and disposition decisions with respect to such securities are made by Mr. Gores.

(13)	Represents 340,773 shares of Class A Stock issuable upon exercise of outstanding Rollover Options.
(14)	Represents (i) 917,688 shares of Class A Stock and (ii) solely with respect to the “Number Registered for Sale Hereby” column, 91,274 shares of Class A Stock issuable as Earn-Out Shares.
(15)	Represents 1,840,176 shares of Class A Stock issuable upon exercise of outstanding Rollover Options.
(16)

Represents (i) 817,856 shares of Class A Stock, (ii) 817,856 shares of Class A Stock issuable upon exercise of outstanding Rollover Options, and (iii) solely with respect to the “Number Registered for Sale Hereby” column, 81,344 shares of Class A Stock issuable as Earn-Out Shares.

(17)	Represents (i) 4,034,770 shares of Class A Stock and (ii) solely with respect to the “Number Registered for Sale Hereby” column, 401,301 shares of Class A Stock issuable as Earn-Out Shares.
(18)

J.P. Morgan Trust Company of Delaware is the trustee of the C. Dean Metropoulos 2015 Delaware Trust (the “2015 CDM Trust”) and is therefore deemed to hold voting and dispositive powers over the securities held by the 2015 CDM Trust. The address for 2015 CDM Trust is 500 Stanton Christiana Road, Newark, DE 19713.

(19)

J.P. Morgan Trust Company of Delaware is the trustee of the 2016 Evan D. Metropoulos Trust (the “2016 EDM Trust”) and is therefore deemed to hold voting and dispositive powers over the securities held by the 2016 EDM Trust. The address for 2016 EDM Trust is 500 Stanton Christiana Road, Newark, DE 19713.

(20)

J.P. Morgan Trust Company of Delaware is the trustee of the 2016 J. Daren Metropoulos Trust (the “2016 JDM Trust”) and is therefore deemed to hold voting and dispositive powers over the securities held by the 2016 JDM Trust. The address for 2016 JDM Trust is 500 Stanton Christiana Road, Newark, DE 19713.

(21)	Andrew McBride is our former Chief Financial Officer. The address for Mr. McBride is 9800 Wilshire Boulevard, Beverly Hills, CA 90212.

DESCRIPTION OF SECURITIES

The following description summarizes the most important terms of our capital stock. Because it is only a summary, it does not contain all of the information that may be important to you, and is qualified by reference to the Second Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws and the Amended and Restated Registration Rights Agreement, which are exhibits to the registration statement of which this prospectus is a part. We urge you to read each of the Second Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws and the Amended and Restated Registration Rights Agreement in their entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

Pursuant to the terms of the Second Amended and Restated Certificate of Incorporation, our authorized capital stock consists of:

•	715,000,000 shares of Class A Stock, $0.0001 par value per share;

•	121,000,000 shares of Class B Stock, $0.0001 par value per share;

•	0 shares of Class F Common Stock, $0.0001 par value per share (“Class F Stock”); and

•	10,000,000 shares of undesignated Preferred Stock, $0.0001 par value per share (“Preferred Stock”).

As of December 15, 2020, there were 323,936,240 shares of Common Stock outstanding and no shares of Preferred Stock outstanding.

Common Stock

Voting Power

Holders of Class A Stock are entitled to one vote per share and holders of Class B Stock are entitled to ten votes per share, on all matters submitted to a vote of stockholders. The holders of Class A Stock and Class B Stock will generally vote together as a single class on all matters submitted to a vote of stockholders, unless otherwise required by Delaware law or the Second Amended and Restated Certificate of Incorporation. Delaware law could require either holders of Class A Stock or Class B Stock to vote separately as a single class in the following circumstances:

•

if we were to seek to amend the Second Amended and Restated Certificate of Incorporation to increase or decrease the par value of a class of the capital stock, then that class would be required to vote separately to approve the proposed amendment; and

•

if we were to seek to amend the Second Amended and Restated Certificate of Incorporation in a manner that alters or changes the powers, preferences, or special rights of a class of capital stock in a manner that affected its holders adversely, then that class would be required to vote separately to approve the proposed amendment.

The Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws established a classified board of directors that is divided into three classes with staggered three-year terms. Only the directors in one class will be subject to election by a plurality of the votes cast at each annual meeting of stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms. The Second Amended and Restated Certificate of Incorporation does not provide for cumulative voting for the election of directors.

Conversion

Each outstanding share of Class B Stock is convertible at any time at the option of the holder into one share of Class A Stock. In addition, each share of Class B Stock will convert automatically into one share of Class A

Stock upon any transfer, whether or not for value, except for certain permitted transfers described in the paragraph that immediately follows this paragraph and further described in the Second Amended and Restated Certificate of Incorporation. Once converted into Class A Stock, the Class B Stock will not be reissued.

A transfer of Class B Stock will not trigger an automatic conversion of such stock to Class A Stock if it is a permitted transfer. A permitted transfer is a transfer by certain holders of Class B Stock to any of the persons or entities listed in clauses “(i)” through “(v)” below, each referred to herein as a Permitted Transferee, and from any such Permitted Transferee back to such holder of Class B Stock and/or any other Permitted Transferee established by or for such holder of Class B Stock: (i) to a trust for the benefit of the holder of Class B Stock and over which such holder of Class B Stock retains sole dispositive power and voting control, provided the holder of Class B Stock does not receive consideration in exchange for the transfer (other than as a settlor or beneficiary of such trust); (ii) to a trust for the benefit of persons other than the holder of Class B Stock so long as the holder of Class B Stock retains sole dispositive power and voting control, provided the holder of Class B Stock does not receive consideration in exchange for the transfer (other than as a settlor or beneficiary of such trust); (iii) to a trust under the terms of which such holder of Class B Stock has retained a “qualified interest” within the meaning of Section 2702(b)(1) of the U.S. Tax Code, and/or a reversionary interest so long as the holder of Class B Stock retains sole dispositive power and exclusive voting control with respect to the shares of Class B Stock held by such trust; (iv) to an Individual Retirement Account, as defined in Section 408(a) of the U.S. Tax Code, or a pension, profit sharing, stock bonus, or other type of plan or trust of which such holder of Class B Stock is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the U.S. Tax Code, so long as such holder of Class B Stock retains sole dispositive power and exclusive voting control with respect to the shares of Class B Stock held in such account, plan, or trust; or (v) to a corporation, partnership, or limited liability company in which such holder of Class B Stock directly, or indirectly, retains sole dispositive power and exclusive voting control with respect to the shares of Class B Stock held by such corporation, partnership, or limited liability company.

Each share of Class B Stock will convert automatically, without further action by the Company or the holder thereof, into one fully paid and nonassessable share of Class A Stock, upon: (a) the receipt by the Company of a written request for such conversion from the holders of a majority of the Class B Stock then outstanding, or, if later, the effective date for conversion specified in such request or (b) the occurrence of a transfer, other than a permitted transfer, of such share of Class B Stock.

Each outstanding share of Class B Stock held by a natural person or their Permitted Transferee will convert automatically into one share of Class A Stock upon the death or permanent disability of such holder.

Dividend Rights

Subject to preferences that may apply to any shares of Preferred Stock outstanding at the time, the holders of Class A Stock and Class B Stock are entitled to receive dividends out of funds legally available if the Board, in its discretion, determines to issue dividends and then only at the times and in the amounts that the Board may determine.

No Preemptive or Similar Rights

Class A Stock and Class B Stock will not be entitled to preemptive rights, and are not subject to conversion (except as noted above), redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

If the Company becomes subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to the stockholders would be distributable ratably among the holders of Class A Stock and Class B Stock and any participating Preferred Stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of Preferred Stock.

Fully Paid and Non-Assessable

All of the outstanding shares of Class A Stock and Class B Stock will be fully paid and non-assessable.

Preferred Stock

The Board is authorized, subject to limitations prescribed by Delaware law, to issue Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, vesting, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by the stockholders. The Board can also increase or decrease the number of shares of any series of Preferred Stock, but not below the number of shares of that series then outstanding, without any further vote or action by the stockholders.

The Board may authorize the issuance of Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Class A Stock and Class B Stock. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of the Company and may adversely affect the market price of Class A Stock and the voting and other rights of the holders of Class A Stock and Class B Stock. There are no current plans to issue any shares of Preferred Stock.

Warrants

As of December 15, 2020, there were Public Warrants outstanding to purchase an aggregate of 13,333,309 shares of Class A Stock and Private Warrants outstanding to purchase an aggregate of 6,666,666 shares of Class A Stock.

Public Warrants

Each whole Public Warrant entitles the registered holder to purchase one whole share of our Class A Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the Closing. Pursuant to the Warrant Agreement, a warrant holder may exercise its Public Warrants only for a whole number of shares of Class A Stock. This means that only a whole Public Warrant may be exercised at any given time by a warrant holder. The Public Warrants will expire at 5:00 p.m., New York City time, on December 2, 2025, which is the fifth anniversary of the Closing, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Class A Stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Stock underlying the Public Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Public Warrant will be exercisable and we will not be obligated to issue shares of Class A Stock upon exercise of a Public Warrant unless Class A Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless.

We agreed that as soon as practicable, but in no event later than 15 business days after the closing of the Business Combination, to use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A Stock issuable upon exercise of the Public Warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the Warrant Agreement. Notwithstanding the above, if our Class A Stock is at the time of any exercise of a Public Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

Redemption of Warrants for Cash. Once the Public Warrants become exercisable, we may call the Public Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per Public Warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•

if, and only if, the reported last sale price of the Class A Stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.

If and when the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each warrant holder will be entitled to exercise its Public Warrant prior to the scheduled redemption date. However, the price of the Class A Stock may fall below the $18.00 redemption trigger price as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption of Warrants for Class A Stock. Commencing 90 days after the Public Warrants become exercisable, we may redeem the outstanding Public Warrants (except as described herein with respect to the Private Warrants):

•	in whole and not in part;

•

at a price equal to a number of shares of Class A Stock to be determined by reference to the table below, based on the redemption date and the “fair market value” of our Class A Stock except as otherwise described below;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last reported sale price of our Class A Stock equals or exceeds $10.00 per share (as adjusted per share splits, share dividends, reorganizations, reclassifications, recapitalizations and the like) on the trading day prior to the date on which we send the notice of redemption to the warrant holders.

The numbers in the table below represent the “redemption prices,” or the number of shares of Class A Stock that a warrant holder will receive upon redemption by us pursuant to this redemption feature, based on the “fair market value” of our Class A Stock on the corresponding redemption date, determined based on the average of the last reported sales price for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the Public Warrants, each as set forth in the table below.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant is adjusted as set forth in the first three paragraphs under the heading “—Anti-dilution adjustments” below. The adjusted stock prices in the column headings will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Public Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Public Warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a Public Warrant.

Redemption Date	Fair Market Value of Class A Stock
(period to expiration of warrants)	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	$18.00
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.365
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.365
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.365
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.365
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.365
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.364
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.364
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.364
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.364
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.364
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.364
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.364
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.364
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.363
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.363
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.363
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.362
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.362
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The “fair market value” of our Class A Stock shall mean the average last reported sale price of our Class A Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants.

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A Stock to be issued for each Public Warrant redeemed will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365- or 366-day year, as applicable. For example, if the average last reported sale price of our Class A Stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the Public Warrants is $11.00 per share, and at such time there are 57 months until the expiration of the Public Warrants, we may choose to, pursuant to this redemption feature, redeem the Public Warrants at a “redemption price” of 0.277 shares of Class A Stock for each whole Public Warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the average last reported sale price of our Class A Stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the Public Warrants is $13.50 per share, and at such time there are 38 months until the expiration of the Public Warrants, we may choose to, pursuant to this redemption feature, redeem the Public Warrants at a “redemption price” of 0.298 Class A Stock for each whole Public Warrant. Finally, as reflected in the table above, we can redeem the Public Warrants for no consideration in the event that the Public

Warrants are “out of the money” (i.e., the trading price of our Class A Stock is below the exercise price of the Public Warrants) and about to expire.

Any Public Warrants held by our officers or directors will be subject to this redemption feature, except that such officers and directors shall only receive “fair market value” for such public warrants so redeemed (“fair market value” for such Public Warrants held by our officers or directors being defined as the last reported sale price of the Public Warrants on such redemption date).

This redemption feature is structured to allow for all of the outstanding Public Warrants (other than the Private Warrants) to be redeemed when the shares of Class A Stock are trading at or above $10.00 per share, which may be at a time when the trading price of our Class A Stock is below the exercise price of the Public Warrants. We have established this redemption feature to provide the Public Warrants with an additional liquidity feature, which provides us with the flexibility to redeem the warrants for shares of Class A Stock, instead of cash, for “fair value” without the warrants having to reach the $18.00 per share threshold set forth above under “—Redemption of warrants for cash.” Holders of the Public Warrants will, in effect, receive a number of shares representing fair value for their Public Warrants based on an option pricing model with a fixed volatility input as of January 31, 2019. This redemption right provides us not only with an additional mechanism by which to redeem all of the outstanding Public Warrants, in this case, for Class A Stock, and therefore have certainty as to (a) our capital structure as the Public Warrants would no longer be outstanding and would have been exercised or redeemed and (b) to the amount of cash provided by the exercise of the Public Warrants and available to us, and also provides a ceiling to the theoretical value of the Public Warrants as it locks in the “redemption prices” we would pay to warrant holders if we chose to redeem Public Warrants in this manner. We will effectively be required to pay fair value to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the Public Warrants for Class A Stock if we determine it is in our best interest to do so. As such, we would redeem the Public Warrants in this manner when we believe it is in our best interest to update our capital structure to remove the Public Warrants and pay fair value to the warrant holders. In particular, it would allow us to quickly redeem the Public Warrants for Class A Stock, without having to negotiate a redemption price with the warrant holders. In addition, the warrant holders will have the ability to exercise the warrants prior to redemption if they should choose to do so.

As stated above, we can redeem the Public Warrants when the shares of Class A Stock are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with fair value (in the form of Class A Stock). If we choose to redeem the Public Warrants when the Class A Stock is trading at a price below the exercise price of the Public Warrants, this could result in the warrant holders receiving fewer Class A Stock than they would have received if they had chosen to wait to exercise their warrants for Class A Stock if and when such shares of Class A Stock were trading at a price higher than the exercise price of $11.50.

No fractional shares of Class A Stock will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of shares of Class A Stock to be issued to the holder.

Redemption Procedures and Cashless Exercise. If we call the Public Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its Public Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Public Warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A Stock issuable upon the exercise of our Public Warrants. If our management takes advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their Public Warrants for that number of shares of Class A Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Public Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Public Warrants following the Closing. If we call our Public Warrants for redemption and our management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their Private Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their Public Warrants on a cashless basis, as described in more detail below.

A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A Stock outstanding immediately after giving effect to such exercise.

Anti-Dilution Adjustments. If the number of outstanding shares of Class A Stock is increased by a stock dividend payable in shares of Class A Stock, or by a split-up of shares of Class A Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A Stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of Class A Stock. A rights offering to holders of Class A Stock entitling holders to purchase shares of Class A Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Stock equal to the product of (a) the number of shares of Class A Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Stock) multiplied by (b) 1 minus the quotient of (x) the price per share of Class A Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Stock, in determining the price payable for Class A Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of Class A Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Stock on account of such shares of Class A Stock (or other shares of our capital stock into which the Public Warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Stock in respect of such event.

If the number of outstanding shares of our Class A Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of Class A Stock.

Whenever the number of shares of Class A Stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of

Class A Stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A Stock (other than those described above or that solely affects the par value of such shares of Class A Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of the shares of our Class A Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event. If less than 70% of the consideration received by the holders of Class A Stock in such a transaction is payable in the form of Class A Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the Public Warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the Public Warrant.

The Public Warrants were issued in registered form under the Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the Warrant Agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the Public Warrants. The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrant.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Public Warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A Stock and any voting rights until they exercise their warrants and receive shares of Class A Stock. After the issuance of shares of Class A Stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the Public Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Class A Stock to be issued to the warrant holder.

Private Warrants

The Private Warrants (including the Class A Stock issuable upon exercise of the Private Warrants) will not be transferable, assignable or salable until 30 days after the Closing (except, among other limited exceptions, to our officers and directors and other persons or entities affiliated with the Sponsor) and they will not be redeemable by us so long as they are held by the Sponsor or its permitted transferees. Otherwise, the Private

Warrants have terms and provisions that are identical to those of the Public Warrants sold as part of the public units in the IPO, including as to exercise price, exercisability and exercise period. If the Private Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants included in the public units sold in the IPO.

If holders of the Private Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Class A Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Class A Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.

Anti-Takeover Provisions

Some provisions of Delaware law, the Second Amended and Restated Certificate of Incorporation, and Amended and Restated Bylaws contain provisions that could make the following transactions more difficult: an acquisition of the Company by means of a tender offer; an acquisition of the Company by means of a proxy contest or otherwise; or the removal of incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in the Company’s best interests, including transactions that provide for payment of a premium over the market price for the Company’s shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of the Company to first negotiate with Board. We believe that the benefits of the increased protection of the Company’s potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

The Company is subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the person became an interested stockholder unless:

•

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions the Board does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provisions

The Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of the Company’s management team, including the following:

•

Dual Class Common Stock. The Second Amended and Restated Certificate of Incorporation provides for a dual class common stock structure pursuant to which holders of Class B Stock will have the ability to control the outcome of matters requiring stockholder approval (even if they own significantly less than a majority of the shares of outstanding Class A Stock), including the election of directors and significant corporate transactions, such as a merger or other sale of the Company or its assets. Directors, executive officers, and employees, and their respective affiliates, may have the ability to exercise significant influence over those matters.

•

Board of Directors Vacancies. The Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws authorize only the Board to fill vacant directorships, including newly created seats. In addition, the number of directors constituting the Board is permitted to be set only by a resolution adopted by a majority vote of the Whole Board (as defined in the Second Amended and Restated Certificate of Incorporation). These provisions prevent a stockholder from increasing the size of the Board and then gaining control of the Board by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of the Board but promotes continuity of management.

•

Classified Board. The Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the Board is divided into three classes of directors. For more information on the classified board, see the section entitled “Management.” The existence of a classified board of directors could discourage a third-party from making a tender offer or otherwise attempting to obtain control of the Company as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.

•	Directors Removed Only for Cause. The Second Amended and Restated Certificate of Incorporation provides that stockholders may remove directors only for cause.

•

Supermajority Requirements for Amendments of The Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws. The Second Amended and Restated Certificate of Incorporation further provides that the affirmative vote of holders of at least two-thirds of the voting power of all of the then-outstanding shares of voting stock will be required to amend certain provisions of the Second Amended and Restated Certificate of Incorporation, including provisions relating to the classified Board, the size of the Board, removal of directors, special meetings, actions by written consent, and designation of Preferred Stock. In addition, the affirmative vote of holders of 75% of the voting power of each of the then-outstanding Class A Stock and Class B Stock, voting separately by class, is required to amend the provisions of the Second Amended and Restated Certificate of Incorporation relating to the terms of the Class B Stock. The affirmative vote of holders of at least two-thirds of the voting power of all of the then-outstanding shares of voting stock is required to amend or repeal the Amended and Restated Bylaws, although the Amended and Restated Bylaws may be amended by a simple majority vote of the Board.

•	Stockholder Action; Special Meeting of Stockholders. The Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that special meetings of stockholders may be called only by a majority of the Whole Board, the chairman of the Board, or the chief executive officer, thus prohibiting a stockholder from calling a special meeting. The Second Amended and Restated Certificate of Incorporation provides that the stockholders may not take action by written consent, but may only take action at annual or special meetings of stockholders. As a result, holders of capital stock are not able to amend the Amended and Restated Bylaws or remove directors without holding a meeting of stockholders called in accordance with the Amended and Restated Bylaws. These provisions might delay the ability of stockholders to force consideration of a proposal or for stockholders to take any action, including the removal of directors.

•

Notice Requirements for Stockholder Proposals and Director Nominations. The Amended and Restated Bylaws provide advance notice procedures for stockholders seeking to bring business before the annual meeting of stockholders or to nominate candidates for election as directors at the annual meeting of stockholders. The Amended and Restated Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude stockholders from bringing matters before the annual meeting of stockholders or from making nominations for directors at the annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

•

No Cumulative Voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws do not provide for cumulative voting.

•

Issuance of Undesignated Preferred Stock. The Board will have the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the Board. The existence of authorized but unissued shares of Preferred Stock will enable the Board to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or other means.

•

Choice of Forum. The Second Amended and Restated Certificate of Incorporation provides that the Chancery Court (or, if and only if the Chancery Court lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) will be the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (1) any derivative action or proceeding brought on behalf of the Company; (2) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, or other employee of the Company or any stockholder to the Company or the Company’s stockholders; (3) any action or proceeding asserting a claim against the Company or any current or former director, officer or other employee of the Company or any stockholder in such stockholder’s capacity as such arising out of or pursuant to any provision of the DGCL, the Second Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws; (4) any action or proceeding to interpret, apply, enforce or determine the validity of the Second Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws (including any right, obligation or remedy thereunder); (5) any action or proceeding as to which the DGCL confers jurisdiction to the Chancery Court; and (6) any action asserting a claim against the Company or any director, officer or other employee of the Company or any stockholder, governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. The provisions would not apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act, or any other claim for which the U.S. federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, the Second Amended and Restated Certificate of Incorporation provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.

While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of the Second Amended and Restated Certificate of Incorporation. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions.

Rule 144

Rule 144 under the Securities Act (“Rule 144”) is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10-type information with the SEC reflecting its status as an entity that is not a shell company.

Following the Closing, the Company ceased to be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of our securities.

When and if Rule 144 becomes available for the resale of our securities, a person who has beneficially owned restricted Class A Stock or Warrants of the Company for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of the Company’s affiliates at the time of, or at any time during the three months preceding, a sale and (ii) the Company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as the Company was required to file reports) preceding the sale.

Persons who have beneficially owned restricted Class A Stock or Warrants of the Company for at least six months but who are affiliates of the Company at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of the Class A Stock then outstanding; or

•	the average weekly reported trading volume of the Class A Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Lock-Up Agreements

Certain of our stockholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See the section entitled “Certain Relationships and Related Transactions” for lock-up restrictions on our securities under the Lock-Up Agreements.

Amended and Restated Registration Rights

Pursuant to the terms of the Amended and Restated Registration Rights Agreement, (a) any (i) outstanding share of Class A Stock or any Private Warrants, (ii) shares of Class A Stock issued or issuable upon the exercise of any other equity security of the Company (including shares of Class A Stock issued or issuable upon the conversion of the Class F Stock or the Class B Stock and upon exercise of the Private Warrants), and (iii) shares of Class A Stock issued as Earn-Out Shares or issuable upon the conversion of any Earn-Out Shares, in each case, held by the Luminar Holders, and (b) any other equity security of the Company issued or issuable with respect to any such share of Class A Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, will be entitled to registration rights. For more information on the Amended and Restated Registration Rights Agreement, please see the section entitled “Certain Relationships and Related Person Transactions—Amended and Restated Registration Rights Agreement.”

As described above under “—Warrants,” we also agreed pursuant to the Warrant Agreement to file a registration statement covering the shares of Class A Stock issuable upon exercise of the Warrants.

Voting Agreement

In August 2020, in connection with entering into the Merger Agreement, Mr. Austin Russell and Gores entered into the Voting Agreement. For a detailed description of the Voting Agreement, see the section entitled “Certain Relationships and Related Transactions.”

Limitation of Liability and Indemnification

The Amended and Restated Bylaws provide that the Company will indemnify its directors and officers, and may indemnify its employees and other agents, to the fullest extent permitted by Delaware law.

Delaware law prohibits the Second Amended and Restated Certificate of Incorporation from limiting the liability of the Company’s directors for the following:

•	any breach of the director’s duty of loyalty to the Company or to its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of the Company’s directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. The Second Amended and Restated Certificate of Incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under the Amended and Restated Bylaws, the Company can purchase insurance on behalf of any person whom it is required or permitted to indemnify.

In addition to the indemnification required in the Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, the Company has entered into an indemnification agreement with each member of the Board and each of its officers. These agreements provide for the indemnification of the Company’s directors and officers for certain expenses and liabilities incurred in connection with any action, suit, proceeding or alternative dispute resolution mechanism, or hearing, inquiry or investigation that may lead to the foregoing, to which they are a party or other participant, or are threatened to be made a party or other participant, by reason of the fact that they are or were a director, officer, employee, agent or fiduciary of the Company, by reason of any action or inaction by them while serving as an officer, director, agent or fiduciary, or by reason of the fact that they were serving at the Company’s request as a director, officer, employee, agent or fiduciary of another entity. In the case of an action or proceeding by or in the right of the Company, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. We believe that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit the Company and its stockholders. Moreover, a stockholder’s investment may be harmed to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Listing of Securities

Our Class A Stock and Public Warrants are listed on the Nasdaq Global Select Market under the symbols “LAZR” and “LAZRW,” respectively.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company.

PLAN OF DISTRIBUTION

The Selling Securityholders may offer and sell, from time to time, their respective shares of Class A Stock and Private Warrants covered by this prospectus. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their securities by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of Nasdaq;

•

through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	short sales;

•	distribution to employees, members, limited partners or stockholders of the Selling Securityholders;

•	through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise

•	by pledge to secured debts and other obligations;

•	delayed delivery arrangements;

•	to or through underwriters or agents;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions; and

•	through a combination of any of the above methods of sale, as described below, or any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates and/or the Selling Securityholders or one or more of its respective affiliates in the ordinary course of business for which they receive compensation.

A holder of Public Warrants or Private Warrants may exercise its Public Warrants or Private Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the Warrant Agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Public Warrants or Private Warrants, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of such Public Warrants or Private Warrants, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

We have agreed to indemnify the Selling Securityholders party to the Amended and Restated Registration Rights Agreement against certain civil liabilities, including certain liabilities under the Securities Act, relating to the registration of the shares of Class A Stock or Private Warrants offered by them pursuant to this prospectus, and such Selling Securityholders will be entitled to contribution from us with respect to those liabilities. The Selling Securityholders party to the Amended and Restated Registration Rights Agreement will indemnify us against certain civil liabilities, including liabilities under the Securities Act, and we will be entitled to contribution from such Selling Securityholders with respect to those liabilities. In addition, we or the Selling Securityholders party to the Amended and Restated Registration Rights Agreement may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to those liabilities. For additional information regarding the Amended and Restated Registration Rights Agreement, see the section entitled “Description of Securities—Amended and Restated Registration Rights.”

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain U.S. federal income tax considerations generally applicable to the ownership and disposition of our Class A Stock and Warrants, which we refer to collectively as our securities. This summary is based upon U.S. federal income tax law as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, dealers or traders in securities, tax-exempt organizations (including private foundations), taxpayers that have elected mark-to-market accounting, S corporations, regulated investment companies, real estate investment trusts, passive foreign investment companies, controlled foreign corporations, U.S. Holders (as defined below) that will hold Class A common stock or warrants as part of a straddle, hedge, conversion, or other integrated transaction for U.S. federal income tax purposes, expatriates or former long-term residents of the United States, or investors that have a functional currency other than the U.S. dollar), all of whom may be subject to tax rules that differ materially from those summarized below. This summary does not discuss other U.S. federal tax consequences (e.g., estate or gift tax), any state, local, or non-U.S. tax considerations or the Medicare tax or alternative minimum tax. In addition, this summary is limited to investors that will hold our securities as “capital assets” (generally, property held for investment) under the Internal Revenue Code of 1986, as amended (the “Code”), and that acquire our Class A Stock and Warrants for cash pursuant to this prospectus. No ruling from the IRS has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below.

For purposes of this summary, a “U.S. Holder” is a beneficial holder of securities who or that, for U.S. federal income tax purposes is:

•	an individual who is a United States citizen or resident of the United States;

•

a corporation or other entity treated as a corporation for United States federal income tax purposes created in, or organized under the law of, the United States or any state or political subdivision thereof;

•	an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or

•

a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

A “non-U.S. Holder” is a beneficial holder of securities who or that is neither a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our securities, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our securities, you are urged to consult your tax advisor regarding the tax consequences of the ownership and disposition of our securities.

THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE HOLDERS SHOULD CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF OUR SECURITIES, AS WELL AS THE APPLICATION OF ANY, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS.

U.S. Holders

Taxation of Distributions

If we pay distributions or make constructive distributions (other than certain distributions of our capital stock or rights to acquire our capital stock) to U.S. Holders of shares of our Class A Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Class A Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A Stock and will be treated as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Stock” below.

Dividends we pay to a U.S. Holder that is a taxable corporation will generally qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at ordinary income tax rates instead of the preferential rates that apply to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Stock

A U.S. Holder generally will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Class A Stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the Class A Stock so disposed of exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in its Class A Stock so disposed of. A U.S. Holder’s adjusted tax basis in its Class A Stock will generally equal the U.S. Holder’s acquisition cost for such Class A Stock (or, in the case of Class A Stock received upon exercise of a Warrant, the U.S. Holder’s initial basis for such Class A Stock, as discussed below), less any prior distributions treated as a return of capital. The deductibility of capital losses is subject to limitations. Long-term capital gains recognized by non-corporate U.S. Holders are generally eligible for reduced rates of tax. If the U.S. Holder’s holding period for the Class A Stock so disposed of is one year or less, any gain on a sale or other taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at ordinary income tax rates. The deductibility of capital losses is subject to limitations.

Exercise of a Warrant

Except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize taxable gain or loss upon the exercise of a warrant for cash. The U.S. Holder’s initial tax basis in the share of our Class A Stock received upon exercise of the warrant will generally be an amount equal to the sum of the U.S. Holder’s acquisition cost of the warrant and the exercise price of such warrant. It is unclear whether a U.S. Holder’s holding period for the Class A Stock received upon exercise of the warrant would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the warrants.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be nontaxable, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s initial tax basis in the Class A Stock received generally should equal the holder’s adjusted tax basis in the warrant. If the cashless exercise were treated as not being a realization event, it is unclear whether a U.S. Holder’s holding period for the Class A Stock would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. Holder held the warrant. If, instead, the cashless exercise were treated as a recapitalization, the holding period of the Class A Stock generally would include the holding period of the warrant.

It is also possible that a cashless exercise of a warrant could be treated in part as a taxable exchange in which gain or loss is recognized. In such event, a U.S. Holder could be deemed to have surrendered a portion of the warrants being exercised having a value equal to the exercise price of such warrants in satisfaction of such exercise price. Although not free from doubt, such U.S. Holder generally should recognize capital gain or loss in an amount equal to the difference between the fair market value of the warrants deemed surrendered to satisfy the exercise price and the U.S. Holder’s adjusted tax basis in such warrants. In this case, a U.S. Holder’s initial tax basis in the Class A Stock received would equal the sum of the exercise price and the U.S. holder’s adjusted tax basis in the warrants exercised. It is unclear whether a U.S. Holder’s holding period for the Class A Stock would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; in either case, the holding period would not include the period during which the U.S. Holder held the warrant. Due to the uncertainty and absence of authority on the U.S. federal income tax treatment of a cashless exercise, including when a U.S. Holder’s holding period would commence with respect to the Class A Stock received, U.S. Holders are urged to consult their tax advisors regarding the tax consequences of a cashless exercise.

Sale, Exchange, Redemption or Expiration of a Warrant

Upon a sale, exchange (other than by exercise), redemption (other than a redemption for Class A Stock), or expiration of a warrant, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition or expiration and (2) the U.S. Holder’s adjusted tax basis in the warrant. A U.S. Holder’s adjusted tax basis in its warrants will generally equal the U.S. Holder’s acquisition cost, increased by the amount of any constructive distributions included in income by such U.S. Holder (as described below under “U.S. Holders—Possible Constructive Distributions”). Such gain or loss generally will be treated as long-term capital gain or loss if the warrant is held by the U.S. Holder for more than one year at the time of such disposition or expiration. If a warrant is allowed to lapse unexercised, a U.S. Holder will generally recognize a capital loss equal to such holder’s adjusted tax basis in the warrant. The deductibility of capital losses is subject to certain limitations.

A redemption of warrants for Class A Stock described in this prospectus under “Description of Securities—Warrants—Public Warrants” should be treated as a “recapitalization” for U.S. federal income tax purposes. Accordingly, you should not recognize any gain or loss on the redemption of warrants for shares of our Class A Stock. Your aggregate initial tax basis in the shares of Class A Stock received in the redemption should equal your aggregate adjusted tax basis in your warrants redeemed and your holding period for the shares of Class A Stock received in redemption of your warrants should include your holding period for your surrendered warrants.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of shares of Class A Stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities—Warrants—Public Warrants.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a U.S. Holder of warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A Stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of our Class A Stock which is taxable to such holders as a distribution. Such constructive distribution would be subject to tax as described above under “U.S. Holders—Taxation of Distributions” in the same manner as if such U.S. Holder received a cash distribution from us on Class A Stock equal to the fair market value of such increased interest.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale or other disposition of shares of Class A Stock and Warrants, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

Taxation of Distributions

In general, any distributions (including constructive distributions) we make to a non-U.S. Holder of shares of our Class A Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend (as described below under “Non-U.S. Holders—Possible Constructive Distributions”), it is possible that this tax would be withheld from any amount owed to a non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its shares of our Class A Stock and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A Stock, which will be treated as described under “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Stock and Warrants” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Class A Stock and Warrants” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

Dividends we pay to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (generally by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of a Warrant

The U.S. federal income tax treatment of a non-U.S. Holder’s exercise of a warrant will generally correspond to the U.S. federal income tax treatment of the exercise of a warrant by a U.S. Holder, as described under “U.S. Holders—Exercise of a Warrant” above, although to the extent a cashless exercise results in a taxable exchange, the tax consequences to the non-U.S. Holder would be the same as those described below in “Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Class A Stock and Warrants.”

Redemption of Warrants for Class A Stock

A redemption of Warrants for Class A Stock described in this prospectus under “Description of Securities—Warrants—Public Warrants” should be treated as a “recapitalization” for U.S. federal income tax purposes. Accordingly, you should not recognize any gain or loss on the redemption of warrants for shares of our Class A Stock. Your aggregate initial tax basis in the shares of Class A Stock received in the redemption should equal your aggregate adjusted tax basis in your warrants redeemed and your holding period for the shares of Class A Stock received in redemption of your warrants should include your holding period for your surrendered warrants.

Gain on Sale, Exchange or Other Taxable Disposition of Class A Stock and Warrants

A non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A Stock or Warrants or an expiration or redemption of our warrants, unless:

•

the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);

•	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held our Class A Stock or Warrants and, in the case where shares of our Class A Stock are regularly traded on an established securities market, the non-U.S. Holder has owned, directly or constructively, more than 5% of our Class A Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our Class A Stock. There can be no assurance that our Class A Stock will be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.

If the third bullet point above applies to a non-U.S. Holder and applicable exceptions are not available, gain recognized by such holder on the sale, exchange or other disposition of our Class A Stock or Warrants will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Class A Stock or Warrants from such holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not believe we currently are or will become a United States real property holding corporation, however there can be no assurance in this regard. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of shares of Class A Stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus captioned “Description of Securities—Warrants—Public Warrants.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a non-U.S. Holder of warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A Stock that would be obtained upon exercise) as a result of a distribution of cash to the holders of shares of our Class A Stock which is taxable to such holders as a distribution. A non-U.S. Holder would be subject to U.S. federal income tax withholding as described above under “Non-U.S. Holders—Taxation of Distributions” under that section in the same manner as if such non-U.S. Holder received a cash distribution from us on Class A Stock equal to the fair market value of such increased interest.

Foreign Account Tax Compliance Act

Provisions of the Code and Treasury Regulations and administrative guidance promulgated thereunder commonly referred as the “Foreign Account Tax Compliance Act” (“FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends (including constructive dividends) in respect of our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends, however, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on such gross proceeds. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of shares of Class A Stock and Warrants. A non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Orrick, Herrington & Sutcliffe LLP. Certain attorneys with Orrick, Herrington & Sutcliffe LLP and certain funds affiliated with the firm own and/or have an indirect interest in shares of Class A Stock, which represent less than 1% of our Common

Stock. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

EXPERTS

The financial statements of Luminar Technologies, Inc. as of and for the years ended December 31, 2019 and 2018 included in this prospectus have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the Registration Statement. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Gores Metropoulos, Inc. as of December 31, 2019 and 2018, and for the year ended December 31, 2019 and for the period from August 28, 2018 (inception) to December 31, 2018, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

CHANGE IN AUDITOR

On December 2, 2020, the Audit Committee of the Board approved the appointment of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2020. Deloitte served as the independent registered public accounting firm of Legacy Luminar prior to the Business Combination. Accordingly, KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm prior to the Business Combination, was informed that it would be dismissed as the Company’s independent registered public accounting firm following the completion of KPMG’s review of the quarter ended September 30, 2020, which consists only of the accounts of the pre-Business Combination special purpose acquisition company.

The audit report of KPMG on the Company’s financial statements as of December 31, 2019 and December 31, 2018, and for the year ended December 31, 2019 and the period from August 28, 2018 (inception) through December 31, 2018, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainties, audit scope or accounting principles.

During the period from August 28, 2018 (inception) through December 31, 2019, and the subsequent interim period through December 8, 2020, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make a reference in connection with their opinion to the subject matter of the disagreement or reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During the period from August 28, 2018 (inception) through December 31, 2019, and through December 2, 2020, neither the Company nor anyone on the Company’s behalf consulted with Deloitte regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by Deloitte that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided KPMG with a copy of the foregoing disclosures prior to the filing of this prospectus and requested that KPMG furnish a letter addressed to the Commission stating, which is attached hereto as Exhibit 16.1, stating whether it agrees with such disclosures, and, if not, stating the respects in which it does not agree.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of Class A Stock and Warrants offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company, its Class A Stock and Warrants, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act and we are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information are available for inspection and copying at the SEC’s website referred to above. We also maintain a website at www.luminartech.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INDEX TO FINANCIAL STATEMENTS

Luminar Unaudited Condensed Financial Statements

Unaudited Condensed Consolidated Balance Sheets as of September 30, 2020 and December 31, 2019	F-2
Unaudited Condensed Consolidated Statements of Operations for the nine months ended September 30, 2020 and 2019	F-3
Unaudited Condensed Consolidated Statements of Comprehensive Loss for the nine months ended September 30, 2020 and 2019	F-4
Unaudited Condensed Consolidated Statements of Convertible Preferred Stock and Stockholders’ Deficit for the nine months ended September 30, 2020 and 2019	F-5
Unaudited Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2020 and 2019	F-7
Notes to Condensed Consolidated Financial Statements	F-8

Luminar Technologies, Inc.—Audited Financial Statements
Report of Independent Registered Accounting Firm	F-34
Consolidated Balance Sheets as of December 31, 2019 and 2018	F-35
Consolidated Statements of Income for the fiscal years ended December 31, 2019 and 2018	F-36
Consolidated Statements of Stockholders’ Equity for the fiscal years ended December 31, 2019 and 2018	F-37
Consolidated Statements of Cash Flows for the fiscal years ended December 31, 2019 and 2018	F-39
Notes to Consolidated Financial Statements	F-40

Gores Metropoulos, Inc. Unaudited Financial Statements
Consolidated Balance Sheets as of September 30, 2020 (Unaudited) and December 31, 2019	F-75
Unaudited Consolidated Statements of Operations for the three and nine months ended September 30, 2020 and 2019	F-76
Unaudited Consolidated Statements of Changes in Stockholders’ Equity for the three months ended September 30, 2020 and September 2019	F-77
Unaudited Consolidated Statements of Cash Flows for the nine months ended September 30, 2020 and 2019	F-78
Notes to Unaudited, Interim Consolidated Financial Statements	F-79

Gores Metropoulos, Inc. Audited Financial Statements
Report of Independent Registered Public Accounting Firm	F-90
Consolidated Financial Statements	F-91
Consolidated Balance Sheets as of December 31, 2019 and 2018	F-91
Consolidated Statements of Operations for the year ended December 31, 2019 and for the period from August 28, 2018 (inception) to December 31, 2018	F-92
Consolidated Statements of Changes In Stockholders’ Equity for the year ended December 31, 2019 and for the period from August 28, 2018 (inception) to December 31, 2018	F-93
Consolidated Statements of Cash Flows for the year ended December 31, 2019 and for the period from August 29, 2018 (inception) to December 31, 2018	F-94
Notes to Consolidated Financial Statements	F-95

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	September 30, 2020	December 31, 2019
	(Unaudited)
Assets
Cash and cash equivalents	$50,700	$27,080
Restricted cash and cash equivalents	225	225
Marketable securities	117,130	6,659
Accounts receivable	955	1,677
Inventories	2,921	4,002
Other current assets	9,771	1,824

Total current assets	181,702	41,467

Property and equipment, net	7,765	7,867
Goodwill	701	701
Other long-term assets	1,285	1,829

Total assets	$191,453	$51,864

Liabilities, mezzanine equity and stockholders’ deficit
Accounts payable	8,250	3,456
Accrued liabilities	7,667	3,182
Current portion of long-term debt, net	1,949	7,791
Other current liabilities	442	344

Total current liabilities	18,308	14,773

Long-term debt, net	26,877	1,555
Warrant liabilities	15,412	1,122
Other long-term liabilities	1,240	1,401

Total liabilities	$61,837	$18,851

Commitments and contingencies (Note 15)
Mezzanine equity
Series A preferred stock, $0.00001 par value; 7,537,269 shares authorized as of December 31, 2019 and September 30, 2020, 6,956,100 issued and outstanding as of December 31, 2019 and September 30, 2020.	244,743	244,743
Series X preferred stock, $0.00001 par value; 0 and 1,472,905 shares authorized as of December 31, 2019 and September 30, 2020 respectively, 0 and 1,251,971 issued and outstanding as of December 31, 2019 and September 30, 2020.	164,111	—
Stockholders’ deficit
Founders’ preferred stock, $0.00001 par value; 1,922,600 shares authorized as of December 31, 2019 and September 30, 2020, 1,922,600 shares issued and outstanding as of December 31, 2019 and September 30, 2020	—	—
Class A common stock, $0.00001 par value, 20,800,000 and 31,500,000 shares authorized as of December 31, 2019 and September 30, 2020, respectively, 10,244,043 shares issued and 9,880,277 and 9,763,078 outstanding as of December 31, 2019 and September 30, 2020, respectively	—	—
Class B common stock, $0.00001 par value, 0 and 7,711,738 shares authorized as of December 31, 2019 and September 30, 2020, respectively, 0 shares issued and outstanding as of December 31, 2019 and September 30, 2020	—	—
Additional paid-in capital	15,212	10,474
Accumulated other comprehensive loss	(20)	(1)
Treasury stock, at cost, 363,766 and 480,965 shares at December 31, 2019 and September 30, 2020, respectively	—	—
Accumulated deficit	(294,430)	(222,203)

Total stockholders’ deficit	(279,238)	(211,730)

Total liabilities, mezzanine equity and stockholders’ deficit	$191,453	$51,864

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Nine Month ended September 30,
	2020	2019
Net sales	$11,519	$6,803
Cost of sales	18,209	9,346

Gross loss	(6,690)	(2,543)

Selling and marketing expenses	5,407	3,305
General and administrative expenses	16,116	11,744
Research and development expenses	28,268	27,376

Operating loss	(56,481)	(44,968)
Interest income	162	265
Interest expense	(2,097)	(1,762)
Change in fair value of SAFE notes	—	(24,215)
Change in fair values of warrant liabilities	(12,562)	(164)
Loss on extinguishment of debt	(866)	(6,124)
Other income	10	234
Other expense	(393)	(40)

Loss before income taxes	(72,227)	(76,774)
Income taxes	—	—

Net loss	$(72,227)	$(76,774)

Net loss attributable to common stockholders, basic and diluted	$(8.25)	$(9.46)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	9,510,996	8,676,669

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Loss

(In thousands)

(Unaudited)

	Nine Month ended September 30,
	2020	2019
Net loss	$(72,227)	$(76,774)
Other comprehensive loss, net of tax:
Changes in unrealized loss on marketable securities	(19)	—

Comprehensive loss	$(72,246)	$(76,774)

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Convertible Preferred Stock and Stockholders’ Deficit

(In thousands, except share and per share data)

For the Nine months ended September 30, 2019

(Unaudited)

	Series A Convertible Preferred stock		Founders Preferred Stock		Common Stock		Treasury stock	Additional paid-in capital	Accumulated other comprehensive (loss)	Accumulated deficit	Total stockholders’ deficit
	Shares	Amount	Shares	Amount	Shares	Amount	Amount
Balance as of December 31, 2018	—	$—	1,922,600	$—	9,855,336	$—	$	$2,818	$—	$(127,485)	$(124,667)
Issuance of restricted common stock	—	—	—	—	123,717	—	—	23	—	—	23
Share-based compensation	—	—	—	—	—	—	—	1,856	—	—	1,856
Repurchase of common stock (1)	—	—	—	—	—	—	—	—	—	—	—
Conversion of SAFE into preferred stock for cash, net of issuance costs of $3,775	5,053,022	169,951	—	—	—	—	—	—	—	—	—
Conversion of SAFE into common stock	—	—	—	—	264,990	—	—	4,925	—	—	4,925
Net loss	—	—	—	—	—	—	—	—	—	(76,774)	(76,774)
Conversion of debt into preferred stock	317,404	7,719	—	—	—	—	—	—	—	—	—
Issuance of Series A stock for cash, net of issuance costs of $1,592	1,585,674	67,073	—	—	—	—	—	—	—	—	—

Balance as of September 30, 2019	6,956,100	$244,743	1,922,600	$—	10,244,043	$—	$—	$9,622	$—	$(204,259)	$(194,637)

(1)	Amounts within common stock and treasury stock round to zero.

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Convertible Preferred Stock and Stockholders’ Deficit

(In thousands, except share and per share data)

For the Nine months ended September 30, 2020

(Unaudited)

	Series A Convertible Preferred stock		Series X Convertible Preferred stock		Founders Preferred Stock		Common Stock		Treasury stock	Additional paid-in capital	Accumulated other comprehensive (loss)	Accumulated deficit	Total stockholders’ deficit
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Amount
Balance as of December 31, 2019	6,956,100	$244,743	—	—	1,922,600	—	10,244,043	$—	$—	$10,474	$(1)	$(222,203)	$(211,730)
Issuance of Series X stock for cash, net of issuance costs of $ 5,889	—	—	1,251,971	$164,111	—	—	—	—	—	—	—	—	—
Repurchase of common stock (1)	—	—	—	—	—	—	—	—	—	—	—	—	—
Issuance of restricted common stock	—	—	—	—	—	—	—	—	—	—	—	—	—
Share-based compensation and Conversion to Common Stock	—	—	—	—	—	—	—	—	—	4,738	—	—	4,738
Other comprehensive loss, net of tax	—	—	—	—	—	—	—	—	—	—	(19)	—	(19)
Net loss	—	—	—	—	—	—	—	—	—	—	—	(72,227)	(72,227)

Balance as of September 30, 2020	6,956,100	$244,743	1,251,971	$164,111	1,922,600	$—	10,244,043	$—	$—	$15,212	$(20)	$(294,430)	$(279,238)

(1)	Amounts within common stock and treasury stock round to zero.

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine month ended September 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(72,227)	$(76,774)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,929	1,712
Change in fair value of warrants and SAFE liabilities	12,562	24,379
Write-down of inventories	4,393	64
Loss on disposal of property and equipment	30	37
Loss on extinguishment of debt	866	6,124
Share-based compensation	4,710	1,856
Loss on write off of property and equipment	359	—
Changes in operating assets and liabilities:
Accounts receivable	723	(74)
Inventories	(3,206)	(1,880)
Other current assets	(3,571)	(1,072)
Other long-term assets	544	(13)
Accounts payable	2,462	(1,154)
Accrued liabilities	2,606	1,383
Other current liabilities	279	142
Other long-term liabilities	(190)	(127)

Net cash used in operating activities	(47,731)	(45,398)

Cash flows from investing activities:
Purchase of marketable securities	(123,403)	—
Proceeds from maturities of marketable securities	8,465	—
Proceeds from sale of marketable securities	4,448	—
Purchase of property and equipment	(1,981)	(1,122)
Proceeds from disposal of property and equipment	18	368

Net cash used in investing activities	(112,453)	(754)

Cash flows from financing activities:
Settlement of SAFE notes	—	(5,609)
Principal payments on financing obligations	(11,206)	(6,968)
Proceeds from the issuance of debt	31,910	—
Proceeds from issuance of SAFE notes	—	37,377
Principal payments on capital leases	(159)	(64)
Proceeds from issuance of Series A Convertible Preferred stock	—	68,666
Proceeds from issuance of Series X Convertible Preferred stock	170,000	—
Proceeds from issuance of restricted common stock	—	61
Financing costs paid for debt	(361)	(5,367)
Issuance cost paid for Series X Preferred stock	(5,662)	—
Payment made for merger related expense	(707)	—
Repurchase of Common Stock	(11)	(11)

Net cash provided by financing activities	183,804	88,085

Net increase in cash and cash equivalents and restricted cash and cash equivalents	23,620	41,933
Beginning cash and cash equivalents and restricted cash and cash equivalents	27,305	9,827

Ending cash and cash equivalents and restricted cash and cash equivalents	50,925	51,760

Supplemental disclosures of cash flow information:
Cash paid for interest	$2,013	$1,652
Supplemental disclosures of noncash investing and financing activities
Conversion of Bridge Note to Series A Convertible Preferred stock	—	7,719
Conversion of SAFE notes into common stock	—	4,925
Conversion of SAFE notes into Series A Convertible Preferred stock	—	173,726
Assets acquired on capital leases	43	430
Purchases of property and equipment recorded in accounts payable and accrued liabilities	313	79
Merger related expense recorded in accounts payable and accrued liabilities	3,669	—
Issuance cost for Series X preferred stock recorded in accounts payable	227	—

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1. Description of Business and Summary of Significant Accounting Policies

Description of Business

Luminar Technologies, Inc. (the “Company”) is a developer of advanced sensor technologies for the autonomous vehicle industry, encompassing the latest in Laser Imaging, Detection and Ranging (lidar) technology. The Company’s Other Component Sales business unit develops ultra-sensitive pixel-based sensors and designs, tests and provides consulting services for non-standard integrated circuits that are essential for systems to meet the requirement of customers.

The Company was incorporated in Delaware on March 31, 2015 and has research and manufacturing facilities located in Palo Alto, California as well as Orlando, Florida, which is the Company’s headquarters.

Gores Metropoulos, Inc. Merger

On August 24, 2020, Gores Metropoulos, Inc. (“Gores”), a special purpose acquisition company sponsored by Gores Metropoulos Sponsor, LLC, announced that it had entered into a definitive agreement for a business combination (“merger”) that would result in the Company becoming a wholly owned subsidiary of Gores. The merger was completed on December 2, 2020 and effective that date the Company comprised all of Gores’ material operations.

As of September, 30 2020, the Company has incurred $6.1 million of merger related expenses of which $4.4 million have been capitalized. The capitalized costs have been recorded in balance sheet in other current assets. Out of the aggregate $4.4 million merger related costs, $707,000 has been paid with the remaining $3.7 million of which $2.1 million is recorded within accounts payable and $1.6 million is recorded within accrued liabilities.

Basis of Presentation

The accompanying condensed consolidated financial statements include the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation. These condensed consolidated financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”) regarding interim financial reporting. Certain information and disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. Accordingly, these interim condensed consolidated financial statements should be read in conjunction with the audited financial statements and accompanying notes for the years ended December 31, 2019 and 2018. The condensed consolidated balance sheet as of December 31, 2019, included herein, was derived from the audited financial statements of the Company as of that date.

The unaudited condensed consolidated interim financial statements, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly our financial position as of September 30, 2020, our results of operations, comprehensive loss and shareholders’ deficit for the nine month periods ended September 30, 2020 and 2019, and our cash flows for the nine month periods ended September 30, 2020 and 2019. The results of the nine month periods ended September 30, 2020 are not necessarily indicative of the results to be expected for the year ending December 31, 2020 or for any interim period or for any other future year.

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Emerging Growth Company

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised, and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s financial statement with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult because of the potential differences in accounting standards used.

Principles of Consolidation

The condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Liquidity

Since the date of incorporation, the Company has devoted its efforts to business planning, R&D, recruiting of management and technical staff, acquiring operating assets, and raising capital.

The Company has incurred operating losses and negative operating cash flows since inception. The Company has a limited history of operations and its prospects are subject to risks, expenses, and uncertainties frequently encountered by early stage companies. These risks include, but are not limited to, the uncertainty of successfully developing its products, availability of additional financing, and the uncertainty of achieving future profitability.

On August 24, 2020, the Company closed a private placement with both new investors and existing stockholders consisting of the sale of 1,251,971 shares of the Company’s Series X Preferred Stock, at a price of $135.8 per share for gross proceeds of approximately $170 million and net proceeds of approximately $164.3 million. The terms of the Series X Preferred Stock financing allow the Company to issue additional shares up to an aggregate value of approximately $30 million for which incremental transaction costs may be incurred. Management expects to use the proceeds from the private placement to continue its research efforts and to finance the ongoing operations of the Company. The Company’s ultimate success is dependent upon its ability to raise additional capital and to successfully develop and market its products.

Significant Risks and Uncertainties

The Company is subject to those risks common in the technology industry and also those risks common to early stage companies including, but not limited to, the possibility of not being able to successfully develop or market its products, technological obsolescence, competition, dependence on key personnel and key external alliances, the successful protection of its proprietary technologies, compliance with government regulations, and the possibility of not being able to obtain additional financing when needed.

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

In December 2019, a novel strain of coronavirus (“COVID-19”) began to impact the population of China and expanded into a worldwide pandemic during 2020, leading to significant business and supply-chain disruption, as well as broad-based changes in supply and demand. While the quarantine, social distancing and other regulatory measures instituted or recommended in response to COVID-19 are expected to be temporary, the duration of the business disruptions, and related financial impact, cannot be estimated at this time. Nevertheless, COVID-19 presents material uncertainty and risk with respect to the Company, its performance, and its financial results and could adversely affect the Company’s financial position and results.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant items subject to such estimates and assumptions include inventory reserves, warranty reserves, valuation allowance for deferred tax assets, valuation of Simple Agreements for Future Equity (the “SAFE”), valuation of warrants, Bridge Notes, promissory note and stock-based compensation including the fair value of the Company’s common stock, useful lives of property and equipment and intangible assets, and other loss contingencies. The Company bases its estimates on historical experience and on assumptions that it believes are reasonable. Due to the inherent uncertainty involved in making assumptions and estimates, changes in circumstances, including those arising from the impacts of the COVID-19 pandemic, could result in actual results differing from those estimates, and such differences could be material to the Company’s consolidated financial condition and results of operations.

Product Warranties

The Company typically provides a one-year warranty on its products. Estimated future warranty costs are accrued and charged to cost of sales in the period that the related revenue is recognized. These estimates are based on historical warranty experience and any known or expected changes in warranty exposure, such as trends of product reliability and costs of repairing and replacing defective products. The Company periodically assesses the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary.

Revenue from sales-type leases

A portion of the Company’s sales are made through multi-year lease agreements with customers. When these arrangements are considered sales-type leases, upon delivery of leased products to customers, the Company recognizes revenue for such products in an amount equal to the net present value of the minimum lease payments. Unearned income is recognized as part of product revenue and is immaterial for the nine months ended September 30, 2020.

Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) ASU 2016-02, Leases (ASC 842), and since that date has issued subsequent amendments to the initial guidance intended to clarify certain aspects of the guidance and to provide certain practical expedients entities can elect upon adoption. The principle of ASU 2016-02 is that a lessee should recognize assets and liabilities that arise from leases. Lessees will need to recognize a right-of-use asset and a lease liability for all leases (other than leases that meet the definition of a short-term lease). The lease liability will be equal to the present value of lease

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

payments. The right-of-use asset will be based on the liability. For income statement purposes, ASU 2016-02 requires leases to be classified as either operating or finance. Operating leases will result in a straight-line expense pattern while finance leases will result in a front-loaded expense pattern. ASU 2016-02 is effective for the Company beginning January 1, 2021. The Company plans to adopt ASC 842 using the modified retrospective approach and as a result will not restate prior periods. The Company is currently in the process of evaluating the effects of this pronouncement on the Company’s financial statements. Based on our current lease portfolio, we preliminarily expect ASC 842 to have a material impact on our condensed consolidated balance sheets primarily related to the recognition of operating lease assets and liabilities. We do not expect the new standard to have a material impact on the Company’s consolidated statement of comprehensive income. As the impact of this standard is noncash in nature, we do not anticipate its adoption having an impact on the Company’s consolidated statement of cash flows.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses (ASC 326): Measurement of Credit Losses of Financial Instruments, which, together with subsequent amendments, amends the requirement on the measurement and recognition of expected credit losses for financial assets held. ASU 2016-13 is effective for the Company beginning January 1, 2023, with early adoption permitted. The Company is currently in the process of evaluating the effects of this pronouncement on the Company’s financial statements and does not expect it to have a material impact on the consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (ASC 740): Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. The pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. ASU 2019-12 is effective for the Company beginning January 1, 2022, with early adoption permitted. The Company is currently in the process of evaluating the effects of this pronouncement on the Company’s financial statements and does not expect it to have a material impact on the consolidated financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt – Debt with Conversion and Other Options (ASC 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (ASC 815-40). ASU 2020-06 simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The ASU 2020-06 is part of the FASB’s simplification initiative, which aims to reduce unnecessary complexity in GAAP. This ASU’s amendments are effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. The Company is currently evaluating the impact ASU 2020-06 will have on its financial statements.

Recently Adopted Accounting Guidance

In 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (ASC 606) (“New Revenue Standard”). The New Revenue Standard requires companies to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In addition, the New Revenue Standard requires disclosures of the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. The Company adopted the New Revenue Standard effective January 1, 2019 using the modified retrospective method and the cumulative effect was immaterial to the consolidated financial statements. The Company has elected to apply the transition method to contracts that are not completed as of January 1, 2019 (“open contracts”). See Note 2, Revenue, for additional information related to the adoption of ASC 606. Results for reporting periods beginning after January 1, 2019 are presented under ASC 606.

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (ASC 230), Restricted Cash, which requires the statement of cash flows to explain the change in cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts described as restricted cash and restricted cash equivalents are included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts in the statement of cash flows. This update was effective in fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. Early adoption is permitted. The Company adopted this ASU on January 1, 2019 including the changes in restricted cash equivalents in operating activities in the Condensed Consolidated Statements of Cash Flows.

In January 2017, the FASB issued ASU 2017-04, Intangibles-Goodwill and Other (ASC 350), Simplifying the Test for Goodwill Impairment. The standard simplifies the subsequent measurement of goodwill by eliminating step two from the goodwill impairment test. Instead, goodwill impairment is measured as the difference between the fair value and the carrying value of the reporting unit. The standard also clarifies the treatment of the income tax effect of tax-deductible goodwill when measuring goodwill impairment loss. The Company early adopted this amendment on January 1, 2017, which did not have a material impact on its consolidated financial statements and its goodwill impairment measurement.

Note 2. Revenue

Disaggregation of Revenues

The Company disaggregates its revenue from contracts with customers by geographic region based on the primary location where the customer is situated, by segment and timing of transfer of goods or services to customers (point-in-time or over time), as it believes it best depicts how the nature, amount, timing of its revenue and cash flows are affected by economic factors. Total revenue based on the disaggregation criteria described above were as follows (in thousands):

	Nine months ended September 30,
	2020		2019
	Revenue	% of Revenue	Revenue	% of Revenue
Revenue by primary geographical market:
North America	$3,198	28%	$5,606	82%
Asia Pacific	720	6%	433	6%
Europe, Middle East, and Asia	7,601	66%	764	12%

Total	$11,519	100%	$6,803	100%

Revenue by timing of recognition:
Revenue recognized at a point in time	$2,076	18%	$4,373	64%
Revenue recognized over time	9,443	82%	2,430	36%

Total	$11,519	100%	$6,803	100%
Revenue by segment:
Autonomy Solutions	$9,587	83%	$4,373	64%
Other Component Sales	1,932	17%	2,430	36%

Total	$11,519	100%	$6,803	100%

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Remaining performance obligations

Revenue allocated to remaining performance obligations represents the transaction price allocated to the performance obligations that are unsatisfied, or partially unsatisfied. It includes unearned revenue and amounts that will be invoiced and recognized as revenue in future periods and does not include contracts where the customer is not committed. The customer is not considered committed where they are able to terminate for convenience without payment of a substantive penalty under the contract. Additionally, as a practical expedient, the Company has not disclosed the value of unsatisfied performance obligations for contracts with an original expected length of one year or less. As of September 30, 2020, approximately $9.9 million of revenue is expected to be recognized from remaining performance obligations of which $4.9 million is expected to be recognized over the next 12 months.

Contract assets and liabilities

Contract assets primarily represent revenues recognized for performance obligations that have been satisfied but for which amounts have not been billed. Contract assets as of September 30, 2020 and December 31, 2019 were $2.7 million and $0 respectively. Contract liabilities consist of deferred revenue and customer advanced payments. Deferred revenue includes billings in excess of revenue recognized related to product sales, and other services revenue and is recognized as revenue when the Company performs under the contract. Customer advanced payments represent required customer payments in advance of product shipments according to customer’s payment term. Customer advance payments are recognized as revenue when control of the performance obligation is transferred to the customer. The opening and closing balances of our contract liabilities were as follows (in thousands):

	As of
	September 30, 2020	December 31, 2019
Contract liabilities, current	$956	$225
Contract liabilities, non-current	—	—

Total contract liabilities	$956	$225

The significant changes in contract liabilities balances consisted of the following (in thousands):

	As of September 30,
	2020	2019
Beginning balance	$225	$—
Revenue recognized that was included in the contract liabilities beginning balance	(225)	—
Increase due to cash received and not recognized as revenue and billings in excess of revenue recognized during the period	956	2,596

Ending balance	$956	$2,596

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 3. Inventories

Inventory, net of write-downs, consisted of the following (in thousands):

	As of
	September 30, 2020	December 31, 2019
Raw materials	$95	$1,998
Work-in-process	331	1,376
Finished goods	2,495	628

Total inventory, net of allowance	$2,921	$4,002

The Company recorded inventory write-downs of $4.4 million and $64,000 for the nine months ended September 30, 2020 and 2019, respectively.

Note 4. Goodwill

The carrying amount of goodwill allocated to the Company’s reportable segments was as follows (in thousands):

	Autonomy Solutions	Other Component Sales	Total
Balance as of December 31, 2019	$687	$14	$701
Balance as of September 30, 2020	$687	$14	$701

The Company did not record any impairment charge related to goodwill for the nine months ended September 30, 2019 and September 30, 2020, respectively.

Note 5. Simple Agreements for Future Equity (SAFE)

Between April 2016 and May 2019, the Company issued SAFEs that allow the investors to participate in future equity financings through a share-settled redemption of the amount invested (such notional being the “invested amount”). Alternatively, upon the occurrence of a change of control or an initial public offering (other than a qualified financing), the investors shall have the option to receive either (i) cash payment equal to the invested amount under such SAFE, or (ii) a number of shares of common stock equal to the invested amount divided by the liquidity price set forth in the applicable SAFE.

The Company issued two types of SAFEs, that each contain the change of control and initial public offering settlement alternatives described above, but settle differently upon a next round financing as follows:

(a) SAFEs that allow the investors to participate in future equity financings through share-settled redemption at a discounted price to the price paid by other investors. That is, upon a future equity financing involving preferred shares, the SAFE settles into a number of preferred shares equal to the invested amount of the SAFE divided by a percentage of the discounted price investors pay to purchase preferred shares in the financing, with such discounted price calculated as a percentage of the price investors pay to purchase preferred shares in the financing or by reference to a valuation ceiling and

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(b) SAFEs that, instead of allowing the holder to receive a number of shares at a discounted settlement price, accrue noncash paid-in-kind interest at 18% per annum of the invested amount of the SAFE. Upon a future equity financing, the SAFE settles into a number of preferred shares equal to the invested amount of the SAFE divided by the price for which cash investors paid to purchase the preferred shares in the financing.

The Company determined that the SAFEs are not legal form debt (i.e., no creditors’ rights). The SAFEs include a provision allowing for cash redemption upon the occurrence of a change of control, the occurrence of which is outside the control of the Company. Therefore, the SAFEs are classified as marked-to-market liabilities pursuant to ASC 480.

On June 24, 2019 in connection with the sale of the Preferred Stock, the SAFEs were settled in 5,053,022 shares of Preferred Stock and 264,990 shares of common stock, and thus there were no SAFEs issued and outstanding as of September 30, 2020 or December 31, 2019. The SAFEs were marked to fair value as of the settlement date, resulting in a change in fair value reported as a loss of $24.2 million for the period ended September 30, 2019, and derecognized at their final carrying amounts equal to the fair value of the issued preferred and common shares. One SAFE note was settled in cash in the amount of $5.6 million. The loss on conversion of the SAFE settled in cash was $79,000.

Note 6. Debt

Senior Secured Notes

In August 2017, the Company issued a Senior Secured Promissory Note with an aggregate principal of $15 million and final maturity date of September 18, 2020 (the “2017 Note”). The 2017 Note bore interest at 12.50% per annum, with an effective interest rate of 15.68% due to upfront fees of $382,000 and allocated proceeds to warrants of $480,000. Principal and interest are paid according to a schedule of 28 monthly installments beginning June 18, 2018 until final maturity.

On December 18, 2018, the Company entered into the First Amendment to Senior Secured Promissory Note with the lenders which provided for an incremental advance, an aggregate principal amount of $3 million (the “2018 Note” and together with the 2017 Note, the “Notes”). The 2018 Note accrued interest at 12.50% per annum, with an effective interest rate of 15.58% due to upfront fees of $108,000 and allocated proceeds to warrants of $46,000. Principal and interest are paid pursuant to a schedule of 27 monthly installment payments with a final maturity date on December 18, 2021. The Notes permit prepayment with an interest make-whole premium. The Notes included standard non-financial covenants and were secured by a first priority perfected security interest in all of the Company’s assets. The Company was required to maintain liquidity of at least $2 million. As of December 31, 2019, the Company was not in default on any covenants.

In connection with the issuance of the Notes, the Company issued Warrants (see Note 7: Warrants). Proceeds were allocated to the Warrants at their full fair value, with the residual allocated to the Notes. From January 1, 2019 through September 30, 2019, $253,000 of non-cash interest was amortized. From January 1, 2020 until settled in the debt refinancing described below, $55,000 of non-cash interest was amortized on the Notes.

On March 31, 2020, the Company entered into a debt refinancing to refinance the Notes. The $3.6 million principal of the 2017 Note and $2.4 million principal of the 2018 Note were repaid with a portion of the proceeds from the new Senior Secured Promissory Note (“New Notes”), which provided for $20 million of initial advance, drawn in an amount of $17 million on April 8, 2020 and $3 million on May 26, 2020, and a second advance of $5 million upon a minimum equity investment of $25 million or $10 million upon a minimum equity investment

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

of $30 million prior to September 30, 2020. The remaining $10 million of New Notes were issued on June 6, 2020. The New Notes bear interest at 12.5% and mature 48 months after the initial funding date, with 32 equal monthly installments commencing on the 16th monthly payment date. The New Notes contain the same covenants as the 2017 Note and 2018 Note and the Company must maintain liquidity of at least $5 million. The Company was not in default on any covenants as of December 31, 2019 or September 30, 2020.

Upon issuing the New Notes, the Company paid the lenders a non-refundable fee equal to 1.5% of the amount of each advance and a warrant for a number of Series A Convertible Preferred shares equal to 10% of the principal amount of each advance divided by the exercise price of $43.3039. The redemption of the 2017 Note and the 2018 Note was an extinguishment, resulting in an extinguishment loss of $866,000, comprised of $86,000 in unamortized financing costs and discount on the 2017 Note and the 2018 Note, $255,000 of lender fee, and $525,000 of fair value of the newly issued Warrants. Third party financing costs of $361,000 and $1.2 million of fair value of newly issued Warrants were deferred as discount on the New Notes and $235,000 was amortized as non-cash interest expense through September 30, 2020.

The following table summarizes the outstanding balances recorded for the Notes as of September 30, 2020 and December 31, 2019 (in thousands):

	As of
	September 30, 2020	December 31, 2019
2017 Notes Principal Outstanding	$—	$5,304
Unamortized discount (2017 Notes)	—	(56)
2018 Notes	—	2,707
Unamortized discount (2018 Notes)	—	(81)
New Notes	30,000	—
Unamortized discount (New Notes)	(1,329)	—

Net carrying amount	28,671	7,874
Less: current portion	1,897	6,459

Non-current portion	$26,774	$1,415

Equipment Loan

On July 31, 2017, the Company entered into an Equipment and Loan Agreement (“the agreement”) for total committed amount of $4 million for the purpose of acquiring equipment. On March 29, 2018, the commitment amount was increased by $1.4 million to a total of $5.4 million. Under the agreement the Company issued three promissory notes totaling $3.2 million in the period starting from July 31, 2017 through December 15, 2017 and three promissory notes totaling $2.2 million in the period starting from March 29, 2018 to October 16, 2018. The promissory notes bear interest at 10.35% per annum with effective rate of interest ranging from 10.37% to 13.96%. The interest only period ended on June 30, 2018 and principal and interest were paid based on the monthly schedule until final maturity on July 1, 2020.

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The following table summarizes the outstanding balances recorded for the Notes as of December 31, 2019 (in thousands):

As of December 31, 2019
Notes Principal outstanding	$1,290
Unamortized discount	(9)

Net carrying amount	1,281
Less: current portion	1,281

Non-current portion	$—

Paycheck Protection Program Note

On April 22, 2020 (the “Origination Date”), the Company received $7.8 million in aggregate loan proceeds (the “PPP Loan”) from Silicon Valley Bank (the “Lender”) pursuant to the Paycheck Protection Program established under the CARES Act (the Coronavirus Aid, Relief, and Economic Security Act) of 2020. Payments of principal and interest were deferred for the first six months following the Origination Date, and the PPP Loan was maturing in two years after the Origination Date. Following the deferral period, the Company was required to make payments of principal and interest accrued under the PPP Loan in monthly installments based upon an amortization schedule to be determined by the Lender based on the principal balance of the PPP Loan outstanding following the deferral period and taking into consideration any portion of the PPP Loan that may be forgiven prior to that time. The PPP Loan bore interest at 1%. The Company repaid the loan in full on August 20, 2020 for $7.84 million comprised of $7.82 million of principal and accrued interest of $26,000.

Bridge Note

In August 2015, the Company entered into a Convertible Promissory Note (the “Bridge Note”) with an investor (the “Investor”) with a principal amount of $1.5 million and an interest rate of 3.00% per annum. The Bridge Note had an original maturity date of August 11, 2016, however the Company and Investors agreed to allow the Bridge Note to remain outstanding after maturity. On February 21, 2019, the Company and the Investor entered into an amendment to the Bridge Note (the “Amended Bridge Note”), which revised the Bridge Note’s settlement provisions.

In June 2019, the Company and the Investor agreed to settle the Amended Bridge Note into Series A-11 Preferred Stock at a price equal to (i) $58 million divided by (ii) the Company’s fully diluted share count. The settlement of the Amended Bridge Note was accounted for as an extinguishment of debt, wherein the carrying amount of the Bridge Note was derecognized and the fair value of the Series A-11 Preferred Stock issued was recorded in equity. The difference between the carrying amount of the Note and the fair value of the Preferred Stock was recorded as a loss on extinguishment of $6.0 million.

Others

Vehicle loan

In October 2017, the Company entered into a vehicle loan agreement with an aggregate principal of $73,000 (the “Vehicle Loan”). The Vehicle Loan bears interest at 5.99 % per annum and has a final maturity date of November 10, 2022. Principal and interest are paid according to a schedule of 60 monthly installments beginning December 10, 2017 until final maturity.

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Additional Equipment Loan

The Company also entered into an equipment loan agreement for subsidiary with an aggregate principal of $182,000 (the “Additional Equipment Loan”) in December 2018. The Additional Equipment Loan carries an interest of 5.89% per annum maturing on November 14, 2023. Principal and interest are paid according to a schedule of 60 monthly installments beginning November 14, 2018 until final maturity.

The following table summarizes the outstanding balances recorded for other long-term debt as of September 30, 2020 and December 31, 2019 (in thousands):

	As of
	September 30, 2020	December 31, 2019
Vehicle Loan	$35	$45
Additional Equipment Loan	121	146

Total	156	191
Less: current portion	52	51

Non-current portion	$104	$140

Note 7. Warrants

In connection with the issuance of the 2017 Note, the Company issued a warrant (the “2017 Warrant”). The 2017 Warrant allows the holder to purchase a number of shares in a future round of preferred stock financing equal to 10% of the principal advances under the 2017 Note, divided by 70% of the price per share paid for the equity securities issued in the financing. In the event that a financing does not occur within two years from issuance, the 2017 Warrant becomes exercisable for a SAFE with an invested amount equal to 10% of the advances under the 2017 Note. However, upon the issuance of Series A Convertible Preferred Stock in June 2019, the underlying shares were determined to be Series A Convertible Preferred Stock. Upon issuance of the 2018 Note, the Company amended the 2017 Warrant to provide additional warrant coverage for advances issued under the 2018 Note (the “2018 Warrant”). Upon the issuance of New Notes in April through September of 2020, 10% warrant coverage resulted in the issuance of additional warrants to purchase Series A Convertible Preferred Stock (the “2020 Warrants”).

The Company determined the Warrants should be classified as liabilities because the holder of the Warrants will be entitled to settle the Warrants for SAFE instruments if the Company does not consummate a qualified financing within two years of the issuance date of the Warrants, and following the issuance of Series A Convertible Preferred stock, the underlying shares are redeemable outside the Company’s control through deemed liquidation provisions. The Warrants were recorded at fair value with subsequent changes in fair value reflected in earnings. The change in fair value resulted in an expense of $12.6 million and $164,000 for the nine months ended September 30, 2020 and September 30, 2019, respectively.

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The Company determined the following fair values for the outstanding Warrants:

	As of
	September 30, 2020	December 31, 2019
2017 Warrant	$7,413	$1,035
2018 Warrant	853	87
2020 Warrants	7,146	—

Total	$15,412	$1,122

Note 8. Convertible Preferred Stock

Preferred Stock

Series A

On June 24, 2019, the Company amended and restated its Certificate of Incorporation (“Certificate”), which authorized the issuance of up to 7,537,269 shares of Series A Preferred Stock with a par value of $0.00001. On June 24, 2019, the Company entered into a Series A Convertible Preferred Stock Purchase Agreement to issue Preferred Stock to investors for cash and in settlement of outstanding SAFEs and Amended Bridge Note.

Series X

On August 24, 2020, the Company entered into the Series X Preferred Stock Purchase Agreement to offer shares of the Company’s Series X Preferred Stock. In August and September of 2020, the Company issued 1,251,971 Preferred Stock for cash at a purchase price of $135.79 per share of Preferred Stock, which generated gross proceeds of approximately $170 million. Accordingly, the Company amended and restated its certificate of incorporation (“Certificate”), which authorized the issuance of up to 1,472,905 shares of Series X Preferred Stock with a par value of $0.00001.

The original issue price and the liquidation value, as of September 30, 2020 and December 31, 2019, of each class of Preferred Stock is as follows:

	As of September 30, 2020			As of December 31, 2019
	Shares Authorized	Shares Issued and Outstanding	Per share Liquidation Preference	Shares Authorized	Shares Issued and Outstanding	Per share Liquidation Preference
Series A	2,228,361	1,660,839	$43.30	2,228,361	1,660,839	$43.30
Series A-1	163,306	163,306	15.31	163,306	163,306	15.31
Series A-2	1,322,780	1,322,780	15.12	1,322,780	1,322,780	15.12
Series A-3	223,548	223,548	17.89	223,548	223,548	17.89
Series A-4	49,827	49,827	20.07	49,827	49,827	20.07
Series A-5	137,715	124,068	20.15	137,715	124,068	20.15
Series A-6	247,420	247,420	30.31	247,420	247,420	30.31
Series A-7	1,459,656	1,459,656	34.64	1,459,656	1,459,656	34.64
Series A-8	385,777	385,777	36.81	385,777	385,777	36.81
Series A-9	748,674	748,674	38.97	748,674	748,674	38.97
Series A-10	252,801	252,801	41.14	252,801	252,801	41.14
Series A-11	317,404	317,404	5.27	317,404	317,404	5.27
Series X	1,472,905	1,251,971	135.79	—	—	—

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Dividends

Holders of both Series A and Series X Preferred Stock receive non-cumulative dividends at a rate per annum equal to 6% of the applicable original issue price, if and when declared by the Company’s Board of Directors. Preferred Stockholders receive dividends prior to and in preference to any dividends on Common Stockholders. No dividends have been declared or paid as of September 30, 2020 and December 31, 2019.

Liquidation

Holders of both Series A and Series X Preferred Stock are entitled to receive a liquidation preference prior to any distribution to holders of common stock. Upon the occurrence of a liquidation transaction, preferred stock will be redeemed by the Company for the applicable original issue price. Moreover, if the holders of preferred stock would receive a greater amount of consideration had the preferred stock been converted immediately prior to such transaction, the preferred stock shall be deemed to be converted for purposes of the redemption.

Each of the Series A and Series X Preferred Stock are conditionally puttable by the holders upon “deemed liquidation events,” which includes a merger, consolidation, change of control, or a sale of substantially all of the Company’s assets. The Company determined that triggering events that could result in a deemed liquidation are not solely within the control of the Company. Therefore, the preferred stock is classified outside of permanent (i.e., temporary equity). The preferred stock is not being accreted to its liquidation preference, as it is not probable that the preferred stock will become redeemable as of September 30, 2020 and December 31, 2019. The Company continues to monitor circumstances that may cause the Preferred Stock to become probable of becoming redeemable. Subsequent adjustments to the carrying amounts to accrete up to the Preferred Stock redemption values will be made only when the shares become probable of becoming redeemable. The convertible preferred stock is subject to standard protective provisions, none of which provide creditor rights.

Conversion

Both Series A and Series X Preferred Stock are convertible at any time, at the option of the holder, into common stock at a conversion rate of 1 to 1 initially, subject to adjustments.

The applicable conversion prices of each series of preferred stock as of September 30, 2020 and December 31, 2019 are as follows:

Effective Conversion Price
Series A	$43.30
Series A-1	15.31
Series A-2	15.12
Series A-3	17.89
Series A-4	20.07
Series A-5	20.15
Series A-6	30.31
Series A-7	34.64
Series A-8	36.81
Series A-9	38.97
Series A-10	41.14
Series A-11	24.30
Series X	135.79

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Additionally, all outstanding shares of the preferred stock shall automatically be converted into shares of underlying common stock upon the Company’s sale of its common stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act, the public offering price of which is not less than $64.96 per share and which results in aggregate cash proceeds to the Company of not less than $100 million, net of underwriting discounts and commissions (a “Qualified IPO”).

Voting Rights

Holders of preferred stock are entitled to the same voting rights as the common stockholders and to notice of stockholders’ meeting. The holders of common stock and preferred stock shall vote together as a single class (on an as-converted basis) on all matters. Each holder of preferred stock is entitled to the number of votes equal to the number of shares of common stock into which such shares of preferred stock could be converted.

Beneficial Conversion Features (“BCFs”)

The Company assessed whether BCFs exist for the optional conversion rights that do not require bifurcation as derivatives. If the conversion option is in-the-money as of the commitment date, the preferred stock contains a BCF. The BCF is recognized as a deemed dividend against the carrying amount of the preferred stock. Additionally, the Company continues to monitor for the issuance of additional shares below the conversion price, which could result in a contingent BCF.

The following table summarizes the calculation of the BCF as of the commitment dates of the preferred stock, which continues to be presented in additional paid in capital as of September 30, 2020 and December 31, 2019:

Commitment Date	Series	Type of Consideration received (cash or settlement of other instruments)	Effective Conversion Price	Fair value of the Common Stock	Number of Shares Issuable upon Conversion	BCF
6/24/2019	A	Cash	$43.30	$18.59	648,069	$—
6/24/2019	A	Settlement of SAFEs	43.30	18.59	75,165	—
6/24/2019	A-1	Settlement of SAFEs	15.31	18.59	163,306	536,000
6/24/2019	A-2	Settlement of SAFEs	15.12	18.59	1,322,780	4,590,000
6/24/2019	A-3	Settlement of SAFEs	17.89	18.59	223,548	156,000
6/24/2019	A-4	Settlement of SAFEs	20.07	18.59	49,827	—
6/24/2019	A-5	Settlement of SAFEs	20.15	18.59	124,068	—
6/24/2019	A-6	Settlement of SAFEs	30.31	18.59	247,420	—
6/24/2019	A-7	Settlement of SAFEs	34.64	18.59	1,459,656	—
6/24/2019	A-8	Settlement of SAFEs	36.81	18.59	385,777	—
6/24/2019	A-9	Settlement of SAFEs	38.97	18.59	748,674	—
6/24/2019	A-10	Settlement of SAFEs	41.14	18.59	252,801	—
6/24/2019	A-11	Settlement of Note	24.30	18.59	317,404	—
6/26/2019	A	Cash	43.30	18.59	692,778	—
7/15/2019	A	Cash	43.30	18.59	11,546	—
8/24/2020 to 9/22/2020	X	Cash	135.79	140.78	1,251,971	6,247,000

		Total				$11,529,000

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The Company recorded a total BCF of $5.28 million and $6.25 million from the issuance of preferred stock during the nine months ended September 30, 2019 and 2020, respectively. Because the preferred stock is convertible at any time pursuant to the optional conversion feature, the Company recognized a dividend equal to the BCF at the applicable commitment date. As the Company had an accumulated deficit as of the end of all periods presented, the BCF resulted in an increase and decrease in additional paid-in capital by the same amount.

Furthermore, the preferred stock contains a down-round protection provision that reduces the conversion price if the Company issues shares at less than the conversion price or for no consideration. As such, if this provision is triggered, it could result in the conversion option becoming more beneficial if such adjustment causes the applicable conversion price to decline below the commitment date fair value of the Company’s common stock. If this occurs, a contingent BCF will be recognized at the date of such adjustment.

Note 9. Stockholder’s Deficit

Common Stock

As of December 31, 2019, the Company had 20,800,000 shares of Common Stock authorized and 9,880,277 shares outstanding.

In connection with the issuance of Series X preferred equity shares, the Company filed an amended and restated charter in Delaware by which all of the Company’s existing Common Stock was reclassified into Class A Common Stock (still with one vote per share), and a new class of common stock, the Class B Common Stock, was authorized with ten votes per share.

Pursuant to a share exchange agreement (the “Exchange Agreement”) entered in August 2020, immediately prior to the closing of the merger, the Company will exchange all of the Founder’s Class A Common Stock for Class B Common Stock. No Class B Common Stock will be issued other than pursuant to this exchange.

As of September 30, 2020, the Company had 31,500,000 Class A and 7,711,738 Class B Common Stock authorized, respectively, and 9,763,078, shares of Class A and 0 shares of Class B Common Stock outstanding, respectively.

In the event of liquidation, dissolution, distribution of assets, or winding up of the Company, the holders have equal rights to receive all the assets of the Company, after the rights of the holders of the preferred stock, if any, have been satisfied.

Founders Preferred Stock

1,922,600 shares of founders preferred stock were issued in 2015. The compensation expense associated with the founders preferred stock is immaterial to the financial statements. The founders preferred stock is substantively the same as common stock, as they share identical rights and features. The founders preferred stock can be converted into Common Stock on a one-to-one basis at any time. The founders preferred stock is presented as a component of the Company’s permanent equity.

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 10. Fair Value Measurements

The Company’s financial assets and liabilities subject to fair value measurements on a recurring basis and the level of inputs used for such measurements were as follows (in thousands):

Fair Value Measured as of September 30, 2020
	Level 1	Level 2	Level 3	Total
Assets:
Commercial papers	$—	$61,594	$—	$61,594
Corporate debt securities	—	41,980	—	41,980
Treasury bills	4,098	—	—	4,098
Agency securities	—	1,999	—	1,999
Asset backed securities	—	5,190	1,250	6,440
Foreign corporate debt	—	1,019	—	1,019

Total fair value	$4,098	$111,782	$1,250	$117,130

Liabilities:
2017 Warrant	$—	$—	$7,413	$7,413
2018 Warrant	—	—	853	853
2020 Warrants	—	—	7,146	7,146

Total fair value	$—	$—	$15,412	$15,412

Fair Value Measured (in thousands) as of December 31, 2019 Using:
	Level 1	Level 2	Level 3	Total
Assets:
Commercial papers	$—	$3,212	—	$3,212
Corporate debt	—	2,698	—	2,698
Treasury bills	749	—	—	749

Total fair value	$749	$5,910	$—	$6,659

Liabilities:
2017 Warrant	$—	$—	$1,035	$1,035
2018 Warrant	—	—	87	87

Total fair value	$—	$—	$1,122	$1,122

The Bridge Notes included a change of control redemption feature that required bifurcation and separate accounting as a derivative. However, as the triggering change of control had a low probability of occurring, the fair value of the derivative was determined to be de minimis.

The Company measures the 2017 Warrant, 2018 Warrant, and SAFE liabilities at fair value based on significant inputs not observable in the market, which cause them to be classified as Level 3 measurements within the fair value hierarchy. The valuation of the 2017 Warrant and 2018 Warrant uses assumptions and estimates the Company believes would be made by a market participant in making the same valuation. The Company assesses these assumptions and estimates on an on-going basis as additional data impacting the assumptions and estimates are obtained. Changes in the fair value of the 2017 Warrant and the 2018 Warrant related to updated assumptions and estimates are recognized within the condensed consolidated statements of operations.

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Level 3 Disclosures

Our Level 3 asset as of September 30, 2020 was a single Asset Backed Security that was offered and purchased on September 29, 2020. The Company has utilized the purchase price as the estimated fair value of the security as of September 30, 2020.

The 2017 and 2018 Warrants outstanding on December 31, 2019 were valued using an option pricing method (“OPM”), which employed an assumed total equity valuation of $640 million, an option term of three years, volatility of 49.6% and a risk-free rate of 1.62%. Total equity value was estimated using a discounted cash flow analysis employing a long-term income forecast and a discount rate of 35%, giving consideration to additional risk in the Company’s forecast relative to the prior valuation.

The 2017, 2018, and 2020 Warrants outstanding on September 30, 2020 were valued using an OPM model, assuming the Company has an IPO by November 15, 2020 and no IPO scenario with 95% and 5% weightage being assigned to the value derived in the IPO and no IPO scenario, respectively. The IPO scenario employed assumed total equity valuation of $3.3 billion, an option term of 0.125 years, volatility of 76.2% and a risk-free rate of 0.08%. The no IPO scenario assumed total equity valuation of $1.9 billion, an option term of 2.125 years, volatility of 72.1% and a risk-free rate of 0.13%. Total equity value was estimated using a discounted cash flow analysis employing a long-term income forecast and a discount rate of 35%.

The fair value is classified as Level 3 in the fair value hierarchy due to the significant management judgment required for the assumptions underlying the calculation of value.

The following table presents changes in Level 3 liabilities measured at fair value for the nine months ended September 30, 2020 and September 30, 2019 (in thousands):

For the nine months ended September 30, 2020
	2017 Warrant	2018 Warrant	2020 Warrants
Balance-beginning of period	$1,035	$87	$—
Additions	—	—	1,728
Exercise or conversion	—	—	—
Measurement adjustments	6,378	766	5,418

Balance-end of period	$7,413	$853	$7,146

For the nine months ended September 30, 2019
	SAFEs	2017 Warrants	2018 Warrants
Balance-beginning of period	$122,588	$808	$58
Additions	37,379	—	—
Exercise or conversion	(184,182)	—	—
Measurement adjustments	24,215	147	17

Balance-end of the nine months period	$—	$955	$75

Note 11. Earnings (Loss) Per Share

Founders’ Preferred Stock, Series A Convertible Preferred Stock, Series X Convertible Preferred Stock, and unvested Restricted Stock Awards (“RSAs”) are participating securities in periods of income, as the Founders’ Preferred Stock, Series A Convertible Preferred Stock, Series X Convertible Preferred Stock, and unvested RSAs

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

participate in undistributed earnings on an as-if-converted or as-vested basis. However, the Founders’ Preferred Stock, Convertible Preferred Stock, and unvested RSAs do not share in losses. The Company computes earnings per share of common stock using the two-class method required for participating securities and does not apply the two-class method in periods of net loss. Basic and diluted earnings per share was the same for each period presented as the inclusion of all potential common stock outstanding would have been anti-dilutive. The following table sets forth the computation of basic and diluted loss for the nine months (in thousands, except for share and per share amounts):

	Nine Months ended September 30,
	2020	2019

Numerator:
Net loss	$(72,227)	$(76,774)
Deemed dividend attributable to BCF	(6,247)	(5,282)

Net loss attributable to common shareholders	$(78,474)	$(82,056)

Denominator:
Weighted average Common shares outstanding- Basic	9,510,996	8,676,669

Dilutive effect of potential common shares	—	—

Weighted average Common shares outstanding- Diluted	9,510,996	8,676,669

Net loss per shares attributable to Common shareholders-Basic and Diluted	$(8.25)	$(9.46)

The following table presents the potential common shares outstanding that were excluded from the computation of diluted net loss per share of common stock for the periods presented because including them would have been antidilutive:

	Nine Months ended September 30,
	2020	2019

Warrants	444,023	71,281
Stock options	1,199,974	148,988
Restricted Stock	161,549	542,610
Series A Convertible Preferred Stock	6,956,100	6,956,100
Series X Convertible Preferred Stock	1,251,971	—
Founders Preferred Stock	1,922,600	1,922,600

Total	11,936,217	9,641,579

Note 12. Stock-based Compensation

The Company maintains the 2015 Stock Plan (the “2015 Plan”) under which incentive stock options, non-qualified stock options, and restricted stock may be granted to employees and non-employee consultants. Under the 2015 Stock Plan, as of September 30, 2020 the Company is authorized to issue of a maximum number of 3,083,105 shares of common Stock.

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Stock Options

Under the terms of the 2015 Plan, incentive stock options must have an exercise price at or above the fair market value of the stock on the date of the grant, while non-qualified stock options are permitted to be granted below fair market value of the stock on the date of grant. Stock options granted have service-based vesting conditions only. The service-based vesting conditions vary, though typically, stock options vest over four years with 25% of stock options vesting on the first anniversary of the grant and the remaining 75% vesting monthly over the remaining 36 months. Option holders have a 10-year period to exercise the options before they expire. Forfeitures are recognized in the period they occur. During the nine months ended September 30, 2020, 921,721 stock options were granted.

The fair value of stock option awards was determined on the grant date using the Black-Scholes valuation model based on the following assumptions:

	9/30/2020	12/31/2019
Expected term (years) (1)	5.96 — 6.02	5.27 — 6.02
Common stock (price per share)	$22.80 —$ 76.93	$17.38 —$ 22.80
Expected volatility (2)	49.3% — 51.9%	44.6% — 49.3%
Risk-free interest rate (3)	0.4% — 1.8%	1.6% — 1.9%
Dividend yield (4)	0%	0%

(1)

The expected term is the length of time the grant is expected to be outstanding before it is exercised or terminated. This number is calculated as the midpoint between the vesting term and the original contractual term (contractual period to exercise). If the option contains graded vesting, then the vesting term would be based on the vesting pattern.

(2)	Volatility, or the standard deviation of annualized returns, was calculated based on comparable companies’ report volatilities.
(3)	Risk free rate was obtained from US treasury notes for the expected terms noted as of the valuation date.
(4)	The Company has assumed a dividend yield of zero as they have no plans to declare dividends in the foreseeable future.

Given the absence of a public trading market, the Board considered numerous objective and subjective factors to determine the fair value of the Company’s common stock at each meeting at which awards were approved. These factors included, but were not limited to (i) contemporaneous third-party valuations of common stock; (ii) the rights and preferences of preferred stock relative to common stock; (iii) the lack of marketability of common stock; (iv) developments in the business; and (v) the likelihood of achieving a liquidity event, such as an IPO or sale of the Company, given prevailing market conditions.

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

A summary of the Company’s stock option activity for nine months ended September 30, 2020 is as follows:

	Number of Common Stock options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value (In Thousands)
Outstanding as of December 31, 2019	365,938	$22.73	9.76	$22
Granted	921,721	22.73	—	—
Exercised	—		—	—
Forfeited	(87,685)	22.73	—	—
Expired	—	—	—	—

Outstanding as of September 30, 2020	1,199,974	$22.73	9.32	$141,657

Vested and exercisable as of September 30, 2020	59,538	$22.73	9.06	$7,028

Vested and expected to vest as of September 30, 2020	1,199,974	$22.73	9.32	$141,657

The compensation cost for options recognized for the nine months ended September 30, 2020 and 2019 was $2.2 million and $0.05 million, respectively.

As of September 30, 2020, the Company had $12.5 million of unrecognized stock-based compensation expense related to the stock options. This cost is expected to be recognized over a weighted-average period of 2.13 years.

Restricted Stock

Prior to June 30, 2019, the Company granted restricted stock awards to employees and non-employee consultants. Recipients purchased the restricted stock on the grant date and the Company has the right to repurchase the restricted shares at the same price recipients paid to obtain those shares. The restrictions lapse solely based on continued service, and generally lapse over 4 years—25% on the first anniversary of the date of issuance, and the remaining 75% monthly over the remaining 36 months. At the grant date of the award, recipients of restricted stock are granted voting rights and receive dividends on unvested shares. No restricted stock awards have been granted after June 30, 2019.

In June 2015, the Company issued 6,519,750 and 960,000 restricted stock awards to the Chief Executive Officer and two of the other individuals, respectively. The restrictions lapse 25% on the first anniversary of the date of issuance, and the remaining 75% monthly over the remaining 36 months. At the grant date of the award, the fair value of the award was nominal, and accordingly, no stock-based compensation was required to be recognized in the financial statements. The recipients of restricted stock have voting rights and receive dividends on these unvested shares. These restrictions lapsed on June 18, 2019.

Employee restricted stock activity for the nine months ended September 30, 2020 is as follows:

	Shares	Weighted Average Grant Date Fair Value per Share
Outstanding as of December 31, 2019	458,257	$10.92
Granted	—	—
Forfeited	(113,776)	11.37
Vested	(183,556)	10.45

Outstanding as of September 30, 2020	160,925	$13.88

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The total fair value of restricted stock that vested during the nine months ended September 30, 2020 and 2019 was $1.6 million and $2 million, respectively. The compensation cost for restricted stock recognized for the nine months ended September 30, 2020 and 2019 was $2.4 million and $1.8 million, respectively.

As of September 30, 2020, the Company had $2.2 million of unrecognized stock-based compensation expense related to the restricted stock. This cost is expected to be recognized over a weighted-average period of 1.49 years.

Non-employee awards

The restricted stock disclosures above do not include non-employee awards. Non-employee awards vest over time based on service conditions similar to those of employees. Prior to adoption of ASU 2018-07 on January 1, 2019 the Company accounted for the non-employee awards in accordance with ASC 505-50 and remeasured the fair value of restricted stock each reporting period until the performance completion date. The total fair value of restricted stock for non-employees that vested during the nine months ended September 30, 2020 and 2019 was immaterial. The compensation cost for restricted stock recognized for the nine months ended September 30, 2020 and 2019 was immaterial.

As of September 30, 2020, the Company had $ 9,623 of unrecognized stock-based compensation expense related to the restricted stock. This cost is expected to be recognized over a weighted-average period of 1.35 years.

Non-employee restricted stock activity for the nine months ended September 30, 2020 is as follows:

	Shares	Weighted Average Grant Date Fair Value per Share
Outstanding as of December 31, 2019	1,999	$17.61
Granted	—	—
Exercised	—	—
Forfeited	—	—
Vested	(1,375)	17.61

Outstanding as of September 30, 2020	624	$17.61

Compensation expense

Total stock-based compensation expense by function was as follows (in thousands):

	Nine Months ended September 30,
	2020	2019
Cost of sales	$237	$69
Research and development	1,608	616
Sales and marketing	334	107
General and administrative	2,531	1,064

Total	$4,710	$1,856

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Volvo Stock Purchase Warrant

On March 20, 2020, the Company issued a stock purchase warrant to Volvo Car Technology Fund AB (“VCTF”) in connection to the engineering services contract. VCTF is entitled to purchase from the Company up to 300,000 shares of Series A Convertible Preferred Stock of the Company, par value $0.00001 per share, at a price of $43.3039 per share. The warrant vests and becomes exercisable in two tranches depending on satisfaction of certain commercial milestones. The fair value of warrants aggregating $2.9 million represent consideration payable to a customer and would be recognized as reduction in revenue consistent with the revenue recognition pattern in subsequent revenue contracts when these warrants become probable of getting vested.

Note 13. Retirement Plan

Through September 30, 2019, a subsidiary of the Company (Black Forest Engineering (“BFE”)) had a Simplified Employee Pension (“SEP”) defined-contribution savings plan. This plan covered all full-time employees that have been employed at least two of the immediately preceding five years and are over 21 years old. The company provided contributions of up to 15% of each participant’s gross salary, yearly. During the nine months ended September 30, 2019, the Company’s contributions were $135,000. The Company discontinued the SEP plan after June 30, 2019.

Note 14. Income Taxes

The effective tax rate was zero percent and zero percent for the nine months ended September 30, 2020 and September 30, 2019, respectively. The effective tax rate for nine month ended September 30, 2020 differs significantly from our statutory tax rate of 21%, primarily due to the Company’s full valuation allowance position and the change in fair value of the warrant liabilities, which are not deductible. The effective tax rate for nine-months ended September 30, 2019 differs significantly from our statutory tax rate of 21%, primarily due to the Company’s full valuation allowance position and SAFE Note losses, which are not deductible.

Note 15. Commitments and Contingencies

Leases

The Company leases manufacturing equipment under non-cancelable capital leases expiring at various dates through August 2023. Amortization expense for the capital lease assets was $106,000 and $13,000 for the nine months ended September 30, 2020 and September 30, 2019, respectively, and was included in depreciation expense.

The Company also leases office and manufacturing facilities under non-cancelable operating leases expiring at various dates through September 2024. Rent expense related to operating leases was $4.2 million and $4.5 million for the nine months ended September 30, 2020 and September 30, 2019, respectively.

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

As of September 30, 2020, future minimum lease payments under all noncancelable capital and operating leases with an initial lease term in excess of one year were as follows (in thousands):

	Capital Leases	Operating Leases
2020	$72	$1,237
2021	278	4,952
2022	187	5,428
2023	19	3,992
2024	—	746
Thereafter	—	—

Total minimum lease payments	$556	$16,355

Less: amount representing interest	59

Long-term capital lease obligations as of September 30, 2020	$497

The Company purchases services and goods from a variety of suppliers in the ordinary course of business. Purchase obligations are defined as agreements that are enforceable and legally binding and that specify all significant terms, including fixed or minimum quantities to be purchased, fixed, minimum, or variable price provisions, and the approximate timing of the transaction. The Company had purchase obligations primarily for purchases of inventory, research and development, and general and administrative activities totaling $4 million as of September 30, 2020, which is expected to be received within a year.

General litigation

From time to time, the Company is involved in actions, claims, suits and other proceedings in the ordinary course of business, including assertions by third parties relating to intellectual property infringement, breaches of contract or warranties or employment-related matters. When it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimate, the Company records a liability for such loss contingencies. The Company’s estimates regarding potential losses and materiality are based on the Company’s judgment and assessment of the claims utilizing currently available information. Although the Company will continue to reassess its reserves and estimates based on future developments, the Company’s objective assessment of the legal merits of such claims may not always be predictive of the outcome and actual results may vary from the Company’s current estimates.

Supplier Contract

On May 2, 2018, in order to manage manufacturer lead times and meet product forecasts, the Company committed to purchase certain components aggregating to $2.6 million. On August 14, 2020, to avoid possible losses due to technological obsolescence, the Company negotiated with the supplier a release from its obligation to purchase its components by agreeing to pay $1.1 million. The Company has recognized this amount in cost of goods sold in the condensed consolidated statement of operations for the nine months ended September 30, 2020.

Note 16. Segment, Geographic and Customer Concentration Information

Reportable segments include Autonomy Solutions and Other Component Sales. These segments reflect the way the Company’s chief operating decision-maker (“CODM”) evaluates the Company’s business performance and

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

manages its operations. Each segment has distinct product offerings, customers, and market penetration. The Chief Executive Officer is the CODM of the Company.

Autonomy Solutions

This segment manufactures and distributes commercial lidar sensors that measures distance using laser light to generate a highly accurate 3D map for automotive mobility applications. This segment is impacted by trends in and the strength of the autonomous vehicles and associated infrastructure/technology sector.

Other Component Sales

This segment is in the business of development of ultra-sensitive pixel-based sensors. This segment also designs, tests, and provides consulting services for non-standard integrated circuits that are essential for systems to meet the requirement of customers. This segment is impacted by trends in and the strength of automobile and aeronautics sector as well as government spending in military and defense activities.

The accounting policies of the operating segments are the same as those described in Note 1. Segment operating results and reconciliations to the Company’s consolidated balances are as follows (in thousands):

Nine Months ended September 30, 2020
	Autonomy Solutions	Other Component Sales	Total reportable segments	Eliminations (1)	Total Consolidated
Revenue:
Revenues from external customers	$9,587	$1,932	$11,519	$—	$11,519
Revenues from internal customer	639	2,544	3,183	(3,183)	—

Total Revenue	$10,226	$4,476	$14,702	$(3,183)	$11,519

Depreciation and amortization	$1,825	$104	$1,929	$—	$1,929
Operating profit (loss)	(56,673)	192	(56,481)	—	(56, 481)
Other significant items:
Segment assets	191,778	2,979	194,757	(3,304)	191,453
Inventory	2,912	9	2,921	—	2,921

Nine Months ended September 30, 2019
	Autonomy Solutions	Other Component Sales	Total reportable segments	Eliminations (1)	Total Consolidated
Revenue:
Revenues from external customers	$4,373	$2,430	$6,803	$—	$6,803
Revenues from internal customer	—	2,184	2,184	(2,184)	—

Total Revenue	$4,373	$4,614	$8,987	$(2,184)	$6,803

Depreciation and amortization	$1,577	$135	$1,712	$—	$1,712
Operating profit (loss)	(45,235)	267	(44,968)	—	(44,968)
Other significant items:
Segment assets	73,119	2,315	75,434	(2,779)	72,655
Inventory	4,742	—	4,742	—	4,742

1.	Represent the eliminations of all intercompany balances and transactions during the period presented.

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

For the nine months ended September 30, 2020, Sweden and United States accounted for more than 10% of Company’s total revenues. For the nine months ended September 30, 2019, the United States was the only country that accounted for more than 10% of the Company’s total revenues. For the nine months ended September 30, 2020 one customer accounted for 64% of the Company’s total revenues. For the nine months ended September 30, 2019, three customers accounted for 27%, 14% and 10%, respectively, of the Company’s total revenues.

Note 17. Related Party Transactions

Contractor Fees

In August 2018, the Company entered into an agreement for real estate advisory services with an entity of which the Company’s senior advisor and a relative of the Company’s Chief Executive Officer is a managing principal. The Company paid $43,000 and $0 for the nine months ended September 30, 2020 and 2019, respectively.

Related Party Payable

In February 2017, BFE entered into a five-year lease agreement with BFE Leasing LLC, a related party. Under the lease agreement, BFE leases approximately eight thousand square feet of office space in Colorado Springs, Colorado. As of September 30, 2020, future minimum lease payments total $97,000 related to this facility. Rent expense was $77,000 and $74,000 for the nine months ended September 30, 2020 and September 30, 2019, respectively.

Note 19. Subsequent Events

In preparing the unaudited consolidated financial statements, the Company has evaluated subsequent events through December 7, 2020.

Issuance of additional Series X preferred stock

The Company has issued an additional 102,101 shares of Series X preferred stock for gross proceeds of $13.86 million.

Business Combination

Pursuant to the merger agreement described in Note 1, on December 2, 2020, the Company was merged with and into a subsidiary of Gores Metropoulos, Inc., a Delaware corporation (“Gores”), a special purpose acquisition company (the “Business Combination”), and became a wholly-owned subsidiary of Gores. Gores changed its name to Luminar Technologies, Inc., and the subsidiary changed its name to Luminar Holdco, LLC (“Luminar”).

Luminar’s merger with a subsidiary of Gores is expected to be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP.

Pursuant to the Merger Agreement, the aggregate consideration to be paid to Luminar stockholders in connection with the business combination (excluding any potential earn out consideration), is expected to be 218,818,037 shares of Class A common stock and 105,118,203 shares of Class B common stock (or options or warrants therefor) with an implied value (based on an assumed value of $10.00 per share), equal to approximately $2,943 million, plus an aggregate amount of approximately $13.9 million, being the amount of additional capital in

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

excess of $170,000,000 that was raised by Luminar pursuant to the Series X financing prior to the closing of the Business Combination.

In addition, Luminar Stockholders will also be entitled to receive a number of additional earn-out shares in the form of Class A common stock (with respect to Luminar Stockholders’ Luminar Class A common stock and Class B common stock (with respect to Luminar Stockholders’ Luminar Class B common stock) of up to, in the aggregate, a number of shares (which for purposes of these unaudited pro forma condensed combined financial statements is estimated to equal 25,818,749) equal to 7.5% of the sum of (x) the total outstanding capital stock of the Company and (y) the total shares subject to outstanding rollover options and assumed warrants in each case, as of the closing of the Business Combination.

There are six distinct tranches of earn out shares, each of which will be issued if the volume weighted average closing sale price of one share of Class A Stock for a period of at least 20 days out of 40 consecutive trading days is greater than or equal to the price specified for such tranche in the Merger Agreement during the period beginning on the date that is six months following the closing of the Business Combination and ending on the fifth anniversary of such date (“Earn Out Period”). If the earn out condition is achieved for a tranche, the Company will account for the earn out shares for such tranche as issued and outstanding Class A Stock and Class B Stock.

Collaboration Agreement

On October 30, 2020, the Company released a press release announcing that it had entered into a strategic partnership with the world’s largest commercial vehicle manufacturer, and certain of its U.S. subsidiaries to enable high automated trucking, starting on highways. The vehicle manufacturer and the Company are collaboratively pursuing a common goal of bringing series-produced highly automated trucks (SAE Level 4) to roads globally. The teams intend to work closely together in order to enhance lidar sensing, perception, and system-level performance for the manufacturer’s trucks moving at highway speeds.

On November 20, 2020 the Company entered into an agreement with an entity to supply Lidar sensors for the entity’s autonomous vehicle solutions. As part of this agreement the entity and the Company will collaborate to incorporate Company’s sensors in the entity’s pilot and driverless fleet in key markets around the world.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of Luminar Technologies, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Luminar Technologies, Inc. and subsidiaries (the “Company”) as of December 31, 2019 and 2018, the related consolidated statements of operations, comprehensive loss, mezzanine equity and deficit, and cash flows, for each of the two years in the period ended December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Deloitte & Touche LLP

San Jose, California

September 14, 2020

We have served as the Company’s auditor since 2020.

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except share and per share data)

	As of December 31,
	2019	2018
Assets
Cash and cash equivalents	$27,080	$9,602
Restricted cash and cash equivalents	225	—
Marketable securities	6,659	—
Accounts receivable	1,677	2,482
Inventories	4,002	2,926
Other current assets	1,824	2,003

Total current assets	41,467	17,013

Restricted cash and cash equivalents	—	225
Property and equipment, net	7,867	8,436
Goodwill	701	701
Other long-term assets	1,829	1,827

Total assets	$51,864	$28,202

Liabilities, mezzanine equity and deficit
Accounts payable	$3,456	$3,826
Accrued liabilities	3,182	3,817
Current portion of long-term debt, net	7,791	9,585
Bridge note payable	—	1,500
Other current liabilities	344	82

Total current liabilities	14,773	18,810

Long-term debt, net	1,555	9,301
Simple Agreements for Future Equity (“SAFE”) liabilities	—	122,588
Warrant liabilities	1,122	866
Other long-term liabilities	1,401	1,304

Total liabilities	18,851	152,869

Commitments and contingencies (Note 18)
Mezzanine equity
Series A preferred stock, $0.00001 par value; 0 and 7,537,269 shares authorized as of December 31, 2018 and December 31, 2019, respectively, 0 and 6,956,100 shares issued and outstanding as of December 31, 2018 and December 31, 2019	244,743	—
Deficit
Founders’ preferred stock, $0.00001 par value; 1,922,600 shares authorized as of December 31, 2018 and December 31, 2019, 1,922,600 shares issued and outstanding as of December 31, 2018 and December 31, 2019.	—	—
Common stock, $0.00001 par value; 13,000,000 and 20,800,000 shares authorized as of December 31, 2018 and December 31, 2019, respectively, 9,855,336 and 10,244,043 shares issued and 9,593,220 and 9,880,277 outstanding as of December 31, 2018 and December 31, 2019, respectively	—	—
Additional paid-in capital	10,474	2,818
Accumulated other comprehensive income (loss)	(1)	—
Treasury stock, at cost, 262,116 and 363,766 shares at December 31, 2018 and 2019, respectively	—	—
Accumulated deficit	(222,203)	(127,485)

Total deficit	(211,730)	(124,667)

Total liabilities, mezzanine equity and deficit	$51,864	$28,202

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(In thousands, except share and per share data)

	Year Ended December 31,
	2019	2018
Net sales	$12,602	$11,692
Cost of sales	16,655	10,939

Gross profit (loss)	(4,053)	753
Selling and marketing expenses	4,730	3,025
General and administrative expenses	16,861	21,872
Research and development expenses	36,971	40,085

Operating loss	(62,615)	(64,229)
Interest income	509	12
Interest expense	(2,239)	(2,654)
Change in fair value of SAFE notes	(24,215)	(12,345)
Change in fair values of warrant liabilities	(256)	(143)
Loss on extinguishment of debt	(6,124)	—
Other income	262	—
Other expense	(40)	(191)

Loss before income taxes	(94,718)	(79,550)
Income taxes	—	—

Net loss	$(94,718)	(79,550)

Net loss attributable per share to common stockholders:
Basic and diluted	$(11.47)	$(12.00)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	8,718,104	6,631,873

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

Consolidated Statements of Stockholders’ Equity

(In thousands)

	Year Ended December 31,
	2019	2018
Net loss	$(94,718)	$(79,550)
Other comprehensive loss, net of tax:
Changes in unrealized gain on marketable securities	(1)	—

Comprehensive loss	$(94,717)	$(79,550)

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

Consolidated Statements of Mezzanine Equity and Deficit

(In thousands, except share and per share data)

	Series A Convertible Preferred Stock		Founders Preferred Stock	Common Stock			Treasury stock	Additional paid-in capital	Accumulated other comprehensive loss	Accumulated deficit	Total deficit
	Shares	Amount	Shares	Amount	Shares	Amount	Amount
Balance as of December 31, 2017	—	$—	1,922,600	$—	9,337,270	$—	$—	$735	$—	$(47,935)	$(47,200)
Issuance of restricted common stock					518,066			21			21
Share-based compensation								2,062			2,062
Repurchase of common stock (1)							$—
Net loss										(79,550)	(79,550)
Balance as of December 31, 2018	—	—	1,922,600	—	9,855,336	—	—	2,818		(127,485)	(124,667)
Conversion of SAFE into preferred stock for cash, net of issuance costs of $3,775	5,053,022	169,951
Conversion of debt into preferred stock	317,404	7,719
Issuance of Series A stock for cash, net of issuance costs of $1,592	1,585,674	67,073
Issuance of restricted common stock					123,717			29			29
Share-based compensation								2,702			2,702
Repurchase of common stock (1)							$—
Conversion of SAFE into common stock					264,990			4,925			4,925
Net loss										(94,718)	(94,718)
Other comprehensive Income									(1)		(1)

Balance as of December 31, 2019	6,956,100	$244,743	1,922,600	$—	10,244,043	$—	$—	$10,474	$(1)	$(222,203)	$(211,730)

(1)	Amounts within common stock and treasury stock round to zero.

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands, except share and per share data)

	Year Ended December 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(94,718)	$(79,550)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,316	1,494
Change in fair value of warrants and SAFE liabilities	24,471	12,488
Impairment of inventories	1,378	3,486
Loss on disposal of property and equipment	37	188
Loss on extinguishment of debt	6,124	—
Share-based compensation	2,702	2,062
Changes in operating assets and liabilities:
Accounts receivable	805	(364)
Inventories	(2,454)	(6,054)
Other current assets	179	(874)
Other long-term assets	(2)	(887)
Accounts payable	(431)	454
Accrued liabilities	(550)	(820)
Other current liabilities	102	36
Other long-term liabilities	(160)	1,252

Net cash used in operating activities	(60,201)	(67,089)

Cash flows from investing activities:
Purchase of marketable securities	(6,908)	—
Proceeds from sale of marketable securities	249
Purchase of property and equipment	(1,487)	(4,388)
Disposal of property and equipment	368	—

Net cash used in investing activities	(7,778)	(4,388)

Cash flows from financing activities:
Settlement of SAFE notes	(5,609)	—
Principal payments on financing obligations	(9,540)	(4,556)
Proceeds from the issuance of debt	—	5,940
Principal payments on capital leases	(118)	(15)
Proceeds from issuance of Series A Convertible Preferred stock	68,666	—
Proceeds from issuance of SAFE notes	37,377	66,468
Proceeds from issuance of restricted common stock	61	84
Financing costs paid	(5,367)	—
Repurchase of common stock	(13)	(2)

Net cash provided by financing activities	85,457	67,919

Net increase (decrease) in cash and cash equivalents, and restricted cash and cash equivalents	17,478	(3,558)
Beginning cash and cash equivalents, and restricted cash and cash equivalents	9,827	13,385

Ending cash and cash equivalents, and restricted cash and cash equivalents	$27,305	$9,827

Supplemental disclosures of cash flow information:
Cash paid for interest	$2,018	$2,220
Cash paid for income taxes	—	1
Supplemental disclosures of noncash investing and financing activities:
Conversion of Bridge Note to Series A Convertible Preferred stock	7,719	—
Conversion of SAFE notes into Common Stock	4,925	—
Conversion of SAFE notes into Series A Convertible Preferred stock	173,726	—
Assets acquired on capital leases	397	79
Purchases of property and equipment recorded in accounts payable and accrued liabilities	150	249

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

Note 1. Description of Business and Summary of Significant Accounting Policies

Description of Business

Luminar Technologies, Inc. (“Company”) is a developer of advanced sensor technologies for the autonomous vehicle industry, encompassing the latest in Laser Imaging, Detection and Ranging (lidar) technology. The Company’s Other Component Sales business unit develops ultra-sensitive pixel-based sensors and designs, tests and provides consulting services for non-standard integrated circuits that are essential for systems to meet the requirement of customers.

The Company was incorporated in Delaware on March 31, 2015 and has research and manufacturing facilities located in Palo Alto, California and Orlando, Florida, which is also the Company’s headquarters.

Basis of Presentation

The Company has prepared the accompanying consolidated financial statements pursuant to generally accepted accounting principles in the United States (“GAAP”).

Emerging Growth Company

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised, and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of the Company’s financial statement with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Liquidity

Since the date of incorporation, the Company has devoted its efforts to business planning, R&D, recruiting of management and technical staff, acquiring operating assets, and raising capital.

The Company has incurred operating losses and negative operating cash flows since inception. The Company has a limited history of operations and its prospects are subject to risks, expenses, and uncertainties frequently encountered by early stage companies. These risks include, but are not limited to, the uncertainty of successfully developing its products, availability of additional financing and the uncertainty of achieving future profitability.

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

On August 24, 2020, the Company closed a private placement with both new investors and existing stockholders consisting of the sale of 1,251,971 shares of the Company’s Series X Preferred Stock, at a price of $135.8 per share for gross proceeds of approximately $170 million and net proceeds of approximately $164.3 million. The terms of the Series X Preferred Stock financing allow the Company to issue additional shares up to an aggregate value of $30 million for which incremental transaction costs may be incurred. Management expects to use the proceeds from the private placement to continue its research efforts and to finance the ongoing operations of the Company. The Company’s ultimate success is dependent upon its ability to raise additional capital and to successfully develop and market its products.

Significant Risks and Uncertainties

The Company is subject to those risks common in the technology industry and also those risks common to early stage companies including, but not limited to, the possibility of not being able to successfully develop or market its products, technological obsolescence, competition, dependence on key personnel and key external alliances, the successful protection of its proprietary technologies, compliance with government regulations, and the possibility of not being able to obtain additional financing when needed.

In December 2019, a novel strain of coronavirus (COVID-19) began to impact the population of China and expanded into a worldwide pandemic during 2020, leading to significant business and supply chain disruption, as well as broad-based changes in supply and demand. While the quarantine, social distancing and other regulatory measures instituted or recommended in response to COVID-19 are expected to be temporary, the duration of the business disruptions, and related financial impact, cannot be estimated at this time. Nevertheless, COVID-19 presents material uncertainty and risk with respect to the Company, its performance, and its financial results and could adversely affect the Company’s financial position and results.

Concentration of Credit Risk

Financial instruments that subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, short-term investments, and accounts receivable. The Company maintains its cash balances in accounts held by major banks and financial institutions located in the United States and considers such risk to be minimal. Such bank deposits from time to time may be exposed to credit risk in excess of the Federal Deposit Insurance Corporation (FDIC) insurance limit.

The Company’s accounts receivable is derived from customers located both inside and outside the U.S. The Company mitigates its credit risks by performing ongoing credit evaluations of its customers’ financial conditions and requires advance payment from customers in certain circumstances. The Company generally does not require collateral.

Three customers accounted for 31%, 15%, and 11%, respectively, of the Company’s accounts receivable at December 31, 2019 and three customers accounted for 27%, 23%, and 15%, respectively, of the Company’s accounts receivable at December 31, 2018. No vendor accounted for over 10% of accounts payable as of December 31, 2019 and one vendor accounted for 14% of accounts payable as of December 31, 2018.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant items subject to such estimates and assumptions include

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

inventory reserves, warranty reserves, valuation allowance for deferred tax assets, valuation of Simple Agreements for Future Equity (SAFEs), valuation of warrants, Bridge Notes, promissory notes and stock-based compensation including the fair value of the Company’s common stock (the “Common Stock”), useful lives of property and equipment and intangible assets, and other loss contingencies. The Company bases its estimates on historical experience and also on assumptions that it believes are reasonable. Due to the inherent uncertainty involved in making assumptions and estimates, changes in circumstances, including those arising from the impacts of the COVID-19 pandemic, could result in actual results differing from those estimates, and such differences could be material to the Company’s consolidated financial condition and results of operations.

Cash Equivalents

The Company considers all highly liquid investments with original maturity of three months or less to be cash equivalents. Cash equivalents, which include commercial paper and other short-term debt instruments, totaled $27.1 million and $9.6 million as of December 31, 2019 and December 31, 2018, respectively. Restricted cash consists of funds that are contractually restricted as to usage or withdrawal due to legal agreements. The Company determines current or non-current classification based on the expected duration of the restriction.

Marketable Securities

Marketable securities generally consist of debt securities of corporate entities and commercial paper. The objectives for holding short-term investments are to invest the Company’s excess cash resources in investment vehicles that provide a better rate of return compared to an interest-bearing bank account with limited risk to the principal invested. These investments are classified as available-for-sale and are carried at fair value, with the unrealized gains and losses reported as a component of accumulated other comprehensive income (loss) in total equity (deficit). Unrealized gains and losses on the Company’s short-term investments were not significant as of December 31, 2019.

The Company determines the appropriate classification of these investments at the time of purchase and reevaluates such designation at each balance sheet date. The Company classifies the available-for-sale investments as current assets under the caption marketable securities on the consolidated balance sheets as these investments generally consist of highly marketable securities that are identified to be available to meet near-term cash requirements.

Realized gains and losses and declines in value determined to be other than temporary are based on the specific identification method and are included as a component of other income (expense), net in the consolidated statements of operations.

The Company periodically evaluates its investments in marketable securities for other-than-temporary impairment. When assessing short-term marketable security investments for other-than-temporary declines in value, the Company considers such factors as, among other things, how significant the decline in value is as a percentage of the original cost, how long the market value of the investment has been less than its original cost, the Company’s ability and intent to retain the short-term marketable security investment for a period of time sufficient to allow for any anticipated recovery in fair value and market conditions in general. If any adjustment to fair value reflects a decline in the value of the marketable security that the Company considers to be “other than temporary,” the Company reduces the marketable securities through a charge to the consolidated statement of operations. No such adjustments were necessary during the periods presented.

Accounts Receivable

Accounts and trade receivables are recorded at the invoiced amount and do not bear interest. The Company reviews the need for an allowance for doubtful accounts quarterly based on historical experience with each

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

customer and the specifics of each arrangement. At December 31, 2019 and 2018, the Company did not have material write-offs and did not record an allowance for doubtful accounts.

Inventories

Inventories consists of raw materials and supplies, work in process, and finished goods. Inventories are stated at the lower of cost or net realizable value. Costs are computed under the standard cost method, which approximates actual costs determined on a first-in, first-out basis. Net realizable value is determined as estimated selling prices in the ordinary course of business, less reasonably predictable costs of disposal and transportation. The Company assesses inventories quarterly for slow moving products and potential impairment, and records write-downs of inventories to cost of sales.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the respective assets. Assets are held as construction in progress until placed into service, upon which date, the Company begins to depreciate the assets over their estimated useful lives. The estimated useful lives of the Company’s assets are as follows:

Estimated useful lives
Computer hardware and software	3 years
Demonstration units and fleet	2-5 years
Machinery and equipment	7 years
Furnitures and fixtures	7 years
Vehicles	5 years
Leasehold improvements	Lesser of lease term or 10 years

Expenditures for maintenance and repairs are charged to expense as incurred. When an asset is sold or otherwise disposed of, the cost and associated accumulated depreciation are removed from the accounts and the resulting gain or loss is recognized in the statement of income.

Leases

An arrangement is or contains a lease if there are specified assets and the right to control the use of a specified asset is conveyed for a period in exchange for consideration. Upon lease inception, the Company classifies leases as either operating or capital leases. Leases are classified as capital leases when the terms of the lease transfers substantially all of the risks and rewards of ownership to the lessee. All other leases are classified as operating leases.

Operating leases are not recognized on the consolidated balance sheet. For capital leases, the Company recognizes capital lease assets and corresponding lease liabilities within the consolidated balance sheet at lease commencement. For income statement purposes, the Company recognizes rent expense on a straight-line basis for operating leases. For capital leases, the Company recognizes interest expense associated with the capital lease liability and depreciation expense associated with the capital lease asset. For capital lease assets and leasehold improvements, the estimated useful lives are limited to the shorter of the useful life of the asset or the term of the lease.

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

Goodwill

Goodwill represents the difference between the purchase price and the fair value of assets and liabilities acquired in a business combination. Goodwill is not amortized as the Company reviews goodwill for impairment annually on the last day of its fourth quarter and also if events or changes in circumstances indicate the occurrence of a triggering event. The Company reviews goodwill for impairment by initially considering qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount, including goodwill, as a basis for determining whether it is necessary to perform a quantitative analysis. If it is determined that it is more likely than not that the fair value of reporting unit is less than its carrying amount, a quantitative analysis is performed to identify goodwill impairment. The carrying amount of Goodwill as at December 31, 2019 and December 31, 2018 was $701,000. The carrying amount of Goodwill was $687,000 for Autonomy Solutions and $14,000 for Other Component Sales respectively as of those dates. Based on qualitative review no impairment of goodwill was identified for the years ended December 31, 2019 and December 31, 2018.

Impairment of Long-Lived Assets

Long-lived assets, such as property and equipment and other long-term assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying amount. If the carrying amount of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent the carrying amount of the underlying asset exceeds its fair value. No impairment loss was recognized for the years ended December 31, 2019 and December 31, 2018.

Product Warranties

The Company typically provides a one-year warranty on its products. Estimated future warranty costs are accrued and charged to cost of sales in the period that the related revenue is recognized. These estimates are based on historical warranty experience and any known or expected changes in warranty exposure, such as trends of product reliability and costs of repairing and replacing defective products. The Company periodically assesses the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary. Provision for product warranties were immaterial in all periods presented.

Simple Agreements for Future Equity (“SAFE”) Liability

The Company evaluates whether SAFE instruments are in the scope of ASC 480, Distinguishing Liabilities from Equity, which requires an entity to classify an instrument as a liability. The Company classifies SAFE instruments as liabilities as they are redeemable upon a change of control event which is not within the control of the Company. SAFEs are recorded at fair value, and subject to remeasurement through earnings at each balance sheet date until the date of their respective settlement.

Debt

The Company accounts for promissory notes payable using an amortized cost model pursuant to ASC 835. Debt issuance costs are amortized using the effective interest method over the contractual term of the note into interest expense. Debt discounts are presented on the consolidated balance sheets as a direct deduction from the carrying amount off that related debt. Debt modifications are evaluated using the guidance in Accounting Standard

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

Codification (“ASC”) 470-50-40 to determine the treatment of the existing debt as well as costs and fees incurred in the modification based on the significance of changes in present value of cash flows for term debt and changes in borrowing capacity for revolving credit arrangements.

Convertible Preferred Stock

Series A Convertible Preferred Stock is classified in mezzanine equity as it contains terms that could force the Company to redeem the shares for cash or other assets upon the occurrence of an event not solely within the Company’s control. When it is probable that a redeemed preferred share will become redeemable, adjustments are recorded to adjust the carrying values. No adjustments have been recorded in 2019 or 2018.

Derivatives

The Company accounts for derivative instruments in accordance with ASC 815 – Derivatives and Hedging (“ASC 815”), which requires additional disclosures about the Company’s objectives and strategies for using derivative instruments, how the derivative instruments and related hedged items are accounted for, and how the derivative instruments and related hedging items affect the financial statements.

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risk. Terms of convertible debt instruments are reviewed to determine whether or not they contain embedded derivative instruments that are required under ASC 815 to be accounted for separately from the host contract and recorded on the consolidated balance sheets at fair value. Freestanding warrants issued by the Company in connection with the issuance of debt instruments are considered to be derivative instruments and are evaluated and accounted for in accordance with ASC 815. An evaluation of specifically identified conditions is made to determine whether the fair value of warrants issued is required to be classified as equity or as a derivative liability.

The fair value of derivative liabilities, if any, is required to be revalued at each reporting date, with corresponding changes in fair value recorded in current period operating results.

Treasury stock

The Company accounts for treasury stock of common shares under the cost method and include treasury stock as a component of stockholders’ equity.

Revenue Recognition

In 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (ASC 606) (“New Revenue Standard”). The New Revenue Standard requires companies to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In addition, the New Revenue Standard requires disclosures of the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. The Company adopted the New Revenue Standard effective January 1, 2019 using the modified retrospective method and the cumulative effect was immaterial to the consolidated financial statements. The Company has elected to apply the transition method to contracts that are not completed as of January 1, 2019 (“open contracts”). See Note 2, Revenue, for additional information related to the adoption of ASC 606. Results for reporting periods beginning after January 1, 2019 are presented under ASC 606, while the comparative financial information for 2018 has not been adjusted and continues to be reported under ASC 605, Revenue Recognition (ASC 605). In addition,

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

management assessed the impact of the financial information in 2018 and determined that the financial results for the year ended December 31, 2018 would not have been impacted materially under application of ASC 606. For this reason, the discussion that follows describes the Company’s revenue recognition policies both before and after the adoption of ASC 606.

Revenue recognition—Prior to the adoption of ASC 606 on January 1, 2019

Prior to January 1, 2019, the Company recognized revenue from sales of its products provided that (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred based on shipping terms, (iii) the price is fixed or determinable, and (iv) collectability is reasonably assured. Delivery occurred upon transfer of title and all risks and rewards of ownership to the customer, based on contract shipping terms. In some circumstances, substantive acceptance by the customer may exist, which results in the deferral of revenue until the customer formally accepts the product. Judgment may be required in determining if the acceptance is substantive.

The Company also designs, tests and provides consulting services for custom application specific integrated circuits. For arrangements involving fixed price contracts which qualify as construction type and production type contracts, the Company recognizes revenue based on the percentage of completion accounting method using contract cost incurred to date compared to total estimated contract cost. For arrangements involving time & material contract, revenue is recognized based on time incurred provided collectability is probable.

Sales taxes collected from customers and remitted to governmental authorities were accounted for on a net basis and therefore, were excluded from net sales. Shipping and handling costs billed to customers were recognized in revenue. Shipping and handling costs paid by the Company were included in cost of sales.

Revenue from sales of products to resellers and distributors occurred upon delivery of products to the resellers and distributors assuming all other revenue recognition criteria were met.

Revenue recognition—After the adoption of ASC 606 on January 1, 2019

Under ASC 606, The Company determines revenue recognition through the following steps:

•	Identifying the contract, or contracts, with the customer;

•	Identifying the performance obligations in the contract;

•	Determining the transaction price;

•	Allocating the transaction price to performance obligations in the contract; and

•	Recognizing revenue when, or as, the Company satisfies performance obligations by transferring the promised good or services.

Nature of Products and Services and Revenue Recognition

The majority of the Company’s revenue comes from product sales of lidar sensors to direct customers and distributors. Revenue is recognized at a point in time when control of the goods is transferred to the customer, generally occurring upon shipment or delivery dependent upon the terms of the underlying contract. Product sales to certain customers may require customer acceptance due to performance acceptance criteria that is considered more than a formality. For these product sales, revenue is recognized upon the expiration of the customer acceptance period.

For custom products that require engineering and development based on customer requirements, the Company recognizes revenue over time using an input method based on contract cost incurred to date compared to total

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

estimated contract cost (cost-to-cost). Amounts billed to customers for shipping and handling are included in revenue. Some of Company’s arrangements provide either software embedded in hardware or occasionally, licenses to certain software products which are typically recognized at the time of transfer of control of either the underlying hardware or at the time when the licensing rights are provided. The obligations associated with any performance obligation to update the Company’s software were immaterial. Taxes collected from customers and remitted to governmental authorities are excluded from revenue on the net basis of accounting.

For service projects, the Company generally contracts with customers based on hourly rates. Revenue is recognized as services are performed and amounts are earned in accordance with the terms of a contract at estimated collectible amounts. Expenses associated with performance of work may be reimbursed with a markup depending on contractual terms and are included in revenues. Reimbursements include billings for travel and other out-of-pocket expenses and third-party costs, such as equipment rentals, materials and subcontractor costs, which are included in cost of sales in the accompanying combined statement of income.

Arrangements with Multiple Performance Obligations

When a contract involves multiple performance obligations, the Company accounts for individual products and services separately if the customer can benefit from the product or service on its own or with other resources that are readily available to the customer and the product or service is separately identifiable from other promises in the arrangement. The consideration is allocated between separate performance obligations in proportion to their estimated standalone selling price. The transactions to which the Company had to estimate standalone selling prices and allocate the arrangement consideration to multiple performance obligations were immaterial.

The Company provides standard product warranties for a term of typically one year to ensure that its products comply with agreed-upon specifications. Standard warranties are considered to be assurance type warranties and are not accounted for as separate performance obligations. Please see Product Warranty for accounting policy on standard warranties.

Other Policies, Judgments and Practical Expedients

Contract balances. Contract assets and liabilities represent the differences in the timing of revenue recognition from the receipt of cash from the Company’s customers and billings. Contract assets reflect revenue recognized and performance obligations satisfied in advance of customer billing. Contract liabilities relates to payments received in advance of the satisfaction of performance under the contract. Receivable represents right to consideration that is unconditional. Such rights are considered unconditional if only the passage of time is required before payment of that consideration is due.

Remaining performance obligations.    Revenue allocated to remaining performance obligations represents the transaction price allocated to the performance obligations that are unsatisfied, or partially unsatisfied. It includes unearned revenue and amounts that will be invoiced and recognized as revenue in future periods and does not include contracts where the customer is not committed. The customer is not considered committed where they are able to terminate for convenience without payment of a substantive penalty under the contract. Additionally, as a practical expedient, the Company has not disclosed the value of unsatisfied performance obligations for contracts with an original expected length of one year or less. Because the majority of the Company’s customer contracts allow customers to terminate for convenience or have an original duration of one year or less, the total amount of the transaction price allocated to unsatisfied performance obligations with duration of more than 12 months was not significant as of December 31, 2018 and 2019.

Significant financing component.    In certain arrangements, the Company receives payment from a customer either before or after the performance obligation has been satisfied. The expected timing difference between the

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

payment and satisfaction of performance obligations for the vast majority of the Company’s contracts is one year or less; therefore, the Company applies a practical expedient and does not consider the effects of the time value of money. The Company’s contracts with customer prepayment terms do not include a significant financing component because the primary purpose is not to receive financing from the customers.

Contract modifications.    The Company may modify contracts to offer customers additional products or services. Each of the additional products and services are generally considered distinct from those products or services transferred to the customer before the modification. The Company evaluates whether the contract price for the additional products and services reflects the standalone selling price as adjusted for facts and circumstances applicable to that contract. In these cases, the Company accounts for the additional products or services as a separate contract. In other cases where the pricing in the modification does not reflect the standalone selling price as adjusted for facts and circumstances applicable to that contract, the Company accounts on a prospective basis where the remaining goods and services are distinct from the original items and on a cumulative catch-up basis when the remaining goods and services are not distinct from the original items.

Judgments and estimates.    Accounting for contracts recognized over time under ASC 606 involves the use of various techniques to estimate total contract revenue and costs. Due to uncertainties inherent in the estimation process, it is possible that estimates of costs to complete a performance obligation will be revised in the near-term. The Company reviews and updates its contract-related estimates regularly, and records adjustments as needed. For those performance obligations for which revenue is recognized using a cost-to-cost input method, changes in total estimated costs, and related progress towards complete satisfaction of the performance obligation, are recognized on a cumulative catch-up basis in the period in which the revisions to the estimates are made. The impact of application of catch-up adjustments were immaterial.

Cost of Sales

We include all manufacturing and sourcing costs incurred prior to the receipt of finished goods at our distribution facility in cost of sales. The cost of sales principally includes direct costs, product costs, purchasing costs, allocation of overhead associated with manufacturing operations, inbound freight charges, insurance, inventory write-downs, warranty cost and depreciation and amortization expense associated with our manufacturing and sourcing operations. Cost of sales also includes the direct cost and appropriate allocation of overheads involved in execution of service contract.

Research and Development

R&D expenses consist primarily of personnel-related expenses, consulting and contractor expenses, tooling and prototype materials to the extent no future benefit is expected and allocated overhead costs. Substantially all of the Company’s R&D expenses are related to developing new products and services and improving existing products and services. To date, R&D expenses have been expensed as incurred and included in the consolidated statements of operations. From time to time, the Company utilizes space or supporting resources normally associated with manufacturing operations to support development of new product models. The Company tracks these utilizations and classifies these costs as R&D costs.

Stock-based Compensation

Employees

The Company measures the cost of share-based awards granted to employees and directors based on the grant-date fair value of the awards. The grant-date fair value of the stock options is calculated using a Black-Scholes

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

option pricing model. The grant-date fair value of restricted stock is calculated based on the fair value of the underlying common stock less cash proceeds paid by the recipient to acquire the restricted stock. The fair value of the stock-based compensation is recognized on a straight-line basis over the requisite service period, which is generally the vesting period of the award. The Company elected to recognize the effect of forfeitures in the period they occur.

Non-Employees

On January 1, 2019, the Company adopted Accounting Standards Update (ASU) 2018-07, Compensation—Stock Compensation (ASC 718): Improvements to Nonemployee Share-Based Payment Accounting. Prior to the adoption ASU 2018-07, the Company measures the cost of stock-based awards granted to non-employees based on the fair value of the award on the performance completion date. Compensation cost is recognized over the period during which services are rendered by non-employees until completed, on a tranche-by-tranche basis (the accelerated attribution method). At the end of each financial reporting period prior to completion of the service, the fair value of these awards is remeasured at fair market value. After adoption of ASU 2018-07, the newly granted equity-classified non-employee awards are measured on the grant date using a fair-value based measure. Any outstanding non-employee awards that have not achieved a performance completion date as of the adoption of ASU 2018-07 are measured at the adoption date and not subsequently remeasured. Consistent with the intent of ASU 2018-07 to better align the accounting for employee and non-employee awards, the Company has recognized the compensation cost for non-employee awards on a straight-line basis after adoption of ASU 2018-07. There was no impact to equity or retained earnings upon adopting ASU 2018-07.

On January 1, 2019 the Company adopted ASU 2019-08, Compensation—Stock Compensation (ASC 718) and Revenue from Contracts with Customers (ASC 606). Following the adoption of ASU 2018-07, the Company measures any share-based payment awards to customers in accordance with ASC 718. Any equity classified awards are measured on the grant dates. The Company had no such outstanding awards as of the date of adoption of ASU 2019-08.

Foreign Currency

The U.S. dollar is the functional currency of the Company’s consolidated entities operating in the U.S. and certain of its subsidiaries operating outside of the U.S. For transactions entered into a currency other than its functional currency, the monetary assets and liabilities are re-measured into U.S. dollars at the current exchange rate as of the applicable balance sheet date, and all non-monetary assets and liabilities are re-measured at historical rates. Income and expenses are re-measured at the average exchange rate prevailing during the period. Gains and losses resulting from the re-measurement of these subsidiaries’ financial statements are included in the consolidated statements of operations.

Gains and losses resulting from foreign exchange transactions and revaluation of monetary assets and liabilities in non-functional currencies are included in other income (expense) in the consolidated statements of operations. Net foreign exchange gain (loss) recorded in the Company’s consolidated statements of operations was insignificant for all periods presented.

Income Taxes

Income taxes are accounted under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company recognizes deferred tax assets to the extent that these assets are more likely than not to be realized. In making such a determination, all available positive and negative evidence are considered, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If it is determined that deferred tax assets would be realized in the future, in excess of their net recorded amount, an adjustment would be made to the deferred tax asset valuation allowance, which would reduce the provision for income taxes.

The Company records uncertain tax positions in accordance with ASC 740 on the basis of a two-step process which includes (1) determining whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position, and (2) for those tax positions that meet the more-likely-than-not recognition threshold. Recognized income tax positions are measured at the largest amount of tax benefit that is more than 50% likely to be realized upon ultimate settlement with the related tax authority.

The Company recognizes interest and penalties related to unrecognized tax benefits on the income tax expense line in the accompanying consolidated statement of operations. Accrued interest and penalties are included on the related tax liability line in the consolidated balance sheet.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount within a range of loss can be reasonably estimated. When no amount within the range is a better estimate than any other amount, the Company accrues for the minimum amount within the range. Legal costs incurred in connection with loss contingencies are expensed as incurred.

Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (FASB) issued ASU 2016-02, Leases (ASC 842), and since that date has issued subsequent amendments to the initial guidance intended to clarify certain aspects of the guidance and to provide certain practical expedients entities can elect upon adoption. The principle of ASU 2016-02 is that a lessee should recognize assets and liabilities that arise from leases. Lessees will need to recognize a right-of-use asset and a lease liability for all leases (other than leases that meet the definition of a short-term lease). The lease liability will be equal to the present value of lease payments. The right-of-use asset will be based on the liability. For income statement purposes, ASU 2016-02 requires leases to be classified as either operating or finance. Operating leases will result in a straight-line expense pattern while finance leases will result in a front-loaded expense pattern. ASU 2016-02 is effective for the Company beginning January 1, 2021. The Company plans to adopt ASC 842 using the modified retrospective approach and as a result will not restate prior periods. The Company is currently in the process of evaluating the effects of this pronouncement on the Company’s financial statements. Based on our current lease portfolio, we preliminarily expect ASC 842 to have a material impact on our consolidated balance sheets primarily related to the recognition of operating lease assets and liabilities. We do not expect the new standard to have a material impact on the Company’s consolidated statement of income. As the impact of this standard is noncash in nature, we do not anticipate its adoption having an impact on the Company’s consolidated statement of cash flows.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses (ASC 326): Measurement of Credit Losses of Financial Instruments, which, together with subsequent amendments, amends the requirement

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

on the measurement and recognition of expected credit losses for financial assets held. ASU 2016-13 is effective for the Company beginning January 1, 2023, with early adoption permitted. The Company is currently in the process of evaluating the effects of this pronouncement on the Company’s financial statements and does not expect it to have a material impact on the consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (ASC 740): Simplifying the Accounting for Income Taxes, which is intended to simplify various aspects related to accounting for income taxes. The pronouncement is effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. ASU 2019-12 is effective for the Company beginning January 1, 2022, with early adoption permitted. The Company is currently in the process of evaluating the effects of this pronouncement on the Company’s financial statements and does not expect it to have a material impact on the consolidated financial statements.

Recently Adopted Accounting Guidance

In November 2016, ASU 2016-18 was issued which requires the statement of cash flows to explain the change in cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts described as restricted cash and restricted cash equivalents are included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts in the statement of cash flows. This update is effective in fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. Early adoption is permitted. The Company adopted this ASU on January 1, 2019 including the changes in restricted cash equivalents in operating activities in the Statements of Cash Flows.

In January 2017, the FASB issued ASU 2017-04, Intangibles-Goodwill and Other (ASC 350), Simplifying the Test for Goodwill Impairment. The standard simplifies the subsequent measurement of goodwill by eliminating step two from the goodwill impairment test. Instead, goodwill impairment is measured as the difference between the fair value and the carrying value of the reporting unit. The standard also clarifies the treatment of the income tax effect of tax-deductible goodwill when measuring goodwill impairment loss. The Company early adopted this amendment on January 1, 2017, which did not have a material impact on its consolidated financial statements and its goodwill impairment measurement.

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

Note 2. Revenue

Disaggregation of Revenues

The Company disaggregates its revenue from contracts with customers by geographic region based on the primary locations where the customer is situated, type of good or service and timing of transfer of goods or services to customers (point-in-time or over time), as it believes it best depicts how the nature, amount, timing and uncertainty of its revenue and cash flows are affected by economic factors. Total revenue based on the disaggregation criteria described above are as follows (in thousands):

	Year Ended December 31,
	2019		2018
	Revenue	% of Revenue	Revenue	% of Revenue

Revenue by primary geographical market:
North America	$10,453	83%	$9,408	80%
Asia Pacific	469	4%	140	1%
Europe, Middle East, and Asia	1,680	13%	2,144	19%

Total	12,602	100%	11,692	100%

Revenue by timing of recognition:
Recognized at a point in time	9,666	77%	7,236	62%
Recognized over time	2,936	23%	4,456	38%

Total	12,602	100%	11,692	100%

Revenue by segment:
Autonomy Solutions	9,666	77%	7,236	62%
Other component sales	2,936	23%	4,456	38%

Total	12,602	100%	11,692	100%

Contract liabilities consist of deferred revenue and customer advance payments. Deferred revenue includes billings in excess of revenue recognized and is recognized as revenue when the Company performs under the contract. Customer advance payments represent required customer payments in advance of product shipments according to payment terms. Customer advance payments are recognized as revenue when control of the performance obligation is transferred to the customer. Contract liabilities consisted of the following as of December 31, 2019 (in thousands):

As of December 31,
2019
Contract liabilities, current	$225
Contract liabilities, long-term	—

Total	$225

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

The following table shows the significant changes in contract liabilities balances as of December 31, 2019 (in thousands):

	Year Ended December 31,
	2019		2018
Beginning balance	$		$1,250
Impact of ASC 606 adoption		—	—
Revenue recognized that was included in the contract liabilities beginning balance			(1,250)
Increase due to cash received and not recognized as revenue and billings in excess of revenue recognized during the period		225	—
Customer deposits reclassified to refund liabilities		—	—

Ending balance		$225	$—

Note 3. Inventories

Inventory, net of write-downs, consists of the following (in thousands):

	As of December 31,
	2019	2018
Raw materials	$1,998	$1,800
Work-in-process	1,376	905
Finished goods	628	221

Total inventory	$4,002	$2,926

The Company recorded inventory write-downs of $1.4 million and $3.5 million for the years ended December 31, 2019 and 2018, respectively.

Note 4. Property and Equipment

Property and equipment consist of the following (in thousands):

	As of December 31,
	2019	2018
Computer hardware and software	$2,904	$1,522
Demonstration fleet and demonstration units	1,603	939
Machinery and equipment	4,830	4,953
Furnitures and fixtures	325	317
Vehicles	902	872
Leasehold improvements	821	788
Capital lease assets	579	119
Construction in progress	465	1,166

Total property and equipment	12,429	10,676
Less: accumulated depreciation and amortization	4,562	2,240

Total property and equipment, net	$7,867	$8,436

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

Depreciation and amortization related to property and equipment, including assets under capital lease arrangements was $2.3 million and $1.4 million for the years ended December 31, 2019 and 2018, respectively.

Note 5. Other Assets

Other current assets as of December 31, 2019 and 2018 were as follows (in thousands):

	As of December 31,
	2019	2018
Prepaid expenses	$817	$1,092
Advance payments to vendors	666	—
Prepaid rent and other	12	210
Other receivables	329	701

Total other current assets	$1,824	$2,003

Other noncurrent assets as of December 31, 2019 and 2018 were as follows (in thousands):

	As of December 31,
	2019	2018
Security deposits	$1,793	$1,756
Other long-term assets	36	71

Total other assets	$1,829	$1,827

Note 6. Accrued and Other Liabilities

Accrued and other current liabilities as of December 31, 2019 and 2018 were as follows (in thousands):

	As of December 31,
	2019	2018
Accrued expenses	$2,049	$2,853
Warranty liabilities	267	145
Contract liabilities	225	—
Payroll payable	473	818
Accrued bonuses	350	—
Short-term lease liabilities and other	162	83

Total accrued and other current liabilities	$3,526	$3,899

Other long-term liabilities as of December 31, 2019 and 2018 were as follows (in thousands):

	As of December 31,
	2019	2018
Deferred rent	1,106	1,193
Long-term lease liabilities	295	111

Total accrued and other long-term liabilities	$1,401	$1,304

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

Note 7. Simple Agreements for Future Equity

From April 2016 through May 2019, the Company issued Simple Agreements for Future Equity (the “SAFEs”) that allow the investors to participate in future equity financings through a share-settled redemption of the amount invested (such notional being the “invested amount”). Alternatively, upon the occurrence of a change of control or an initial public offering (other than a qualified financing), the investors shall have the option to receive either (i) cash payment equal to the invested amount under such SAFE, or (ii) a number of shares of Common Stock equal to the invested amount divided by the liquidity price set forth in the applicable SAFE.

The Company issued two types of SAFEs, that each contain the Change of Control and initial public offering settlement alternatives described above, but settle differently upon a next round financing as follows:

(a) SAFEs that allow the investors to participate in future equity financings through share-settled redemption at a discounted price to the price paid by other investors. That is, upon a future equity financing involving preferred shares, the SAFE settles into a number of preferred shares equal to the invested amount of the SAFE divided by a discounted price to the price investors pay to purchase preferred shares in the financing (with such discounted price calculated as a percentage of the price investors pay to purchase preferred shares in the financing or by reference to a valuation ceiling), and

(b) SAFEs that, instead of allowing the holder to receive a number of shares at a discounted settlement price, accrue noncash paid-in-kind interest at 18% per annum of the invested amount of the SAFE. Upon a future equity financing, the SAFE settles into a number of preferred shares equal to the invested amount of the SAFE divided by the price for which cash investors paid to purchase the preferred shares in the financing.

The Company determined that the SAFEs are not legal form debt (i.e., no creditors’ rights). The SAFEs include a provision allowing for cash redemption upon the occurrence of a Change of Control, the occurrence of which is outside the control of the Company. Therefore, the SAFEs are classified as marked-to-market liabilities pursuant to ASC 480.

On June 24, 2019, in connection with the sale of the Preferred Stock, the SAFEs were settled in 5,053,022 shares of the Preferred Stock and 264,990 shares of Common Stock. The SAFEs were marked to fair value as of the settlement date and derecognized at their final carrying amounts. The preferred shares issued at settlement were recorded at their fair values. One SAFE note was settled in cash in the amount of $5.6 million. The loss on conversion of the SAFE settled in cash was $79 thousand.

The following table summarizes the total invested amounts of SAFEs issued and outstanding for the years ended December 31, 2019 and December 31, 2018 (in thousands)

	Year Ended December 31,
	2019	2018
Principal amount, inclusive of accrued interest and changes in fair value, if any	—	$122,588
Losses reported from changes in fair value in the statement of operations	$(24,215)	$(12,345)

Note 8. Long-term debt

Senior Secured Loan

In August 2017, the Company issued a Senior Secured Promissory Note with an aggregate principal of $15 million (the “2017 Note”). The 2017 Note bears interest at 12.50% per annum, with an effective interest rate of 15.68% due to upfront fees of $382,000 and allocated proceeds to warrants of $480,000 and has a final maturity date of September 18, 2020. Principal and interest are paid according to a schedule of 28 monthly installments beginning June 18, 2018 until final maturity.

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

On December 18, 2018 the Company entered into the First Amendment to Senior Secured Promissory Note with the lenders which provided for an incremental advance with an aggregate principal amount of $3 million (the “2018 Note” and together with the 2017 Note, the “Notes”). The 2018 Note accrues interest at 12.50% per annum, with an effective interest rate of 15.58% due to upfront fees of $108,000 and allocated proceeds to warrants of $46,000. Principal and interest are paid pursuant to a schedule of 27 monthly installment payments with a final maturity date on December 18, 2021. The Notes permit prepayment with an interest make-whole premium. The Notes include standard non-financial covenants and are secured by a first priority perfected security interest in substantially all of the Company’s assets. The Company must maintain liquidity of at least $2.0 million. As of December 31, 2019 and December 31, 2018, the Company is not in default on any covenants.

In connection with the issuance of the Notes, the Company issued warrants (see Note 9: Warrants). Proceeds were allocated to the warrants at their full fair value, with the residual allocated to the Notes.

The following table summarizes the outstanding balances recorded for the Notes as of December 31, 2019 and December 31, 2018 (in thousands):

	As of December 31,
	2019	2018
2017 Notes Principal Outstanding	$5,304	$11,648
Unamortized discount (2017 Notes)	(56)	(307)
2018 Notes	2,707	3,000
Unamortized discount (2018 Notes)	(81)	(151)

Net carrying amount	7,874	14,190
Less: current portion	6,459	6,320

Non-current portion	$1,415	$7,870

Equipment Loan

On July 31, 2017, the Company entered into an Equipment and Loan Agreement (“the agreement”) for total committed amount of $4.0 million for the purpose of acquiring equipment. On March 29, 2018, the commitment amount was increased by $ 1.4 million to a total of $ 5.4 million. Under the agreement, the Company issued three promissory notes totaling $3.2 million in the period starting from July 31, 2017 through December 15, 2017 and three promissory notes totaling $2.2 million in the period starting from March 29, 2018 to October 16, 2018. The promissory notes bear interest at 10.35% per annum with effective rate of interest ranging from 10.37% to 13.96%. The interest only period ends on June 30, 2018 and principal and interest are paid based on the monthly schedule until final maturity being July 1, 2020.

The following table summarizes the outstanding balances recorded for the Notes as of December 31, 2019 and December 31, 2018 (in thousands):

	As of December 31,
	2019	2018
Notes Principal Outstanding	$1,290	$4,023
Unamortized discount	(9)	(66)

Net carrying amount	1,281	3,957
Less: current portion	1,281	2,716

Non-current portion	$—	$1,241

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

Others

Revolving credit facility

On November 19, 2018, the Company entered into revolving line of credit agreement for total amount of $500,000. The revolving line of credit carries a variable interest rate which changes from time to time based on the wall street journal prime rate (Index). The credit facility matures on November 13, 2019. As of December 31, 2018, $500,000 was outstanding, which was fully repaid in 2019.

Vehicle loan

In October 2017, the Company entered into a vehicle loan agreement with an aggregate principal of $73,000 (the “Vehicle Loan”). The Vehicle Loan bears interest at 5.99% per annum and has a final maturity date of November 10, 2022. Principal and interest are paid according to a schedule of 60 monthly installments beginning December 10, 2017 until final maturity.

Additional Equipment Loan

The Company also entered into an equipment loan agreement for subsidiary with an aggregate principal of $182,000 (the “Additional Equipment Loan”) in December 2018. The Additional Equipment Loan carries an interest of 5.89% per annum maturing on November 14, 2023. Principal and interest are paid according to a schedule of 60 monthly installments beginning November 14, 2018 until final maturity.

The following table summarizes the outstanding balances recorded for other long-term debt as of December 31, 2019 and December 31, 2018 (in thousands):

	As of December 31,
	2019	2018
Revolving credit facility	$—	$500
Vehicle loan	45	60
Additional Equipment Loan	146	179

Total	191	739
Less: current portion	51	549

Non-current portion	$140	$190

Following is the principal maturity schedule for long-term debt outstanding as of December 31, 2019 (in thousands):

As of December 31, 2019
2020	$7,912
2021	1,489
2022	54
2023	37
2024	—

Total	9,492
Less unamortized debt cost	146

Long-term debt	$9,346

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

Note 9. Warrants

In connection with the issuance of the 2017 Note, the Company issued a warrant (the “2017 Warrant”). The 2017 Warrant allows the holder to purchase a number of shares in a future round of Preferred Stock financing equal to 10% of the principal advances under the 2017 Note, divided by 70% of the price per share paid for the equity securities issued in the financing. In the event that a financing does not occur within two years from issuance, the 2017 Warrant becomes exercisable for a SAFE with an invested amount equal to 10% of the advances under the 2017 Note. However, upon the issuance of Series A Convertible Preferred Stock in June 2019, the underlying shares were determined to be Series A Convertible Preferred Stock. Upon issuance of the 2018 Note, the Company provided additional warrant coverage for advances issued under the 2018 Note (the “2018 Warrant” and together with the 2017 Warrant, the “Warrants”).

The Company determined the Warrants should be classified as liabilities because the holder of the Warrants will be entitled to settle the Warrants for SAFE instruments if the Company does not consummate a qualified financing within two years of the issuance date of the Warrants, and following the issuance of Series A Convertible Preferred stock, the underlying shares are redeemable outside the Company’s control through Deemed Liquidation provisions. The Warrants were recorded at fair value with subsequent changes in fair value reflected in earnings. The change in fair value resulted in a loss of $256,000 and $143,000 for the years ended December 31, 2019 and December 31, 2018, respectively.

The Company determined the following fair values for the outstanding Warrants:

	As of December 31,
	2019	2018
2017 Warrant	$1,035	$808
2018 Warrant	87	58

Total	$1,122	$866

Note 10. Bridge Note

In August 2015 the Company entered into a Convertible Promissory Note (the “Bridge Note”) with an investor (the “Investor”) with a principal amount of $1.5 million and an interest rate of 3.00% per annum. The Bridge Note had an original maturity date of August 11, 2016, however the Company and Investors agreed to allow the Bridge Note to remain outstanding after maturity. In February 2019, the Company and the Investor entered into an amendment to the Bridge Note (the “Amended Bridge Note”), which revised the Bridge Note’s settlement provisions.

Pursuant to the terms of the Amended Bridge Note, on or prior to the maturity date, the outstanding balance of the Amended Bridge Note would be converted into a series of Preferred Stock that has identical rights, privileges, preferences, and restrictions as the shares of preferred stock issued to investors investing new capital into the Company in connection with the initial closing of the Company’s next Preferred Stock financing, at a price equal to (i) $58 million, divided by (ii) the Company’s fully diluted share count.

In addition to the settlement provision above, the Amended Bridge Note included provisions for acceleration at par upon an Event of Default, contingent conversion upon next round of equity financing, contingent conversion upon Change of Control, and contingent redemption upon Change of Control at a price equal to 200% of par value. The Company determined that the Change of Control redemption provision requires bifurcation as a derivative. However, the Company estimates the fair value of embedded derivative to be immaterial at inception and as of December 31, 2018 based on the low probability of the triggering event.

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

The Amended Bridge Note continued to be classified as a current liability as the Company did not formally obtain an extension of the maturity date.

In June 2019, the Company and the Investor agreed to settle the Amended Bridge Note into Series A-11 Preferred Stock at a price equal to (i) $58 million divided by (ii) the Company’s fully diluted share count. The settlement of the Amended Bridge Note was accounted for as an extinguishment of debt, wherein the carrying amount of the Bridge Note was derecognized and the fair value of the Series A-11 Preferred Stock issued was recorded in equity. The net carrying value of the note at date of conversion was $1.67 million. The difference between the carrying amount of the Amended Bridge Note and the fair value of the Preferred Stock was recorded as a loss on extinguishment of $6.0 million.

Note 11. Series A Convertible Preferred Stock

Preferred Stock

As of December 31, 2018, the Company had no shares of Preferred Stock issued or outstanding.

On June 24, 2019, the Company amended and restated its Certificate of Incorporation (“Certificate”), which authorized the issuance of up to 7,537,269 shares of Preferred Stock with a par value of $0.00001.

On June 24, 2019, the Company entered into a Series A Convertible Preferred Stock Purchase Agreement to issue Preferred Stock to investors for cash and in settlement of outstanding SAFEs and Amended Bridge Note. In July 2019, the Company issued an additional 244,827 shares of Series A Preferred Stock for $10.10 million, net of $591,000 of transaction costs.

The original issue price and the liquidation value, as of December 31, 2019, of each class of Preferred Stock is as follows:

	Shares Authorized	Shares Issued and Outstanding	Per Share Liquidation Preference
Series A	2,228,361	1,660,839	$43.30
Series A-1	163,306	163,306	15.31
Series A-2	1,322,780	1,322,780	15.12
Series A-3	223,548	223,548	17.89
Series A-4	49,827	49,827	20.07
Series A-5	137,715	124,068	20.15
Series A-6	247,420	247,420	30.31
Series A-7	1,459,656	1,459,656	34.64
Series A-8	385,777	385,777	36.81
Series A-9	748,674	748,674	38.97
Series A-10	252,801	252,801	41.14
Series A-11	317,404	317,404	$5.27

	7,537,269	6,956,100

Dividends

Preferred Stock receive non-cumulative dividends at a rate per annum equal to 6% of the applicable original issue price, if and when declared by the Company’s Board of Directors. Holders of Preferred Stock receive dividends prior to and in preference to any dividends received by holders of Common Stock. No dividends have been declared or paid as of December 31, 2019.

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

Liquidation

Holders of Preferred Stock are entitled to receive a liquidation preference prior to any distribution to holders of Common Stock. Upon the occurrence of a liquidation transaction, Preferred Stock will be redeemed by the Company for the applicable original issue price. Moreover, if the holders of Preferred Stock would receive a greater amount of consideration had the Preferred Stock been converted immediately prior to such transaction, the Preferred Stock shall be deemed to be converted for purposes of the redemption.

Each of the shares of Preferred Stock is conditionally puttable by the holders upon “deemed liquidation events,” which includes a merger, consolidation, change of control, or a sale of substantially all of the Company’s assets. The Company determined that triggering events that could result in a deemed liquidation are not solely within the control of the Company. Therefore, the Preferred Stock is classified outside of permanent (i.e., temporary equity). The Preferred Stock is not being accreted to its liquidation preference, as it is not probable that the Preferred Stock will become redeemable as of December 31, 2019. The Company continues to monitor circumstances that may cause the Preferred Stock to become probable of becoming redeemable. Subsequent adjustments to the carrying amounts to accrete up to the Preferred Stock redemption values will be made only when the shares become probable becoming redeemable. The Series A Convertible Preferred stock is subject to standard protective provisions, none of which provide creditor rights.

Conversion

Preferred Stock is convertible at any time, at the option of the holder, into Common Stock at a conversion rate of 1-to-1 initially, subject to adjustments.

The applicable conversion prices of each series of Preferred Stock as of December 31, 2019 are as follows:

Effective conversion price
Series A	$43.30
Series A-1	15.31
Series A-2	15.12
Series A-3	17.89
Series A-4	20.07
Series A-5	20.15
Series A-6	30.31
Series A-7	34.64
Series A-8	36.81
Series A-9	38.97
Series A-10	41.14
Series A-11	24.30

Additionally, all outstanding shares of the Preferred Stock shall automatically be converted into shares of underlying Common Stock upon the Company’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act, the public offering price of which is not less than $64.96 per share and which results in aggregate cash proceeds to the Company of not less than $100 million, net of underwriting discounts and commissions (a “Qualified IPO”).

Voting Rights

Holders of Preferred Stock are entitled to the same voting rights as the holders of Common Stock and to notice of stockholders’ meetings. The holders of Common Stock and Preferred Stock shall vote together as a single class

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

(on an as-converted basis) on all matters. Each holder of Preferred Stock is entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Preferred Stock could be converted.

Beneficial Conversion Features (“BCFs”)

The Company assessed whether BCFs exist for the optional conversion rights that do not require bifurcation as derivatives. If the conversion option is in-the-money as of the commitment date, the Preferred Stock contains a BCF. The BCF is recognized as a deemed dividend against the carrying amount of the Preferred Stock. Additionally, the Company continues to monitor for the issuance of additional shares below the conversion price, which could result in a contingent BCF.

The following table summarizes the calculation of the BCF as of the commitment dates of the Preferred Stock, which continues to be presented in additional paid in capital as of December 31, 2019:

Commitment Date	Series	Type of Consideration received (cash or settlement of other instruments)	Effective Conversion Price	Fair value of the Common Stock	Number of Shares Issuable upon Conversion	BCF
6/24/2019	A	Cash	$43.30	$18.59	648,069	$—
	A	Settlement of SAFEs	43.30	18.59	75,165	—
	A-1	Settlement of SAFEs	15.31	18.59	163,306	536,000
	A-2	Settlement of SAFEs	15.12	18.59	1,322,780	4,590,000
	A-3	Settlement of SAFEs	17.89	18.59	223,548	156,000
	A-4	Settlement of SAFEs	20.07	18.59	49,827	—
	A-5	Settlement of SAFEs	20.15	18.59	124,068	—
	A-6	Settlement of SAFEs	30.31	18.59	247,420	—
	A-7	Settlement of SAFEs	34.64	18.59	1,459,656	—
	A-8	Settlement of SAFEs	36.81	18.59	385,777	—
	A-9	Settlement of SAFEs	38.97	18.59	748,674	—
	A-10	Settlement of SAFEs	41.14	18.59	252,801	—
	A-11	Settlement of Note	24.30	18.59	317,404	—
6/26/2019	A	Cash	43.30	18.59	692,778	—
7/15/2019	A	Cash	43.30	18.59	11,546	—
7/22/2019	A	Cash	43.30	18.59	233,281	—

						$5,282,000

The Company recorded a total BCF of $5.3 million from the issuance of Preferred Stock. Because the Preferred Stock is convertible at any time pursuant to the optional conversion feature, the Company recognized a dividend equal to the BCF at the applicable commitment date. As the Company had accumulated deficit as of the end of all periods presented, the BCF resulted in an increase and decrease in additional paid-in capital by the same amount.

Furthermore, the Preferred Stock contains a down-round protection provision that reduces the conversion price if the Company issues shares at less than the conversion price or for no consideration. As such, if this provision is triggered, it could result in the conversion option becoming more beneficial if such adjustment causes the applicable conversion price to decline below the commitment date fair value of the Common Stock. If this occurs, a contingent BCF will be recognized at the date of such adjustment.

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

Note 12. Deficit

Common Stock

As of December 31, 2018, the Company had 13,000,000 shares of Common Stock authorized and 9,593,220 shares outstanding. In the event of liquidation, dissolution, distribution of assets, or winding up of the Company, the holders have equal rights to receive all the assets of the Company, after the rights of the holders of the preferred stock, if any, have been satisfied.

As of December 31, 2019, the Company has 20,800,000 shares of Common Stock authorized and 9,880,277 shares outstanding.

Treasury Stock

As of December 31, 2018, and December 31, 2019, the Company has 262,116 and 363,766 shares of treasury stock outstanding respectively.

Founders Preferred Stock

1,922,600 shares of Founders Preferred Stock were issued in 2015. The compensation expense associated with the Founders Preferred Stock is immaterial to the financial statements. The Founders Preferred Stock is substantively the same as Common Stock, as they share identical rights and features. The Founders Preferred Stock can be converted into Common Stock on a one-to-one basis at any time. The Founders Preferred Stock is presented as a component of the Company’s permanent equity.

Note 13. Fair Value Measurements

The Company’s financial assets and liabilities subject to fair value measurements on a recurring basis and the level of inputs used for such measurements were as follows:

	Fair Value (in thousands) Measured as of December 31, 2019 Using:
	Level 1	Level 2	Level 3	Total
Assets:
Commercial papers	$—	$3,212	$—	$3,212
Corporate debt	—	2,698	—	2,698
Treasury bills	749	—	—	749

Total fair value	749	5,910	—	6,659

Liabilities:
SAFEs	—	—	—	—
2017 Warrants	—	—	1,035	1,035
2018 Warrants	—	—	87	87

Total fair value	$—	$—	$1,122	$1,122

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

	Fair Value (in thousands) Measured as of December 31, 2018 Using:
	Level 1	Level 2	Level 3	Total
Liabilities:
SAFEs	$—	$—	$122,588	$122,588
2017 Warrants	—	—	808	808
2018 Warrants	—	—	58	58

Total fair value	$—	$—	$123,454	$123,454

The Bridge Notes included a Change of Control redemption feature that required bifurcation and separate accounting as a derivative. However, as the triggering Change of Control had a low probability of occurring, the fair value of the derivative was determined to be de minimis.

The Company measures the 2017 Warrants, 2018 Warrants, and SAFE liabilities at fair value based on significant inputs not observable in the market, which cause them to be classified as Level 3 measurements within the fair value hierarchy. The valuation of the 2017 Warrant and 2018 Warrant uses assumptions and estimates the Company believes would be made by a market participant in making the same valuation. The Company assess these assumptions and estimates on an on-going basis as additional data impacting the assumptions and estimates are obtained. Changes in the fair value of the 2017 Warrant, 2018 Warrant related to updated assumptions and estimates are recognized within the consolidated statement of operations.

Level 3 Disclosures

In 2018, the SAFEs, the 2017 Warrants, and the 2018 Warrants were valued using a discounted cash flow model, which estimated the future as-if converted, or exercised, value of the securities and discounted it back to a present value using a discount rate that reflected the stage of development of the Company. The future as-if converted values were estimated using a back solve option pricing method (“OPM”) model based upon Management’s estimated post-money valuation at the time of its expected Series A Convertible Preferred Stock financing round. The discount rate employed in the SAFE valuation was 30% as of the December 31, 2018 valuation.

The 2017 and 2018 Warrants outstanding on December 31, 2019 were valued using an OPM model, which employed an assumed total equity valuation of $640 million, an option term of three years, volatility of 49.6% and a risk-free rate of 1.62%. Total equity value was estimated using a discounted cash flow analysis employing a long-term income forecast and a discount rate of 35%, giving consideration to additional risk in the Company’s forecast relative to the prior valuation.

The fair value is classified as Level 3 in the fair value hierarchy due to the significant management judgment required for the assumptions underlying the calculation of value. The following table sets forth a summary of changes in the estimated fair value:

The following table presents changes in Level 3 liabilities measured at fair value for the years ended December 31, 2018 and December 31, 2019 (in thousands):

	For the year ended December 31, 2019
	SAFEs	2017 Warrants	2018 Warrants
Balance-beginning of year	$122,588	$808	$58
Additions	37,379	—
Exercise or conversion	(184,182)
Measurement adjustments	24,215	227	29

Balance-end of year	$—	$1,035	$87

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

	For the year ended December 31, 2018
	SAFEs	2017 Warrants	2018 Warrants
Balance-beginning of year	$43,775	$723	$
Additions	66,467	—
Exercise or conversion
Measurement adjustments	12,345	85		58

Balance-end of year	$122,588	$808		$58

Note 14. Earnings (Loss) Per Share

Founders Preferred Stock, Series A Convertible Preferred Stock, and unvested Restricted Stock Awards (“RSA”) are participating securities in periods of income, as the Founders Preferred Stock, Series A Convertible Preferred Stock, and unvested RSAs participate in undistributed earnings on an as-if-converted or as-vested basis. However, the Founders Preferred Stock, Series A Convertible Preferred Stock, and unvested RSAs do not share in losses. The Company computes earnings per share of Common Stock using the two-class method required for participating securities and does not apply the two-class method in periods of net loss. Basic and diluted earnings per share was the same for each year presented as the inclusion of all potential Common Stock outstanding would have been anti-dilutive. The following table sets forth the computation of basic and diluted loss (in thousands, except for share and per share amounts):

	As of December 31,
	2019	2018
Numerator:
Net loss	$(94,718)	$(79,550)
Deemed dividend attributable to BCF accretion	(5,282)	—

Net loss attributable to common shareholders	(100,000)	(79,550)

Denominator:
Weighted average Common shares outstanding- Basic	8,718,104	6,631,873
Dilutive effect of potential common shares	—	—

Weighted average Common shares outstanding- Diluted	8,718,104	6,631,873

Net loss per shares attributable to Common shareholders- Basic and Diluted	$(11.47)	$(12.00)

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

The following table presents the potential shares of Common Stock outstanding that were excluded from the computation of diluted net loss per share of common stock as of the periods presented because including them would have been antidilutive:

	As of December 31,
	2019	2018
Warrants	71,281	71,281
Stock Options	365,938	—
Restricted Stock	460,257	1,693,491
Series A Convertible Preferred Stock	6,956,100	—
Founders Preferred Stock	1,922,600	1,922,600
SAFE	—	4,488,738

Total	9,776,176	8,176,110

The SAFEs are not included in basic EPS until settlement. For purposes of diluted EPS, the Company applies the if-converted method. However, because the SAFEs’ non-market-based exercise contingencies were not met prior to settlement and the adjustment to the numerator for mark-to-market losses in the period that the contingencies were met caused the instruments to be antidilutive, the SAFEs were not included in diluted EPS. Please refer to Note 7 for the key terms of the SAFEs.

Note 15. Stock-based Compensation

The Company maintains the 2015 Stock Plan (the “2015 Plan”) under which incentive stock options, non-qualified stock options, and restricted stock may be granted to employees and non-employee consultants. Under the 2015 Stock Plan, as of December 31, 2019, the Company was authorized to issue of a maximum number of 2,583,105 shares of Common Stock.

Stock Options

Under the terms of the 2015 Plan, incentive stock options must have an exercise price at or above the fair market value of the stock on the date of the grant, while non-qualified stock options are permitted to be granted below fair market value of the stock on the date of grant. Stock options granted have service-based vesting conditions only. The service-based vesting conditions vary, though typically, stock options vest over four years with 25% of stock options vesting on the first anniversary of the grant and the remaining 75% vesting monthly over the remaining 36 months. Option holders have a 10-year period to exercise the options before they expire. Forfeitures are recognized in the period they occur.

No stock options were granted prior to December 31, 2018. The fair value of stock option awards in 2019 was determined on the grant date using the Black-Scholes valuation model based on the following assumptions:

2019
Expected term (years) (1)	5.27 – 6.02
Current stock value	$17.38 – 22.80
Expected volatility (2)	44.6% – 49.3%
Risk-free interest rate (3)	1.6% – 1.9%
Dividend yield (4)	0%

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

(1)

The expected term is the length of time the grant is expected to be outstanding before it is exercised or terminated. This number is calculated as the midpoint between the vesting term and the original contractual term (contractual period to exercise). If the option contains graded vesting, then the vesting term would be based on the vesting pattern.

(2)	Volatility, or the standard deviation of annualized returns, was calculated based on comparable companies’ reported volatilities.
(3)	Risk free rate was obtained from US treasury notes for the expected terms noted as of the valuation date.
(4)	The Company has assumed a dividend yield of zero as it has no plans to declare dividends in the foreseeable future.

Given the absence of a public trading market, the Board considered numerous objective and subjective factors to determine the fair value of the Company’s Common Stock at each meeting at which awards were approved. These factors included, but were not limited to (i) contemporaneous third-party valuations of Common Stock; (ii) the rights and preferences of Series A Preferred relative to Common Stock; (iii) the lack of marketability of Common Stock; (iv) developments in the business; and (v) the likelihood of achieving a liquidity event, such as an IPO or sale of the Company, given prevailing market conditions.

A summary of the Company’s stock option activity for years ended 2019 and 2018 is as follows:

	Number of Common Stock Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value (In Thousands)
Outstanding as of January 1, 2019	—	$—	—	$—

Granted	366,988	22.73	9.76
Exercised	—	—	—
Forfeited	(1,050)	22.73	9.61
Expired	—	—	—

Outstanding as of December 31, 2019	365,938	22.73	9.76	22

Vested and exercisable as of December 31, 2019	26,035	22.73	9.75	2

Vested and expected to vest as of December 31, 2019	365,938	$22.73	9.76	$22

The weighted-average grant date fair value of stock options granted during the year ended December 31, 2019 and 2018 was $9.21 and $0 per share, respectively. The total fair value of options that vested during 2019 was $239,000.

The compensation cost for options recognized during 2019 was $240,000.

As of December 31, 2019, the Company had $3.2 million of unrecognized stock-based compensation expense related to the stock options. This cost is expected to be recognized over a weighted-average period of 2.59 years.

Restricted Stock

Prior to June 30, 2019, the Company granted restricted stock awards to employees. Recipients purchased the restricted stock on the grant date and the Company has the right to repurchase the restricted shares at the same price recipients paid to obtain those shares. The restrictions lapse solely based on continued service, and

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

generally lapse over 4 years—25% on the first anniversary of the date of issuance, and the remaining 75% monthly over the remaining 36 months. At the grant date of the award, recipients of restricted stock are granted voting rights and receive dividends on unvested shares. No restricted stock awards have been granted after June 30, 2019.

In June 2015, the Company issued 6,519,750 and 960,000 shares of restricted common stock subject to vesting to the Chief Executive Officer and two other individuals, respectively. The restrictions lapse 25% on the first anniversary of the date of issuance, and the remaining 75% monthly over the remaining 36 months. At the grant date of the award, the fair value of the award was nominal, and accordingly, no stock-based compensation was required to be recognized in the financial statements. The recipients of restricted stock have voting rights and receive dividends on these unvested shares. As of December 31, 2018, there were 814,969 and 125,000 restricted stock in the hands of the Chief Executive Officer and the two other individuals, respectively. These restrictions lapsed on June 18, 2019.

Employee restricted stock activity for years ended 2019 and 2018 is as follows:

	Shares	Weighted Average Grant Date Fair Value per Share
Outstanding as of December 31, 2017	3,534,436	$0.36
Granted	509,379	12.39
Forfeited	(89,047)	2.50
Vested	(2,278,495)	0.78

Outstanding as of December 31, 2018	1,676,273	3.01
Granted	150,800	17.54
Forfeited	(97,150)	7.19
Vested	(1,271,666)	1.97

Outstanding as of December 31, 2019	458,257	$10.92

The total fair value of restricted stock that vested during 2019 was $2.5 million. The compensation cost for restricted stock recognized for years ended 2019 and 2018 was $2.4 million and $1.7 million, respectively. Tax benefits related to the awards were $0 in 2019 and 2018. The Company received $61,000 in cash from the purchase of restricted stock which was classified as cash inflows from financing activities in the statement of cash flows. The tax benefit related to such purchase was $0.

As of December 31, 2019, the Company had $3.7 million of unrecognized stock-based compensation expense related to the restricted stock. This cost is expected to be recognized over a weighted-average period of 1.73 years.

Non-employee awards

The restricted stock disclosures above do not include non-employee awards. Non-employee awards vest over time based on service conditions similar to those of employees. Prior to adoption of ASU 2018-07 on January 1, 2019 the Company accounted for the non-employee awards in accordance with ASC 505-50 and remeasured the fair value of restricted stock each reporting period until the performance completion date. Total compensation cost for non-employee restricted stock for years ended December 31, 2019 and 2018 was $44,000 and $320,000, respectively. Unrecognized compensation cost for non-employee restricted stock as of December 31, 2019 is immaterial. This cost is expected to be recognized over a weighted average period of 1.59 years.

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

Non-employee restricted stock activity for years ended 2019 and 2018 is as follows:

	Shares	Weighted Average Grant Date Fair Value per Share
Outstanding as of December 31, 2017	37,989	$0.05
Granted	2,800	13.75
Forfeited	(625)	0.05
Vested	(22,946)	0.64

Outstanding as of December 31, 2018	17,218	1.46
Granted	—	—
Forfeited	—	—
Vested	(15,219)	17.61

Outstanding as of December 31, 2019	1,999	$17.61

Compensation expense

Total stock-based compensation expense by function was as follows (in thousands):

	Year Ended December 31,
	2019	2018
Cost of sales	$92	$66
Research and development	914	564
Sales and marketing	163	83
General and administrative	1,533	1,349

Total	$2,702	$2,062

Note 16. Retirement Plan

Through June 30, 2019, a subsidiary of the Company (Black Forest Engineering (“BFE”)) had a Simplified Employee Pension (SEP) defined-contribution savings plan. This plan covered all full-time employees that have been employed at least two of the immediately preceding five years and were over 21 years old. The Company provided contributions of up to 15% of each participant’s gross salary, yearly. During the year ended December 31, 2019 and December 31, 2018, the Company’s contributions were $135,000 and $181,000, respectively. The Company discontinued the SEP plan after June 30, 2019.

Note 17. Income Taxes

Components of Income Before Taxes

For financial reporting purposes, loss before income taxes includes the following components:

	Year Ended December 31,
	2019	2018
Domestic	$94,718	$79,550
Foreign	—	—

Loss before income taxes	$94,718	$79,550

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

Components of Tax Expense

The current and deferred provision for income taxes for 2019, and 2018 is zero due to the Company having a full valuation allowance.

Effective Tax Rate

Reconciliation between the effective tax rate on income from continuing operations and the statutory tax rate of 21% is as follows:

	Year Ended December 31,
	2019	2018
U.S. federal provision at statutory rate	21.0%	21.0%
State income taxes, net of federal benefit	2.9	3.7
Tax credits	1.9	2.2
Permanent items	(7.4)	(3.9)
Uncertain tax benefits	(0.9)	(1.1)
Change in valuation allowance	(17.5)	(21.9)

Effective tax rate	0.0%	0.0%

The Company’s effective tax rates differ from the federal statutory rate primarily due to the change in valuation allowance and the loss on the SAFE Notes, which is not deductible for income tax purposes, for both 2019 and 2018.

Deferred Taxes

The Company’s deferred income tax assets and liabilities as of December 31, 2019 and 2018 were as follows (in thousands):

	Year Ended December 31,
	2019	2018
Deferred tax assets:
Net operating loss carry forward	$43,971	$27,644
Tax credits	2,397	1,473
Accruals and reserves	1,671	2,063
Stock-based compensation	23	—
Other	2	1

Total deferred tax assets	48,064	31,181
Valuation allowance	(46,998)	(29,771)

Total deferred tax asset	1,066	1,410
Deferred tax liabilities:
Depreciation and amortization	1,066	1,410

Total deferred tax liabilities	1,066	1,410

Net deferred tax assets (liabilities)	$—	$—

The Company assesses the realizability of deferred tax assets based on the available evidence, including a history of taxable income and estimates of future taxable income. In assessing the realizability of deferred tax assets, the

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

Company considers whether it is more likely than not that all or some portion of deferred tax assets will not be realized. Due to the losses the Company generated in the current and prior years, the Company believes it is not more likely than not that all of the deferred tax assets can be realized. Accordingly, the Company established and recorded a full valuation allowance on its net deferred tax assets of $47.0 million as of December 31, 2019 and a net valuation allowance on its deferred tax assets of $29.8 million as of December 31, 2018.

Utilization of the net operating loss and tax credit carryforwards is subject to a substantial annual limitation due to the “ownership change” limitations provided by Section 382 and 383 of the Internal Revenue Code of 1986, as amended, and other similar state provisions. Any annual limitation may result in the expiration of net operating loss and tax credit carryforwards before utilization. As of December 31, 2019, the Company had $164.8 million of U.S. federal net operating loss carryforwards available to reduce future taxable income, of which $122.3 million will be carried forward indefinitely for U.S. federal tax purposes and $42.5 million will expire beginning in 2035 to 2036. The Company also has $177.9 million of U.S. state net operating loss carryforwards that will expire beginning in 2035 to 2036.

As of December 31, 2019, the Company also has federal and state research and development tax credit carryforwards of $4.7 million and $0.1 million, respectively. The federal and state research credit carryforwards will begin expiring in 2027.

Unrecognized Tax Benefits

The Company accrues for uncertain tax positions identified, which are not deemed more likely than not to be sustained if challenged, and recognizes interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. The Company had immaterial cumulative interest and penalties as of December 31, 2019 and 2018. The Company does not expect that the total amounts of unrecognized tax benefits will significantly increase or decrease within 12 months of the reporting date.

The following is a tabular reconciliation of the total amounts of unrecognized tax benefits (in thousands):

	Year Ended December 31,
	2019	2018
Unrecognized tax benefits as of the beginning of the year	$1,473	$549
Increases related to prior year tax provisions
Decrease related to prior year tax provisions
Increase related to current year tax provisions	924	924
Statue lapse

Unrecognized tax benefits as of the end of the year	$2,397	$1,473

All of the unrecognized tax benefits as of December 31, 2019, and 2018 would affect the effective tax rate. The Company’s major tax jurisdictions are the United States and the earliest years open for examination is 2015.

Note 18. Commitments and Contingencies

Leases

The Company leases manufacturing equipment under non-cancelable capital leases expiring at various dates through June 2023. Amortization expense for the capital lease assets was immaterial for the years ended December 31, 2019 and December 31, 2018, respectively, and was included in depreciation expense.

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

The Company also leases office and manufacturing facilities under non-cancelable operating leases expiring at various dates through June 2023. Rent expense related to operating leases was $6.0 million and $4.0 million for the years ended December 31, 2019 and December 31, 2018, respectively.

As of December 31, 2019, future minimum lease payments under all noncancelable capital and operating leases with an initial lease term in excess of one year were as follows (in thousands):

	Capital Leases	Operating Leases
2020	$216	$5,965
2021	204	6,264
2022	113	5,975
2023	4	3,992
2024	—	746
Thereafter	—	—

Total minimum lease payments	537	$22,942
Less: amount representing interest	83

Long-term capital lease obligations as of December 31, 2019	$454

Purchase Obligations

The Company purchases services and goods from a variety of suppliers in the ordinary course of business. Purchase obligations are defined as agreements that are enforceable and legally binding and that specify all significant terms, including fixed or minimum quantities to be purchased, fixed, minimum, or variable price provisions, and the approximate timing of the transaction. The Company had purchase obligations primarily for purchases of inventory, R&D, and general and administrative activities totaling $7.7 million as of December 31, 2019, which is expected to be received within a year.

General litigation

From time to time, the Company is involved in actions, claims, suits and other proceedings in the ordinary course of business, including assertions by third parties relating to intellectual property infringement, breaches of contract or warranties or employment-related matters. When it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimate, the Company records a liability for such loss contingencies. The Company’s estimates regarding potential losses and materiality are based on the Company’s judgment and assessment of the claims utilizing currently available information. Although the Company will continue to reassess its reserves and estimates based on future developments, the Company’s objective assessment of the legal merits of such claims may not always be predictive of the outcome and actual results may vary from the Company’s current estimates.

Dispute Settlement

On June 29, 2018, a lawsuit was filed against a Company employee and the Company, alleging trade secret misappropriation, breach of fiduciary duty and breach of certain agreements relating to the employee’s departure from Plaintiff and joining the Company, and sought unspecified monetary damages. On July 13, 2020, the parties agreed to settle all outstanding litigation by entering into a settlement agreement. The terms of the agreement require the Company to pay $1.5 million in tranches to the plaintiff, through October 2021. The Company has accrued this amount as settlement liability in the consolidated balance sheets as of December 31, 2018. The related expense has been recorded in General and Administrative expenses on the consolidated statement of operations.

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

Note 19. Segment, Geographic and Customer Concentration Information

Reportable segments include Autonomy Solutions and Other Component Sales. These segments reflect the way the Company’s chief operating decision-maker (“CODM”) evaluates the Company’s business performance and manages its operations. Each segment has distinct product offerings, customers, and market penetration. The Chief Executive Officer is the CODM of the Company.

Autonomy Solutions

This segment manufactures and distributes commercial lidar sensors that measures distance using laser light to generate a highly accurate 3D map for automotive mobility applications. This segment is impacted by trends in and the strength of the autonomous vehicles and associated infrastructure/technology sector.

Other Component Sales

This segment is in the business of development of ultra-sensitive pixel-based sensors. This segment also designs, tests and provides consulting services for non-standard integrated circuits that are essential for systems to meet the requirement of customers. This segment is impacted by trends in and the strength of automobile and aeronautics sector as well as government spending in military and defense activities.

The accounting policies of the operating segments are the same as those described in Note 1. Segment operating results and reconciliations to the Company’s consolidated balances are as follows (in thousands):

Year ended December 31, 2019
	Autonomy Solutions	Other Component Sales	Total reportable segments	Eliminations (1)	Total Consolidated
Revenue:
Revenues from external customers	$9,666	$2,936	$12,602	$—	$12,602
Revenues from internal customer	—	2,949	2,949	(2,949)	—

Total Revenue	9,666	5,885	15,551	(2,949)	12,602

Depreciation and amortization	2,135	181	2,316	—	2,316
Operating loss	(62,874)	259	(62,615)	—	(62,615)
Other significant items:
Segment assets	52,171	2,218	54,389	(2,525)	51,864
Inventory	$4,002	$—	$4,002	$—	$4,002

Year ended December 31, 2018
	Autonomy Solutions	Other Component Sales	Total reportable segments	Eliminations (1)	Total Consolidated
Revenue:
Revenues from external customers	$7,236	$4,456	$11,692	$—	$11,692
Revenues from internal customer	—	3,387	3,387	(3,387)	—

Total Revenue	7,236	7,843	15,079	(3,387)	11,692

Depreciation and amortization	1,335	159	1,494	—	1,494
Operating loss	(63,845)	(384)	(64,229)	—	(64,229)
Other significant items:
Segment assets	26,569	4,244	30,813	(2,611)	28,202
Inventory	$2,926	$—	$2,926	$—	$2,926

1.	Represent the eliminations of all intercompany balances and transactions during the period presented.

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

For the years ended December 31, 2019 and December 31, 2018, the United States was the only country that accounted for more than 10% of the Company’s total revenues. For the year ended December 31, 2019, one customer accounted for 43% of the Company’s total revenues. For the year ended December 31, 2018, five costumers accounted for 21%, 20%, 14%, 11%, and 10%, respectively, of the Company’s total revenues.

Note 20. Related Party Transactions

Consulting Fees

In May 2017, the Company entered into a short-term lease agreement with a company controlled by the Chief Business Officer. Under the lease agreement, Luminar leases approximately 4,910 square feet of corporate housing. The Company incurred rent expense of $11,000 and $108,000 for December 2019 and December 31, 2018 respectively. During the years ended December 31, 2019 and 2018, the Company incurred contractor fees of $0 and $248,000, respectively from receiving consulting services from a company owned by the Chief Business Officer.

Related Party Payable

In February 2017, BFE entered into a five-year lease agreement with BFE Leasing LLC, a related party. Under the lease agreement, BFE leases approximately eight thousand square feet of office space in Colorado Springs, Colorado. As of December 31, 2019, future minimum lease payments total $226,000 related to this facility. Rent expense was $99,000 and $95,000 for the years ended December 31, 2019 and 2018, respectively.

During the six months period ended June 30, 2020, the former Chief Financial Officer separated from the Company and as per the terms of the release and separation agreement entered into with him, the unvested restricted stock granted are expected to be repurchased at the original purchase price which is immaterial.

Note 21. Subsequent Events

In preparing the audited consolidated financial statements as of December 31, 2019 and 2018, the Company has evaluated subsequent events through September 14, 2020, which is the date the audited consolidated financial statements were available for issuance.

Gores Metropoulos, Inc. Merger

On August 24, 2020, Gores Metropoulos, Inc. (“Gores”) (NASDAQ:GMHI), a special purpose acquisition company sponsored by Gores Metropoulos Sponsor, LLC, announced that it had entered into a definitive agreement for a business combination that would result in the Company becoming a wholly owned subsidiary of Gores. If such business combination is ultimately completed, the Company would effectively comprise all of Gores’ material operations.

Debt Refinancing

On March 31, 2020, the Company entered into a debt refinancing agreement to refinance the Notes. The $3.6 million principal of the 2017 Note and $2.4 million principal of the 2018 Note were repaid with a portion of the proceeds from the new Senior Secured Promissory Note (“New Notes”), which provided for $20.0 million of initial advance, drawn in an amount of $17 million on April 8, 2020 and $3 million on May 26, 2020, and a second advance of $5 million upon a minimum equity investment of $25 million or $10 million upon a minimum equity investment of $30 million prior to September 30, 2020. The remaining $10 million of New Notes were issued on June 6, 2020. The New Notes bear interest at 12.5% and mature 48 months after the initial funding date, with 32 equal monthly installments commencing on the 16th monthly payment date.

LUMINAR TECHNOLOGIES, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

Upon issuing the New Notes, the Company paid the lenders a non-refundable fee equal to 1.5% of the amount of each advance and a warrant for a number of Series A Convertible Preferred shares equal to 10% of the principal amount of each advance divided by the exercise price of $43.3039.

Volvo Stock Purchase Warrant

On March 20, 2020, the Company issued a stock purchase warrant to Volvo Car Technology Fund AB (“VCTF”) in connection to the engineering services contract. VCTF is entitled to purchase from the Company up to 300,000 shares of Series A Convertible Preferred Stock of the Company, par value $0.00001 per share, at a price of $43.3039 per share. The warrant vests and becomes exercisable in two tranches based on satisfaction of certain commercial milestones. The fair value of warrants aggregating $2.9 million represent consideration payable to a customer and would be recognized as reduction in revenue consistent with the revenue recognition pattern when these warrants become probable of getting vested.

Paycheck Protection Program Note

On April 22, 2020 (the “Origination Date”), the Company received $7.8 million in aggregate loan proceeds (the “Loan”) from Silicon Valley Bank (the “Lender”) pursuant to the Paycheck Protection Program established under the CARES Act (the Coronavirus Aid, Relief, and Economic Security Act) of 2020. Payments of principal and interest are deferred for the first six months following the Origination Date, and the Loan will mature two years after the Origination Date. Following the deferral period, the Company will be required to make payments of principal plus interest accrued under the Loan to the Lender in monthly installments based upon an amortization schedule to be determined by the Lender based on the principal balance of the Loan outstanding following the deferral period and taking into consideration any portion of the Loan that may be forgiven prior to that time. The Loan bears interest at 1%. The forgiveness of the Loan may be available for principal that is used for limited purposes that expressly qualify for forgiveness under Small Business Administration requirements. The Company repaid the Loan in full on August 20, 2020.

Series X Preferred Stock Purchase Agreement

On August 24, 2020, the Company entered into the Series X Preferred Stock Purchase Agreement (the “Purchase Agreement”) to issue shares of the Company’s Series X Preferred Stock (the “Series X Preferred Stock”). Approximately 1,250,000 shares of Series X Preferred Stock has been issued for cash at a purchase price of $135.8 per share of Series X Preferred Stock, for aggregate proceeds of approximately $170 million. The terms of the Series X Preferred Stock financing allow the Company to issue additional shares of Series X Preferred Stock up to an aggregate value of $30 million.

Founders Preferred Stock and Common Stock Exchange Agreement

Pursuant to a share exchange agreement (“Exchange Agreement”) entered into August 24, 2020, immediately prior to the closing of the merger with Gores, the Company will exchange the Founders Preferred Stock and Luminar Class A Stock (each with one vote per share) held by the Chief Executive Officer of Luminar for Luminar Class B Stock (with ten votes per share) for no incremental consideration. No Luminar Class B Stock will be issued other than pursuant to the Exchange Agreement. Any incremental fair value of the Luminar Class B Stock will be recognized as compensation cost at the time of the exchange. Upon close of the merger, the Luminar Class B Stock will be exchanged for the Class B Stock of the Post-Combination Company.

GORES METROPOULOS, INC.

CONSOLIDATED BALANCE SHEETS

	September 30, 2020 (unaudited)	December 31, 2019 (audited)
CURRENT ASSETS:
Cash and cash equivalents	$518,874	$1,365,240
Prepaid assets	59,460	136,399

Total current assets	578,334	1,501,639
Deferred income tax	—	2,353
Investments and cash held in Trust Account	405,725,195	406,434,959

Total assets	$406,303,529	$407,938,951

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses, formation and offering costs	$2,935,896	$53,203
State franchise tax accrual	30,000	200,000
Current income tax and interest payable	133,004	1,102,662

Total current liabilities	3,098,900	1,355,865
Deferred underwriting compensation	14,000,000	14,000,000

Total liabilities	$17,098,900	$15,355,865

Commitments and Contingencies:
Class A Common Stock subject to possible redemption, 38,420,462 and 38,713,476 shares at September 30, 2020 and December 31, 2019, respectively (at redemption value of $10 per share)	384,204,620	387,134,760
Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized, none issued or outstanding	—	—
Common stock
Class A Common Stock, $0.0001 par value; 200,000,000 shares authorized, 1,579,538 and 1,286,524 shares issued and outstanding (excluding 38,420,462 and 38,713,476 shares subject to possible redemption) at September 30, 2020 and December 31, 2019, respectively	158	129
Class F Common Stock, $0.0001 par value; 20,000,000 shares authorized, 10,000,000 and 10,000,000 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	1,000	1,000
Additional paid-in capital	2,954,117	24,006
Retained earnings	2,044,734	5,423,191

Total stockholders’ equity	5,000,009	5,448,326

Total liabilities and stockholders’ equity	$406,303,529	$407,938,951

See accompanying notes to the unaudited, interim, consolidated financial statements.

GORES METROPOULOS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30, 2020	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019
Revenues	$—	$—	$—	$—
Professional fees and other expenses	(4,049,658)	(150,796)	(4,408,626)	(460,780)
State franchise taxes, other than income tax	(50,000)	(50,000)	(150,000)	(150,000)

Net loss from operations	(4,099,658)	(200,796)	(4,558,626)	(610,780)
Other income—interest income	26,672	2,112,905	1,351,950	6,005,266

Net income/(loss) before income taxes	$(4,072,986)	$1,912,109	$(3,206,676)	$5,394,486

Income tax provision and interest	46,571	(405,292)	(171,781)	(1,132,843)

Net income/(loss) attributable to common shares	$(4,026,415)	$1,506,817	$(3,378,457)	$4,261,643

Net income/(loss) per ordinary share:
Class A ordinary shares—basic and diluted	$(0.08)	$0.04	$(0.06)	$0.13

Class F ordinary shares—basic and diluted	$(0.08)	$(0.01)	$(0.09)	$(0.04)

See accompanying notes to the unaudited, interim, consolidated financial statements.

GORES METROPOULOS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(Unaudited)

	Three Months Ended September 30, 2019
	Class A Common Stock		Class F Common Stock		Additional Paid-In Capital	Retained Earnings	Stockholders’ Equity
	Shares	Amount	Shares	Amount
Beginning Balance at July 1, 2019	1,510,727	$151	10,000,000	$1,000	$2,266,014	$2,732,841	$5,000,006
Class A common stock subject to possible redemption; 38,639,955 shares at a redemption price of $10.00	(150,682)	(15)	—	—	(1,506,805)	—	(1,506,820)
Net income	—	—	—	—	—	1,506,817	1,506,817

Balance at September 30, 2019	1,360,045	$136	10,000,000	$1,000	$759,209	$4,239,658	$5,000,003

	Nine Months Ended September 30, 2019
	Class A Common Stock		Class F Common Stock		Additional Paid-In Capital	Retained Earnings/ (Acc. Deficit)	Stockholders’ Equity
	Shares	Amount	Shares	Amount
Beginning Balance at January 1, 2019	—	$—	10,781,250	$1,078	$23,922	$(21,985)	$3,015
Forfeited Class F Common stock by Sponsor	—	—	(781,250)	(78)	78	—	—
Proceeds from initial public offering of Units on February 5, 2019 at $10.00 per Unit	40,000,000	4,000	—	—	399,996,000	—	400,000,000
Sale of 6,666,666 Private Placement Warrants to Sponsor on February 5, 2019 at $1.50 per Private Placement Warrant	—	—	—	—	10,000,000	—	10,000,000
Underwriters discounts	—	—	—	—	(8,000,000)	—	(8,000,000)
Offering costs charged to additional paid-in capital	—	—	—	—	(865,105)	—	(865,105)
Deferred underwriting compensation	—	—	—	—	(14,000,000)	—	(14,000,000)
Class A common stock subject to possible redemption; 38,639,955 shares at a redemption price of $10.00	(38,639,955)	(3,864)	—	—	(386,395,686)	—	(386,399,550)
Net income	—	—	—	—	—	4,261,643	4,261,643

Balance at September 30, 2019	1,360,045	$136	10,000,000	$1,000	$759,209	$4,239,658	$5,000,003

	Three Months Ended September 30, 2020
	Class A Common Stock		Class F Common Stock		Additional Paid-In Capital	Retained Earnings	Stockholders’ Equity
	Shares	Amount	Shares	Amount
Beginning Balance at July 1, 2020	1,286,524	$129	10,000,000	$1,000	$24,006	$6,071,149	$6,096,284
Class A common stock subject to possible redemption; 38,420,462 shares at a redemption price of $10.00	293,014	29	—	—	2,930,111	—	2,930,140
Net loss	—	—	—	—	—	(4,026,415)	(4,026,415)

Balance at September 30, 2020	1,579,538	$158	10,000,000	$1,000	$2,954,117	$2,044,734	$5,000,009

	Nine Months Ended September 30, 2020
	Class A Common Stock		Class F Common Stock		Additional Paid-In Capital	Retained Earnings	Stockholders’ Equity
	Shares	Amount	Shares	Amount
Beginning Balance at January 1, 2020	1,286,524	$129	10,000,000	$1,000	$24,006	$5,423,191	$5,448,326
Class A common stock subject to possible redemption; 38,420,462 shares at a redemption price of $10.00	293,014	29	—	—	2,930,111	—	2,930,140
Net loss	—	—	—	—	—	(3,378,457)	(3,378,457)

Balance at September 30, 2020	1,579,538	$158	10,000,000	$1,000	$2,954,117	$2,044,734	$5,000,009

See accompanying notes to the unaudited, interim, consolidated financial statements

GORES METROPOULOS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019
Cash flows from operating activities:
Net income/(loss)	$(3,378,457)	$4,261,643
Changes in state franchise tax accrual	(170,000)	148,569
Changes in prepaid assets and deferred costs	76,939	(193,429)
Changes in deferred offering costs	—	437,375
Changes in accrued expenses, formation and offering costs	2,882,693	(294,056)
Changes in current income tax and interest payable	(969,658)	497,951
Changes in deferred income tax	2,353	293,594

Net cash provided by/(used in) operating activities	(1,556,130)	5,151,647

Cash flows from investing activities:
Cash deposited in Trust Account	—	(400,000,000)
Interest reinvested in Trust Account	709,764	(4,738,939)

Net cash provided by/(used in) investing activities	709,764	(404,738,939)

Cash flows from financing activities:
Proceeds from sale of Units in initial public offering	—	400,000,000
Proceeds from sale of Private Placement Warrants to Sponsor	—	10,000,000
Repayment of notes and advances payable—related party	—	(150,000)
Payment of underwriters’ discounts and commissions	—	(8,000,000)
Payment of accrued offering costs	—	(865,105)

Net cash provided by financing activities	—	400,984,895

Increase/(decrease) in cash	(846,366)	1,397,603
Cash at beginning of period	1,365,240	52,489

Cash at end of period	$518,874	$1,450,092

Supplemental disclosure of cash and non-cash financing activities:
Deferred underwriting compensation	$—	$14,000,000
Cash paid for income and state franchise taxes	1,459,136	342,729

See accompanying notes to the unaudited, interim, consolidated financial statements.

GORES METROPOULOS, INC.

NOTES TO THE UNAUDITED, INTERIM CONSOLIDATED FINANCIAL STATEMENTS

1.	Organization and Business Operations

Organization and General

Gores Metropoulos, Inc. (the “Company”) was incorporated in Delaware on August 28, 2018. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar Business Combination with one or more businesses (the “Business Combination”). The Company has neither engaged in any operations nor generated any revenue to date. The Company’s Sponsor is Gores Metropoulos Sponsor, LLC, a Delaware limited liability company (the “Sponsor”). The Company has selected December 31st as its fiscal year-end.

On August 20, 2020, the Company formed two new wholly-owned subsidiaries, Dawn Merger Sub I, Inc., a Delaware corporation (“Dawn Merger Sub I”), and Dawn Merger Sub II, LLC (“Dawn Merger Sub II”), a Delaware limited liability company, in contemplation of the Proposed Business Combination (as defined below).

At September 30, 2020, the Company had not commenced any operations. All activity for the period from August 28, 2018 (inception) through September 30, 2020 relates to the Company’s formation and initial public offering (“Public Offering”) described below, the identification and evaluation of prospective acquisition targets for a Business Combination and the entry into the Merger Agreement (as defined below) in connection with the Proposed Business Combination and transactions contemplated thereby. The Company completed the Public Offering on February 5, 2019 (the “IPO Closing Date”).

The Company will not generate any operating revenues until after the completion of the Business Combination, at the earliest. Subsequent to the Public Offering, the Company generates non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Public Offering and the sale of the Private Placement Warrants (as defined below) held in the Trust Account (as defined below).

Proposed Luminar Technologies, Inc. Business Combination

On August 24, 2020, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Dawn Merger Sub I, Dawn Merger Sub II and Luminar Technologies, Inc. (“Luminar”), which provides for, among other things: (a) the merger of Dawn Merger Sub I with and into Luminar, with Luminar continuing as the surviving corporation (the “First Merger”); and (b) immediately following the First Merger and as part of the same overall transaction as the First Merger, the merger of Luminar with and into Dawn Merger Sub II, with Dawn Merger Sub II continuing as the surviving entity (the “Second Merger” and, together with the First Merger, the “Mergers”). The transactions set forth in the Merger Agreement, including the Mergers, will constitute a “Business Combination” as contemplated by the Company’s Amended and Restated Certificate of Incorporation. Such transactions are hereinafter referred to as the “Proposed Business Combination.”

The Merger Agreement and the transactions contemplated thereby were unanimously approved by the Board of Directors of the Company (the “Board”) on August 23, 2020.

The Merger Agreement

Pursuant to the Merger Agreement, the aggregate merger consideration payable to the stockholders of Luminar will be a number of shares of Company class A common stock, par value $0.0001 per share (the “Class A Stock”) and Company Class B common stock, par value $0.001 per share (the “Class B Stock”) (each deemed to have a value of $10.00 per share) with an implied value equal to $2,928,828,692, plus an aggregate amount of up to $30,000,000 depending on the amount of additional capital raised by Luminar prior to the closing of the Proposed Business Combination, divided by $10.00. Holders of shares of (a) Luminar’s Class A common stock, preferred stock and founders preferred stock will be entitled to receive a number of shares of newly-issued Class A Stock equal to the Per Share Company Stock Consideration (as defined in the Merger Agreement) issuable in Class A Stock and (b) Luminar’s Class B common stock will be entitled to receive a number of shares of newly-issued Company Class B common stock equal to the Per Share Company Stock Consideration issuable in Company Class B common stock.

In addition to the consideration to be paid at the closing of the Proposed Business Combination, stockholders of Luminar will be entitled to receive an additional number of earn-out shares from the Company, issuable in either Class A Stock or Company Class B common stock as provided in the Merger Agreement, of up to 7.5% of the total outstanding capital stock of the Company as of the closing of the Proposed Business Combination (including shares subject to outstanding Luminar stock options, restricted stock and warrants that will be assumed by the Company in connection with the Proposed Business Combination.

For further discussion of the Proposed Business Combination and the Merger Agreement, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Developments—Proposed Luminar Technologies, Inc. Business Combination.”

Financing

Upon the IPO Closing Date and the sale of the Private Placement Warrants, an aggregate of $400,000,000 was placed in a Trust Account with Continental Stock Transfer & Trust Company acting as trustee (the “Trust Account”).

The Company intends to finance a Business Combination with the net proceeds from its $400,000,000 Public Offering and its sale of $10,000,000 of Private Placement Warrants (see Note 3).

Trust Account

Funds held in the Trust Account can be invested only in U.S. government treasury bills with a maturity of one hundred and eighty (180) days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, that invest only in direct U.S. government obligations. As of September 30, 2020, the Trust Account consisted of money market funds.

The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest to fund regulatory compliance requirements and other costs related thereto (a “Regulatory Withdrawal”), subject to an annual limit of $750,000, for a maximum 24 months and/or additional amounts necessary to pay franchise and income taxes, if any, none of the funds held in trust will be released until the earliest of: (i) the completion of the Business Combination; or (ii) the redemption of any public shares of common stock properly tendered in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of such public shares of common stock if the Company does not complete the Business Combination within 24 months from the IPO Closing Date; or (iii) the redemption of 100% of the public shares of common stock if the Company is unable to complete a Business Combination within 24 months from the IPO Closing Date, subject to the requirements of law and stock exchange rules.

Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering are intended to be generally applied toward consummating a Business Combination. The Business Combination must be with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (less any deferred underwriting commissions and taxes payable on interest income earned) at the time of the Company signing a definitive agreement in connection with the Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination.

As discussed above, the Company entered into a definitive agreement for the Proposed Business Combination and intends to seek stockholder approval of the Proposed Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Proposed Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest income but less taxes payable. The Company will complete the Proposed Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Proposed Business Combination. Currently, the Company will not redeem its public shares of common stock in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its public shares of common stock and the related Proposed Business Combination, and instead may search for an alternate Business Combination.

In connection with a Business Combination, the Company may alternatively provide stockholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest income but less taxes payable. The decision as to whether the Company will seek stockholder approval of the Business Combination or will allow stockholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval, unless a vote is required by law or under NASDAQ rules

As a result of the foregoing redemption provisions, the public shares of common stock will be recorded at the redemption amount and classified as temporary equity, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity” (“ASC Topic 480”) in subsequent periods.

The Company will have 24 months from the IPO Closing Date to complete the Business Combination. If the Company does not complete a Business Combination within this period of time, it shall (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares of common stock for a per share pro rata portion of the Trust Account, including interest income, but less taxes payable (less up to $100,000 of such net interest income to pay dissolution expenses) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its remaining stockholders, as part of its plan of dissolution and liquidation. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Public Offering.

The Sponsor and the Company’s officers and directors have entered into letter agreements with the Company, pursuant to which they waived their rights to participate in any redemption with respect to their Founder Shares (as defined below); however, if the Sponsor or any of the Company’s officers, directors or affiliates acquire public shares of common stock, they will be entitled to a pro rata share of the Trust Account in the event the Company does not complete a Business Combination within the required time period.

In connection with the Proposed Business Combination, the Sponsor and the Company’s independent directors (the “Initial Stockholders”) have also entered into a Waiver Agreement pursuant to which they have waived their rights to a conversion price adjustment with respect to any shares of common stock they may hold in connection with the consummation of the Proposed Business Combination. Currently, the Sponsor and the Company’s officers and directors own 20% of our issued and outstanding shares of common stock, including all of the Founder Shares (as defined below).

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

2.	Significant Accounting Policies

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (“SEC”), and reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the financial position as of September 30, 2020 and the results of operations and cash flows for the periods presented. Operating results for the nine months ended September 30, 2020 are not necessarily indicative of results that may be expected for the full year or any other period. The accompanying unaudited consolidated financial statements should be read in conjunction with the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K filed with the SEC on March 13, 2020.

Principles of Consolidation

The accompanying unaudited consolidated financial statements include the accounts of the Company and the accounts of the Company’s wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated upon consolidation.

Net Income/(Loss) Per Common Share

The Company has two classes of shares, which are referred to as Class A and Class F common stock, par value $0.0001 per share (the “Founder Shares”). Net income/(loss) per common share is computed utilizing the two-class method. The two-class method is an earnings allocation formula that determines earnings per share separately for each class of common stock based on an allocation of undistributed earnings per the rights of each class. At September 30, 2020, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company under the treasury stock method. As a result, diluted net income/(loss) per common share is the same as basic net income/(loss) per common share for the period. The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net income/(loss) per share for each class of common stock:

	For the Three Months Ended September 30, 2020		For the Three Months Ended September 30, 2019		For the Nine Months Ended September 30, 2020		For the Nine Months Ended September 30, 2019
	Class A	Class F	Class A	Class F	Class A	Class F	Class A	Class F
Basic and diluted net income/(loss) per share:
Numerator:
Allocation of net income/(loss)	$(3,215,855)	$(810,560)	$1,627,320	$(120,503)	$(2,433,543)	$(944,914)	$4,654,530	$(392,887)

Denominator:
Weighted-average shares outstanding	40,000,000	10,000,000	40,000,000	10,000,000	40,000,000	10,000,000	34,872,000	10,217,500
Basic and diluted net income/(loss) per share	$(0.08)	$(0.08)	$0.04	$(0.01)	$(0.06)	$(0.09)	$0.13	$(0.04)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution as well as the Trust Account, which at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet.

Offering Costs

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A—“Expenses of Offering.” Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Public Offering and were charged to stockholders’ equity on the IPO Closing Date. Accordingly, offering costs totaling $22,865,105 (including $22,000,000 in underwriter’s fees), and were charged to stockholders’ equity.

Redeemable Common Stock

As discussed in Note 3, all of the 40,000,000 shares of Class A Stock sold as part of the Units in the Public Offering contain a redemption feature which allows for the redemption of such public shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s amended and restated certificate of incorporation. In accordance with ASC 480, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although the Company did not specify a maximum redemption threshold, its amended and restated certificate of incorporation provides that currently, the Company will not redeem its public shares in an amount that would cause its net tangible assets (stockholders’ equity) to be less than $5,000,001.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid in capital.

Accordingly, at September 30, 2020 and December 31, 2019, 38,420,462 and 38,713,476, respectively, of the 40,000,000 public shares are classified outside of permanent equity at their redemption value.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company accounts for uncertainty in income taxes by recognizing the tax benefit from an uncertain tax position only if it is more than likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The Company measures the tax benefits recognized in the financial statements from such a position based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution. The application of income tax law is inherently complex. Laws and regulations in this area are voluminous and are often ambiguous. As such, the Company is required to make many subjective assumptions and judgments regarding income tax exposures. Interpretations of and guidance surrounding income tax law and regulations change over time and may result in changes to the Company’s subjective assumptions and judgments, which can materially affect amounts recognized in the balance sheets and statements of operations. The Company recognizes interest and penalties related to uncertain tax positions in other income (expense). No penalties or interest were recorded during the periods ended September 30, 2020 or December 31, 2019.

The Company may be subject to potential examination by U.S. federal, states or foreign jurisdiction authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income amounts in various tax jurisdictions and compliance with U.S. federal, states or foreign tax laws.

The Company is incorporated in the State of Delaware and is required to pay franchise taxes to the State of Delaware on an annual basis.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company continually monitors its positions with and the credit quality of the financial institutions with which it invests. Periodically, the Company may maintain balances in various operating accounts in excess of federally insured limits.

The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest to pay taxes, if any, none of the funds held in trust will be released until the earlier of: (i) the completion of the Business Combination; (ii) the redemption of any public shares of common stock properly tendered in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of such public shares of common stock if the Company does not complete the Business Combination within 24 months from the IPO Closing Date; or (iii) the redemption of 100% of the public shares of common stock if the Company is unable to complete a Business Combination within 24 months from the IPO Closing Date, subject to the requirements of law and stock exchange rules.

Investments and Cash Held in Trust Account

At September 30, 2020, the Company had $405,725,195 in the Trust Account which may be utilized for a Business Combination. At September 30, 2020, the Trust Account consisted of money markets funds.

The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest to pay taxes, if any, none of the funds held in trust will be released until the earlier of: (i) the completion of the Business Combination; (ii) the redemption of any public shares of common stock properly tendered in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of such public shares of common stock if the Company does not complete the Business Combination within 24 months from the IPO Closing Date; or (iii) the redemption of 100% of the public shares of common stock if the Company is unable to complete a Business Combination within 24 months from the IPO Closing Date, subject to the requirements of law and stock exchange rules.

Recently issued accounting pronouncements not yet adopted

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements based on current operations of the Company. The impact of any recently issued accounting standards will be re-evaluated on a regular basis or if a business combination is completed where the impact could be material.

Going Concern Consideration

If the Company does not complete its Business Combination by February 5, 2021, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the common stock sold as part of the units in the Public Offering, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of franchise and income taxes payable and less up to $100,000 of such net interest which may be distributed to the Company to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s Board of Directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per unit in the Public Offering. In addition, if the Company fails to complete its Business Combination by February 5, 2021, there will be no redemption rights or liquidating distributions with respect to the warrants, which will expire worthless.

In addition, at September 30, 2020 and December 31, 2019, the Company had current liabilities of $3,098,900 and $1,355,865, respectively, and working capital of ($2,520,566) and $145,774, respectively, largely due to amounts owed to professionals, consultants, advisors and others who worked on seeking a Business Combination or are working on the Proposed Business Combination, as the case may be, as described in Note 1 under “Proposed Luminar Technologies, Inc. Business Combination.” Such work is continuing after September 30, 2020 and amounts are continuing to accrue.

3.	Public Offering

Public Units

On February 5, 2019, the Company sold 40,000,000 units at a price of $10.00 per unit (the “Units”), including 2,500,000 Units as a result of the underwriter’s partial exercise of its over-allotment option, generating gross proceeds of $400,000,000. Each Unit consists of one share of the Company’s Class A Stock and one-third of one redeemable Class A Stock purchase warrant (the “Warrants”). Each whole Warrant entitles the holder to purchase one share of Class A Stock for $11.50 per share. Each Warrant will become exercisable on the later of 30 days after the completion of the Business Combination or 12 months from the IPO Closing Date and will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation. However, if the Company does not complete the Business Combination on or prior to the 24-month period allotted, the Warrants will expire at the end of such period. The Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company. The Company did not register the shares of Class A Stock issuable upon exercise of the Warrants under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities law. Under the terms of the warrant agreement, the Company has agreed to use its best efforts to file a registration statement under the Securities Act within 15 business days following the completion of the Business Combination covering the shares of Class A Stock issuable upon exercise of the Warrants. The Company paid an upfront underwriting discount of 2.00% ($8,000,000) of the per Unit offering price to the underwriters at the IPO Closing Date, with an additional fee (the “Deferred Discount”) of 3.50% ($14,000,000) of the per Unit offering price payable upon the Company’s completion of a Business Combination. The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its Business Combination.

4.	Related Party Transactions

Founder Shares

On October 18, 2018, the Sponsor purchased 10,781,250 Founder Shares for an aggregate purchase price of $25,000, or approximately $0.002 per share. Subsequently, the Sponsor transferred an aggregate of 75,000 Founder Shares to the Initial Stockholders. On March 18, 2019, the Sponsor forfeited 781,250 Founder Shares following the expiration of the unexercised portion of underwriter’s over-allotment option, so that the Founder Shares held by the Initial Stockholders would represent 20.0% of the outstanding shares of common stock following completion of the Public Offering. The Founder Shares are identical to the common stock included in the Units sold in the Public Offering except that the Founder Shares will automatically convert into shares of Class A Stock at the time of the Business Combination on a one-for-one basis, subject to adjustment as described in the Company’s amended and restated certificate of incorporation.

The Initial Stockholders have entered into letter agreements with the Company, pursuant to which they waived their rights to participate in any redemption with respect to their Founder Shares; however, if the Sponsor or any of the Company’s officers, directors or affiliates acquire public shares of common stock, they will be entitled to a pro rata share of the Trust Account in the event the Company does not complete a Business Combination within the required time period.

Private Placement Warrants

The Sponsor purchased from the Company an aggregate of 6,666,666 warrants at a price of $1.50 per warrant (a purchase price of $10,000,000) in a private placement that occurred simultaneously with the Public

Offering (the “Private Placement Warrants”). Each Private Placement Warrant entitles the holder to purchase one share of Class A Stock at $11.50 per share. A portion of the purchase price of the Private Placement Warrants was added to the proceeds from the Public Offering to be held in the Trust Account pending completion of a Business Combination.

The Private Placement Warrants have terms and provisions that are identical to those of the public warrants sold as part of the units in the Public Offering, except that the Private Placement Warrants may be physical (cash) or net share (cashless) settled and are not redeemable so long as they are held by the Sponsor or its permitted transferees.

If the Company does not complete a Business Combination, then the Private Placement Warrants proceeds will be part of the liquidation distribution to the public stockholders and the Private Placement Warrants will expire worthless. Pursuant to certain letter agreements entered into at the time of consummating our initial public offering, the Initial Stockholders, subject to certain limited exceptions, have agreed not to transfer, assign or sell any Private Placement Warrants and any Class A Stock underlying such Private Placement Warrants until 30 days after the consummation of a Business Combination.

Registration Rights

The holders of Founder Shares, Private Placement Warrants and warrants issued upon conversion of working capital loans, if any, have registration rights (in the case of the Founder Shares, only after conversion of such shares to Class A Stock) pursuant to a registration rights agreement entered into by the Company, the Sponsor and the other security holders named therein on February 1, 2019. These holders will also have certain demand and “piggy back” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Sponsor Loan

On October 18, 2018, our Sponsor loaned us an aggregate of $150,000 by the issuance of an unsecured promissory note for $300,000 to cover expenses related to the Public Offering. On December 31, 2019, the outstanding balance on the loan was $150,000. On January 25, 2019, our Sponsor loaned us an additional $150,000 to cover expenses related to the Public Offering. These Notes were non-interest bearing and payable on the earlier of September 30, 2019 or the completion of the Public Offering. The carrying amount of the Notes approximates fair value because of their short maturity. These Notes were repaid in full upon the completion of the Public Offering.

Administrative Services Agreement

The Company entered into an administrative services agreement on February 1, 2019, pursuant to which it agreed to pay to an affiliate of the Sponsor $20,000 a month for office space, utilities, and secretarial support. Services commenced on the date the securities were first listed on the NASDAQ Capital Market and will terminate upon the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company.

For the nine months ended September 30, 2020 and year ending December 31, 2019, the Company paid the affiliate $180,000 and $220,000, respectively.

5.	Deferred Underwriting Compensation

The Company is committed to pay a deferred underwriting discount totaling $14,000,000 or 3.50% of the gross offering proceeds of the Public Offering, to the underwriter upon the Company’s consummation of a Business Combination. The underwriter is not entitled to any interest accrued on the Deferred Discount, and no Deferred Discount is payable to the underwriter if there is no Business Combination.

6.	Income Taxes

Income tax expense during interim periods is based on applying an estimated annual effective income tax rate to year-to-date income, plus any significant unusual or infrequently occurring items which are recorded in the interim period. The Company’s effective tax rate is estimated to be 21%.

The computation of the annual estimated effective tax rate at each interim period requires certain estimates and significant judgment including, but not limited to, the expected operating income for the year, projections of the proportion of income earned and taxed in various jurisdictions, permanent and temporary differences, and the likelihood of recovering deferred tax assets generated in the current year. The accounting estimates used to compute the provision for income taxes may change as new events occur, more experience is obtained, additional information becomes known or as the tax environment changes.

The Company has evaluated tax positions taken or expected to be taken in the course of preparing the financial statements to determine if the tax positions are “more likely than not” of being sustained by the applicable tax authority. Tax positions not deemed to meet the “more likely than not” threshold would be recorded as a tax benefit or expense in the current year. The Company has concluded that there was no impact related to uncertain tax positions on the results of its operations for the period ended September 30, 2020. As of September 30, 2020, the Company has no accrued interest or penalties related to uncertain tax positions. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company’s conclusions regarding tax positions will be subject to review and may be adjusted at a later date based on factors including, but not limited to, ongoing analyses of tax laws, regulations, and interpretations thereof.

7.	Investments and cash held in Trust

As of September 30, 2020, investment securities in the Company’s Trust Account consist of $405,725,195 in money market funds.

8.	Fair Value Measurement

The Company complies with FASB ASC 820, Fair Value Measurements, for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually. ASC 820 determines fair value to be the price that would be received to sell an asset or would be paid to transfer a liability (i.e., the exit price) in an orderly transaction between market participants at the measurement date.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of September 30, 2020 and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. In general, fair values determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities. Fair values determined by Level 2 inputs utilize data points that are observable such as quoted prices, interest rates and yield curves. Fair values determined by Level 3 inputs are unobservable data points for the asset or liability, and includes situations where there is little, if any, market activity for the asset or liability:

Description	September 30, 2020	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Investments and cash held in Trust Account	405,725,195	405,725,195	—	—

Total	$405,725,195	$405,725,195	$—	$—

9.	Stockholders’ Equity

Common Stock

The Company is authorized to issue 220,000,000 shares of common stock, consisting of 200,000,000 shares of Class A Stock, par value $0.0001 per share and 20,000,000 Founder Shares, par value $0.0001 per share. Holders of the Company’s common stock are entitled to one vote for each share of common stock and vote together as a single class. At September 30, 2020, there were 40,000,000 shares of Class A Stock (inclusive of the 38,420,462 shares subject to redemption) and 10,000,000 Founder Shares issued and outstanding.

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. At September 30, 2020, there were no shares of preferred stock issued and outstanding.

10.	Risk and Contingencies

Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

11.	Subsequent Events

Management has performed an evaluation of subsequent events through the date of issuance of the condensed consolidated financial statements, noting no items which require adjustment or disclosure other than those set forth in the preceding notes to the condensed consolidated financial statements.

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors

Gores Metropoulos, Inc.:

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Gores Metropoulos, Inc. (the Company) as of December 31, 2019 and 2018, the related statements of operations, changes in stockholders’ equity, and cash flows for the year ended December 31, 2019, and for the period from August 28, 2018 (inception) to December 31, 2018, and the related notes (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the year ended December 31, 2019 and for the period from August 28, 2018 (inception) to December 31, 2018, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KPMG LLP

We have served as the Company’s auditor since 2018.

Denver, Colorado

March 13, 2020

GORES METROPOULOS, INC.

BALANCE SHEETS

	December 31, 2019	December 31, 2018
CURRENT ASSETS:
Cash and cash equivalents	$1,365,240	$52,489
Deferred offering costs	—	437,375
Prepaid assets	136,399	—

Total current assets	1,501,639	489,864
Deferred income tax	2,353	—
Investments and cash held in Trust Account	406,434,959	—

Total assets	$407,938,951	$489,864

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses, formation and offering costs	$53,203	$335,418
State franchise tax accrual	200,000	1,431
Notes and advances payable—related party	—	150,000
Income tax payable	1,102,662	—

Total current liabilities	1,355,865	486,849
Deferred underwriting compensation	14,000,000	—

Total liabilities	$15,355,865	$486,849

Commitments and Contingencies:
Class A subject to possible redemption, 38,713,476 and -0- shares at December 31, 2019 and December 31, 2018, respectively (at redemption value of $10 per share)	387,134,760	—
Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized, none issued or outstanding	—	—
Common stock
Class A common stock, $0.0001 par value; 200,000,000 shares authorized, 1,286,524 and -0- shares issued and outstanding (excluding 38,713,476 and -0- shares subject to possible redemption) at December 31, 2019 and December, 31, 2018, respectively	129	—
Class F common stock, $0.0001 par value; 20,000,000 shares authorized, 10,000,000 shares issued and outstanding	1,000	1,078
Additional paid-in-capital	24,006	23,922
Retained earnings/(accumulated deficit)	5,423,191	(21,985)

Total stockholders’ equity	5,448,326	3,015

Total liabilities and stockholders’ equity	$407,938,951	$489,864

See accompanying notes to financial statements.

GORES METROPOULOS, INC.

STATEMENTS OF OPERATIONS

	Year ended December 31, 2019	For the Period from August 28, 2018 (inception) to December 31, 2018
Professional fees and other expenses	(620,871)	(20,554)
State franchise taxes, other than income tax	(200,000)	(1,431)

Loss from operations	(820,871)	(21,985)
Other income—interest income	7,707,654	—

Net income/(loss) before income taxes	$6,886,783	$(21,985)

Provision for income tax	(1,441,607)	—

Net income/(loss) attributable to common shares	$5,445,176	$(21,985)

Net income/(loss) per ordinary share:
Class A ordinary shares—basic and diluted	$0.16	$—

Class F ordinary shares—basic and diluted	$(0.05)	$(0.00)

See accompanying notes to financial statements.

GORES METROPOULOS, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Year Ended December 31, 2019 and for the Period from August 28, 2018 (inception) to December 31, 2018

	Class A Ordinary Shares		Class F Ordinary Shares		Additional Paid-In Capital	Accumulated Deficit	Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance at August 28, 2018 (inception)	—	$—	—	$—	$—	$—	$—
Sale of Class F common stock to sponsor in October 2018	—	—	10,781,250	$1,078	$23,922	$—	$25,000
Net loss	—	—	—	$—	$—	$(21,985)	$(21,985)

Balance at December 31, 2018	—	$—	10,781,250	$1,078	$23,922	$(21,985)	$3,015

	For the Year ended December 31, 2019
	Class A Ordinary Shares		Class F Ordinary Shares		Additional Paid-In Capital	Retained Earnings	Stockholders’ Equity
	Shares	Amount	Shares	Amount
Forfeited Class F Common stock by Sponsor	—	—	(781,250)	(78)	78	—	—
Proceeds from initial public offering of Units on February 5, 2019 at $10.00 per Unit	40,000,000	4,000	—	—	399,996,000	—	400,000,000
Sale of 6,666,666 Private Placement Warrants to Sponsor on February 5, 2019 at $1.50 per Private Placement Warrant	—	—	—	—	10,000,000	—	10,000,000
Underwriters discounts	—	—	—	—	(8,000,000)	—	(8,000,000)
Offering costs charged to additional paid-in capital	—	—	—	—	(865,105)	—	(865,105)
Deferred underwriting compensation	—	—	—	—	(14,000,000)	—	(14,000,000)
Class A common stock subject to possible redemption; 38,713,476 shares at a redemption price of $10.00	(38,713,476)	(3,871)	—	—	(387,130,889)	—	(387,134,760)
Net income	—	—	—	—	—	5,445,176	5,445,176

Balance at December 31, 2019	1,286,524	$129	10,000,000	$1,000	$24,006	$5,423,191	$5,448,326

See accompanying notes to financial statements.

GORES METROPOULOS, INC.

STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2019	For the Period from August 28, 2018 (inception) to December 31, 2018
Cash flows from operating activities:
Net income/(loss)	$5,445,176	$(21,985)
Changes in state franchise tax accrual	198,569	1,431
Changes in prepaid assets	(136,399)	—
Changes in deferred offering costs	437,375	(437,375)
Changes in current income tax	1,102,662
Changes in deferred income tax	(2,353)	—
Changes in accrued expenses, formation and offering costs	(282,215)	335,418

Net cash provided by/(used in) operating activities	6,762,815	(122,511)

Cash flows from investing activities:
Cash deposited in Trust Account	(400,000,000)	—
Interest reinvested in Trust Account	(6,434,959)	—

Net cash used in investing activities	(406,434,959)	—

Cash flows from financing activities:
Proceeds from notes and advances payable—related party	—	150,000
Proceeds from sale of Class F common stock to Sponsor	—	25,000
Proceeds from sale of Units in initial public offering	400,000,000	—
Proceeds from sale of Private Placement Warrants to Sponsor	10,000,000	—
Repayment of notes and advances payable—related party	(150,000)	—
Payment of underwriter’s discounts and commissions	(8,000,000)	—
Payment of accrued offering costs	(865,105)	—

Net cash provided by financing activities	400,984,895	175,000

Increase in cash	1,312,751	52,489
Cash at beginning of period	52,489	—

Cash at end of period	$1,365,240	$52,489

Supplemental disclosure of non-cash financing activities:
Deferred underwriting compensation	$14,000,000	$—
Cash paid for income and state franchise taxes	$342,729	$—

See accompanying notes to financial statements.

GORES METROPOULOS, INC.

NOTES TO FINANCIAL STATEMENTS

1. Organization and Business Operations

Organization and General

Gores Metropoulos, Inc. (the “Company”) was incorporated in Delaware on August 28, 2018. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar Business Combination with one or more businesses (the “Business Combination”). The Company has neither engaged in any operations nor generated any revenue to date. The Company’s management has broad discretion with respect to the Business Combination, but intends to focus our search for a target business in the consumer products and services industries. The Company’s Sponsor is Gores Metropoulos Sponsor, LLC, a Delaware limited liability company (the “Sponsor”). The Company has selected December 31 as its fiscal year-end.

At December 31, 2019, the Company had not commenced any operations. All activity for the period from August 28, 2018 (inception) through December 31, 2019 relates to the Company’s formation and initial public offering (“Public Offering”) described below. The Company completed the Public Offering on February 5, 2019. The Company will not generate any operating revenues until after the completion of its Business Combination, at the earliest. Subsequent to the Public Offering, the Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Public Offering and the sale of the Private Placement Warrants (as defined below) held in the Trust Account (as defined below).

Financing

Upon the closing of the Public Offering and the sale of the Private Placement Warrants, an aggregate of $400,000,000 was placed in a Trust Account with Continental Stock Transfer & Trust Company (the “Trust Account”) acting as Trustee.

The Company intends to finance a Business Combination with the net proceeds from its $400,000,000 Public Offering and its sale of $10,000,000 of Private Placement Warrants.

Trust Account

Funds held in the Trust Account can be invested only in U.S. government treasury bills with a maturity of one hundred and eighty (180) days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended, that invest only in direct U.S. government obligations. As of December 31, 2019, the Trust Account consisted of cash and treasury bills.

The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest to fund regulatory compliance requirements and other costs related thereto (a “Regulatory Withdrawal”), subject to an annual limit of $750,000 for a maximum 24 months and/or additional amounts necessary to pay franchise and income taxes, if any, none of the funds held in trust will be released until the earliest of: (i) the completion of the Business Combination; or (ii) the redemption of any public shares of common stock properly tendered in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of such public shares of common stock if the Company does not complete the Business Combination within 24 months from the IPO Closing Date; or (iii) the redemption of 100% of the public shares of common stock if the Company is unable to complete a Business Combination within 24 months from the IPO Closing Date, subject to the requirements of law and stock exchange rules.

GORES METROPOULOS, INC.

NOTES TO FINANCIAL STATEMENTS

Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering, although substantially all of the net proceeds of the Public Offering are intended to be generally applied toward consummating a Business Combination. The Business Combination must be with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (less any deferred underwriting commissions and taxes payable on interest income earned) at the time of the Company signing a definitive agreement in connection with the Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination.

The Company, after signing a definitive agreement for a Business Combination, will either (i) seek stockholder approval of the Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest income but less taxes payable, or (ii) provide stockholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Business Combination, including interest income but less taxes payable. The decision as to whether the Company will seek stockholder approval of the Business Combination or will allow stockholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval, unless a vote is required by law or under NASDAQ rules. If the Company seeks stockholder approval, it will complete its Business Combination only if a majority of the outstanding shares of Common Stock voted are voted in favor of the Business Combination. Currently, the Company will not redeem its public shares of Common Stock in an amount that would cause its net tangible assets to be less than $5,000,001. In such case, the Company would not proceed with the redemption of its public shares of Common Stock and the related Business Combination, and instead may search for an alternate Business Combination.

As a result of the foregoing redemption provisions, the public shares of Common Stock will be recorded at redemption amount and classified as temporary equity, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity” (“ASC 480”) in subsequent periods.

The Company will have 24 months from the IPO Closing Date to complete its Business Combination. If the Company does not complete a Business Combination within this period of time, it shall (i) cease all operations except for the purposes of winding up; (ii) as promptly as reasonably possible, but not more than ten business days thereafter, redeem the public shares of Common Stock for a per share pro rata portion of the Trust Account, including interest income, but less taxes payable (less up to $100,000 of such net interest income to pay dissolution expenses) and (iii) as promptly as possible following such redemption, dissolve and liquidate the balance of the Company’s net assets to its remaining stockholders, as part of its plan of dissolution and liquidation. The Sponsor and the Company’s officers and directors have entered into a letter agreement with the Company, pursuant to which they waived their rights to participate in any redemption with respect to their Founder Shares (as defined below); however, if the Sponsor or any of the Company’s officers, directors or affiliates acquire public shares of Common Stock, they will be entitled to a pro rata share of the Trust Account in the event the Company does not complete a Business Combination within the required time period.

In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Public Offering.

GORES METROPOULOS, INC.

NOTES TO FINANCIAL STATEMENTS

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

2. Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (“SEC”), and reflect all adjustments, consisting only of normal recurring adjustments, which are, in the opinion of management, necessary for a fair presentation of the financial position as of December 31, 2019 and 2018 and the results of operations and cash flows for the periods presented.

Net Income/(Loss) Per Common Share

The Company has two classes of shares, which are referred to as Class A common stock (the “Common Stock”) and Class F common stock (the “Founder Shares”). Net income/(loss) per common share is computed utilizing the two-class method. The two-class method is an earnings allocation formula that determines earnings per share separately for each class of common stock based on an allocation of undistributed earnings per the rights of each class. As of December 31, 2019, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company under the treasury stock method. As a result, diluted net income/(loss) per common share is the same as basic net income/(loss) per common share for the period. The table below presents a reconciliation of the numerator and denominator used to compute basic and diluted net income/(loss) per share for each class of common stock:

	Year Ended December 31, 2019		For the Period from August 28, 2018 (inception) to December 31, 2018
	Class A	Class F	Class A	Class F
Basic and diluted net income/(loss) per share:
Numerator:
Allocation of net income/(loss)	$5,938,019	$(492,843)	$—	$(21,985)

Denominator:
Weighted-average shares outstanding	36,164,000	10,162,656	—	10,781,250
Basic and diluted net income/(loss) per share	$0.16	$(0.05)	$—	$(0.00)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution as well as the Trust Account, which at times, may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts.

GORES METROPOULOS, INC.

NOTES TO FINANCIAL STATEMENTS

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet.

Offering Costs

The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A—“Expenses of Offering.” Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to our Public Offering reflected in Deferred offering costs on the accompanying December 31, 2018 balance sheet, and were charged to stockholders’ equity upon the completion of our Public Offering. Accordingly, on the IPO Closing Date, offering costs totaling approximately $22,865,105 (including $22,000,000 in underwriter’s fees), were charged to stockholders’ equity.

Redeemable Common Stock

As discussed in Note 3, all of the 40,000,000 shares of Common Stock sold as part of the Units in the Public Offering contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a stockholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s amended and restated certificate of incorporation. In accordance with ASC 480, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although the Company did not specify a maximum redemption threshold, its amended and restated certificate of incorporation provides that currently, the Company will not redeem its Public Shares in an amount that would cause its net tangible assets (stockholders’ equity) to be less than $5,000,001.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock are affected by charges against additional paid in capital.

Accordingly, as of December 31, 2019, 38,713,476 of the 40,000,000 Public Shares are classified outside of permanent equity at their redemption value.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to

GORES METROPOULOS, INC.

NOTES TO FINANCIAL STATEMENTS

taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company accounts for uncertainty in income taxes by recognizing the tax benefit from an uncertain tax position only if it is more than likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The Company measures the tax benefits recognized in the financial statements from such a position based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution. The application of income tax law is inherently complex. Laws and regulations in this area are voluminous and are often ambiguous. As such, the Company is required to make many subjective assumptions and judgments regarding income tax exposures. Interpretations of and guidance surrounding income tax law and regulations change over time and may result in changes to the Company’s subjective assumptions and judgments, which can materially affect amounts recognized in the balance sheets and statements of operations. The Company recognizes interest and penalties related to uncertain tax positions in other income (expense). No penalties or interest were recorded during the years ended December 31, 2019 or 2018.

The Company may be subject to potential examination by U.S. federal, states or foreign jurisdiction authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income amounts various tax jurisdictions and compliance with U.S. federal, states or foreign tax laws.

The Company is incorporated in the State of Delaware and is required to pay franchise taxes to the State of Delaware on an annual basis.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company continually monitors its positions with and the credit quality of the financial institutions with which it invests. Periodically, the Company may maintain balances in various operating accounts in excess of federally insured limits.

Investments and Cash Held in Trust Account

As of December 31, 2019, the Company had $406,434,959 in the Trust Account which may be utilized for Business Combinations. As of December 31, 2019, the Trust Account consisted of both cash and treasury bills.

The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest to pay taxes, if any, none of the funds held in trust will be released until the earlier of: (i) the completion of the Business Combination; (ii) the redemption of any public shares of common stock properly tendered in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to modify the substance or timing of the Company’s obligation to redeem 100% of such public shares of common stock if the Company does not complete the Business Combination within 24 months from the IPO Closing Date; or (iii) the redemption of 100% of the public shares of common stock if the Company is unable to complete a Business Combination within 24 months from the IPO Closing Date, subject to the requirements of law and stock exchange rules.

GORES METROPOULOS, INC.

NOTES TO FINANCIAL STATEMENTS

Recently issued accounting pronouncements not yet adopted

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements based on current operations of the Company. The impact of any recently issued accounting standards will be re-evaluated on a regular basis or if a Business Combination is completed where the impact could be material.

Going Concern Consideration

If the Company does not complete its Business Combination by February 5, 2021, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the common stock sold as part of the units in the Public Offering, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of franchise and income taxes payable and less up to $100,000 of such net interest which may be distributed to the Company to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s Board of Directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per unit (the “Units”) in the Public Offering. In addition if the Company fails to complete its Business Combination by February 5, 2021, there will be no redemption rights or liquidating distributions with respect to the warrants, which will expire worthless.

In addition, as of December 31, 2019 and 2018, the Company had current liabilities of $1,355,865 and $486,849, respectively, and working capital of $145,774 and $3,015, respectively, largely due to amounts owed to professionals, consultants, advisors and others who are working on seeking a Business Combination as described in Note 1. Such work is continuing after December 31, 2019 and amounts are continuing to accrue.

3. Public Offering

Public Units

On February 5, 2019, the Company sold 40,000,000 units at a price of $10.00 per unit (the “Units”), including 2,500,000 Units as a result of the underwriter’s partial exercise of their over-allotment option, generating gross proceeds of $400,000,000. Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value, and one-third of one redeemable Class A common stock purchase warrant (the “Warrants”). Each Whole Warrant entitles the holder to purchase one share of Class A common stock for $11.50 per share. Each Warrant will become exercisable on the later of 30 days after the completion of the Business Combination or 12 months from the closing of the Public Offering and will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation. However, if the Company does not complete the Business Combination on or prior to the 24-month period allotted to complete the Business Combination, the Warrants will expire at the end of such period. The Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company. The Company did not register the shares of Common Stock issuable upon exercise of the Warrants under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities law. Under the terms of the warrant agreement, the

GORES METROPOULOS, INC.

NOTES TO FINANCIAL STATEMENTS

Company has agreed to use its best efforts to file a registration statement under the Securities Act following the completion of the Business Combination covering the shares of Common Stock issuable upon exercise of the Warrants. The Company paid an upfront underwriting discount of 2.00% ($8,000,000) of the per Unit offering price to the underwriters at the closing of the Public Offering, with an additional fee (the “Deferred Discount”) of 3.50% ($14,000,000) of the per Unit offering price payable upon the Company’s completion of a Business Combination. The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its Business Combination.

4. Related Party Transactions

Founder Shares

On October 18, 2018, the Sponsor purchased 10,781,250 shares of Class F common stock (the “Founder Shares”) for an aggregate purchase price of $25,000, or approximately $0.002 per share. Subsequently, the Sponsor transferred an aggregate of 75,000 Founder Shares to the Company’s independent directors (together with the Sponsor, the “Initial Stockholders”). On March 18, 2019, the Sponsor forfeited 781,250 Founder Shares following the expiration of the unexercised portion of underwriter’s over-allotment option, so that the Founder Shares held by the Initial Stockholders would represent 20.0% of the outstanding shares of Common Stock following completion of the Public Offering. The Founder Shares are identical to the Common Stock included in the Units sold in the Public Offering except that the Founder Shares will automatically convert into shares of Class A common stock at the time of the Business Combination on a one-for-one basis, subject to adjustment as described in the Company’s amended and restated certificate of incorporation.

Private Placement Warrants

The Sponsor purchased from the Company an aggregate of 6,666,666 warrants at a price of $1.50 per warrant (a purchase price of $10,000,000) in a private placement that occurred simultaneously with the Public Offering (the “Private Placement Warrants”). Each Private Placement Warrant entitles the holder to purchase one share of Class A common stock at $11.50 per share. A portion of the purchase price of the Private Placement Warrants was added to the proceeds from the Public Offering to be held in the Trust Account pending completion of the Business Combination.

The Private Placement Warrants have terms and provisions that are identical to those of the Warrants sold as part of the Units in the Public Offering, except that the Private Placement Warrants may be physical (cash) or net share (cashless) settled and are not redeemable so long as they are held by the Sponsor or its permitted transferees.

If the Company does not complete a Business Combination, then the Private Placement Warrants proceeds will be part of the liquidation distribution to the public stockholders and the Private Placement Warrants will expire worthless.

Registration Rights

The holders of Founder Shares, Private Placement Warrants and warrants issued upon conversion of working capital loans, if any, have registration rights (in the case of the Founder Shares, only after conversion of such shares to common shares) pursuant to a registration rights agreement entered into by the Company, the Sponsor and the other security holders named therein on February 1, 2019. These holders will also have certain demand and “piggy back” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

GORES METROPOULOS, INC.

NOTES TO FINANCIAL STATEMENTS

Sponsor Loan

On October 18, 2018, our Sponsor loaned us an aggregate of $150,000 by the issuance of an unsecured promissory note for $300,000 to cover expenses related to the Public Offering. On December 31, 2019, the outstanding balance on the loan was $150,000. On January 25, 2019, our Sponsor loaned us an additional $150,000 to cover expenses related to the Public Offering. These Notes were non-interest bearing and payable on the earlier of September 30, 2019 or the completion of the Public Offering. The carrying amount of the Notes approximates fair value because of their short maturity. These Notes were repaid in full upon the completion of the Public Offering.

Administrative Service Agreement

The Company entered into an administrative services agreement on February 1, 2019, pursuant to which it agreed to pay to an affiliate of the Sponsor $20,000 a month for office space, utilities and secretarial support. Services commenced on the date the securities were first listed on the NASDAQ Capital Market and will terminate upon the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company.

5. Deferred Underwriting Compensation

The Company is committed to pay a deferred underwriting discount totaling $14,000,000 or 3.50% of the gross offering proceeds of the Public Offering, to the underwriter upon the Company’s consummation of a Business Combination. The underwriter is not entitled to any interest accrued on the Deferred Discount, and no Deferred Discount is payable to the underwriter if there is no Business Combination.

6. Income Taxes

Effective Tax Rate Reconciliation

A reconciliation of the statutory federal income tax expense to the income tax expense from continuing operations provided at December 31, 2019 and 2018 as follows:

	Year Ended December 31, 2019	Year Ended December 31, 2018
Income tax expense at the federal statutory rate	$1,446,224	$(4,617)
State income taxes—net of federal income tax benefits	(29,220)	(1,018)
Change in valuation allowance	24,603	5,635

Total income tax expense (benefit)	$1,441,607	$—

GORES METROPOULOS, INC.

NOTES TO FINANCIAL STATEMENTS

Current/Deferred Taxes

The provision for income taxes consisted of the following for the years ended December 31, 2019 and 2018:

	Year Ended December 31, 2019	Year Ended December 31, 2018
Current income tax expense
Federal	$1,443,960	$—
State	—	—

Total current income tax expense	$1,443,960	$—

Deferred income tax expense
Federal	$(2,353)	$—
State	—	—

Total deferred income tax expense	$(2,353)	$—

Provision for income taxes	$1,441,607	$—

Deferred Tax Assets and Liabilities

Significant components of the Company’s deferred tax assets and liabilities as of December 31, 2019 and 2018 are as follows:

	Year Ended December 31, 2019	Year Ended December 31, 2018
Deferred tax assets/(liabilities)
Tax attribute carryovers	$32,591	$5,635
Valuation allowance	(30,238)	(5,635)

Net deferred tax assets/(liabilities)	$2,353	$5,635

On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the “Act”) was signed into law making significant changes to the Internal Revenue Code. The Act contains reform to the corporate tax law including reducing the corporate tax rate to 21%, eliminating the 2-year carryback for net operating losses, and creating an indefinite carryforward period for the net operating losses limited to 80% of taxable income. Due to the Act, the deferred tax balances were calculated using a federal effective tax rate of 21%.

7. Investments and cash held in Trust

As of December 31, 2019, investment securities in the Company’s Trust Account consist of $406,434,735 in United States Treasury Bills and $224 in cash.

8. Fair Value Measurements

The Company complies with FASB ASC 820, Fair Value Measurements, for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually. ASC 820 determines fair value to be the price that would be received to sell an asset or would be paid to transfer a liability (i.e., the exit price) in an orderly transaction between market participants at the measurement date.

GORES METROPOULOS, INC.

NOTES TO FINANCIAL STATEMENTS

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis as of December 31, 2019, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. In general, fair values determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities. Fair values determined by Level 2 inputs utilize data points that are observable such as quoted prices, interest rates and yield curves. Fair values determined by Level 3 inputs are unobservable data points for the asset or liability, and includes situations where there is little, if any, market activity for the asset or liability:

Description	December 31, 2019	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Investments and cash held in Trust Account	406,434,959	406,434,959	—	—

Total	$406,434,959	$406,434,959	$—	$—

9. Stockholders’ Equity

Common Stock

The Company is authorized to issue 220,000,000 shares of common stock, consisting of 200,000,000 shares of Class A common stock, par value $0.0001 per share and 20,000,000 shares of Class F common stock, par value $0.0001 per share. Holders of the Company’s Common Stock are entitled to one vote for each share of Common Stock and vote together as a single class. At December 31, 2019, there were 40,000,000 shares of Class A common stock and 10,000,000 shares of Class F common stock issued and outstanding.

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. At December 31, 2019, there were no shares of preferred stock issued and outstanding.

10. Subsequent Events

Management has performed an evaluation of subsequent events through the date of issuance of the financial statements, noting no items which require adjustment or disclosure other than those set forth in the preceding notes to the financial statements.